                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                               B2BSTORES.COM INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[X] Fee paid previously with preliminary materials: A filing fee of $6,240 was paid with the Preliminary Proxy Statement filed by the Registrant on January 16, 2001.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

                                     [LOGO]

                               b2bstores.com Inc.


                                                                January 30, 2001

                  PROPOSED MERGER--YOUR VOTE IS VERY IMPORTANT

Dear stockholder:

     The intense competition in the Internet industry has resulted in our inability to effectuate our business plan and has forced us to discontinue our operations as a business-to-business Internet destination. Our board of directors has approved a merger agreement that provides for the merger of b2bstores.com and IVAX Diagnostics, Inc. IVAX Diagnostics develops, manufactures, and markets test kits and instruments that perform diagnostic tests for the detection of disease. We believe that the merger is the best strategic alternative to maximize stockholder value. If the merger is completed, IVAX Corporation, the parent of IVAX Diagnostics, will receive 20 million shares of our common stock. These shares will represent approximately 70% of our outstanding common stock after the merger. Shares of b2bstores.com common stock held by our stockholders before the merger will be unaffected and represent approximately 30% of our outstanding common stock after the merger.

     We will hold a special meeting of our stockholders to consider and vote on the proposed merger and other related matters. We cannot complete the merger unless our stockholders approve it. Our board of directors recommends that you vote FOR the proposed merger and related transactions.

     Whether or not you plan to attend the special meeting, please take the time to vote by following the instructions on your proxy card. The special meeting will take place at 10:00 a.m., on March 5, 2001, at the offices of IVAX Corporation, 4400 Biscayne Boulevard, Miami, Florida 33137.

                                 Sincerely,

                                 /s/ Mark Voorhis

                                 Mark Voorhis
                                 Interim Chief Executive Officer

     THIS PROXY STATEMENT PROVIDES YOU WITH DETAILED INFORMATION ABOUT THE MERGER. IN ADDITION, YOU MAY OBTAIN INFORMATION ABOUT US FROM DOCUMENTS THAT WE HAVE FILED WITH THE SEC. WE ENCOURAGE YOU TO READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

     FOR A DISCUSSION OF RISK FACTORS WHICH YOU SHOULD CONSIDER IN EVALUATING THE MERGER AND THE RELATED MATTERS TO BE VOTED ON AT THE SPECIAL MEETING, SEE "RISK FACTORS RELATING TO THE MERGER AND RELATED PROPOSALS" BEGINNING ON PAGE 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, THE COMMON STOCK TO BE ISSUED IN THE MERGER, THE FAIRNESS OF THE MERGER, OR DETERMINED WHETHER THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement is dated January 30, 2001, and is first being mailed to stockholders on or about February 2, 2001.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 5, 2001

To the stockholders of b2bstores.com Inc.:

     You are cordially invited to attend a special meeting of stockholders of b2bstores.com Inc., to be held at 10:00 a.m., on March 5, 2001, at the offices of IVAX Corporation, 4400 Biscayne Boulevard, Miami, Florida 33137 for the following purposes:

 .  to consider and vote upon a proposal to approve our proposed merger with IVAX
   Diagnostics, Inc., the merger agreement, and the other transactions contemplated by the merger agreement, as described in the attached proxy statement;

 . to consider and vote upon a proposal to amend our certificate of incorporation to increase our authorized common stock from 25 million shares to 50 million shares and change our name to IVAX Diagnostics, Inc.; and

 . to transact any other business as may properly be presented at the special meeting or any adjournments or postponements of the meeting.

     WE CANNOT COMPLETE THE MERGER UNLESS HOLDERS OF A MAJORITY OF ALL SHARES OF OUR OUTSTANDING COMMON STOCK THAT ARE ENTITLED TO VOTE AT THE SPECIAL MEETING VOTE TO APPROVE ALL OF THESE PROPOSALS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

     Holders of record of our common stock at the close of business on January 5, 2001, will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it. A list of stockholders entitled to vote at the meeting will be available for inspection during normal business hours for the ten days before the meeting at our offices and at the time and place of the meeting.

     For more information about the merger and the other proposed transactions, please review this proxy statement and the merger agreement attached to the proxy statement.

                              By Order of the Board of Directors,

                              /s/ Richard Kandel

                              Richard Kandel
                              Chairman of the Board

Long Beach, California

January 30, 2001



     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. YOUR PROXY MUST BE SIGNED AND RETURNED TO BE COUNTED AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. GIVING A PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE MEETING.

                                                                           Page
                                                                           ----
SUMMARY..................................................................      1
  Questions and Answers about the Merger.................................      1
  Information Regarding the Merger.......................................      3
  The Merger Agreement...................................................      4
  Proposals for Consideration............................................      5
RISK FACTORS RELATING TO THE MERGER AND RELATED PROPOSALS................      7
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS...............     13
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA.........................     13
  Selected Historical Financial Data of b2b..............................     13
  Selected Historical Financial Data of IVAX Diagnostics.................     14
  Unaudited Pro Forma Comparative Per Share Data.........................     14
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET.....................     15
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION....     17
LEGAL PROCEEDINGS........................................................     17
DESCRIPTION OF IVAX DIAGNOSTICS' BUSINESS................................     18
EXECUTIVE COMPENSATION OF IVAX DIAGNOSTICS...............................     23
  Summary Compensation Table.............................................     23
  Stock Option Grants in 1999............................................     23
  Stock Option Exercises in 1999 and Year-End Option Values..............     24
  Certain Compensation Arrangements......................................     24
DESCRIPTION OF IVAX DIAGNOSTICS' 1999 STOCK OPTION PLAN..................     24
CERTAIN TRANSACTIONS BETWEEN IVAX AND IVAX DIAGNOSTICS...................     25
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS
 OF OPERATIONS OF IVAX DIAGNOSTICS.......................................     25
  Overview...............................................................     25
  Results of Operations..................................................     25
  Liquidity and Capital Resources........................................     27
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF IVAX
 DIAGNOSTICS.............................................................     29
THE STOCKHOLDER MEETING AND PROXY SOLICITATIONS..........................     29
THE MERGER...............................................................     32
  General................................................................     32
  Background of the Merger...............................................     32
  Our Reasons for the Merger.............................................     36
  Opinion of Financial Advisor...........................................     37
  Recommendations of Our Board of Directors..............................     43
  Effects on Common Stock................................................     43
  Fractional Shares......................................................     43
  Stock Options..........................................................     43
  Material Federal Income Tax Consequences...............................     43
  Accounting Treatment...................................................     44
  Regulatory Approvals...................................................     45
  Appraisal Rights.......................................................     45
  Board of Directors and Executive Officers after the Merger.............     45
  Direct or Indirect Interests of Directors and Executive Officers in the
   Merger................................................................     45
  Costs and Expenses of the Merger.......................................     45
THE MERGER AGREEMENT.....................................................     46
  The Merger.............................................................     46
  Timing of Closing......................................................     46
  Merger Consideration...................................................     46
  Conditions to the Completion of the Merger.............................     46
  Termination of the Merger Agreement....................................     48
  Termination Fee........................................................     49
  No Solicitation........................................................     49
  Representations and Warranties.........................................     50
OTHER RELATED AGREEMENTS.................................................     51
  Voting Agreement.......................................................     51
  Registration Rights Agreement..........................................     51
  Shared Services Agreement..............................................     52
  Use of Name License Agreement..........................................     52
PROPOSALS................................................................     52
  Approval of the Merger and the Merger Agreement........................     52
  Authorizing Additional Shares of Common Stock and Name Change..........     52
ACCOUNTANTS..............................................................     53
LEGAL MATTERS............................................................     53
FUTURE STOCKHOLDER PROPOSALS.............................................     53
WHERE YOU CAN FIND MORE INFORMATION......................................     53

ANNEXES
-------

Annex A   Merger Agreement...............................................   A-1
Annex B   Voting Agreement...............................................   B-1
Annex C   Amendment to Certificate of Incorporation......................   C-1
Annex D   Opinion of Houlihan Lokey Howard & Zukin Capital...............   D-1
Annex E   Prospectus of b2b dated February 18, 2000......................   E-1
Annex F   Quarterly Report of b2b on Form 10-QSB for the quarterly
          period ended March 31, 2000....................................   F-1
Annex G   Quarterly Report of b2b on Form 10-QSB for the quarterly
          period ended June 30, 2000.....................................   G-1
Annex H   Quarterly Report of b2b on Form 10-QSB for the quarterly period
          ended September 30, 2000.......................................   H-1
Annex I   Financial Statements of IVAX Diagnostics.......................   I-1

                                     SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the merger and related transactions, and for a more detailed description of the legal terms, you should carefully read this entire proxy statement and the other available information referred to in "Where You Can Find More Information" on page 53. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  When and where is the special meeting?

A. The special meeting will take place at 10:00 a.m., on March 5, 2001, at the offices of IVAX Corporation, 4400 Biscayne Boulevard, Miami, Florida 33137.

Q.  What do I need to do now?

A. After carefully considering the enclosed information, please mark, sign, date, and return your proxy card in the enclosed envelope as soon as possible. Your shares will then be voted at the special meeting in accordance with your instructions.

Q.  What do I do if I want to change my vote?

A. Just send a later-dated, signed proxy card to our Secretary. Or, you can attend the special meeting in person and vote as you so choose. You may revoke your proxy by sending a notice of revocation to our Secretary.

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A. No. You must instruct your broker how to vote your shares. Otherwise, your shares will not be voted.

Q.  What happens if I don't vote my shares?

A. Your failure to vote at the special meeting will have the same effect as voting against each of the proposals. Broker non-votes will have the same effect as a vote against each proposal.

Q.  What vote is required to approve the merger and the other proposals?

A. The affirmative vote of a majority of our common stock that is outstanding and entitled to vote as of the record date is required to approve each proposal. All of the proposals must be approved in order for us to complete the merger.

Q.  What will happen in the proposed merger?

A. IVAX Diagnostics will merge with and into us, IVAX, the parent of IVAX Diagnostics, will receive 20 million shares of our common stock, and we will change our name to IVAX Diagnostics, Inc. Also, our trading symbol will change to "IVDX."

Q.  Why are the companies merging?

A. The intense competition in the Internet industry has resulted in our inability to effectuate our business plan and has forced us to discontinue our operations as a business-to-business Internet destination. We believe that the merger is the best strategic business alternative to maximize stockholder value.

Q.  What does the board of directors recommend?

A.  Our board of directors recommends that you vote FOR each of the proposals.

Q.  How will the merger affect my common stock?

A. Each share of our issued and outstanding common stock will remain issued and outstanding. You will hold the same number of shares of our common stock after the merger as you held before the merger. However, shares of our common stock held by our stockholders before the merger will represent only approximately 30% of our common stock after the merger due to the issuance of 20 million shares of our common stock to IVAX.

Q.  When do you expect the merger to be completed?

A. We are working towards completing the merger as quickly as possible. In addition to obtaining stockholder approval of the merger, we must also obtain regulatory approvals. We hope to complete the merger early in the second quarter of 2001.

Q.  Do I have appraisal rights?

A. No. You will not have appraisal rights as a result of the merger or any of the other proposed transactions.

Q.  What will happen if the merger is not approved at the special meeting?

A. As we have discontinued our business operations, we will most likely liquidate if the merger is not approved. If the merger is not approved and we do liquidate, we will have to pay all expenses we incurred in connection with the transaction, a termination fee to IVAX in the amount of $1.0 million, and the expenses of the liquidation. After giving effect to the payment of such expenses and assuming we would liquidate shortly after the special meeting, we estimate that you would receive approximately $2.59 for each share of our common stock you hold at the time of our liquidation.

Q.  Who can help answer additional questions that I may have?

A.  Questions can be directed to:

     Randall K. Davis                     Duane M. Steele
     Director                             Vice President - Business Development
     b2bstores.com Inc.                   IVAX Diagnostics, Inc.
     1023 Morales Street                  2140 North Miami Avenue
     San Antonio, Texas 78207             Miami, Florida 33137
     Telephone:  (210) 227-9161           Telephone:  (305) 324-2338

Q.  What will our business be after the merger?

A.  We will continue the business of IVAX Diagnostics.

INFORMATION REGARDING THE MERGER

The Merger (see page 32)

     IVAX Diagnostics will merge with and into us. Although we will be the surviving company, we will change our name from "b2bstores.com Inc." to "IVAX Diagnostics, Inc." We will assume the business and operations of IVAX Diagnostics. IVAX Diagnostics is a wholly-owned subsidiary of IVAX. As consideration for the merger, we will issue 20 million shares of our common stock to IVAX, plus additional shares if we do not meet a minimum cash holdings requirement described in the merger agreement. Once the merger takes place, all of IVAX Diagnostics' assets will become our assets, and all of IVAX Diagnostics' liabilities and obligations will become our liabilities and obligations.

Description of IVAX Diagnostics' Business (see page 18)

     IVAX Diagnostics develops, manufactures, and markets diagnostic:

     . test kits or assays that are primarily sold to hospitals and clinical laboratories AND ARE USED TO AID IN THE DETECTION OF DISEASE MARKERS PRIMARILY IN THE AREAS OF AUTOIMMUNE AND INFECTIOUS DISEASES, WHICH AID IN THE IDENTIFICATION OF THE CAUSES OF CERTAIN ILLNESS AND DISEASE AND BETTER ENABLE PHYSICIANS TO SELECT APPROPRIATE PATIENT TREATMENT;

     . laboratory instruments that perform diagnostic tests providing fast and accurate results, while at the same time reducing labor costs; and

     . raw materials, such as antigens used in the production of diagnostic kits and assays.

Recommendations of our Board of Directors (see page 43)

     After due consideration, our board of directors:

     . determined that the merger and merger agreement, and the related transactions are advisable and in the best interests of our stockholders;

     .  approved the proposed merger and merger agreement; and

     . approved the proposed amendment to our certificate of incorporation to increase the number of authorized shares of our common stock and change our name to IVAX Diagnostics, Inc.

Voting Agreement (see page 51)

     Holders of 2,943,400 shares, or approximately 34%, of our outstanding common stock have entered into a voting agreement to vote their shares in favor of the proposals. The voting agreement is attached to this proxy statement. We encourage you to read it.

Registration Rights Agreement (see page 51)

     We have agreed to enter into a registration rights agreement with IVAX upon completion of the merger. The registration rights agreement requires us to register the shares of our common stock issued to IVAX in the merger for resale at any time after the first anniversary of the merger.

Shared Services Agreement (see page 52)

     We will enter into a shared services agreement with IVAX after the merger. Under the shared services agreement, we can obtain administrative and management service at a reasonable cost for a period of three months after the merger.

Opinion of Financial Advisor (see [CAPTION] page 37)

     In deciding to approve the merger, our board of directors considered the opinion of Houlihan Lokey Howard & Zukin Capital, our financial advisor, to the effect that, as of the date of its opinion, the merger is fair to our public stockholders from a financial point of view. The opinion of Houlihan Lokey is attached to this proxy statement. We encourage you to read this opinion carefully, as well as the descriptions of the analyses and assumptions on which the opinion was based.

Board of Directors and Executive Officers After the Merger (see page 45)

     Following the merger, all but two of the members of our board of directors will resign and five new directors designated by IVAX will be appointed to the board by our two remaining directors. We have terminated, or by the time of the merger will terminate, all of our employees; thus, our executive officers after the merger will be the executive officers of IVAX Diagnostics.

Accounting Treatment (see page 45)

     We believe that the merger will be treated as a capital transaction equivalent to the issuance of stock by IVAX Diagnostics for our net monetary assets (our net monetary assets were approximately $24.8 million as of September 30, 2000), accompanied by a recapitalization of IVAX Diagnostics.

United States Federal Income Tax Considerations (see page 43)

     Our current stockholders will not recognize any gain or loss for federal income tax purposes as a result of the merger. We will obtain an opinion from our legal counsel confirming that the merger will be treated as a tax free reorganization.

Regulatory Matters (see page 45)

     The merger cannot be completed until a pre-merger notification and report form is filed with the Federal Trade Commission in accordance with the Hart-Scott-Rodino Antitrust Improvements Act and a required waiting period has expired or been terminated.

     THE MERGER AGREEMENT

     The merger agreement is attached to this proxy statement. We encourage you to read the merger agreement because it is the principal document that governs the merger.

Conditions to the Completion of Merger (see page 46)

     In order to complete the merger, a number of conditions must be satisfied or waived, including the following:

     . our stockholders must have approved the merger and all of the related proposals;

     .  expiration or early termination of the HSR waiting period;

     . we must have at least $22.0 million in cash or cash equivalents at closing;

     .  we must have at least $22.0 million in stockholders' equity at closing;

     . IVAX Diagnostics must have at least $2.0 million in cash or cash equivalents at closing; and

     . IVAX Diagnostics must have at least $4.4 million in stockholders' equity at closing.

     Additionally, the merger is subject to other customary conditions, such as the receipt of appropriate legal opinions and the absence of any material adverse changes on the business or operations of us or IVAX Diagnostics. If a condition to the merger has not been satisfied by the time our stockholders approve the merger, we, IVAX, or IVAX Diagnostics may, depending on the condition, waive the condition and complete the merger if the law allows the waiving parties' boards of directors to do so.

Termination of the Merger Agreement (see page 48)

     We may agree with IVAX or IVAX Diagnostics to terminate the merger agreement without completing the merger, even after our stockholders approve the merger. The merger agreement may also be terminated at any time prior to the merger for other reasons, including:

 . by either party if, by June 30, 2001, the conditions to completing the merger have not been satisfied or waived;

 . by either party if there has been any material breach of any representation, warranty, or covenants in the merger agreement;

 . by IVAX if any person becomes the beneficial owner of five percent or more of the aggregate voting power of all of our issued and outstanding capital stock and that person does not enter into a voting agreement with IVAX; or

 . by IVAX if our board of directors withdraws or modifies its recommendation of the merger agreement and the merger to our stockholders or recommends a competing transaction to our stockholders.

Termination Fee (see page 48)

     If the merger agreement is terminated for a reason other than the mutual agreement of IVAX, IVAX Diagnostics and us, or other than as a result of an injunction prohibiting us from completing the merger or threat of such an injunction, then either we or IVAX, depending on the reason for termination, will be required to pay the other $1.0 million, in cash, as liquidated damages. If our stockholders do not approve the merger, we will be required to pay IVAX a $1.0 million cash termination fee.

No Solicitation (see page 49)

     We have agreed not to initiate any discussions with another party regarding a business combination while the merger is pending or to engage in any such discussions, unless our board of directors is required to do so to fulfill its fiduciary duties to our stockholders.

PROPOSALS FOR CONSIDERATION

Approval of the Merger and the Merger Agreement (see page 52)

     The affirmative vote of a majority of our outstanding common stock is required to approve the merger and the merger agreement. If this proposal is not approved by the affirmative vote of the holders of a majority of our outstanding common stock, then we will be unable to complete the merger.

Authorization of Additional Shares of Common Stock and Name Change (see page 52)

     Currently, our certificate of incorporation authorizes 25 million shares of common stock. Of those shares, we had 8,621,643 shares issued and outstanding as of January 1, 2001. In order to fulfill our commitments under the merger agreement and issue IVAX 20 million shares of our common stock, we will need more authorized shares of common stock. The merger agreement also requires that we change our name from "b2bstores.com Inc." to "IVAX Diagnostics, Inc." upon completion of the merger. In order to make the name change effective, we must amend our certificate of incorporation. We are proposing an amendment to our certificate of incorporation to increase the amount of our authorized common stock from 25 million shares to 50 million shares and provide for the name change in the event the merger is approved. If this proposal is not approved by the affirmative vote of the holders of a majority of our outstanding common stock, then we will be unable to complete the merger. The proposed amendment to our certificate of incorporation is attached to this proxy statement. We encourage you to read it.

            RISK FACTORS RELATING TO THE MERGER AND RELATED PROPOSALS

     In deciding whether to approve the merger, the merger agreement, and the related proposals, you should consider the following risks related to the merger and to your investment in us following the merger. You should carefully consider these risks along with the other information contained in this proxy statement and in the documents to which we have referred you. Risk factors relating to our discontinued Internet business have been intentionally omitted.

FACTORS RELATING TO THE MERGER

You will incur immediate and substantial ownership dilution.

     As of January 1, 2001, there were 8,621,643 shares of our common stock issued and outstanding. In the merger, we will issue an additional 20 million shares of our common stock to IVAX. Those 20 million shares of our common stock will represent approximately 70% of our issued and outstanding common stock, and your common stock holdings will be diluted. In addition, if we do not have at least $22.0 million in cash or cash equivalents on hand at the time of the merger, then we will be required to deliver additional shares of our common stock to IVAX, which will dilute your common stock holdings even more.

After the merger, IVAX will be in a position to control our company.

     IVAX Diagnostics is a wholly-owned subsidiary of IVAX. After the completion of the merger, IVAX will own approximately 70% of the issued and
outstanding shares of our common stock.   Under our certificate of
incorporation, on issues for which our stockholders are eligible to vote, the affirmative vote of a majority of shares represented at a meeting in person or by proxy, and entitled to vote, is required to approve an action. Consequently, IVAX will be in a position to unilaterally approve actions that require stockholder approval and to elect directors acceptable to it based on its share ownership.

We will incur significant charges and expenses as a result of the merger.

     We expect to incur approximately $2.6 million of charges and expenses related to the merger. These expenses will include investment banking expenses, finders fees, severance payments, legal and accounting fees, printing expenses, travel costs, and other related charges. We may also incur additional unanticipated expenses in connection with the merger.

FACTORS RELATING TO IVAX DIAGNOSTICS

IVAX Diagnostics has limited operating revenues and a history of operational losses.

     For the three years ended December 31, 1999, 1998, and 1997 and the nine months ended September 30, 2000, IVAX Diagnostics realized net revenues of $11.1 million, $9.6 million, $9.3 million, and $9.8 million, respectively, and net losses of approximately $2.5 million, $3.6 million, $4.9 million, and $0.4 million, respectively. During this three year period and nine month period, IVAX Diagnostics received net cash advances and capital contributions totaling $10.9 million from IVAX to fund its operations. There is no assurance that upon completion of the merger, management will be able to reduce such losses or operate on a profitable basis. Until such time, IVAX Diagnostics will fund operations from cash on hand and management believes that such cash is adequate to satisfy all of IVAX Diagnostics' cash requirements and fund losses for the immediate future. There is, however, no assurance that cash on hand will satisfy all of our cash requirements and fund losses from operations. If existing cash is insufficient to finance operations, we may be required to issue securities or incur indebtedness to finance operations after the merger.

IVAX Diagnostics has significant accounts receivable which are more than 90 days old and a significant allowance for bad debt.

     As of September 30, 2000 and December 31, 1999, IVAX Diagnostics' accounts receivable were $6.7 million and $6.6 million, respectively. Accounts receivable of Delta Biologicals, S.r.l., or Delta, a wholly-owned subsidiary of IVAX Diagnostics, located in Italy represented 87.4% and 86.4% of these amounts, respectively. Historically, IVAX Diagnostics' experience has been that account receivables generated on Delta's sales in Italy take longer to collect than account receivables generated from sales to United States customers, but most customers eventually pay the amounts they owe. At September 30, 2000, IVAX Diagnostics has reserved $2.4 million for bad debts. There is no assurance that we will collect the outstanding accounts receivable following the merger or that the reserve for bad debts is adequate. The failure to collect outstanding receivables could have a material adverse effect on our business, prospects, operating results, or financial condition after the merger.

IVAX Diagnostics is currently a wholly owned subsidiary of IVAX but will be required to operate as a stand-alone business entity after the merger.

     IVAX Diagnostics receives substantial administrative and managerial assistance from IVAX and access to IVAX' capital to fund operations. IVAX also managed IVAX Diagnostics' cash flow and cash requirements. In connection with the merger, we will enter into a shared services agreement with IVAX; IVAX has agreed to provide us administrative services at cost plus 15% for a period of three months under this agreement. Following the termination of this agreement, we must provide or procure these services without the assistance of IVAX. There can be no assurance that we will be able to operate at the same cost, fund working capital and cash requirements, or implement our business strategy successfully as an independent entity. The effect of these and other changes on our operations cannot be fully predicted. Any difficulties or delay in managing this transition to an independent entity may have a material adverse effect on our business, prospects, operating results, or financial condition after the merger.

     The historical financial information of IVAX Diagnostics, which is attached to this proxy statement, for periods during which IVAX Diagnostics was a subsidiary of IVAX, may not reflect what its results of operations, financial position, or cash flows would have been had it been a separate independent entity during those periods. For more information about the adjustments made in preparing IVAX Diagnostics' financial statements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 25 and the notes to IVAX Diagnostics' consolidated financial statements attached to this proxy statement.

IVAX Diagnostics is largely dependent on one significant customer.

     In April 1999, IVAX Diagnostics and Sigma Diagnostics, Inc. entered into a three year contract pursuant to which Sigma agreed to purchase a minimum number of scientific instruments per year from IVAX Diagnostics. During calendar year 1999 and for the nine month period ending September 30, 2000, net revenues received by IVAX Diagnostics from such sales and sales of replacement parts represented 28.1% and 46.2%, respectively, of IVAX Diagnostics' total net revenues for such periods. Twice during the year 2000, Sigma notified IVAX Diagnostics that Sigma desired to suspend shipments of instruments pending resolution of hardware and software upgrade issues. The first suspension lasted for a period of approximately four months. The second suspension began in October 2000 and ended in January 2001. There can be no assurance that Sigma will make purchases at the anticipated levels or will do so within anticipated time frames. The failure by Sigma to do so would have a material adverse effect on our business, prospects, operating results, and financial condition after the merger.

IVAX Diagnostics is subject to governmental regulation that increases its costs and could prevent it from marketing or selling its products.

     The products IVAX Diagnostics sells, and that we will sell once the merger is completed, are subject to extensive regulation by governmental authorities in the United States and other countries. Such regulation includes the regulation of the testing, approval, manufacturing, labeling, marketing, and sale of diagnostic devices. Failure to comply with these governmental regulations can result in fines, unanticipated compliance expenditures, interruptions of production, and criminal prosecution. The process of obtaining regulatory approval is rigorous, time consuming, and costly. There is no assurance that necessary approvals will be attained on a timely basis, if at all. In addition, product approvals can be withdrawn if we fail to comply with regulatory standards or if unforeseen problems occur following initial marketing. Domestic and foreign regulations are subject to change and extensive changes in regulation may increase our operating expenses. Delays in obtaining, or the inability to obtain, necessary domestic or foreign regulatory approvals, failures to comply with applicable regulatory requirements, or extensive changes in regulation could have a material adverse effect on our business, prospects, operating results, or financial condition after the merger.

Reimbursement policies of third parties could affect the pricing and demand for our products.

     Our profitability after the merger may be materially adversely affected by changes in reimbursement policies of governmental and private third party payors. The products marketed by IVAX Diagnostics, and which will be marketed by us following the merger, are purchased principally by healthcare providers that typically bill third party payors such as governmental programs (e.g., Medicare and Medicaid), private insurance plans, and managed care plans, for health care services provided to their patients. Governmental reimbursement policies are subject to rapid and significant changes in the United States at both the federal and state levels and in other countries. Private third party payors are increasingly negotiating the prices charged for medical products and services. If healthcare providers respond to such pressures by substituting competitors' products, our business, prospects, operating results, or financial condition could be materially and adversely affected after the merger. A third party payor may deny reimbursement if it determines that a device was not used in accordance with cost-effective treatment methods, was experimental, or for other reasons. There can be no assurance that after the merger our products will qualify for reimbursement by governmental programs in accordance with guidelines established by the Health Care Financing Administration, by state government payors, or by commercial insurance carriers, or that reimbursement will be available in other countries.

We will have limited rights to the IVAX name and may be required to change our name in the future

     In connection with the merger, we will enter into a use of name license agreement with IVAX, whereby IVAX grants to us a non-exclusive, royalty free license to use the name "IVAX." The license is not terminable by IVAX for a one-year period. After the first year, IVAX may terminate the license at any time upon 90 days' written notice. There can be no assurance that IVAX will not terminate this license agreement. The loss of the use of the name "IVAX" after the merger may have a material adverse effect on our business, prospects, operating results, or financial condition.

We may have conflicts of interest with IVAX.

     Conflicts of interest may arise between IVAX and us after the merger in a number of areas relating to past and ongoing matters, including labor, tax, employee benefits, indemnification, intellectual property matters, employee retention and recruiting, major business combinations, IVAX' sale or distribution of all or any portion of its ownership interest in us, the nature, quality, and pricing of the administrative services IVAX will provide to us, and business opportunities that may be attractive to both IVAX and us. IVAX may decide to compete with us in the future, which would create an additional conflict of interest. Four of IVAX' executive officers or directors will be members of our board of directors following the merger. For as long as IVAX controls us, IVAX will be able to require us to agree to amend any agreements we have with IVAX, even if those amendments are less favorable to us than the current terms of any such agreement.

     Conflicts of interest may also arise with respect to decisions that arise in the ordinary course of business of IVAX and us, including conflicts arising out of intercompany agreements and the allocation of management resources. No procedures have been adopted to resolve any of the conflicts that might arise. If any conflicts should arise, those conflicts may involve harmful consequences to our business, prospects, operating results, or financial condition. We cannot guarantee that any conflicts that may arise will be resolved in a manner that is favorable to us. Additionally, even if we do resolve those conflicts, the resolutions may be less favorable to us than it would be if we were dealing with an unaffiliated party.

     Following the merger, many of our new directors, officers, and employees will have a substantial amount of their personal financial portfolios in IVAX common stock and options to purchase IVAX common stock. Ownership of IVAX common stock by our directors, officers, and employees following the merger could create, or appear to create, potential conflicts of interest when those directors and officers are faced with decisions that could have different implications for IVAX and us. Additionally, our financial results will be included in IVAX' consolidated financial statements for so long as IVAX continues to own at least 50% of our common stock. Our directors who may hold positions with IVAX, and who may also be holders of IVAX' common stock or who may have options to purchase IVAX' common stock, may therefore consider not only the short-term and long-term impact of financial and operating decisions on us, but also the impact of these decisions on IVAX' consolidated financial results and its stockholders. In some instances, the impact of these decisions could be disadvantageous to us and advantageous to IVAX.

Our future success will depend on the development of new markets.

     Our success after the merger depends, in large part, on the introduction and acceptance by hospitals, clinics, and laboratories of our new diagnostic products and our ability to broaden sales of our existing products to current and new customers. In order to penetrate this market more effectively after the merger, we will need to expand our sales and marketing activities by, among other things, increasing our sales force, expanding our promotional activities, developing additional third party strategic distributorships, and participating in trade shows. There is no assurance that these or other activities or programs will be successful. The failure of such programs could have a material adverse effect on our business, prospects, operating results, or financial condition after the merger.

Our business is highly competitive and subject to rapid technological change.

     The in vitro diagnostic market in which IVAX Diagnostics sells many of its products, and in which we will sell after the merger, is highly competitive. Several companies have developed, or are developing, scientific instruments and assays that compete or will compete directly with products marketed by IVAX Diagnostics, which will be marketed by us after the merger. Many existing and potential competitors have substantially greater financial, marketing, research, and technological resources, as well as established reputations for success in developing, manufacturing, selling, and servicing products than us. Competitors that are more vertically integrated than us may have more flexibility to compete effectively on price. We expect that existing and new competitors will continue to introduce products or services that are, directly or indirectly, competitive with those sold by us after the merger. Such competitors may succeed in developing products that are more functional or less costly than those sold by us and may be more successful in marketing such products. These and other innovations in the rapidly changing medical technology market may negatively affect the sales of the products marketed by us after the merger. There can be no assurance that we will be able to compete successfully in this market or that technology developments by our competitors will not render our products or technologies obsolete. If we fail to effectively compete and adapt to changing technology after the merger, it could have a material adverse effect on our business, prospects, operating results, or financial condition.

Consolidation of our customers or the formation of group purchasing organizations could result in increased pricing pressure that could adversely affect our results.

     IVAX Diagnostics currently sells, and after the merger we will sell, products to hospitals, clinics, and laboratories. The health care industry has undergone significant consolidation resulting in its customers gaining more purchasing leverage and consequently increasing the pricing pressures on our business. Additionally, some of our customers have become affiliated with group purchasing organizations. Group purchasing organizations typically offer members price discounts on laboratory supplies and equipment if they purchase a bundled group of one supplier's products, which results in a reduction in the number of manufacturers selected to supply products to the group purchasing organization and increases the group purchasing organization's ability to influence its customers' buying decisions. Further consolidation among these customers or their continued affiliation with group purchasing organizations following the merger, may result in significant pricing pressures and correspondingly reduce the gross margins of our business or may cause such customers to reduce their purchases of our products thereby adversely affecting our business, prospects, operating results, or financial condition.

IVAX Diagnostics is dependent on third-party distributors.

     Although IVAX Diagnostics has a direct sales force, it has also engaged third-party distributors to sell its products. There is no assurance that after the merger such distributors will achieve acceptable levels of sales or that we will be able to replace any distributors on terms advantageous to us, or at all, if any of our existing arrangements terminate. Further, there is no assurance that we will be able to expand our distribution network by adding additional distributors. Following the merger, if third-party distributors cease to promote our products, or if we are unable to make acceptable arrangements with distributors in other markets, our business, prospects, results of operations or financial condition could be materially adversely affected.

Our success depends on key personnel, the loss of whom could disrupt our business.

     IVAX Diagnostics has been dependent on the active participation of its principal executive officers. The loss of the services of any of these individuals following the merger could adversely affect our business and future prospects. In addition, our ability to continue operations after the merger will be dependent upon our ability to attract and retain additional qualified management, scientists, engineers and other personnel, including personnel at our Italian operation. Competition for such talent is intense and there can be no assurance that we will be able to attract and retain such personnel.

There is no patent in effect on IVAX Diagnostics' primary product and competitors may develop or otherwise acquire equivalent or superior technology.

     The technology associated with the design and manufacture of the Mago(R) instrument is not protected by patent registrations or license restrictions. The Mago instrument is IVAX Diagnostics' primary product. There can be no assurance that following the merger our competitors will not gain access to our proprietary and confidential technologies, or that they will not independently develop similar or competing technologies. If others develop competing instruments, our market position, business, prospects, operating results, or financial condition could be materially and adversely affected.

Our success depends on a key consultant, the loss of whom could disrupt our business.

     IVAX Diagnostics has a consulting agreement with an individual that provides software development enhancement and hardware development services related to the Mago instrument. The loss of the services of this individual following the merger could adversely affect our business and future prospects.

IVAX Diagnostics' foreign operations are subject to political and economic instability as well as foreign currency fluctuations and the transition to the euro.

     IVAX Diagnostics has a significant subsidiary, Delta Biologicals S.r.l. located in Italy. For the year ended December 31, 1999 and the nine month period ended September 30, 2000, Delta represented 65.6% and 68.3% of the net revenues of IVAX Diagnostics, respectively. For the year ended December 31, 1999 and the nine months ended September 30, 2000, non-US sales denominated in Italian lire were approximately 39.4% and 26.1%, respectively, of IVAX Diagnostics' total sales. Conducting an international business inherently involves a number of difficulties, risks, and uncertainties such as export and trade restrictions, inconsistent and changing regulatory requirements, tariffs and other trade barriers, cultural issues, longer payment cycles, problems in collecting accounts receivable, political instability, local economic downturns, seasonal reductions in business activity in Europe during the summer months, and potentially adverse tax consequences.

     IVAX Diagnostics results of operations are subject to fluctuations in the value of the Italian lira against the U.S. dollar and other currencies. On January 1, 1999, members of the European Union, including Italy, introduced a single currency, the euro. During the transition period ending January 1, 2002, European Monetary Union (EMU) countries will have the option of settling transactions in local currencies or in the euro. IVAX Diagnostics has not yet completed its conversion to the euro. The conversion to the euro will result in increased costs to IVAX Diagnostics related to updating operating systems, review of the effect of the euro on its contracts and updating catalogues and sales materials for its products. The adoption of the euro will limit the ability of an individual EMU country to manage fluctuations in the business cycles through monetary policy.

     There is no assurance that we will be able to successfully manage the operations of Delta after the merger. Any of the above factors may materially and adversely affect our business, prospects, operating results, or financial condition.

IVAX Diagnostics is subject to a number of regulatory and contractual restrictions governing its relations with its employees in Italy.

     IVAX Diagnostics' employment relations in Italy are governed by numerous regulatory and contractual requirements, including national collective labor agreements and individual employer labor agreements. These arrangements address a number of specific issues affecting IVAX Diagnostics' working conditions including hiring, work time, wages and benefits, and termination of employment. IVAX Diagnostics must make significant payments in order to comply with these requirements. The cost of complying with these requirements after the merger may materially adversely affect our business, prospects, operating results, or financial condition.

Research and development expenditures may not result in commercially successful products.

     For the year ended December 31, 1999, IVAX Diagnostics spent $1.2 million for research and development activities. There is no assurance that these expenditures will result in the development of new products or product enhancements, that regulatory approval will be obtained or that any approved product may be produced in commercial quantities, at reasonable costs, and be successfully marketed.

     If we fail to maintain our competitive, technological position and reputation with our customers after the merger, such failure would have a material adverse effect on the business, prospects, operating results, or financial condition. The market for IVAX Diagnostics' products is characterized by continual and rapid technological developments that have resulted in, and will likely continue to result in, substantial improvements in product function and performance. Our success after the merger will depend, in part, on our ability to anticipate changes in technology and industry requirements and to respond to technological developments on a timely basis either internally or through strategic alliances.

We face the risk of litigation alleging our infringement of intellectual property rights of others.

     Technology-based companies are often very litigious and are often subject to unforeseen litigation. Consequently, we face the risk of adverse claims and litigation alleging infringement of intellectual property rights belonging to others. These claims could result in costly litigation and could divert management's attention from other matters. Alternatively, these claims could practically require us to obtain licenses in order to (i) use, manufacture and sell certain of our products, regardless of the merits of the infringement claims, (ii) maintain business levels, or (iii) prevent us from being excluded from participation in certain markets. There is no certainty that any necessary licenses will be available or that, if available, they can be obtained on acceptable terms.

Our products could fail to perform according to specification, or prove to be unreliable, which could damage our customer relationships and industry reputation, and result in lawsuits and loss of sales.

     IVAX Diagnostics' customers require demanding specifications for product performance and reliability. Because these products are complex and often use state-of-the-art components, processes and techniques, undetected errors and design flaws may occur. Product defects result in higher product service, warranty and replacement costs and may cause serious damage to our customer relationships and industry reputation, all of which will negatively impact our sales and business. After the merger, we may be subject to lawsuits if any of these products fails to operate properly and causes any ailment to be undiagnosed or misdiagnosed.

The issuance of preferred stock or additional shares of common stock could adversely affect the rights of holders of common stock.

     Our board of directors is authorized to issue up to 5,000,000 shares of preferred stock without any further action on the part of our stockholders. Currently, we have no shares of preferred stock outstanding. In the event that we issue preferred stock in the future that has preference over the common stock with respect to payment of dividends or upon our liquidation, dissolution, or winding up, the rights of holders of common stock may be adversely affected. In addition, the ability of our board of directors to issue shares of preferred stock without any further action on the part of our stockholders may impede a takeover of us and may prevent a transaction that is favorable to our stockholders.

Our potential acquisitions may reduce our earnings, be difficult for us to combine into our operations or require us to obtain additional financing.

     To grow our business following the merger, we expect to search for and evaluate acquisitions that will provide new product and market opportunities, benefit from and maximize our existing assets and add critical mass. Any acquisitions we make may fail to accomplish our strategic objectives, may not be successfully combined with our operations, or may not perform as expected. In addition, based on current acquisition prices in the pharmaceutical industry, our acquisitions could initially reduce our earnings and add significant intangible assets and related goodwill amortization charges. Our acquisition strategy may require us to obtain debt or equity financing, resulting in increased leverage or increased debt obligations, as compared to equity and the dilution of your ownership. We may not be able to finance acquisitions on terms satisfactory to us.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements, which are subject to risks and uncertainties, in this proxy statement and in the documents incorporated by reference into this proxy statement. These statements are based on the beliefs and assumptions of our management and on the information currently available to it. Forward-looking statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "projects," or similar expressions or statements that certain events or conditions "will" or "may" occur.

     Except for ongoing obligations to disclose material information as required by the federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this proxy statement.

                 SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     We are providing the following financial information to assist you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with our historical consolidated financial statements, the historical financial statements of IVAX Diagnostics, and the other information included elsewhere in this proxy statement or that we have previously filed with the SEC. See "Where You Can Find More Information" on page 53. IVAX Diagnostics is not required to make SEC filings.

SELECTED HISTORICAL FINANCIAL DATA OF B2B

     The summary financial information set forth below for the calendar year ended December 31, 1999 has been derived from our audited financial statements, which statements have been audited by BDO Seidman, LLP, independent certified public accountants, and appear elsewhere in this proxy statement. The summary financial information for the nine month period ended September 30, 2000 and for the period from June 28, 1999 (inception) to September 30, 1999 have been derived from our unaudited financial statements which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The results of operations for the nine months ended September 30, 2000 are not indicative of the results for the full year. The following data should only be read in conjunction with our financial statements and the notes thereto attached to this proxy statement. In the fourth quarter of 2000, we discontinued our Internet business operations.

                                          (In thousands except share and per share data)

                                                                                      PERIOD FROM          PERIOD FROM
                                                                                     JUNE 28, 1999         JUNE 28, 1999
                                                  NINE MONTHS ENDED                  INCEPTION TO          INCEPTION TO
                                                  SEPTEMBER 30, 2000               SEPTEMBER 30, 1999     DECEMBER 31, 1999
                                           --------------------------            ---------------------    ------------------
CONSOLIDATED INCOME STATEMENT OF
 OPERATIONS DATA:
Revenue...................................           $      120                    $        2              $        2
Loss from operations......................           $   (8,668)                   $   (2,395)             $   (2,907)
Net Loss..................................           $   (7,682)                   $   (2,395)             $   (2,930)
Net loss per common share.................           $    (0.99)                   $    (0.62)             $    (0.75)
Weighted average number of
   common shares outstanding:.............            7,772,008                     3,878,311               3,910,780

                                                 AS OF SEPTEMBER 30, 2000           AS OF DECEMBER 31, 1999
                                          ---------------------------------    --------------------------------
BALANCE SHEET DATA:
Working capital (deficit).................           $   24,961                    $     (880)
Total assets..............................           $   25,610                    $      816
Total liabilities.........................           $      392                    $      992
Total stockholders' equity (deficit)......           $   25,218                    $     (176)

SELECTED HISTORICAL FINANCIAL DATA OF IVAX DIAGNOSTICS

     The selected financial information set forth below for each of the three years in the period ended December 31, 1999 have been derived from IVAX Diagnostics' audited financial statements, which statements have been audited by Arthur Andersen LLP, independent certified public accountants, and appear elsewhere in this proxy statement. The selected financial information for the nine month period ended September 30, 2000 and 1999 have been derived from the unaudited financial statements of IVAX Diagnostics which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the results of the full year. The following data should only be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 25 and the financial statements of IVAX Diagnostics and the notes thereto attached to this proxy statement.

                      (In thousands except per share data)

                                      NINE MONTHS ENDED SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                    ---------------------------------   -------------------------------------------------------
                                        2000              1999           1999        1998        1997        1996        1995
                                       -------           -------        -------     -------     -------     -------     -------
                                              (UNAUDITED)
CONSOLIDATED INCOME STATEMENT
OF OPERATIONS DATA:
Net revenue.........................   $ 9,839           $ 8,341        $11,105     $ 9,565     $ 9,289     $11,480     $12,032
Income (loss) from operations.......   $   945           $(1,188)       $(1,441)    $(3,502)    $(5,248)    $(1,017)    $ 1,014
Net income (loss)...................   $  (414)          $(1,866)       $(2,466)    $(3,582)    $(4,862)    $(1,034)    $   622
Net income (loss) per common share:.
                                       $  (.03)          $  (.13)       $  (.17)    $  (.25)    $  (.33)    $  (.07)    $   .04
Weighted average number of common
 shares outstanding.................   14,600            14,600         14,600      14,600      14,600      14,600      14,600



                                                                          AS OF DECEMBER 31,
                                  AS OF SEPTEMBER        ----------------------------------------------------
                                      30, 2000             1999       1998       1997       1996       1995
                                  -----------------      --------   --------   --------   --------   --------
                                     (UNAUDITED)
BALANCE SHEET DATA:
Working capital...............             $ 5,262        $ 8,600    $ 8,176    $ 7,438    $10,222    $12,714
Total assets..................             $18,781        $21,662    $22,120    $21,264    $24,562    $30,393
Total liabilities.............             $10,522        $12,000    $ 8,668    $ 5,404    $ 2,578    $ 7,966
Total stockholders' equity....             $ 8,258        $ 9,662    $13,452    $15,860    $21,984    $22,427

UNAUDITED PRO FORMA COMPARATIVE PER SHARE DATA

     Neither we nor IVAX Diagnostics has paid any cash dividends on its common stock. The unaudited pro forma comparative per share data presented should be read in conjunction with IVAX Diagnostics' historical financial statements and the related notes thereto attached to this proxy statement, b2b's historical financial statements and the related notes thereto attached to this proxy statement, and the pro forma combined condensed balance sheet on page 15.

     The following table presents selected comparative unaudited per share data:

     . for us and IVAX Diagnostics on an historical basis;

     . for the combined company on a pro forma basis assuming the merger had been effective for the periods indicated in the table; and

     .  for IVAX Diagnostics on a pro forma equivalent basis.

Book value per share:                                  As of September 30, 2000

   Our historical...................................           $2.92
   IVAX Diagnostics historical......................           $0.57
   IVAX Diagnostics pro forma equivalent............           $0.96
   Pro forma combined company.......................           $1.31

               UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

     The following unaudited pro forma combined condensed balance sheet as of September 30, 2000 gives effect to the merger and our discontinued Internet business operations. The unaudited pro forma combined condensed balance sheet is based on the estimates and assumptions described in the notes on page 17. This information should be read in conjunction with the historical financial statements and notes thereto of b2b and IVAX Diagnostics attached to this proxy statement.

     The merger has been accounted for as a capital transaction equivalent to the issuance of stock by IVAX Diagnostics for our net monetary assets, accompanied by a recapitalization of IVAX Diagnostics.

     The pro forma adjustments are described on page 17. The unaudited pro forma combined condensed balance sheet assumes the merger had occurred as of September 30, 2000. No pro forma statements of operations have been presented since our Internet business operations have terminated and will be reflected as discontinued operations in our future financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000

                                 (In thousands)

                                                            IVAX                                                   PRO FORMA
                                                         DIAGNOSTICS              b2b           ADJUSTMENTS         COMBINED
                                                        ------------          ---------        -------------      -----------
                   ASSETS

CURRENT ASSETS:
 Cash and cash equivalents....................              $ 1,712            $ 16,540          $(2,600) (a)      $15,940
                                                                                                     288  (b)
 Marketable securities........................                    -               8,719                              8,719
 Accounts receivable, net.....................                4,355                   -                -             4,355
 Inventories..................................                2,291                   -                -             2,291
 Deferred income taxes........................                  667                   -                -               667
 Other current assets.........................                  110                  94              (94) (c)          110
                                                            -------            --------          -------           -------
       Total current assets...................                9,135              25,353           (2,406)           32,082
                                                            -------            --------          -------           -------
PROPERTY, PLANT AND EQUIPMENT.................                1,579                 212             (212) (c)        1,579
                                                            -------            --------          -------           -------
OTHER ASSETS:
 Goodwill, net................................                7,200                   -                -             7,200
 Equipment on lease, net......................                  625                   -                -               625
 Deferred income taxes........................                   67                   -                -                67
 Other........................................                  175                  45              (45) (c)          175
                                                            -------            --------          -------           -------
                                                              8,067                  45              (45)            8,067
                                                            -------            --------          -------           -------
       Total assets...........................              $18,781            $ 25,610          $(2,663)          $41,728
                                                            =======            ========          =======           =======
     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable.............................              $   694            $    374         $   (374) (c)      $   694
 Accrued expenses.............................                2,308                  18              (18) (c)        2,308
 Income taxes payable.........................                  872                   -                -               872
 Net liability of discontinued operations.....                    -                   -               41  (c)           41
                                                            -------            --------         --------           -------
       Total current liabilities..............                3,874                 392             (351)            3,915

DUE TO AFFILIATES.............................                6,405                   -           (6,693) (e)            -
                                                                                                     288  (b)
OTHER LONG-TERM LIABILITIES...................                  244                   -                -               244
                                                            -------            --------         --------           -------
       Total liabilities......................               10,523                 392           (6,756)            4,159
                                                            -------            --------         --------           -------

STOCKHOLDERS' EQUITY:
 Preferred stock..............................                    -                   -                -                 -
 Common stock.................................                  146                  86               54  (d)          286
 Additional paid-in-capital...................               11,312              35,744              (54) (d)       43,083
                                                                                                   6,693  (e)
                                                                                                 (10,612) (f)
 Accumulated deficit..........................                 (646)            (10,612)          (2,600) (a)       (3,246)
                                                                                                  10,612  (f)
 Accumulated other comprehensive loss.........               (2,554)                  -                -            (2,554)
                                                            -------            --------         --------           -------
       Total stockholders' equity.............                8,258              25,218            4,093            37,569
                                                            -------            --------         --------           -------
       Total liabilities and
       stockholders' equity...................              $18,781            $ 25,610         $ (2,663)          $41,728
                                                            =======            ========         ========           =======

       The accompanying notes to unaudited pro forma combined condensed financial statements are an integral part of this Balance Sheet.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


Note 1: The pro forma combined condensed financial information for the periods presented does not reflect the difference between the fair value of our common stock and the $1.00 exercise price of outstanding options to acquire 809,420 shares of our common stock pursuant to the stock option plan of IVAX Diagnostics that we will assume as part of the merger and which are exercisable upon completion of the merger. The difference between the fair value of our common stock and the $1.00 exercise price for each such option will be recorded as an expense upon completion of the merger based upon the fair value on that date.

Note 2:  The following  pro forma adjustments were made:

         (a) to record the estimated cost of the merger;

         (b) to record a cash investment by IVAX to meet the minimum cash holding under the merger agreement;

         (c) to reflect the operations of b2b as discontinued;

         (d) to adjust equity to reflect the issuance of 20,000 shares of our common stock in the merger;

         (e) to reflect the contribution to capital of amounts due to affiliates of IVAX Diagnostics which will not be repaid; and

         (f) to eliminate b2b's historical accumulated deficit.


                               LEGAL PROCEEDINGS

        In the course of pursuing strategic alternatives, we met with potential merger candidates. We have received correspondence from a stockholder of a potential merger candidate, that is also one of our stockholders, alleging that we acted in bad faith when we terminated negotiations with such potential merger candidate and that the merger with IVAX Diagnostics is not in the best interest of our stockholders. Our board of directors and officers deny the allegations. No legal proceedings have been instituted against us with respect to this matter. If legal proceedings are commenced, we will vigorously defend all claims relating to these allegations, but the ultimate outcome of any such legal proceedings cannot be determined.

                    DESCRIPTION OF IVAX DIAGNOSTICS' BUSINESS

     General. IVAX Diagnostics is a wholly-owned subsidiary of IVAX. IVAX incorporated IVAX Diagnostics in 1996 to be the parent corporation of the following three subsidiaries:

     .    Diamedix Corporation;

     .    Delta Biologicals, S.r.l.; and

     .    ImmunoVision, Inc.

     Through these subsidiaries, IVAX Diagnostics develops, manufactures, and markets diagnostic test kits or assays that are used to aid in the detection of disease markers primarily in the areas of autoimmune and infectious diseases. These tests, which are designed to aid in the identification of the causes of illness and disease, assist physicians in selecting appropriate patient
treatment.    Most of IVAX Diagnostics' tests are based on Enzyme Linked
ImmunoSorbent Assay (ELISA) technology, a clinical testing methodology used worldwide. Specific tests are prepared using a 96 well microplate format whereby specific antigens are typically coated on the wells of a microplate during the manufacturing process. A test using ELISA technology involves a series of reagent additions to the microplate causing a reaction that results in a visible color in the wells. The amount of color is directly proportionate to the amount of the specific analyte in the patient sample. IVAX Diagnostics' kits are designed to be performed either manually or in an automated format. In addition to an extensive line of diagnostic kits, IVAX Diagnostics also designs and manufactures laboratory instruments that perform the tests and provide fast and accurate results, while reducing labor costs. This proprietary instrument, named the Mago system, includes a fully-automated Elisa processor operating with IVAX Diagnostics' own user-friendly software, allowing customers to perform tests in an automated mode. IVAX Diagnostics also develops, manufactures, and markets raw materials, such as antigens used in the production of diagnostic kits.

     Delta, which IVAX acquired in 1991, was established in 1980. From its facility located in Pomezia Roma, Italy, it develops and manufactures scientific and laboratory instruments, including its proprietary Mago instrument, which includes hardware, reagents, and software. The Mago system, in association with 74 specific assays acquired from Diamedix and third parties, is sold directly in Italy through Delta's independent sales representatives, most of whom work exclusively for Delta. Delta also sells in Italy other diagnostic products manufactured by third parties. Approximately 90% of Delta's customers in Italy are government owned hospitals and the remaining 10% are private laboratories. Thus, sales in Italy are heavily concentrated in the public sector.

     Diamedix was established in 1986 after it acquired all of the assets and retained substantially all of the personnel of Cordis Laboratories, Inc., a company that had developed, manufactured, and marketed diagnostic equipment since 1962. IVAX acquired Diamedix in 1987. Diamedix' products are sold in the United States through Diamedix' sale force. There are currently 36 FDA approved assays manufactured by Diamedix that are available to be run in conjunction with the Mago system. These assays are sold under the trade name immunoSIMPLICITY(R). In 2001, subject to FDA approval, IVAX Diagnostics anticipates the number of assays offered in the immunoSIMPLICITY kits to increase to over 45. Diamedix is located in Miami, Florida.

     Since 1985, ImmunoVision has been developing, manufacturing, and marketing autoimmune reagents and research products for use by clinics, hospitals, research laboratories, and commercial diagnostic manufacturers. These manufacturers (including Diamedix) use these antigens to produce autoimmune diagnostic kits. IVAX acquired ImmunoVision in 1995. It is located in Springdale, Arkansas.

     Market. IVAX Diagnostics products are primarily associated with the in vitro diagnostics market. In vitro diagnostic assays are tests that are used to detect specific substances, usually either antigens or antibodies, outside the body. This usually involves using a blood sample or other bodily fluid sample for testing. The market for in vitro diagnostic products consists of reference laboratory and hospital laboratory testing, testing in physician offices, and over the counter testing, in which testing can be performed at home by the consumer. The world market for in vitro diagnostics was estimated to be $19 billion in 1998 and estimated to grow during the period 1999 to 2004 at a compound annual growth rate of 5.5%. Clinica World Medical Device and Diagnostic News (April 12, 1999). It is believed that the top eight in vitro product manufacturers account for approximately 75% of worldwide revenue. Clinica World Medical Device and Diagnostic News (April 12, 1999). The primary manufacturers in the market are Roche, Abbott Diagnostics, Johnson & Johnson, and Bayer. There are at least 200 smaller companies with annual revenues of $5 to $300 million that make up most of the remaining market. Clinica World Medical Device and Diagnostic News (April 12, 1999). Of this total $19 billion market, the immunoassay market in which IVAX Diagnostics operates is estimated to be $7.2 billion. Clinica World Medical Device and Diagnostic News (April 12, 1999). IVAX Diagnostics has focused its efforts on what management estimates is a $430 million market for autoimmune and infectious disease immunoassay products. Its ELISA autoimmune product line consists of 16 test kits that have been FDA approved. These include test kits for screening antinuclear antibodies and specific tests to measure antibodies to dsDNA, SSA, SSB, Sm, Sm/RNP, Scl 70, Jo-1, Rheumatoid Factor, MPO, PR-3, TPO, TG, and others. These products are used for the diagnosis and monitoring of autoimmune diseases, including Systemic Lupus Erythematosus (SLE), Rheumatoid Arthritis, Mixed Connective Tissue Disease, Sjogren's Syndrome, Scleroderma, and Dermatopolymyositis. IVAX Diagnostics' infectious disease product line includes 20 FDA approved kits, including Toxoplasma IgG, Toxoplasma IgM, Rubella IgG, Rubella IgM, Cytomegalovirus (CMV) IgG, CMV IgM, Herpes Simplex Virus (HSV) IgG, HSV IgM, Measles, Varicella Zoster Virus (VZV), Lyme Disease, H. pylori, Mumps, and six different Epstein-Barr Virus (EBV) kits.

     IVAX Diagnostics believes that the market trend for in vitro diagnostic products is towards increased laboratory automation that will allow laboratories to lower their overall costs. IVAX Diagnostics believes that its proprietary Mago system will enable laboratories to achieve more automation in the autoimmune and infectious disease test sectors.

     IVAX Diagnostics is seeking to differentiate itself from its competitors through its Mago instrument. While some of its competitors offer proprietary instruments, other competitors use third parties to manufacture these instruments for them. IVAX Diagnostics believes that its instrument is competitive in its markets and offers the features that laboratories most commonly require. IVAX Diagnostics expects to make continued improvements in the Mago instrument in order to maintain and improve its position in the marketplace. IVAX Diagnostics believes that the cost advantage it enjoys from its own manufacture of the Mago instrument, coupled with its production of autoimmune reagents at ImmunoVision, positions it to target new geographic and product markets for growth beyond the $430 million market for autoimmune and infectious disease immunoassay products. IVAX Diagnostics is currently planning for the release of its next generation Mago instrument which is expected to be marketed to clinics and pharmaceutical, and biotechnology research companies for high throughput screening applications.

     IVAX Diagnostics devotes substantial resources for research and development. These efforts are targeted towards development of additional ELISA kits that can be used in conjunction with the Mago instrument. While there is no assurance that it will be successful, IVAX Diagnostics is seeking to expand the test kits menu it offers in the autoimmune and infectious disease testing sectors and considering moving into additional diagnostic test sectors such as HIV, Hepatitis, and allergy detection.

     IVAX Diagnostics currently markets its products in the U.S. through its own sales force to hospitals, reference laboratories, clinical laboratories, research laboratories, as well as other commercial companies that manufacture diagnostic products. IVAX Diagnostics also sells some of its products to pharmaceutical and biotechnology companies. In addition, some of IVAX Diagnostics' products are sold on a private-label basis to other companies that resell the products through their own distribution network. IVAX Diagnostics markets and sells its products in Italy through a network of 16 salespersons and sales agents, most of whom work on an exclusive basis for Delta. Products are also sold in other global markets through a number of independent distributors. Sales personnel are trained to demonstrate Ivax Diagnostics' products, such as the Mago system, in the laboratory setting. The marketing and technical service departments located in Miami, Florida, Springdale, Arkansas, and Pomezia Roma, Italy support their efforts. IVAX Diagnostics participates in a number of industry trade shows in the United States and Europe.

     Competition. IVAX Diagnostics competes on a worldwide basis and there are numerous competitors in the specific market sectors in which IVAX Diagnostics offers its products. These competitors range from major pharmaceutical companies to development stage diagnostic companies. Many of these companies, such as Abbott and Pharmacia & Upjohn, are much larger and have significantly greater financial, technical, manufacturing, sales, and marketing resources than IVAX Diagnostics. The diagnostics industry has experienced considerable consolidation through mergers and acquisitions in the past several years. At the same time, the competition in test sectors such as autoimmune is very fragmented as it is comprised of primarily small players with no single player possessing a dominant market position. IVAX Diagnostics competes in the marketplace on the basis of the quality of its products, price, instrument design and efficiency, as well as its relationships with customers. In addition to Abbott and Pharmacia & Upjohn, IVAX Diagnostics' competitors include DiaSorin, Hemagen, Sigma Diagnostics, Meridian Diagnostics, Wampole Laboratories (Carter-Wallace), Hycor Biomedical, and Trinity Biotech.

     Personnel. As of December, 2000, IVAX Diagnostics had approximately 97 full time employees, of whom 14 were managerial, 48 were technical and manufacturing, 12 were administrative, and 23 were sales and marketing.

     Intellectual Property. In December 1994, Diamedix entered into an intellectual property agreement with two inventors pursuant to which it acquired all rights, title, and interest in the Mago instrument, including all related software and technical information. Separately, on December 12, 1994, Diamedix entered into consulting agreements with each of the inventors. Only one of these consulting agreements currently remains in effect. Under the terms of the intellectual property agreement, as amended, Diamedix is required to pay the inventors $1,000 per instrument produced beginning with the fifteenth instrument produced, until August 31, 2002, unless the remaining consulting agreement terminates, in which case (i) if such termination occurs before January 25, 2001, then Diamedix' per instrument payment obligation will cease as of January 25, 2001, or (ii) if such termination occurs on or after January 25, 2001, but before August 31, 2002, then Diamedix' per instrument payment will cease on the date that such consulting agreement terminates. Alternatively, in lieu of the per instrument payment, Diamedix may, at its election, make a lump sum payment to the inventors equal to $3,000 per instrument produced, beginning with the fifteenth instrument produced and ending with the last instrument produced, before the date of Diamedix' election, minus all royalty payments previously made to the inventors pursuant to the intellectual property agreement. In the event of breach by Diamedix of the intellectual property agreement, the only recourse available to the inventors is to sue Diamedix for damages. Diamedix would in any event retain all right, title, and interest in the Mago instrument.

     As a condition to the merger, IVAX and IVAX Diagnostics will enter into a use of name license whereby IVAX will grant us a non-exclusive, royalty free license to use the name "IVAX." IVAX may not terminate this license for a one-year period. After the first year, IVAX may terminate this license at any time upon 90 days' written notice. Upon termination of the agreement, we are required to take all steps reasonably necessary to change our name as soon as is practicable.

     Governmental Regulation. The testing, manufacturing, and sale of IVAX Diagnostics' products are subject to regulation by numerous governmental authorities, principally the Food and Drug Administration, or FDA. To comply with FDA requirements, IVAX Diagnostics must manufacture its products in conformance with the FDA's medical device Quality System regulations. Diamedix is listed as a registered establishment with the FDA and Delta has received ISO 9002 certification validating its quality system. The FDA classifies medical devices into three classes (Class I, II or III). Class I devices are subject to general controls, such as good manufacturing practices, and may or may not be subject to pre-market notification. Premarket notifications must be submitted to the FDA before products can be commercially distributed. Some Class 1 devices have been deemed exempt from this requirement by the FDA. Class II devices are subject to the same general controls, pre-market notification and performance standards. Usually, Class III devices are those that must receive premarket approval by the FDA to ensure their safety and effectiveness. Most of IVAX Diagnostics' products are classified as Class I or II devices. Generally, before a new test kit can be introduced to the market, it is necessary to obtain FDA clearance in the form of a pre-market 510(k) notification. A 501(k) notification provides data to show that the new device is substantially equivalent to other devices in the marketplace. Almost all of the products sold by IVAX Diagnostics have received 510(k) clearance. In addition, customers using diagnostic tests for clinical purposes in the united states are also regulated under the Clinical Laboratory Improvement Amendments of 1988, or CLIA. CLIA is intended to ensure the quality and reliability of all medical testing in laboratories in the United States by requiring that any health care facility in which testing is performed meets specified standards in the areas of personnel qualification, administration, participation in proficiency testing, patient test management, quality control, quality assurance, and inspections.

     Additionally, IVAX Diagnostics is subject to numerous federal, state, and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances.

     Facilities. Diamedix owns approximately 56,000 square feet of buildings at its facility in Miami, Florida. From this facility, Diamedix conducts research and development of in vitro diagnostic products, reagent kit manufacturing, marketing, and corporate management activities. Delta leases approximately 25,000 feet of industrial space in Pomezia Roma, Italy at a current monthly rent of approximately $15,500, under a lease that expires in 2006. This facility is where the Mago instrument is manufactured. ImmunoVision leases approximately 5,700 square feet of commercial space in Springdale, Arkansas at a current monthly rent of $3,500, under a lease that expires in 2002.

     Legal Proceedings. IVAX Diagnostics is a party to actions in the ordinary course of its business.

     Executive Officers and Directors. The current executive officers and directors of IVAX Diagnostics are as follows:

     Mr. Giorgio D'Urso, age 65, has served as the President and Chief Executive Officer of IVAX Diagnostics since 1996 and as a director since 1996. He has served as President and Chief Executive Officer of Diamedix since 1993, President and Chief Executive Officer of Delta since 1980, and President and Chief Executive Officer of ImmunoVision since 1995. He has over 31 years of diagnostics industry experience. Mr. D'Urso founded Delta Biologicals S.r.l. (formerly Delta Diagnostics), and was its Managing Director from 1980 to 1998. From 1976 to 1980, Mr. D'Urso founded and served as the General Manager of Menarini Diagnostici , Florence, Italy, a division of Menarini S.A.S. Mr. D'Urso also founded and supervised Menarini Diagnosticos S.A. in Spain. From 1974 to 1976, Mr. D'Urso served as the Marketing Manager of the diagnostic division of SmithKline & French S.P.A. in Milan, Italy. From 1969 to 1974, Mr. D'Urso served as the Marketing Manager of Laboratori Travenol S.P.A. in Rome, Italy.

     Mr. Duane M. Steele, age 50, has served as the Vice President - Business Development of IVAX Diagnostics since 1996. He joined Diamedix in 1995 and has over 20 years of diagnostics industry experience. He has served as the Chief Operating Officer of Diamedix since 1998. From 1990 to 1994, he served as President and Chief Executive Officer of LaserCharge, Inc. in Austin, Texas. From 1988 to 1989, Mr. Steele was the General Manger of Austin Biological Laboratories, Inc. From 1972 to 1987, Mr. Steele held a variety of positions with Kallestad Diagnostics, Inc., including Senior Vice President.

     Mr. Mark Deutsch, age 38, has served as Chief Financial Officer and Vice President - Finance of IVAX Diagnostics since its inception. He has served as the Vice President - Finance of Diamedix since 1993 and has 7 years of diagnostics industry experience. From 1988 to 1993, Mr. Deutsch held various positions including Accounting Manager of IVAX and Controller of certain subsidiaries of IVAX. From 1985 to 1988, Mr. Deutsch worked for Arthur Andersen & Co. as a Senior Accountant.

     Mr. Neil Flanzraich, age 56, has been a director of IVAX Diagnostics since September 15, 1998. He has served as Vice Chairman and President of IVAX since May 1998 and as a director of IVAX since 1997. He was a stockholder and served as Chairman of the Life Sciences Legal Practices Group of Heller Ehrman White & McAuliffe from 1995 to May 1998. From 1981 to 1994, he served in various capacities at Syntex Corporation (pharmaceuticals), most recently as its Senior Vice President, General Counsel and a member of the Corporate Executive Committee. From 1994 to 1995, after Syntex Corporation was acquired by Roche Holding Ltd., he served as Senior Vice President and General Counsel of Syntex (U.S.A.) Inc., a Roche subsidiary. He is Chairman of the Board of Directors of North American Vaccine, Inc. (vaccine research and development), and is a director of Whitman Education Group, Inc. (proprietary education) and Continucare Corporation (integrated health care).

     Mr. Thomas E. Beier, age 54, has been a director of IVAX Diagnostics since September 18, 1997. He has served as Senior Vice President - Finance and Chief Financial Officer of IVAX since October 1997. From December 1996 to October 1997, he served as Vice President - Finance for IVAX. Prior to joining IVAX, he served as Executive Vice President and Chief Financial Officer of Intercontinental Bank from 1989 until August 1996.

     It is anticipated that Messrs. D'Urso, Steele and Deutsch will continue to be executives of the resulting company after the Merger and that IVAX will designate Messrs. D'Urso and Flanzraich to be nominated for election as members of the board of directors of the resulting company. Additionally, IVAX has indicated that it will also designate Dr. Phillip Frost, Dr. Jane Hsiao and Dr. John Harley to serve on the Board. Information regarding Dr. Frost, Dr. Hsiao and Dr. Harley is provided below:

     Dr. Phillip Frost, age 63, has served as the Chairman of the Board of Directors and Chief Executive Officer of IVAX since 1987. He served as President of IVAX from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. He is Chairman of the Board of directors of whitman education group, inc. (proprietary education), Vice Chairman of the Board of Directors of North American Vaccine, Inc. (vaccine research and development), Vice Chairman of the Board of Directors of Continucare Corporation (integrated health care), and a director of Northrop Grumman Corp. (aerospace). He is Vice Chairman of the Board of Trustees of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

     Dr. Jane Hsiao, age 52, has served as IVAX' Vice Chairman-Technical Affairs since February 1995, as IVAX' Chief Technical Officer since July 1996, and as Chairman, Chief Executive Officer and President of DVM Pharmaceuticals, Inc., IVAX' veterinary products subsidiary, since March 1998. From 1992 until February 1995, she served as IVAX' Chief Regulatory Officer and Assistant to the Chairman, and as Vice President-Quality Assurance and Compliance of Baker Norton Pharmaceuticals, Inc., IVAX' principal proprietary pharmaceutical subsidiary. From 1987 to 1992, Dr. Hsiao was Vice President-Quality Assurance, Quality Control and Regulatory Affairs of Baker Norton Pharmaceuticals, Inc.

     Dr. John Harley, age 51, has held various prestigious positions at the University of Oklahoma Health Sciences Center since 1982. In the Department of Medicine, his positions include Chief of Rheumatology, Allergy and Immunology Section and Vice Chair for Research, George Lynn Cross Research Professor (1999 to present), James R. McEldowney Chair in Immunology and Professor of Medicine (1992 to present), Associate Professor (1986 to 1992), and Assistant Professor (1982 to 1986). Since 1996 Dr. Harley has been an Adjunct Professor in the Department of Pathology. In the Department of Microbiology, Dr. Harley has served as Adjunct Professor (1992 to present), Adjunct Associate Professor (1988 to 1992), and Adjunct Assistant Professor (1983 to 1988). Since 1982 Dr. Harley has also been associated with the Oklahoma Medical Research Foundation's Arthritis and Immunology Program as Program Head (1999 to present), Member (1998 to present), Associate Member (1989 to present), Affiliated Associate Member (1986 to 1989), Affiliated Assistant Member (1982 to 1986). Dr. Harley has also served as a Staff Physician (1982, 1984 to 1987 and 1992 to present), and a Clinical Investigator (1987 to 1992), Immunology Section, Medical Service at the Veterans Administration Medical Center, Oklahoma City, Oklahoma. In 1981 and 1982, Dr. Harley was a Postdoctoral Fellow in Rheumatology with the Arthritis Branch of the National Institute of Arthritis, Diabetes and Digestive and Kidney Diseases, National Institutes of Health, Bethesda, Maryland. He was also a Clinical Associate at the Laboratory of Immunoregulation, National Institute of Allergy and Infectious Diseases, National Institutes of Health, Bethesda, Maryland from 1979 to 1982. Dr. Harley provides consulting services to ImmunoVision. He is paid $2,000 per month for such services.

                    EXECUTIVE COMPENSATION OF IVAX DIAGNOSTICS

     The following summary compensation table sets forth information concerning compensation for services rendered to IVAX Diagnostics in all capacities awarded to, earned by or paid to Mr. D'Urso, the President and Chief Executive Officer and Mr. Steele, the Vice President - Business Development. No other person employed by IVAX Diagnostics earned in excess of $100,000 during the year ended December 31, 1999.

SUMMARY COMPENSATION TABLE


                             Annual Compensation                                        Long-Term Compensation
                  ------------------------------------------  ------------------------------------------------------------------
                                                                            Awards                      Payouts
                                                              ------------------------------------------------------------------
Name and
Principal                                     Other Annual    Restricted Stock  Securities Underlying     LTIP       All Other
Position          Year  Salary($)  Bonus($)  Compensation($)    Awards ($)           Options/(#)       Payouts ($)  Compensation $
---------         ----  ---------  --------  ---------------  ----------------  ---------------------  -----------  --------------
 Giorgio D'Urso   1999   348,987    17,426              --                --          438,000(a)              --        118,375
 President and    1998   351,636        --              --                --                  --              --             --
  CEO             1997   343,204        --              --                --           90,000(b)              --          8,467

 Duane M.         1999   122,237     6,250              --                --           87,600(a)              --             --
  Steele Vice     1998   101,769        --              --                --                  --              --             --
  President       1997    89,314        --              --                --                  --              --             --

  (a) IVAX Diagnostic options
  (b) IVAX options

     The following table sets forth certain summary information concerning individual grants of stock options by IVAX Diagnostics during the year ended December 31, 1999 to the executive officers named in the "Summary Compensation Table."


STOCK OPTION GRANTS IN 1999





                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                    Annual Rate of
                         Number of                                                                    Stock Price
                        Securities                                                                 Appreciation for
                        Underlying          % of Total                                              Option Term ($)
                         Options/        Options Granted       Exercise                       -------------------------
       Name              Granted #       to Employees (%)    Price ($/sh)   Expiration Date        5%           10%
-------------------   ---------------    ----------------    ------------   ---------------   -----------   -----------
Giorgio D'Urso            438,000              56.4              1.00        June 28, 2006       178,310       415,538
Duane M. Steele            87,600              11.4              1.00        June 28, 2006        35,662        83,107

          The following table sets forth certain summary information concerning the exercise of IVAX options during 1999 and exercised and unexercised options to purchase shares of IVAX' and IVAX Diagnostics' common stock as of December 31, 1999 held by the executive officers named in the "Summary Compensation Table.

STOCK OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

                                                                    Number of Securities
                                                                    Underlying Unexercised        Value of Unexercised In-the-
                            Shares                                  Options at Year-End (#)       Money Options at Year-End ($)
                            Acquired on         Value               ---------------------------   ------------------------------
Name                        Exercise (#)        Realized ($)        Exercisable   Unexercisable   Exercisable      Unexercisable
----                        ------------        ------------        -----------   -------------   -----------      -------------
Giorgio D'Urso
 IVAX Options                 15,000               87,325              66,251        48,750          802,525          590,528
 IVAX Diagnostics Options          -                    -                   -       438,000                -                -

Duane M. Steele                    -                    -              18,751         1,250          227,138           15,142
 IVAX Options                      -                    -                   -        87,600                -                -
 IVAX Diagnostics Options

CERTAIN COMPENSATION ARRANGEMENTS


     In October 1998, IVAX Diagnostics entered into a five-year employment agreement with Mr. D'Urso, President and Chief Executive Officer, at a base annual salary of $348,519, with discretionary annual adjustments. Mr. D'Urso's employment may be terminated with or without cause at any time upon written notice. For a termination without cause, IVAX Diagnostics must pay Mr. D'Urso his then current annual base salary in installments for the remainder of the employment term. While employed by IVAX Diagnostics and for a two-year period thereafter, Mr. D'Urso cannot employ or contract with any current employee or former employee of IVAX Diagnostics, except former employees who have not been employed by IVAX Diagnostics for more than one year. In addition, Mr. D'Urso's wife is employed by IVAX Diagnostics and is paid approximately $87,500 of salary and benefits for the fiscal year ended December 31, 2000.

             DESCRIPTION OF IVAX DIAGNOSTICS' 1999 STOCK OPTION PLAN

     General. IVAX Diagnostics adopted the IVAX Diagnostics 1999 Stock Option Plan in June 1999. The plan expires in June 2009, unless sooner terminated. 1,460,000 shares of IVAX Diagnostics' common stock has been reserved for issuance under the plan and, of that amount, options to purchase 809,420 shares of IVAX Diagnostics' common stock have been granted. IVAX Diagnostics agreed in the merger agreement not to grant any additional options under the plan.

     Effect of the merger on the IVAX Diagnostics' 1999 Stock Option Plan. At the effective time of the merger, automatically and without any action on the part of an option holder, we will assume each outstanding option granted under the plan and each outstanding option granted under the plan will become an option:

 . to purchase shares of our common stock in an amount equal to the product of the number of shares of IVAX Diagnostics' common stock issuable upon the exercise of the option under the plan, multiplied by the exchange ratio;

 . at an exercise price per share equal to the quotient of the per share exercise price of the option under the plan, divided by the exchange ratio; and

 . otherwise upon the same terms and conditions as the outstanding option under the plan.

     However, if Internal Revenue Service Code Section 421 applies to any option under the Plan because of the qualifications under Internal Revenue Service Code Sections 422 or 423, then the exercise price, the number of shares purchasable pursuant to the option under the plan and the terms and conditions of exercise of the option under the plan will comply with Internal Revenue Service Code
Section 424(a).

     Under the terms of the merger agreement, we have agreed to take all corporate actions necessary to reserve for issuance a sufficient number of shares of our common stock for delivery upon exercise of options under the plan which are assumed by us. Upon the assumption of the plan and the options under the plan, we may make amendments to the plan and the options under the plan as we determine are required to reflect the completion of the merger.

              CERTAIN TRANSACTIONS BETWEEN IVAX AND IVAX DIAGNOSTICS

     Following the merger, we will enter into a registration rights agreement, a shared services agreement, and a license for use of name agreement with IVAX. For a description of such agreements, see "Other Related Agreements - Registration Rights Agreement" on page 51, "Other Related Agreements - Shared Services Agreement" on page 52, and "Other Related Agreements - Use of Name License" on page 52.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
            CONDITIONS AND RESULTS OF OPERATIONS OF IVAX DIAGNOSTICS

     The following discussion and analysis of IVAX Diagnostics' financial condition and results of operations should be read in conjunction with IVAX Diagnostics' selected historical financial data and consolidated financial statements, including the notes thereto and other information appearing elsewhere in the proxy statement. A discussion and analysis of our financial condition and results of operations has been intentionally omitted due to the discontinuation of our Internet business. If you would like to review the discussion and analysis of our financial condition and results of operations prior to the discontinuation of our Internet business, see Annexes E, F, G, and H.

OVERVIEW

      IVAX Diagnostics was during the periods discussed a wholly-owned subsidiary of IVAX. For the years ended December 31, 1999, 1998, and 1997, IVAX Diagnostics generated net losses and required net cash advances from IVAX to fund its operations.

RESULTS OF OPERATIONS

     IVAX Diagnostics' operations are conducted through subsidiaries involved primarily in the development, manufacture and marketing of diagnostic test kits, reagents and instruments for use in hospital and reference laboratories and doctors' offices. IVAX Diagnostics generated net losses of $1.9 million, $2.5 million, $3.6 million, and $4.9 million, and required net cash advances from its parent company, IVAX, to fund its operations for the nine months ended September 30, 1999 and the years ended December 31, 1999, 1998, and 1997, respectively. For the nine months ended September 30, 2000, IVAX Diagnostics generated a net loss of $0.4 million and generated positive net cash from operations. During 1998, IVAX Diagnostics also received a capital contribution from IVAX, to fund its operations. IVAX Diagnostics' future success is largely dependent upon its ability to develop, obtain approval for, efficiently manufacture, and market commercially viable products.

Nine Months Ended September 30, 2000 Compared To The Nine Months Ended September 30, 1999

     Net Revenue and Gross Profit.   Net revenue for the nine months ended
September 30, 2000 totaled $9.8 million, an increase of $1.5 million, or 18%, from the $8.3 million reported in the prior year comparable period. This increase was comprised of an increase of $1.2 million in net revenue from Italian operations as well as an increase of $0.3 million in net revenue from domestic operations. Net revenue from Italian operations totaled $6.7 million for the nine months ended September 30, 2000, compared to $5.5 million in the nine months ended September 30, 1999. The $1.2 million increase was primarily attributable to increased sales volume of instrumentation, partially offset by the effect of foreign exchange differences. Domestic operations generated net revenue of $3.1 million for the nine months ended September 30, 2000, compared to $2.8 million for the nine months ended September 30, 1999. The $0.3 million, or 10.7%, increase was primarily due to volume increases in instrumentation revenue. Gross profit for the nine months ended September 30, 2000 increased $1.1 million, or 24.4%, to $5.6 million (57.1% of net revenue) from $4.5 million (54.2% of net revenue) for the nine months ended September 30, 1999. The increase in the gross profit percentage was primarily attributable to an increase in sales of products with relatively higher gross margins.

     Operating Expenses. Selling expenses were $1.9 million (19.4% of net revenue) for the nine months ended September 30, 2000 compared to $2.3 million (27.7% of net revenue) for the nine months ended September 30, 1999. The decrease was primarily due to the effect of foreign exchange rate differences as well as reductions in payroll and travel costs. General and administrative expenses totaled $1.5 million (15.3% of net revenue) in the nine months ended September 30, 2000, a decrease of $0.8 million, or 34.8%, from $2.3 million (27.7% of net revenue) in the nine months ended September 30, 1999. The decrease was primarily the result of a partial reimbursement of legal fees received from a settlement of patent litigation in 2000, as well as a reduction of legal fees incurred in 1999 associated with patent litigation and accounts receivable collections. Research and development expenses totaled $1.0 million (10.2% of net revenue) in the nine months ended September 30, 2000 compared to $0.9 million (10.8% of net revenue) in the nine months ended September 30, 1999, an increase of $0.1 million, or 11.1%. The increase in research and development expenses in 2000 was primarily due to increased instrumentation research. The future level of research and development expenditures will depend on, among other things, the outcome of ongoing testing of products under development, delays or changes in government required testing and approval procedures, technological and competitive developments, strategic marketing decisions and liquidity. Goodwill amortization was relatively unchanged, amounting to $0.2 million in each period.

     Other Income (Expense). Interest income decreased $0.2 million to $0.1 million in the nine months ended September 30, 2000 compared to $0.3 million in the nine months ended September 30, 1999. The decrease is due to 1999 interest received as a result of accounts receivable collection efforts in Italy. Interest expense-related party amounted to $0.4 million in the nine months ended September 30, 2000 and $0.3 million in the nine months ended September 30, 1999, an increase of $0.1 million. The related party interest was incurred on intercompany advances from IVAX. The increase was a result of increased interest bearing advances at higher interest rates.

Year Ended December 31, 1999 Compared To The Year Ended December 31, 1998

     Net Revenue and Gross Profit. Net revenue for the year ended December 31, 1999 totaled $11.1 million, an increase of $1.5 million, or 15.6%, over the $9.6 million reported in the prior year. This increase was comprised of an increase of $1.6 million in net revenue from Italian operations, offset by a decrease of $0.1 million in net revenue from domestic operations. Net revenue from Italian operations totaled $7.3 million for the year ended December 31, 1999, compared to $5.7 million in 1998. The $1.6 million, or 28.1%, increase was attributable to increased instrumentation sales volume. Domestic operations generated net revenue of $3.8 million for the year ended December 31, 1999, compared to $3.9 million for 1998. The $0.1 million, or 2.6%, decrease was primarily due to sales reductions in non-strategic product lines partially offset by increases in antigen revenue. Gross profit for the year ended December 31, 1999 increased $1.0 million, or 20.4%, to $5.9 million (53.2% of net revenue) from $4.9 million (51% of net revenue) for the year ended December 31, 1998. The increase in the gross profit percentage was primarily attributable to an increase in sales of products with relatively higher gross margins.

     Operating Expenses. Selling expenses increased $0.3 million, or 11%, to $3.0 million in 1999 (27% of net revenue) from $2.7 million (28.1% of net revenue) in 1998. The increase was primarily due to an increase in payroll and related personnel costs as well as an increase in travel costs. General and administrative expenses totaled $2.9 million (26.1% of net revenue) in 1999, a decrease of $0.9 million, or 23.7%, from $3.8 million (39.6% of net revenue) in
1998.   The decrease was primarily attributable to lower legal expenses incurred in connection with litigation relating to patent rights held by IVAX Diagnostics. Research and development expenses totaled $1.2 million (10.8% of net revenue) in 1999 compared to $1.7 million (17.7% of net revenue) in 1998, a decrease of $0.5 million, or 29.4%. The decrease in research and development expenses in 1999 was primarily due to the increased 1998 development and testing activity of IVAX Diagnostics' immunoSIMPLICITY reagent product line. Goodwill amortization was relatively unchanged, amounting to $0.3 million in 1999 and 1998.

     Other Income (Expense). Interest income amounted to $0.3 million in 1999 and 1998. Interest expense-related party amounted to $0.5 million in 1999 and $0.4 million in 1998, an increase of $0.1 million, or 25%. The related party interest was incurred on intercompany advances from IVAX. The increase was a result of increased interest bearing advances at higher interest rates.

Year Ended December 31, 1998 Compared To The Year Ended December 31, 1997

     Net Revenue and Gross Profit. Net revenue for the year ended December 31, 1998 totaled $9.6 million, an increase of $0.3 million, or 3.2%, from the $9.3 million reported in the prior year. This increase was comprised of an increase of $1.2 million in net revenue from Italian operations partially offset by a decrease of $0.9 million in net revenue from domestic operations. Net revenue from Italian operations totaled $5.7 million for the year ended December 31, 1998, compared to $4.5 million for 1997. The $1.2 million, or 26.7%, increase was primarily attributable to instrumentation sales volume increases. Domestic operations generated net revenue of $3.9 million in 1998 compared to $4.8 million for 1997. The $0.9 million, or 18.8%, decrease was primarily due to decreased sales of older reagent product lines, as the transition was made from products which could not be run on automated instrumentation to the current immunoSIMPLICITY line. Gross profit for the year ended December 31, 1998 increased $0.4 million, or 8.9%, from the prior year. Gross profit was $4.9 million (51% of net revenue) for the year ended December 31, 1998, compared to $4.5 million (48.4% of net revenue) for the year ended December 31, 1997. The increase in the gross profit percentage was primarily due to increased higher margin Italian sales partially offset by decreased sales of relatively lower gross margin domestic sales.

     Operating Expenses. Selling expenses totaled $2.7 million (28.1% of net revenue) in 1998, compared to $3.0 million (32.3% of net revenue) in 1997. The decrease of $0.3 million, or 10%, was primarily attributable to the reduction of payroll and related costs and promotional expenditures associated with the development of the immunoSIMPLICITY product line. General and administrative expenses totaled $3.8 million (39.6% of net revenue) in 1998, compared to $5.0 million (53.8 % of net revenue) in 1997, a decrease of $1.2 million, or 24%.
The decrease was primarily attributable to a reduction in legal fees associated with patent litigation and accounts receivable collections as well as for a litigation settlement paid in 1997. Research and development expenses in 1998 increased $0.2 million, or 13.3%, to a total of $1.7 million (17.7% of net revenue) from $1.5 million (16.1% of net revenue) in 1997. The increase was due to the development activity of the Company's immunoSIMPLICITY product line. Goodwill amortization was unchanged, amounting to $0.3 million in 1998 and 1997.

     Other Income (Expense).  Interest income increased $0.2 million in 1998 to
$0.3 million compared to $0.1 million in 1997.   Interest received as part of
successful accounts receivable collection efforts in Italy primarily accounted for the increase. Interest expense-related party increased $0.3 million to $0.4 million in 1998 from $0.1 million in 1997, primarily due to increased interest bearing advances from IVAX Diagnostics' parent, IVAX.

LIQUIDITY AND CAPITAL RESOURCES

     Working Capital. At September 30, 2000, and December 31, 1999 and 1998, working capital totaled $5.3 million, $8.6 million, and $8.2 million, respectively. Cash and cash equivalents amounted to $1.7 million, $4.2 million, and $2.2 million at September 30, 2000, and December 31, 1999, and 1998, respectively. Net cash provided by operations during the nine months ended September 30, 2000 was $0.8 million compared to net cash used in operations during the nine months ended September 30, 1999 of $0.2 million. Net cash used by operations during the year ended December 31, 1999 was $0.4 million compared to $2.5 million and $3.3 million in 1998 and 1997, respectively. The increase in cash provided by operating activities during the nine months ended September 30, 2000 compared to the nine months ended September 30, 1999 was primarily due to reduced losses and a relative decrease in cash utilized to acquire inventory and pay accounts payable and accrued expenses, partially offset by increases in accounts and income tax receivable. The decrease in cash used by operating activities during 1999 compared to 1998 was primarily due to reduced losses and collection of accounts and income tax receivables, partially offset by an increase in cash used relative to 1998 to acquire inventory and pay accounts payable and accrued expenses. The decrease in cash used by operating activities during 1998 compared to 1997 was due to reduced losses and a decrease in cash utilized to pay accounts payable and accrued expenses, partially offset by increases in accounts and income tax receivable. Net cash of $0.4 million was used for investing activities in both the nine months ended September 30, 2000
and September 30, 1999.   Net cash of $.6 million was used for investing
activities during 1999 compared to $0.7 million and $0.5 million in 1998 and 1997, respectively. Cash used by investing activities for the nine months ended September 30, 2000 and September 30, 1999, and in the years ended December 31, 1999, 1998, and 1997 was primarily attributable to the acquisition of equipment on lease and capital expenditures. Net cash of $1.8 million was used in financing activities in the nine months ended September 30, 2000 compared to $3.7 million that was provided during the nine months ended September 30, 1999. The decrease was due to the net repayment of intercompany advances from IVAX Diagnostics' parent company, IVAX. Net cash of $4.6 million was provided by financing activities in 1999 compared to $3.1 million in 1998 and $5.0 million in 1997. The increase in 1999 compared to 1998 was primarily due to increased advances from IVAX. The decrease in 1998 compared to 1997 reflects a decrease in advances partially offset by a capital contribution from IVAX.

     Dividends. IVAX Diagnostics paid no cash dividends during 1999, 1998, or 1997.

     Capital Expenditures. IVAX Diagnostics' product research and development expenditures are expected to be approximately $1.3 million during 2000, although actual expenditures will depend on, among other things, the outcome of clinical testing or products under development, delays or changes in government required testing and approval procedures, technological and competitive developments, strategic marketing decisions and liquidity. In addition, IVAX Diagnostics expects to spend approximately $0.3 million in fiscal 2000 to improve and expand its facilities.

     Capital Resources. IVAX Diagnostics' principal source of short term liquidity are existing cash, and capital contributions and cash advances from its parent company, which IVAX Diagnostics believes will be sufficient to meet its operating needs and anticipated capital expenditures over the short term. For the long term, IVAX Diagnostics intends to utilize principally internally generated funds, which are anticipated to be derived primarily from the sale of existing diagnostic and instrumentation products and diagnostic and instrumentation products currently under development. There can be no assurance that IVAX Diagnostics will successfully complete products under development, that IVAX Diagnostics will be able to obtain regulatory approval for any such product, or that any approved product will be produced in commercial quantities and at reasonable costs, and be successfully marketed. IVAX Diagnostics may consider issuing debt or equity securities in the future to fund potential acquisitions and growth.

     A requirement of the merger agreement is that we have $22 million in cash or cash equivalents. Accordingly, if the merger is completed, we anticipate that we will have sufficient liquidity available to fund operations for the foreseeable future.

     Currency Fluctuations. For the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, IVAX Diagnostics' net revenue attributable to operations principally generated in currencies other than the United States dollar approximated 26.1%, 39.4%, 39.4%, 45.5%, and 48.9%, respectively. Fluctuations in the value of foreign currencies relative to the United States dollar affect the reported results of operations for IVAX Diagnostics. If the United States dollar weakens relative to the foreign currency, the earnings generated in the foreign currency will, in effect,
increase when converted into United States dollars and vice versa.    At
September 30, 2000, December 31, 1999 and 1998, no IVAX Diagnostics subsidiaries were domiciled in highly inflationary environments. As a result of exchange rate differences, net revenue denominated in foreign currencies decreased by $.4 million in the nine months ended September 30, 2000 compared to September 30, 1999, $0.1 million in 1999 compared to 1998, and by $0.1 million in 1998 compared to 1997.

     Income Taxes. IVAX Diagnostics' effective tax rate was 166.1% AND (50.5%) for the nine month periods ended September 30, 2000 and 1999 and (53.7%), 4.8%, and 7.4% for the years 1999, 1998, and 1997, respectively. IVAX Diagnostics recognized tax provisions of $1.0 million and $0.6 million for the nine month period ended September 30, 2000 and 1999 and $0.9 million for the year 1999, 100% of which relates to foreign operations. IVAX Diagnostics recognized tax benefits of $0.2 million and $0.4 million in 1998 and 1997, respectively. The effective tax rates differed from the statutory tax rates primarily due to the nonrecognition of the benefits of domestic losses of $1.4 million, $2.8 million, and $3.8 million in 1999, 1998, and 1997, respectively, and $1.6 million and $2.2 million for the nine months ended September 30, 2000 and 1999.

     IVAX Diagnostics' future effective tax rate will depend on the mix between foreign and domestic taxable income or losses, and the statutory tax rates of the related tax jurisdictions. The mix between IVAX Diagnostics' foreign and domestic taxable income may be significantly affected by the jurisdiction in which new products are developed and manufactured.

     IVAX Diagnostics has established a full valuation allowance of approximately $3.4 million, $2.6 million on its net domestic deferred tax assets which are primarily comprised of net operating losses of approximately $2.6 million and $2.4 million at December 31, 1999 and 1998. These domestic net losses are available for use by IVAX. Management believes that these benefits will be utilized by IVAX prior to the time that sufficient domestic net income is generated by IVAX Diagnostics. If not utilized by IVAX, realization by IVAX Diagnostics of the net deferred tax assets is dependent upon generating sufficient future domestic and foreign taxable income. Although realization is not assured, management believes it is more likely than not that the net deferred tax assets will be realized. Management's estimates of future taxable income are subject to revision due to, among other things, regulatory and competitive factors affecting the industries in the markets in which IVAX Diagnostics operates.

     Risk of Product Liability Claims. Developing, manufacturing and marketing diagnostic test kits, reagents and instruments subject IVAX Diagnostics to the risk of product liability claims. IVAX Diagnostics believes that it maintains an adequate amount of product liability insurance under IVAX' insurance plans, but there can be no assurance that its insurance will cover all existing and future claims or that IVAX Diagnostics will be able to maintain existing coverage or obtain additional coverage at reasonable rates. There can be no assurance that claims arising under any pending or future product liability cases, whether or not covered by insurance, will not have a material adverse effect on IVAX Diagnostics' business, results of operations or financial condition. IVAX Diagnostics' current products liability insurance is a "claims made" policy. IVAX Diagnostics expects to continue its current coverage through IVAX or procure similar coverage on its own.

                  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
                        MARKET RISK OF IVAX DIAGNOSTICS

     Market risk represents the risk of loss that may impact the consolidated financial position, results of operations or cash flows of IVAX Diagnostics. IVAX Diagnostics, in the normal course of doing business, is exposed to the risks associated with foreign currency exchange rates and changes in interest rates. IVAX Diagnostics is exposed to exchange rate risk when its Italian subsidiary enters into transactions denominated in currencies other than its functional currency. Currently, IVAX Diagnostics does not have external debt obligations. IVAX Diagnostics believes that its exposure to market risk relating to interest rate risk is not material. IVAX Diagnostics does not believe it is subject to any material risk associated with commodity prices. A discussion of our quantitative and qualitative disclosures about market risks of our discontinued Internet business has been intentionally omitted.

                 THE STOCKHOLDER MEETING AND PROXY SOLICITATIONS


Time, place and date..............................    10:00 a.m. at the offices of IVAX Corporation, 4400 Biscayne
                                                      Boulevard, Miami, Florida 33137 on March 5, 2001.

Purpose...........................................    To consider and vote upon:

                                                      .  a proposal to approve the merger agreement and the merger;
                                                      .  a proposal to increase our authorized common stock and
                                                         change our name; and
                                                      .  any other business that may be properly presented at the meeting.

                                                      We know of no other matters to be brought before the meeting.

Quorum............................................    Presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of common stock entitled to vote at the meeting.

Record date.......................................    The close of business on January 5, 2001.

Recommendation of the board of directors..........    Our board of directors believes that the merger agreement
                                                      and the merger, the increase in authorized common stock, and the name change are each advisable and in our best interests and in the best interests of our stockholders.  Accordingly, our board recommends that you vote FOR approval of the
                                                      merger agreement and the merger, the increase in authorized common stock, and the name change.


Shares held in street name.........................   If you hold your shares of our common stock in the name of a bank, broker or other nominee, you should follow the
                                                      instructions provided by your bank, broker or nominee when voting your shares or when granting or revoking a proxy.
                                                      Under the rules of the NASDAQ SmallCap Market, brokers who hold shares in street name for customers have the authority to vote on certain "routine" proposals when they have not
                                                      received instructions from beneficial owners.  Under these rules, such brokers are precluded from exercising their
                                                      voting discretion with respect to proposals for nonroutine matters such as the merger agreement and the merger.  Thus, absent specific instructions from you, your broker is not
                                                      empowered to vote your shares with respect to the approval and adoption of the merger agreement and the merger, the
                                                      increase in authorized common stock, and the name change.
                                                      Such a broker non-vote will have the same effect as a vote against each proposal.

Votes required.....................................   Each proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

                                                      Abstentions will have the same effect as votes against the merger agreement and the merger and the amendment to our
                                                      certificate of incorporation.

                                                      The failure of a stockholder to vote in person or by proxy will also have the effect of a vote against each proposal.

Shares outstanding.................................   As of January 1, 2001, we had 8,621,643 shares of common
                                                      stock outstanding and entitled to vote.

Preemptive rights..................................   None of our shares of common stock are entitled to
                                                      preemptive rights.

Voting procedures and proxies......................   A proxy card will be sent to each of our stockholders as of the record date.  If you received a proxy card, you may
                                                      grant a proxy vote on the proposals to approve the merger
                                                      and merger agreement, the increase in authorized common
                                                      stock, and the name change, by marking your proxy card
                                                      appropriately, executing it in the space provided, and
                                                      returning it to us.  If you hold your common stock in the
                                                      name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee
                                                      when voting your shares.

                                                      If you have timely submitted a properly executed proxy card, clearly indicated your votes, and have not revoked your
                                                      proxy, your shares will be voted as indicated.  If you have timely submitted a properly executed proxy card and have not clearly indicated your vote, your shares will be voted FOR each proposal.

                                                      If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have the discretion to vote on these matters in accordance with their best judgment.  Proxies voted against any
                                                      proposal will not be voted in favor of any adjournment of
                                                      the meeting for

                                                      the purpose of soliciting additional proxies.

Voting by holder of common stock...................   Each share of common stock is entitled to one vote at the
                                                      meeting.  You may vote by marking, signing, dating and
                                                      returning the enclosed proxy card in the postage-paid
                                                      envelope.  Each proxy that is received in time for the
                                                      meeting, and not revoked, will be voted in accordance with the instructions contained in that proxy.

Revocation.........................................   You may revoke your proxy card at any time prior to its
                                                      exercise by:

                                                      . giving written notice of such revocation to our corporate secretary;
                                                      . appearing and voting in person at the meeting; or
                                                      . properly completing and executing a later dated proxy and delivering it to our corporate secretary at or before the
                                                        meeting.

                                                      Your presence without voting at the meeting will not
                                                      automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken.

Validity...........................................   The inspectors of election will determine all questions as to the validity, form, eligibility (including time of
                                                      receipt) and acceptance of proxy cards.  Their determination will be final and binding.  Our board of directors has the right to waive any irregularities or conditions as to the
                                                      manner of voting. We may accept your proxy by any form of
                                                      communication permitted by Delaware law as long as we are
                                                      reasonably assured that the communication is authorized by you.

Solicitation of proxies............................   The accompanying proxy is being solicited on behalf of our board of directors.  We are responsible for the expenses of preparing, printing, and mailing the proxy and the materials used in the solicitation.  We have retained American Stock
                                                      Transfer to aid in the solicitation of proxies for a fee of approximately $500 and the reimbursement of its
                                                      out-of-pocket expenses.  Proxies may also be solicited by
                                                      personal interview, telephone and telegram by our directors and officers, who will not receive additional compensation for performing that service.  Arrangements may also be made with brokerage houses and other custodians, nominees and
                                                      fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock, and we will reimburse them for reasonable expenses they incur related to the
                                                      forwarding of solicitation materials.

Accountants........................................   BDO Seidman, LLP serves as our independent public
                                                      accountants.  Representatives of BDO Seidman, LLP plan to
                                                      attend the special meeting and will be available to answer appropriate questions.  The representatives will also have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

                                    THE MERGER

     This section of the proxy statement describes the proposed merger. While we believe that the description covers the material terms of the merger, it may not contain all of the information that is important to you. This discussion of the merger and the principal terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement and is incorporated into this proxy statement by reference. In addition, we incorporate important business and financial information about us into this proxy statement by reference. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 53.

GENERAL

     We are furnishing this proxy statement to you in connection with the solicitation of proxies by our board of directors for use at the special meeting. At the special meeting, you will be asked, among other things, to approve the merger and the merger agreement.

     The merger agreement provides that IVAX Diagnostics will merge with and into us, after which we will change our name from b2bstores.com Inc. to IVAX Diagnostics, Inc. After the merger, we will no longer engage in the businesses we had before the merger. After the merger, our only business will be the business of IVAX Diagnostics before the merger.

     IVAX Diagnostics is currently a wholly-owned subsidiary of IVAX.

     As of the effective time of the merger, all of the issued and outstanding shares of common stock of IVAX Diagnostics, will be automatically converted, in the aggregate, into the right to receive 20 million shares of our common stock. Because IVAX is the sole stockholder of IVAX Diagnostics, IVAX will be the sole recipient of those rights. We have attached a copy of the merger agreement to this proxy statement.

BACKGROUND OF THE MERGER

     By April 2000, roughly two months after the completion of our initial public offering, or IPO, substantial changes had occurred in the marketplace which forced our board of directors to re-evaluate our business plan and model.

     Under our IPO prospectus, our business plan focused on marketing our website as a business-to-business e-commerce site and attaining a high level of name recognition through various marketing expenditures. Members of our board of directors recognized, however, that this focus was proving to be unsuccessful in the changing marketplace, as several Internet companies with similar business plans began to face operating difficulties and many began going out of business. As these failures increased, capital sources began to generally require a more expedient profitability timetable from Internet companies than previously required.

     On May 1, 2000, our board of directors met to discuss the effect of the changing marketplace on our business plan and to try to determine whether our business direction should change. Our board of directors considered proposals to shift our business focus from the electronic business supply storefront and concentrate on other possible revenue sources. Additionally, our board of directors considered proposals to eliminate a large portion of our work force, thereby reducing our operating expenses or "burn rate."

     At a meeting of our board of directors on May 11, 2000, Company One made a presentation proposing a potential merger between our company and Company One or an affiliate of Company One. After the presentation, our board of directors resolved to invite Company One to submit a formal proposal concerning the proposition. At that same meeting, our board of directors also resolved to begin interviewing investment banking firms that could be retained to assist us in pursuing other strategic alternatives and maximizing stockholder value.

     On May 16, our board of directors again met to try to find a new direction for our business. Our board of directors was divided over which direction our business should take and the divisiveness resulted in the resignation of four of our nine directors on May 17, 2000. Subsequently, on May 25, 2000, a sixth director was added to our board of directors and an Investment Bank Committee of the board was formed to identify strategic business alternatives.

     At a meeting on June 2, 2000, our board of directors approved resolutions to hire Akin, Gump, Strauss, Hauer & Feld, L.L.P. as our merger and acquisition legal counsel and Houlihan, Lokey as our financial advisor. Houlihan, Lokey's services included:

 . reviewing our financial condition, operations, competitive environment, prospects, and related matters including assessing our valuation;

 . assessing the adequacy and fairness of offers received, including reviewing the structure of a transaction and the valuation of any non-cash consideration offered;

 .  assisting in the negotiations and closing of a transaction on our behalf;

 .  providing our board of directors with a fairness opinion;

 .  preparing an offering memorandum;

 . soliciting, coordinating, and evaluating indications of interest in us by potential strategic partners; and

 . providing other financial advisory and investment banking services reasonably necessary to accomplish the above.

     During this time, our board of directors proceeded to reduce our operating losses by reducing our workforce and terminating operational contracts, licenses, and agreements. On August 16, 2000, our board of directors approved a plan to eliminate a majority of our workforce. We continued negotiating a possible business combination with an affiliate of Company One until August 26, 2000, when our board of directors determined that continuing the negotiations was not in the best interest of our stockholders.

     During their retention as our financial advisors, Houlihan, Lokey conducted extensive marketing efforts and contacted or held discussions with over 41 parties, including both strategic partners and financial buyers. Detailed information was presented to our board of directors from interested parties, including business plans, financial projections, valuation indications, and proposed transaction structures. Our board of directors and Houlihan, Lokey reviewed information received from interested parties, and conducted follow-up due diligence calls with certain interested parties to obtain additional information. This follow-up information was then assessed and analyzed by our board of directors and Houlihan, Lokey. The results and conclusions of this process were reported in a presentation to our board of directors by Houlihan, Lokey. After reviewing its alternatives, our board of directors concluded that IVAX Diagnostics represented the best alternative for maximizing stockholder value. Some of the criteria considered by our board of directors was a comparison of cash flows, operating history and a presence in a solid industry.

     On September 7, 2000, an initial meeting at the headquarters of IVAX in Miami, Florida was held to attend a management presentation and discuss IVAX Diagnostics' business plan. In attendance at this initial meeting were Randall
K. Davis, one of our board members and special chairman to our Investment Bank Committee, Dr. Phillip Frost, Chairman of IVAX, senior management of IVAX and Diamedix, representatives of Houlihan, Lokey, and financial advisors to IVAX. At this meeting, IVAX proposed a merger between b2b and IVAX Diagnostics in which IVAX would receive 20 million shares of our common stock. IVAX further proposed all intercompany obligations of IVAX Diagnostics to IVAX would be assumed in the merger and all available cash of IVAX Diagnostics would be distributed to IVAX prior to completing the proposed merger. Our board of directors and Houlihan Lokey responded to this offer by informing IVAX that it was not possible to assess the offer without completing a due diligence investigation of IVAX Diagnostics. At a board of directors meeting held on September

21, 2000, our board of directors authorized continued negotiations of a proposed merger with IVAX Diagnostics. Following the authorization and direction by our board of directors, Houlihan, Lokey immediately began to perform further due diligence on IVAX and IVAX Diagnostics. In addition, our board approved the retention of a consultant. The consultant analyzed the product offerings and strategic plan of IVAX Diagnostics and provided our board with an assessment and visited IVAX Diagnostics' facilities in Miami, Florida and Pomezia Roma, Italy. On October 5, 2000, a subsequent meeting was held in Miami to conduct additional due diligence, and was attended by Dr. Frost, senior management of Diamedix, and representatives of Houlihan, Lokey. Our representatives met with various IVAX and Diagnostics personnel on several occasions to discuss and negotiate points concerning the merger. During these negotiations, it was agreed that IVAX Diagnostics would merge with and into us and IVAX would receive 20 million shares of our common stock; however, IVAX agreed to eliminate all intercompany indebtedness and assure that IVAX Diagnostics would have at least $2.0 million in cash at the time the merger is completed.

     In October 2000, a one-day due diligence meeting at the headquarters of IVAX Diagnostics in Miami, Florida, which was attended by representatives of Houlihan, Lokey, our consultant, Giorgio D'Urso, President and CEO of IVAX Diagnostics, Diamedix, and Delta and Duane M. Steele, Chief Operating Officer of Diamedix, yielded several observations, which were communicated to our board of directors.

     First, it was determined that IVAX Diagnostics has a cost-competitive product line which serves as a strong foundation to support both a high growth and high margin business model. It was noted that as a direct manufacturer of both reagents and the Mago instrument, IVAX Diagnostics is positioned to earn higher profit margins than its competitors.

     In addition, it was observed that IVAX Diagnostics' recent growth is at the top of its comparables, and its projected profitability is strong relative to the industry. This indicates that IVAX Diagnostics may trade at attractive multiples. Specifically, IVAX Diagnostics compares well in this regard to certain competitors, which include publicly traded companies such as Bio-Rad Laboratories, Inc., which is highly leveraged and facing the task of integrating its acquisition of Pasteur Sanofi Diagnostics, Hemagen Diagnostics Inc., which has experienced revenue declines due to a loss in market share, and Carter-Wallace, Inc., which may be seen as focused in less aggressive industries. As a result, given IVAX Diagnostics' recent and projected revenue growth, its niche focus, and solid customer base, IVAX Diagnostics should trade well compared to its competitors.

     Moreover, according to its management, IVAX Diagnostics is attempting to target a series of immunoassay testing niches believed to be under-served by current vendors. By selecting smaller test niches, IVAX Diagnostics hopes to avoid major sales competition against the billion-dollar in vitro diagnostics manufacturers, such as Abbott Laboratories, Bayer Diagnostics, and Diagnostic Products Corporation.

     Furthermore, based upon the initial success of the Mago instrument, IVAX Diagnostics has entered into a distribution agreement with Sigma Diagnostics, a division of publicly-traded Sigma-Aldrich Corporation, a multi-billion dollar corporation, which provides for Sigma to purchase a specified number of instruments during a certain time period. IVAX Diagnostics' management believes that its experience with Sigma can be considered as favorable validation of the market acceptance for IVAX Diagnostics' products.

     In October 2000, a due diligence visit was conducted in Springdale, Arkansas. Representatives from Houlihan, Lokey met with Kevin Clark, Chief Operation Officer of ImmunoVision, to discuss company operations, ImmunoVision's relationship with Diamedix and Delta, and future projections. Several observations were made from this meeting, and were communicated to our board of directors.

     First, ImmunoVision runs a unique, relatively high-margin business. Essentially, it is a dominant supplier in a very focused niche of the diagnostic test kit market. ImmunoVision supplies Diamedix and most of its competitors in this niche market with the antigens needed for its autoimmune assays. While ImmunoVision does not hold any patents on its technologies, the market is difficult for potential competitors to penetrate due to the limited size of the market and the fact that ImmunoVision has strong relationships with many of the key participants.

     Also, ImmunoVision provides Diamedix a significant cost advantage in the selected tests within the autoimmune market. The autoimmune antigens supplied to Diamedix are produced at a low cost relative to the retail price paid by Diamedix' competitors. Some of ImmunoVision's customers have attempted to manufacture these antigens on their own, but have returned to ImmunoVision because they cannot create the same quality of product in a cost-efficient manner. Therefore, this enviable strategic relationship ensures Diamedix a quality source of supply at a cost potentially less than its competitors. The savings created through the strategic relationship with ImmunoVision translates into a significant cost savings on those respective individual autoimmune test kits at the Diamedix level.

     The due diligence meeting yielded additional insights from Houlihan, Lokey, which were discussed with our board of directors, and which suggested that ImmunoVision is a strong company that is well positioned in its niche market. Among other things, the company benefits from:

 . a strong labor pool in northwest Arkansas through a strong relationship with the University of Arkansas;

 . relationships with key academicians within the diagnostics testing field in order to keep abreast of developing technologies;

 .  a unique market niche with limited competition; and

 .  strong company management and experience.

     Representatives from Houlihan, Lokey and our consultant discussed with our board of directors the conclusion that ImmunoVision is a key component in the vertically integrated business model created by IVAX Diagnostics. The competitive advantages from having an internal source of antigen production are numerous and position ImmunoVision to compete effectively on price, quality, and service.

     Further due diligence meetings were conducted over two days on October 25 and 26, 2000 at the headquarters of Delta in Pomezia Roma, Italy. These meetings were attended by Houlihan, Lokey, our consultant, Mr. D'Urso and members of Delta's management team.

     On November 9, 2000, Randall Davis met with Messrs. D'Urso, Steele, and Deutsch in Miami, Florida to discuss IVAX Diagnostics' business and tour the Diamedix facility. Mr. D'Urso discussed the general business strategy of IVAX Diagnostics and the mechanisms used in its Mago sales. Outside legal counsel for our company discussed various outstanding issues with the IVAX Diagnostics representatives, including the lack of a patent on the Mago system, the status of its contract with Sigma, and the status of any FDA investigations.

     On November 10, 2000, our board of directors held a meeting in Miami, Florida. Representatives from Houlihan, Lokey made a formal presentation to our board which covered an overview of the process to date, an overview of IVAX Diagnostics, the industry, a due diligence summary and the valuation and fairness analysis. Overall, our board of directors, Houlihan, Lokey and our consultant concurred that meetings with the executive teams in Miami, Florida, Springdale, Arkansas, and Pomezia Roma, Italy were thorough. Answers to questions were provided openly and without much difficulty or delay. The business objectives presented by executives of IVAX Diagnostics, Delta and ImmunoVision appeared to be consistent with their respective companies' actual market experience during the past two years. Thus, the observation communicated to our board was that IVAX Diagnostics provided full disclosures about its experience in marketing test kit assays and the automated Mago instrument in the United States and Italy.

     Our board of directors was also apprised of the competitive landscape which suggested that many of IVAX Diagnostics' competitors are purchasing either instruments or reagents manufactured by third parties. IVAX Diagnostics, on the other hand, has a significant cost advantage in the diagnostic marketplace because it manufactures its own reagents at Diamedix, and its own automated immunoassay instrument at Delta. This vertical integration results in a potential strategic advantage in both costs and processes, especially in its respective market niche.

     In addition, Houlihan, Lokey discussed the results of the due diligence efforts at the Delta facility. Several observations were made. First, Delta manufactures the Mago instrument, which is subsequently resold to others such as Sigma and internally to Diamedix. Moreover, Diamedix is aggressively pursuing a purchasing plan known as "reagent rental," whereby the customer will pay Diamedix a pre-agreed price for each test performed on the instrument. This rental price will incorporate the cost of the reagent and the cost of the Mago instrument. By owning Delta, IVAX Diagnostics is positioned to take advantage of the cost advantage created from its self manufacture of instruments and reagents.

     During our investigation of Delta, it was also noted that Delta appears to have a robust product line which can evolve and successfully incorporate new testing technology as it becomes available in the marketplace. Consequently, IVAX Diagnostics may be less exposed to technological obsolescence. In theory, it can provide an ever-increasing menu of tests to its installed base of automated immunoassay instruments. This approach has the potential for creating a significant strategic advantage as a "razor" and "razor blade" business model.

     Also, the Mago system provides a potential competitive advantage offering the end-user an "open system" which enables other producers' test kits to be run on it. The result is a proactive marketing and surveillance tool to assess the frequency of new tests as opposed to the "closed systems" currently offered by competitors such as Abbott, which restricts the capabilities of the instrument to only test kits offered by the instrument manufacturer.

     By mid-November of 2000, we had effectively reduced our workforce to six active employees and reduced our operating expenses to a level that produced operational revenues due to our interest income from our cash and cash equivalents.

     On November 20, 2000, our board of directors held a telephonic meeting. During that meeting, representatives of Houlihan, Lokey provided an overview to our board of the proposed strategic combination with IVAX Diagnostics, reviewed several provisions of the definitive agreement and discussed the valuation analysis prepared by Houlihan, Lokey. Houlihan, Lokey then delivered to our board of directors its oral opinion, subsequently confirmed in writing in an opinion dated as of November 21, 2000. For a discussion of Houlihan, Lokey's opinion, see "Opinion of Financial Advisor" on page 37. Our board of directors then reviewed its reasons for the business combination and, based upon the information presented, unanimously approved the merger, the merger agreement and the completion of the transactions related to the merger agreement as advisable and in the best interests of our stockholders. The merger agreement was signed on the morning of November 21, 2000. A joint press release announcing the merger was issued in the afternoon of November 21, 2000.

     On December 1, 2000, our board of directors authorized the complete shut-down of our website and the further reduction of our workforce to preserve our cash.

OUR REASONS FOR THE MERGER

     Our board of directors considered various factors in unanimously approving the merger, including those described below.

     Industry Leadership Position. We believe that it is the goal of IVAX Diagnostics to become a vertically integrated, market-driven entity that is able to secure a leading market position in the specific market segments of the in vitro diagnostics market that include autoimmune immunoassays, TORCH assays, Epstein-Barr Virus assays, H. pylori, and Lyme assays.

     International Growth Platform. The platform that IVAX Diagnostics offers is international. IVAX Diagnostics develops, manufactures and markets proprietary diagnostic reagents, instrumentation and software on a direct basis in the United States and Italy through Diamedix, Delta, and Immunovision. This established operating platform provides us with an immediate business operation, which will provide an opportunity to significantly enhance stockholder value.

     Complementary Acquisition and Growth Strategies. Our scope of resources will be greatly expanded as a consequence of the merger. As a result of the addition of our assets to the current business of IVAX Diagnostics, the combined company's acquisition and development currency will be significantly enhanced in the form of both cash and stock.

     Experienced Management. IVAX Diagnostics' management team is highly experienced and well regarded. Our board of directors believes that the strength and experience of the combined company's management team will benefit from the substantially larger pool of resources available to the combined company and that the combined company management team can effectively and efficiently lead the combined company to maximize stockholder value.

     Complementary Assets. Our assets consist primarily of cash and our status as a public company. The merger will significantly expand our operations by providing an international operating company, consisting of three operating divisions coupled with a market proven, vertically integrated product and a strong management team that will make efforts to implement an aggressive growth strategy.

     Stronger Pro Forma Financial Profile. After the merger, we will have a significantly improved balance sheet and income statement than our current company profile. Our board believes that this will result in an improved ability to increase stockholder value through internal growth and strategic acquisitions.

     Opinion of Financial Advisor. Our board of directors also considered the presentation and opinion of Houlihan, Lokey as described below, which provided that, subject to and based upon the various considerations set forth in the opinion, the merger is fair to our public stockholders from a financial point of view.

     Based on these and other factors that board members deemed relevant, our board unanimously approved the merger agreement and the merger. Our board of directors believes that the merger agreement and the merger are advisable and in the best interest of our stockholders and recommends that our stockholders approve the merger agreement and the merger.

     The above discussion of the information and factors considered and given weight by our board of directors is not intended to be exhaustive. However, the discussion is believed to include all material factors considered by our board of directors. In reaching the decision to approve and recommend approval to our stockholders of the merger, our board of directors did not assign any relative or specific weights to the factors considered. In addition, individual directors may have given differing weights to different factors.

     Our board of directors realizes that there are significant risks associated with the merger. These risks include, among others, the risk that IVAX Diagnostics will not be profitable and the risk that some of the potential benefits set forth above may never be realized or that there may be significant costs associated with realizing those benefits. These factors are discussed more fully in this proxy statement under "Risk Factors" on page 7. On balance, our board of directors believes that the positive factors should outweigh any negative factors, although we can give no assurance in this regard.

OPINION OF FINANCIAL ADVISOR

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan, Lokey in preparing their fairness opinion. This summary is not a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan, Lokey or a complete description of its presentation. Houlihan, Lokey believes, and has advised our board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

     We retained Houlihan, Lokey to act as our investment banker and to render an opinion as to the fairness, from a financial point of view, of the merger to our public stockholders. At the November 10, 2000 meeting of our board of directors, Houlihan, Lokey presented the analysis described below and delivered its opinion that, as of that date and based on the matters described in their opinion, the merger is fair to our public stockholders from a financial point of view.

     THE COMPLETE TEXT OF HOULIHAN, LOKEY'S OPINION IS ATTACHED TO THIS PROXY STATEMENT. THIS SUMMARY OF THEIR OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THEIR COMPLETE OPINION. WE URGE YOU TO READ THE COMPLETE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY HOULIHAN, LOKEY.

     Houlihan, Lokey's opinion to our board of directors addresses only the fairness from a financial point of view of the consideration to be received by our stockholders who will hold approximately 30% of our common stock after the merger on a fully diluted basis, and does not constitute a recommendation to you as to how you should vote at the special meeting.

     In connection with the preparation of its opinion, Houlihan, Lokey made the reviews, analyses and inquiries as they deemed necessary and appropriate under the circumstances. Among other things, Houlihan, Lokey:

 . reviewed our audited financial statements contained in our prospectus from June 28, 1999 (inception) to December 31, 1999, and our unaudited financial statements for the quarter ended September 30, 2000, which we have identified as being the most current financial statements available;

 . reviewed IVAX Diagnostics' audited financial statements for the last two fiscal years ended December 31, 1999, and unaudited financial statements for the quarter ended September 30, 2000, which we have identified as being the most current financial statements available;

 .  reviewed the merger agreement;

 . met with our senior management to discuss our operations, financial condition, future prospects, and projected operations and performance;

 .  visited certain of our facilities and business offices;

 . met with certain members of the senior management of IVAX Diagnostics to discuss the operations, financial condition, future prospects, and projected operations and performance of IVAX Diagnostics;

 .  visited certain facilities and business offices of IVAX Diagnostics;

 . reviewed forecasts and projections prepared by IVAX Diagnostics' management with respect to IVAX Diagnostics for the projected fiscal years December 31, 2000 through December 21, 2004;

 . reviewed the historical market prices and trading volume for our publicly traded securities;

 . reviewed many other publicly available financial data for companies that Houlihan, Lokey deemed comparable to IVAX Diagnostics, and publicly available prices and premiums paid in other transactions that we considered similar to the merger; and

 . conducted such other studies, analyses, and inquiries as Houlihan, Lokey deemed appropriate.

In assessing the financial fairness of the merger consideration to our public stockholders, Houlihan, Lokey:

 . independently valued the common equity of IVAX Diagnostics using widely accepted valuation methodologies;

 .  analyzed the reasonableness of the consideration being offered in the merger;
   and

 .  reviewed the valuation implications of the merger to our stockholders.

   Valuation of IVAX Diagnostics

     The various approaches utilized by Houlihan, Lokey were the market multiple approach, the comparable transactions approach, and the discounted cash flow approach.

     The market multiple approach is a method of determining the fair market value of a company. The approach is one of determining operating levels, which are considered to be representative of the future performance of the subject company, and capitalizing these figures by an appropriate risk-adjusted rate. The capitalization rate is an expression of what investors believe to be a fair and reasonable rate of return for the particular security, given the inherent risk of ownership. It also incorporates expectations of growth and rests on the implicit assumption that some level of earnings will be generated by the enterprise into perpetuity. The most common means of obtaining capitalization rates is to examine publicly traded companies with similar risk and growth profiles compared with the subject company and to use the public company capitalization rates as a basis for choosing capitalization rates for the subject company. Capitalization rates obtained in this manner are generally expressed as ratios of the various operating levels, and are referred to as market multiples.

     The comparable transaction approach analyzes companies that have recently been sold in the public marketplace. In this approach, the total price paid for the subject company is related to earnings and cash flow figures which yield implied transaction multiples. The acquired company is then compared with the subject company on the basis of risk and expected return, and its transaction multiples are used as a basis for selecting appropriate multiples for the subject company.

     The discounted cash flow approach is another method of determining the value of an operating enterprise. This approach entails determining the appropriate cash flows to discount, based upon projected income statements and balance sheets for the enterprise. An appropriate discount rate for the enterprise projections is selected based upon an analysis of alternative investments, including public company discounts rates. The terminal value, which is the value of the enterprise at the end of the projected period, is determined by using a market multiple approach. The summation of the discounted value of the projected periods and the discounted value of the terminal value determines the subject company's enterprise value. To determine the fair market value of the subject company's common equity, adjustments must be made for interest bearing debt net of cash and any preferred equity.

     Market Multiple Approach. Using publicly available information, Houlihan, Lokey compared selected financial data of IVAX Diagnostics with similar data of various companies engaged in businesses considered by Houlihan, Lokey to be comparable to that of IVAX Diagnostics. The companies Houlihan, Lokey considered comparable were Abbott Laboratories, Bio-Rad Labs, Carter-Wallace, Inc., Diagnostics Products Corporation, Diametrics Medical, Inc., Hemagen Diagnostics, Hycor Biomedical, Meridian Diagnostics, Inc., Sigma-Aldrich, and Ventana Medical Systems, Inc. Houlihan, Lokey reviewed certain diagnostics test kits companies other than the companies mentioned above, but determined that these other companies were not comparable to IVAX Diagnostics due to differences in the type of business, end-markets served and operating characteristics. For each of the comparable companies, Houlihan, Lokey calculated, reviewed and analyzed numerous financial and operating performance ratios, as well as numerous market capitalization ratios, such as the enterprise value, or EV, (aggregate equity plus total interest-bearing debt less cash) to the latest twelve months (based on the most recent quarterly information publicly available as of November 10, 2000) revenues and latest twelve months earnings before interest, taxes, depreciation and amortization, or EBITDA, and earnings before interest and taxes, or EBIT.

     Three of the ten comparable companies were unprofitable on an EBIT and EBITDA basis. As a result, these three companies were excluded from consideration in evaluating earnings multiples. Analyst estimates of year forward revenue, EBITDA or EBIT results were used to calculate forward multiples for six of the ten comparable companies for the 2001 projected fiscal year and estimates were available for three of the ten companies for the 2002 projected fiscal year.

The review of the comparable companies indicated the following:

                                               --------------------------Latest Twelve Months-----------------------
                                                EV/Revenues                  EV/EBITDA (1)               EV/EBIT (1)
                                               ---------------------------------------------------------------------
Low                                                0.84 x                      6.2 x                        9.8 x
High                                              10.39 x                     23.3 x                       65.4 x

Median                                             2.51 x                     11.2 x                       15.7 x
Mean                                               3.61 x                     13.1 x                       22.9 x

(1) Three companies' results were excluded from the range for reasons described above, including Diametrics Medical, Hemagen Diagnostics, and Ventana Medical Systems.


                                               --------------------------Next Fiscal Year---------------------------
                                                EV/Revenues                  EV/EBITDA                     EV/EBIT
                                               ---------------------------------------------------------------------

Low                                                2.12 x                      5.7 x                        7.9 x
High                                               5.53 x                     22.0 x                       35.9 x

Median                                             4.36 x                     11.1 x                       13.4 x
Mean                                               3.88 x                     12.3 x                       16.5 x

                                               Next Fiscal Year +1
                                               EV/Revenues
                                               -------------------

Low                                                2.12 x
High                                               5.53 x

Median                                             4.36 x
Mean                                               3.88 x


All multiples were based on closing stock prices on November 8, 2000. Applying these multiples to the representative levels of revenue and earnings for IVAX Diagnostics indicates an enterprise value between $35.4 and $135.9 million with a median value of $68.7 million.

     Comparable Transaction Approach. Houlihan, Lokey reviewed certain recent mergers and acquisition transactions reported in SEC filings, public company disclosures, press releases, industry and popular press reports, and databases that involved companies comparable to IVAX Diagnostics. Houlihan, Lokey reviewed nine transactions that had occurred in the diagnostics test kits industry since July 1999 and had sufficient financial information available for analysis.

     Houlihan, Lokey compared EVs (in the selected transactions as multiples sales), EBIT, and EBITDA for the transactions. Information regarding five transactions yielded meaningful enterprise value to revenue multiples; only two transactions provided significant enterprise value to EBITDA multiples; only one
transaction indicated a valuable enterprise value to EBIT multiple.   The
summary of the transaction multiples analyses is as follows:


            --------------------------Latest Twelve Months-----------------------
                  EV/Revenues               EV/EBITDA               EV/EBIT
            -----------------------   ---------------------   -------------------

Low         1.60x                     7.0x                    12.6x
High        3.88x                     7.7x                    12.6x

Median      1.80x                     7.4x                    12.6x
Mean        2.29x                     7.4x                    12.6x

Given the lack of publicly available information on most of the transactions Houlihan, Lokey reviewed, Houlihan, Lokey did not rely on the above analysis as an indication of IVAX Diagnostics' value.

     Discounted Cash Flow Approach. Using the discounted cash flow approach, Houlihan, Lokey estimated the present value of the future cash flows that IVAX Diagnostics could be expected to produce over a four-year period in fiscal years 2000 through 2004 under the various assumptions and in accordance with management forecasts and estimates as to future performance assuming that IVAX Diagnostics continued to operate on a stand-alone basis and without giving effect to the merger.

     The discounted cash flow was calculated assuming discount rates ranging from 20% to 30%, which reflects the assumed risk of the projected cash flows, and was comprised of the sum of the present values of:

 .  the projected free cash flows for the years 2000 through 2004; and

 . the anticipated future 2003 exit value based upon a range of multiples of 6.0x to 8.0x of its future 2004 EBITDA.

This analysis produced value indications ranging from $78.1 million and $104.1 million.

Fairness of consideration

     To determine the fairness of the merger to our public stockholders from a financial point of view, Houlihan, Lokey compared the value implied by IVAX Diagnostics' offer to our publicly traded stock price at that time.

     Houlihan, Lokey concluded that the combined value of us and IVAX Diagnostics, giving consideration to the valuation indications of IVAX Diagnostics, the pro forma cash balance of the combined entity and the estimated transaction costs, was between $80.7 million and $144.0 million. On a fully diluted basis, this indicates a value of $2.74 per share to $4.88 per share.
The low end of these value indications represent a 96.3% premium to the closing price of our common stock 60-days prior to the date of the opinion, a 50.5% premium to the price 30-days prior to the opinion, and an 88% premium to the closing price on the day prior to the opinion.

Assessment of our strategic alternatives to the merger

     In evaluating the fairness of the merger, from a financial point of view, Houlihan, Lokey considered the expected value to us of completing the merger and certain other alternatives to the merger. With regard to each alternative, Houlihan, Lokey's analysis qualitatively considered the valuation implications to us, the probability of successfully completing the alternative, and the cost and time to implement. In assessing strategic alternatives available, Houlihan, Lokey also considered the majority stockholders' agreement to tender their shares.

     For purposes of this analysis Houlihan, Lokey considered the following strategic alternatives:

 . status quo;

 . sale of us to another buyer; and

 . our liquidation.

Houlihan, Lokey noted that of the strategic alternatives considered, the merger appears to provide the greatest potential value to us.

     For purposes of its opinion, Houlihan, Lokey relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by us and IVAX Diagnostics or otherwise made available to Houlihan, Lokey and did not assume responsibility for the independent verification of that information. Houlihan, Lokey relied upon the assurances of the financial management of IVAX Diagnostics that:

 . the information provided to Houlihan, Lokey by them was prepared on a reasonable basis;

 . the financial planning data and other business outlook information reflects their best currently available estimates;

 . they were not aware of any information or facts that would make the information provided to Houlihan, Lokey incomplete or misleading; and

 . there were no material changes in IVAX Diagnostics' financial condition, results of operations, business or prospects since the date of the last financial statements or information made available to Houlihan, Lokey.

     Houlihan, Lokey drew no specific conclusion from its comparable company, comparable transaction, discounted cash flow and market trading analyses, but subjectively factored its observations from these analyses into its qualitative assessment of the relevant facts and circumstances. Houlihan, Lokey analyzed IVAX Diagnostics as a going concern. Houlihan, Lokey's analyses indicated that the consideration to be received by our public stockholders in connection with the merger is fair from a financial point of view.

     Houlihan, Lokey expressed no opinion as to the price at which shares of IVAX Diagnostics common stock would have traded or at which these shares may trade at any future time. The opinion is based on information available to Houlihan, Lokey and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion.
Houlihan, Lokey's opinion is based on the business, economic, market and other conditions as they existed as of November 10, 2000 and on the projected financial information provided to Houlihan, Lokey as of such date. Except as set forth above, Houlihan, Lokey did not make any independent appraisal of the specific properties or assets of IVAX Diagnostics.

     The summary set forth above describes the material points of more detailed analyses performed by Houlihan, Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan, Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan, Lokey believes that its analyses and summary set forth herein must be considered as a whole. In its analysis, Houlihan, Lokey made numerous assumptions with respect to IVAX Diagnostics' industry performance, general business, economic, and market and financial conditions, many of which are beyond IVAX Diagnostics' control. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. However, there were no specific factors reviewed by Houlihan, Lokey that did not support its opinion. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     Houlihan, Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. As part of its investment banking business, Houlihan, Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. We selected Houlihan, Lokey because of its investment banking experience and expertise in performing valuation and fairness analysis. Houlihan, Lokey does not beneficially own nor has it ever beneficially owned any interest in us.

     Fees and Expenses. We retained Houlihan, Lokey as of June 1, 2000 to act as our investment banker as well as to analyze the fairness of the merger consideration to our public stockholders from a financial point of view. We have agreed to pay Houlihan, Lokey a fee of $150,000 for its fairness opinion and additional investment banking fees aggregating $725,000 in connection with the merger, plus reasonable out-of-pocket expenses incurred in connection with the merger. We have also agreed to indemnify Houlihan, Lokey and its directors, officers, agents and employees against certain liabilities and expenses in connection with the rendering of its services.

RECOMMENDATIONS OF OUR BOARD OF DIRECTORS

     Our board of directors recommends that you vote FOR each of the following proposals:

 .  approving the merger and merger agreement; and

 . approving an amendment to our articles of incorporation to increase the number of authorized shares of our common stock and change our name to IVAX Diagnostics.

EFFECTS ON COMMON STOCK

     Our Common Stock. Each share of our common stock that is issued and outstanding at the effective time of the merger will remain issued and outstanding after the merger. However, because additional shares of our common stock will be issued as a result of the merger and related transactions, your equity interest in us will be substantially diluted from 100% of our issued and outstanding common stock prior to the merger to 30% of our issued and outstanding common stock immediately after the merger.

     IVAX Diagnostics' Common Stock. Each share of IVAX Diagnostics' common stock that is issued and outstanding at the effective time of the merger will be automatically converted into our common stock in accordance with an exchange ratio, or formula. The exchange ratio is a fraction, the numerator of which is the number of shares of our common stock that IVAX will receive under the merger agreement. This number will consist of the 20 million shares of common stock that IVAX is entitled to receive plus any additional shares that IVAX will receive if we fall short of our minimum cash holding requirements. That total number of shares will then be divided by the number of shares of IVAX Diagnostics' common stock that are issued and outstanding at the effective time of the merger. The result will be the number of shares of our common stock into which each share of IVAX Diagnostics' common stock may be converted. Once the shares of IVAX Diagnostics' common stock are converted into shares of our common stock, the shares of IVAX Diagnostics' common stock will no longer be deemed to be issued and outstanding and will be automatically cancelled. IVAX will surrender its certificates of IVAX Diagnostics' common stock to us, and will be entitled to receive the appropriate number of shares of our common stock as determined by the exchange ratio described above.

FRACTIONAL SHARES

     We will not issue any fractional shares as a result of the merger. We will not pay any compensation as a result of fractional shares. Instead, fractional shares will be rounded down to the nearest whole number.

STOCK OPTIONS

     At the effective time of the merger, and subject to any restrictions imposed by applicable laws, we will automatically assume commitments of IVAX Diagnostics with respect to warrants, stock options, convertible or exchangeable securities, pre-emptive rights, phantom stock, stock appreciation rights, and similar rights. In addition, we will assume each plan providing for the issuance or grant of IVAX Diagnostics common stock, and will amend such plans to reflect the occurrence of the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Tax Opinions. Our obligation to complete the merger is conditioned upon the receipt of a tax opinion from our counsel Akin, Gump, Strauss, Hauer & Feld, L.L.P. No ruling from the IRS with respect to the merger has been, or will be, sought. The tax opinion will not prevent the IRS from adopting a contrary position. The tax opinion will assume the absence of changes in existing facts and relies on customary assumptions, representations, and covenants, including those continued in certificates of officers of us, IVAX and others.

     Tax Implications to Stockholders. The tax opinion will state that, except as limited by the matters discussed below under "Assumption and Limitations" and assuming the merger is completed in the manner contemplated in this proxy statement and in accordance with the merger agreement:

 . because your shares will remain unchanged as a result of the merger, you will not recognize any gain or loss on your common stock for federal income tax purposes as a result of the merger;

 . the aggregate tax basis of your common stock will not change as a result of the merger; and

 . the holding period of your common stock will not change as a result of the merger.

     Tax Implications to Us and IVAX. The merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Neither we nor IVAX will recognize any gain or loss for federal income tax purposes as a result of the merger.

     Assumptions and Limitation. The above discussion is, and tax opinion will be, based on laws, regulations, rulings, and decisions in effect on the date of this proxy statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations.



     THE DISCUSSION ABOVE ADDRESSES, AND THE TAX OPINION WILL ADDRESS, THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, BUT DOES NOT AND WILL NOT PURPORT TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS DISCUSSION DOES NOT, AND THE TAX OPINION WILL NOT, ADDRESS THE FOLLOWING:


 .  ANY NON-INCOME TAX OR ANY FOREIGN, STATE, OR LOCAL TAX CONSEQUENCES OF THE
   MERGER; OR

 .  THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER.

     WE STRONGLY URGE YOU TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

ACCOUNTING TREATMENT

     We believe that this merger will be treated as a capital transaction equivalent to the issuance of stock by IVAX Diagnostics for our net monetary assets (our net monetary assets were approximately $24,867,000 as of September 30, 2000), accompanied by a recapitalization of IVAX Diagnostics.

REGULATORY APPROVALS

     Pursuant to the HSR Act, the merger cannot be completed until after we have given certain information and materials to the Federal Trade Commission and a required waiting period has expired or been terminated. We and IVAX expect to submit pre-merger notification and report forms on or about January 19, 2001. The FTC has the authority to challenge the merger on antitrust grounds by seeking a Federal court order enjoining the merger pending an administrative hearing.

APPRAISAL RIGHTS

     Holders of our common stock will not have appraisal rights under Section 262 of the Delaware General Corporation Law.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS AFTER THE MERGER

     Board of Directors. After the merger, our board of directors will consist of seven directors. Five members of the board will be designated by IVAX, and two will be designated by us. Our two board members will be Jay Raubvogel and Randall Davis, who currently serve on our board of directors. On or prior to the effective date of the merger, all of the members of our current board, except Jay Raubvogel and Randall Davis, will deliver their resignations to us. The remaining directors will then fill the vacancies created by the resignations with the five designees of IVAX at and as of the effective time of the merger.

     Executive Officers. On or prior to the effective date of the merger, all of our current officers will be terminated. It is anticipated that all of the officers of IVAX Diagnostics will remain with the combined company.

     Upon completion of the merger, we expect the following individuals to serve as executive officers in the capacities set forth below:

                                                                                                                 CURRENT COMPANY
       NAME                   AGE                                   POSITION                                       AFFILIATION
-------------------      -----------      ----------------------------------------------------------      -------------------------
Giorgio D'Urso                 65                            President and CEO                            IVAX Diagnostics
Duane M. Steele                50                  Vice President - Business Development                  IVAX Diagnostics
Mark Deutsch                   38           Chief Financial Officer and Vice President -Finance           IVAX Diagnostics

DIRECT OR INDIRECT INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     Upon execution of the merger agreement, we paid a director, Mr. Davis, $100,000 in cash, and we granted options to acquire 50,000 shares of our common stock at an exercise price of $1.81 for a period of five years to two of our directors, Messrs. Walke and Raubvogel. In addition, we have agreed to settle the employment agreements upon termination of the employment of our executives upon completion of the merger, Richard Kandel and Mark Voorhis, for $400,000 and $161,000, respectively.

COSTS AND EXPENSES OF THE MERGER

     We estimate that merger-related fees and expenses, consisting of fees and expenses of our investment bankers, consultants, attorney, and accountants, financial printing and related charges, severance costs, and travel expense, will total approximately $2.2 million, assuming the merger is completed. In addition, we will pay finders fees of $200,000 to Harter Financial, Inc. and $200,000 to GBI Capital Partners upon completion of the merger.

                               THE MERGER AGREEMENT

     This section describes various material provisions of the merger agreement. Because the description of the merger agreement contained in this proxy statement is a summary, it does not contain all the information that may be important to you. You should read carefully the entire agreement and plan of merger attached to this proxy statement before you decide how to vote.

THE MERGER

     The merger agreement provides that IVAX Diagnostics will merge with and into us, and, as a result, we will automatically acquire all of IVAX Diagnostics' assets and assume all of IVAX Diagnostics' liabilities and obligations. After the merger, we will change our name from b2bstores.com Inc. to IVAX Diagnostics, Inc. and we will no longer engage in the businesses we had before the merger; rather, after the merger, our only businesses will be the businesses of IVAX Diagnostics before the merger.

TIMING OF CLOSING

     The closing of the merger will occur as promptly as practicable after the conditions set forth in the merger agreement have all been satisfied or waived. Articles of merger will be filed with the Secretary of State of Florida and a certificate of merger will be filed with the Secretary of State of Delaware at the time of the closing, after which the merger will be effective.

MERGER CONSIDERATION

     As consideration for the merger, we will issue to IVAX 20 million shares of our common stock. Further, if we do not have a minimum of $22.0 million in cash or cash equivalents and a minimum of $22.0 million in stockholders' equity as of the effective time of the merger after giving effect to the payment of all of our transaction expenses, the accruals made for the termination of our existing business, and any associated payments, then IVAX may, at its sole option, terminate the merger agreement or (assuming all other conditions are satisfied or waived) complete the merger. In such an instance, if IVAX chooses to waive the condition and complete the merger, we would then be required to issue to IVAX one additional share of our common stock for each dollar by which $22.0 million exceeds our actual cash and cash equivalents at the time of closing.

     To illustrate, if, at the effective time of the merger, our cash and cash equivalents are only $21.6 million, then we would be $400,000 short of meeting the cash holding requirements. If IVAX were to agree to waive that condition and complete the merger, then IVAX would receive from us an additional 400,000 shares of our common stock. Therefore, we would be required to give IVAX a total of 20,400,000 shares of our common stock, which would consist of the 20 million shares that IVAX is entitled to receive under the merger agreement and the additional 400,000 shares.

CONDITIONS TO THE COMPLETION OF THE MERGER

     The merger is contingent upon the fulfillment of several conditions. If we, IVAX or IVAX Diagnostics fail to fulfill any of our respective conditions by June 30, 2001, then the other party may, in its sole discretion, terminate the merger agreement or waive the condition and proceed with the merger.

     Mutual Closing Conditions. Each party's obligation to complete the merger is subject to the satisfaction or waiver of each of the following conditions:

 . we must call a special meeting of stockholders, at which our stockholders must consider, vote upon and approve each of the merger and merger agreement, the increase in common stock, and the name change;

 .  all applicable HSR Act waiting periods must have expired or been terminated;
   and

 . there must be no litigation or other governmental action which either prohibits or seeks to prohibit the merger.

     Additional Closing Conditions for Our Benefit. Our obligation to complete the merger is subject to the following additional conditions:

 . the representations and warranties of IVAX and IVAX Diagnostics as set forth in the merger agreement must be accurate in all material respects as of the closing;

 . IVAX and IVAX Diagnostics must have performed in all material respects all of their obligations set forth in the merger agreement;

 . IVAX and IVAX Diagnostics must have delivered officer's certificates to us and our counsel;

 . IVAX and IVAX Diagnostics must have obtained all material required consents in connection with the merger;

 . we must have received an opinion of counsel to IVAX and IVAX Diagnostics reasonably acceptable to us and our counsel;

 . we must have received an opinion of our counsel that the merger will constitute a transaction described in Section 368(a) of the Internal Revenue Code;

 . IVAX Diagnostics must have, at the time of closing, after the payment of all its expenses related to the merger, at least $2.0 million in cash and cash equivalents and at least $4.4 million in stockholders' equity;

 . the fairness opinion that we received from Houlihan, Lokey must be reaffirmed at closing, and must not have been amended, modified or altered without the prior approval of our board of directors;

 . all intercompany indebtedness between IVAX and its affiliates, on one hand, and IVAX Diagnostics, on the other hand, must have been eliminated;

 .  we must have entered into a use of name license agreement with IVAX;

 .  we must have received a general release from IVAX; and

 . no event may have occurred, and no condition may exist, which has had a material adverse effect on IVAX Diagnostics or any of its subsidiaries.

     Additional Closing Conditions for IVAX' Benefit. The obligations of IVAX and IVAX Diagnostics to complete the merger is subject to the following additional conditions:

 . our representations and warranties as set forth in the merger agreement must be accurate in all material respects as of the closing;

 . we must have performed in all material respects all of our obligations set forth in the merger agreement;

 .  we must have delivered officer's certificates to IVAX and their counsel;

 . we must have obtained all material required consents in connection with the merger;

 . IVAX must have received an opinion from our counsel reasonably acceptable to them and their counsel;

 . IVAX must have received an opinion from their counsel that the merger will constitute a transaction described in Section 368(a) of the Internal Revenue Code;

 . we must have at the time of closing at least $22.0 million in cash and cash equivalents and at least $22.0 million in stockholders' equity after the payment of all of our expenses related to the merger, and after giving effect to all accruals made for the termination of our existing business and for the payment of all obligations associated with the termination of our existing business;

 . all of our directors, officers and employees must have resigned or been terminated, except Messrs. Raubvogel and Davis, who will remain as our directors;

 . we and IVAX must have received a written waiver from GHB Capital Partners and any other firm that performed investment banking services for us waiving all future and ongoing rights that they may have related to us, including GHB's right to appoint a representative to our board of directors; and

 . no event may have occurred, and no condition may exist, which has had a material adverse effect on us.

TERMINATION OF THE MERGER AGREEMENT

     We, IVAX and IVAX Diagnostics may mutually agree to terminate the merger agreement without completing the merger, even if our stockholders have already approved the merger. In addition, we may terminate the merger agreement:

 . at any time after June 30, 2001 if, by that date, any of the mutual closing conditions or closing conditions for our benefit have not been satisfied or waived;

 . if there has been any material breach, which cannot be cured by June 30, 2001, of any representation, warranty or covenant made by IVAX or IVAX Diagnostics in the merger agreement; or

 . if our board of directors, after consultation with outside legal counsel, determines that failure to terminate the merger agreement would be inconsistent with its fiduciary duties to our stockholders and, in good faith, withdraws or modifies its recommendation of the approval of the merger agreement and the merger in a manner adverse to IVAX or IVAX Diagnostics.

IVAX may terminate the merger agreement:

 . at any time after June 30, 2001, if, by that date, any of the mutual closing conditions or closing conditions for their benefit have not been satisfied or waived;

 . if there has been any material breach, which cannot be cured by June 30, 2001, of any representation, warranty or covenant made by us in the merger agreement;

 . if any person (together with that person's affiliates), after the date hereof, becomes the beneficial owner of five percent or more of the aggregate voting power of all of our issued and outstanding capital stock, and that person has not, within two business days after the acquisition, delivered to IVAX a voting agreement, in which that person has agreed to vote all shares of our capital stock that the person, along with its affiliates, beneficially owns, in favor of the merger and all of the related proposals; or

 . if our board of directors withdraws, modifies or changes its recommendation of the merger agreement and the merger in a manner adverse to IVAX or IVAX Diagnostics, or our board recommends to our stockholders a competing transaction.

TERMINATION FEE

     We must pay to IVAX a termination fee of $1.0 million in cash as liquidated damages if the merger agreement is terminated for any of the following reasons:

 . at any time after June 30, 2001, if, by that date, any of the mutual closing conditions or closing conditions for the benefit of IVAX and IVAX Diagnostics have not been satisfied or waived;

 . if there has been any material breach, which cannot be cured by June 30, 2001, of any representation, warranty or covenant made by us in the merger agreement;

 . if any person (together with that person's affiliates), after the date hereof, becomes the beneficial owner of five percent or more of the aggregate voting power of all of our issued and outstanding capital stock, and that person has not, within two business days after the acquisition, delivered to IVAX a voting agreement, in which that person has agreed to vote all shares of our capital stock that the person, along with its affiliates, beneficially owns, in favor of the merger and all of the related proposals;

 . if our board of directors withdraws, modifies or changes its recommendation of the merger agreement and the merger in a manner adverse to IVAX or IVAX Diagnostics, or our board recommends to our stockholders a competing transaction; or

 . if our board of directors, after consultation with outside legal counsel, determines that failure to terminate the merger agreement would be inconsistent with its fiduciary duties to its stockholders and, in good faith, withdraws or modifies its recommendation of the approval of the merger agreement and the merger in a manner adverse to IVAX or IVAX Diagnostics.

     IVAX must pay to us a termination fee of $1.0 million in cash as liquidated damages if the merger agreement is terminated for any of the following reasons:

 . at any time after June 30, 2001 if, by that date, any of the mutual closing conditions or closing conditions for our benefit have not been satisfied or waived; or

 . if there has been any material breach, which cannot be cured by June 30, 2001, of any representation, warranty or covenant made by IVAX or IVAX Diagnostics in the merger agreement.

NO SOLICITATION

     We have agreed that we will not solicit, initiate or encourage any negotiations or discussions related to a competing transaction. A competing transaction is any of the following involving us (other than the merger):

 .  merger, consolidation, business combination or similar transaction;

 .  sale, lease, transfer or other disposition of 15% or more of our assets; or

 . tender offer or exchange offer for 15% or more of our outstanding voting securities.

     We have also agreed that we will promptly notify IVAX if any significant discussions or negotiations relating to any competing transaction takes place. However, IVAX may not interfere with or take any action adverse to any competing transaction.

     In addition, unless required by law, we have agreed that we will not share any information related to our business and properties that is not typically shared, and we may not allow any person access to our properties, corporate books, or records. However, our board may provide information to or enter into negotiations with any person in connection with an unsolicited proposal by that person if:

 . our board of directors, after consulting our outside legal counsel, determines, in good faith, that its duties to our stockholders require it to do so; and

 . prior to providing information to, or entering into discussions or negotiations with, such person, we obtain a signed confidentiality agreement on terms no less favorable to us than the terms contained in our confidentiality agreement with IVAX.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties by us as to ourselves, and by IVAX and IVAX Diagnostics as to IVAX Diagnostics and its subsidiaries (and in certain instances, IVAX), concerning, among other things:

 .  organization, standing and authority;

 .  corporate authorization to enter into the merger and related transactions;

 .  enforceability of the merger agreement and plan of merger;

 .  capitalization and validity of common stock;

 .  significant subsidiaries;

 .  the absence of violations of organizational documents;

 .  the absence of additional required consents;

 .  the absence of undisclosed liabilities;

 .  compliance with court orders and laws;

 .  accuracy of financial statements and reports filed with the SEC;

 .  the absence of undisclosed litigation;

 .  the absence of certain changes or events;

 .  the consent of governmental authorities;

 .  tax matters;

 .  employee benefits and labor matters;

 .  the absence of violations or liabilities under environmental laws;

 .  rights to use intellectual property;

 .  good title to real property;

 .  insurance matters;

 .  absence of brokers and finders; and

 .  the inapplicability of Sections 203 and 262 of the Delaware General
   Corporation Law to the merger.

                             OTHER RELATED AGREEMENTS

VOTING AGREEMENT

     We, IVAX, IVAX Diagnostics, and holders of at least 2,943,400 shares of our common stock (all of whom are material holders of our stock) have entered into a voting agreement. Under this voting agreement, these stockholders agree to attend the special meeting and any adjournment or postponement of the meeting, and to vote their shares:

 . in favor of the merger and the approval and adoption of the terms under the merger agreement, and any other actions required to effectuate the merger;

 . against any action or agreement that is reasonably likely to result in a material breach of any covenant, representation, warranty, or other obligation of ours under the voting agreement or the merger agreement; and

 .  against any competing transaction.

In addition, each supporting stockholder, by signing the voting agreement:

 . revoked any proxy previously granted to any other party with regard to its shares of our common stock; and

 . appointed IVAX as its proxy to vote all of its shares of our common stock at the special meeting or any adjournment.

The appointment of IVAX as proxy is irrevocable under the voting agreement until the earlier of the effective date of the merger, or June 20, 2001.

     Nothing in the voting agreement will restrict, limit or prohibit any supporting stockholders, or any individuals representing supporting stockholders or our board of directors, from exercising (in their capacities as directors or officers), their fiduciary duties to us. Furthermore, nothing in the voting agreement will require any individuals, in their capacity as our officers, to take any action opposed to, or to fail to take any action in accordance with, instructions or directions of our board of directors to be undertaken in the exercise of their fiduciary duties.

REGISTRATION RIGHTS AGREEMENT

     Upon completion of the merger, we will enter into a registration rights agreement with IVAX that requires us to file a registration statement on Form S-3 (at any time after one year, and before the earlier of five years following the completion of the merger or such time at which all the shares of our common stock owned by IVAX can be sold in any three-month period without registration) to register not less than $1.0 million of our common stock owned by IVAX. Additionally, IVAX may "piggyback" on registrations initiated by us or other holders exercising similar demand registration rights. We may delay the filing of any registration statement for 120 days if we determine in good faith that to effect such registration statement would be detrimental to us or our stockholders. We have agreed to pay all fees and expenses in connection with such registrations, except for any underwriting discounts and commissions. If we file a registration statement in connection with an underwritten offering, IVAX has agreed to sign a customary underwriting agreement in connection with such registrations and its rights to register shares is subject to a proration provision if the underwriters determine that the success of the offering will be jeopardized from too many shares being included in the offering. Shares to be sold by us on any registered offering will be included prior to the inclusion of any other shares of our common stock held by IVAX. The registration rights agreement also contains customary mutual indemnification and market stand-off provisions. IVAX can assign or transfer its rights under the agreement.

SHARED SERVICES AGREEMENT

     In connection with the merger, we will enter into a shared services agreement with IVAX pursuant to which IVAX will continue to provide administrative and management services previously provided by IVAX to IVAX Diagnostics prior to the merger at IVAX' cost plus 15% for a period of three months. These services include payroll, including printing paychecks and making associated tax filings; treasury, including cash management services such as disbursements, receipts, banking and investing; insurance, including procuring and administering policies; human resources, including administering employee benefits and plans; financial reporting, including public reports, income taxes; and, information systems, including network and website hosting, phone and data systems, software licenses and information systems support.

USE OF NAME LICENSE AGREEMENT

     We will enter into a use of name license with IVAX that grants us a non-exclusive, royalty free license to use the name "IVAX." The license is not terminable by IVAX for a one-year period. After the first year, IVAX may terminate the license upon 90 days' written notice. Upon early termination of the agreement, we must take all steps reasonably necessary to conduct a stockholders' meeting to approve a name change our name as soon as is practicable. If IVAX abandons its use of the name, IVAX must transfer all rights to the name to us.

                                   PROPOSALS

APPROVAL OF THE MERGER AND THE MERGER AGREEMENT

     This proxy statement and the merger agreement attached to this proxy statement describe the proposed merger. The affirmative vote of a majority of our outstanding common stock is required to approve the merger and the merger agreement.

     Our board of directors has unanimously recommended that you vote FOR the proposal to approve the merger and merger agreement.

AUTHORIZING ADDITIONAL SHARES OF COMMON STOCK AND NAME CHANGE

     When we complete the merger, we will issue to IVAX at least 20 million shares of our common stock. In addition, because IVAX Diagnostics is merging into us, we will assume commitments of IVAX Diagnostics with regard to options, warrants, convertible securities, pre-emptive rights, stock appreciation rights, or other similar rights, which will require us to issue common stock to holders of these rights under certain circumstances.

     Currently, we have 25 million shares of common stock authorized. Of those 25 million shares, 8,621,643 were issued and outstanding as of January 1, 2001. As a result, we do not currently have enough authorized shares of common stock to satisfy our commitments under the merger agreement and we will need to amend our certificate of incorporation in order to authorize more shares of common stock. This proxy statement includes a proposal to increase the authorized shares of our common stock from 25 million shares to 50 million shares.

     The merger agreement requires that we change our name to "IVAX Diagnostics, Inc." The name "IVAX Diagnostics, Inc." will more accurately describe our business after the merger since, as a result of the merger, we will assume the business of IVAX Diagnostics, and will operate only that business afterwards. The NASDAQ SmallCap Market has informed us that if and when our supplemental listing application is approved, our common stock will be traded under the symbol "IVDX."

     A copy of the proposed certificate of amendment to our certificate of incorporation, which incorporates these changes, is attached to this proxy statement as Annex C.

     The affirmative vote of a majority of our outstanding common stock is required to approve this proposal.

     Our board of directors has unanimously recommended that you vote FOR the proposed name change. If this proposal is not approved by the affirmative vote of a majority of our outstanding common stock, then we will be unable to complete the merger.

                                   ACCOUNTANTS

     The financial statements of b2b incorporated by reference in the proxy statement for the year ended December 31, 1999 have been incorporated in reliance on the report of BDO Seidman, LLP, independent public accountants, given on the authority of BDO Seidman, LLP as experts in auditing and accounting.

     The audited consolidated balance sheets as December 31, 1998 and 1999 and the related audited consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999 of IVAX Diagnostics, Inc. included in this proxy statement have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                  LEGAL MATTERS

     Certain legal matters in connection with the merger will be passed upon, on our behalf, by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                           FUTURE STOCKHOLDER PROPOSALS

     Whether or not the merger is completed as expected, we expect to hold an annual stockholders' meeting on or about June 29, 2001. In order to be included in the proxy material for our annual meeting, eligible proposals of stockholders intended to be presented at the annual meeting must be received at our offices no later than March 1, 2001. SEC rules set forth standards as to what stockholder proposals are required to be included. However, if the date of the annual meeting is scheduled to be held prior to May 30, 2001 or later than July 29, 2001, the proposals are required to be received by us within a reasonable time before our solicitation is made if the proposals are to be included in the proxy materials for the meeting. Stockholder proposals may be mailed to:

                                Randall K. Davis
                                    Director
                              b2bstores.com, Inc.
                                  1023 Morales
                            San Antonio, Texas 78207
                           Telephone:  (210) 227-9161

                       WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" certain information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the following documents that we have previously filed with the SEC:

 . description of common stock contained in our Amended Registration Statement for Small Business Issuers on Form SB-2/A filed with the SEC on January 26, 2000;

 .  Prospectus dated February 18, 2000;

 .  Quarterly Report on Form 10-QSB for the quarterly period ended March 31,
   2000;

 .  Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2000;

 .  Quarterly Report on Form 10-QSB for the quarterly period ended September 30,
   2000;

 .  Current Report on Form 8-K filed with the SEC on November 30, 2000; and

 .  Current Report on Form 8-K filed with the SEC on December 5, 2000.

     The documents incorporated by reference in this proxy statement contain important information about us. Most of the documents incorporated by reference are attached to this proxy statement. We are also incorporating by reference additional documents that we may file with the SEC between the date of this proxy statement and the date of our special meeting.

     You can obtain any of the documents incorporated by reference in this proxy statement by contacting us directly or by contacting the SEC. Documents incorporated by reference are available from us upon your written or oral request without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this proxy statement. We will deliver any requested documents by first class mail or other equally prompt means within one business day of our receipt of your request.

     If you would like to request any of the documents incorporated by reference in this proxy statement, you may direct your request to:

                                Randall K. Davis
                                    Director
                              b2bstores.com, Inc.
                                  1023 Morales
                            San Antonio, Texas 78207
                           Telephone:  (210) 227-9161

     You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 30, 2001. You should not assume that the information contained in the proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the issuance of our common stock in the merger will create any implication to the contrary.

                                                                         ANNEX A
                                                                         -------

                               MERGER AGREEMENT

     This Merger Agreement is made and entered into as of the 21st day of November 2000, by and among IVAX CORPORATION, a Florida corporation ("IVAX"), IVAX DIAGNOSTICS, INC., a Florida corporation and wholly-owned subsidiary of IVAX ("DIAGNOSTICS"), and B2BSTORES.COM, INC., a Delaware corporation ("B2B").

                                   RECITALS:

     1. The Board of Directors of each of IVAX, Diagnostics, and B2B (individually, a "Party" and collectively, the "Parties") believes it is in such Party's and such Party's stockholders best interest that B2B acquire Diagnostics through the statutory merger of Diagnostics with and into B2B (the "Merger") and, in furtherance thereof, have approved the Merger.

     2. Pursuant to the Merger, all of the issued and outstanding shares of common stock, par value $.01 per share, of Diagnostics ("Diagnostics Common Stock") will be converted into the right to receive 20,000,000 shares of common stock, par value $.01 per share, of B2B ("B2B Common Stock").

     3. The Parties desire to make certain representations and warranties and other agreements in connection with the Merger.

     4. For federal income tax purposes, the Parties intend to adopt a plan of reorganization within the meaning of, and to cause the Merger to qualify as a reorganization under, Section 368(a) of the Code (as defined herein).

                                   AGREEMENT:

     In consideration of the premises and the respective mutual agreements, covenants, representations and warranties herein contained, the Parties agree as follows:

                                  ARTICLE 1.
                                  Definitions

     The following terms when utilized in this Agreement shall have the meanings indicated:

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

     "Affiliate" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such specified person.

     "Affiliated Group" means any affiliated group under Code Section 1504(a) or any similar group defined under provisions of applicable Law.

     "Agency" means any federal, state, municipal, county, parish, local, foreign or other agency, judicial, governmental, quasi-governmental, or regulatory authority, bureau, branch, department, division, commission, multi-national organization, instrumentality or similar recognized organization or body exercising similar powers and authority.

     "Agreement" means this Merger Agreement together with all exhibits, the B2B Disclosure Memorandum and the Diagnostics Disclosure Memorandum contemplated hereby.

     "Amendment" means the amendment to the Certificate of Incorporation of B2B to (i) change the name of B2B to IVAX Diagnostics, Inc. and (ii) increase the amount authorized B2B Common Stock from 25,000,000 shares to 50,000,000 shares, a copy of which is attached hereto as Exhibit A.
                                      ---------

     "B2B" has the meaning set forth in the preamble of this Agreement.

     "B2B Affiliate Stockholders" means each of Richard Kandel, Kandel and Son Profit Sharing Plan, Enviro-Clean of America, Inc., Mint Corporation, Steven Etra, Randall Davis, SRK Associates, L.L.C., DotCom Fund L.L.C. and ZERO.NET, Inc.

     "B2B Contracts" means all Contracts to which B2B or any of its Subsidiaries is a party and are required to be filed with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Exchange Act.

     "B2B Common Stock" has the meaning set forth in the second recital of this Agreement.

     "B2B Disclosure Memorandum" means the disclosure memorandum delivered by B2B to IVAX setting forth the disclosure schedules of B2B and its Subsidiaries contemplated by this Agreement.

     "B2B Effective Date Balance Sheet" means the estimated balance sheet of B2B as of the Effective Date, prepared in accordance with GAAP applied on a consistent basis.

     "B2B Employment Contracts" has the meaning set forth in Section 3.24.
                                                             ------------

     "B2B Financial Statements" has the meaning set forth in Section 3.8.
                                                             -----------

     "B2B Preferred Stock" means the preferred stock, par value $.01 per share, of B2B.

     "B2B SEC Filing" has the meaning set forth in Section 3.7.
                                                   -----------

     "Basis" means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Basket Limitation" is defined in Section 6.3(d).
                                       --------------

     "Beneficial Owner" means, with respect to any security, any Person who shall be deemed to be the "beneficial owner" of such security within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act.

     "Best Efforts" means the efforts, time, and costs that a prudent Person desirous of achieving a result would use, expend, or incur in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that no such use, expenditure, or incurrence will be required if it would have a Material Adverse Effect on such Person calculated immediately prior to the Effective Time.

     "Breach" means any breach, inaccuracy, failure to perform, failure to comply, conflict with, default, violation, acceleration, termination, cancellation, modification, or required notification.

     "Claim Notice" is defined in Section 6.5.
                                  -----------

     "Closing" has the meaning set forth in Section 2.1.
                                            -----------

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission.

     "Commitment" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its securities or equity interests or to sell any securities or equity interests it owns in another Person; (b) any other securities or equity interests convertible into, exchangeable or exercisable for, or representing the right to subscribe for any securities or equity interests of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person's organizational documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

     "Competing Transaction" has the meaning set forth in Section 5.8.
                                                          -----------

     "Consent" means any consent, approval, notification, waiver, or other similar action.

     "Contract" means any Enforceable contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

     "Control" and its derivatives means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, equity interests, by Contract or otherwise.

     "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

     "Court" means any federal, state, municipal, county, parish, local, foreign or other court or judicial entity.

     "Damages" means all damages (including incidental and consequential damages), losses (including any diminution in value), Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs, expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and of expert witnesses and other costs (including the allocable portion of the Indemnitee's internal costs) of investigation, preparation and litigation in connection with any Action or Threatened Action) of any kind or nature whatsoever; provided, however, insurance recoveries and Taxes will be taken into account in determining Damages for purposes of this Agreement.

     "Deferred Intercompany Transactions" has the meaning set forth in Treas. Reg. Section 1.1502-13.

     "Delaware GCL" means the General Corporation Law of the State of Delaware, as amended.

     "Delta" means Delta Biologicals S.r.l, a Subsidiary of Diagnostics.

     "Diagnostics" has the meaning set forth in the preamble to this Agreement.

     "Diagnostics Contracts" means all material Contracts to which Diagnostics or any of its Subsidiaries is a party which would be required to be filed with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Exchange Act if Diagnostics was a reporting company under the Exchange Act.

     "Diagnostics Common Stock" has the meaning set forth in the second recital of this Agreement.

     "Diagnostics Disclosure Memorandum" means the disclosure memorandum delivered by IVAX and Diagnostics to B2B setting forth to disclose schedules contemplated by this Agreement.

     "Diagnostics Effective Date Balance Sheet" means the estimated balance sheet of Diagnostics as of the Effective Date prepared in accordance with GAAP applied on a consistent basis.

     "Diagnostics Employment Contracts" has the meaning set forth in Section
                                                                     -------
4.19.
----

     "Diagnostics Financial Statements" has the meaning set forth in Section
                                                                     -------
4.6.

     "Diagnostics Equity" means the number of shares of Diagnostics Common Stock issued and outstanding as of the Effective Time.

     "Effective Date" has the meaning set forth in Section 2.1.
                                                   -----------

     "Effective Time" has the meaning set forth in Section 2.1.
                                                   -----------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Encumbrance" means any Order, Security Interest, Contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Enforceable" a Contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

     "Environmental Law" means any Law relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including any Law relating to emissions, discharges, Releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, Licenses, notices or notice letters, Orders, plans or regulations issued, entered, promulgated or approved thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with any Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with any Person under Section 414(o) of the Code, or is under "common control" with any Person, within the meaning of
Section 4001(a)(14) of ERISA.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Excess Loss Account" is defined in Treas. Reg. Section 1.1502-19.

     "Exchange Ratio" means the quotient of (a) 20,000,000 (plus any additional shares of B2B Common Stock issuable pursuant to Section 6.3(c)(ii)) divided by
                                                ------------------
(b) the Diagnostics Equity.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Florida BCA" means the Business Corporation Act of the State of Florida, as amended.

     "Foreign Corrupt Practices Act" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

     "GAAP" has the meaning set forth in Section 3.8.
                                         -----------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnified Party" is defined in Section 6.4(a).
                                       --------------

     "Indemnifying Party" is defined in Section 6.4(a).
                                        --------------

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations relating thereto, (b) all trademarks, service marks, trade dress, logos, domain names, trade names, and corporate names, and all goodwill associated therewith, together with all translations, adaptations, derivations, and combinations, applications, registrations, and renewals relating thereto,
(c) all copyrightable works, all copyrights, and all applications, registrations, and renewals relating thereto, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments of the foregoing (in whatever form or medium).

     "IRS" means the United States Internal Revenue Service.

     "IVAX" has the meaning set forth in the preamble of this Agreement.

     "IVAX Filing Affiliated Group" is defined in Section 10.1.
                                                  ------------

     "Knowledge" means, with respect to any representation or warranty or other statement in this Agreement qualified by reference to the knowledge or to the best knowledge of any party, the actual knowledge, without independent investigation, of those persons listed on Exhibit B, with respect to B2B, and listed on Exhibit C, with respect to IVAX
   ---------                                     ---------
and/or Diagnostics.

     "Law" means any federal, state, municipal, county, parish, local, foreign or other governmental law (statutory, common or otherwise), rule, regulation, ordinance, statute or directive.

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any Liability for Taxes.

     "License" means any license, sublicense, franchise, approval, certificate, permit, planning, permission or other authorization.

     "Material Adverse Change (or Effect)" means a change (or effect) in the condition (financial or otherwise), properties, assets, Liabilities, rights, operations, business, or prospects which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, Liabilities, rights, operations, business, or prospects.

     "Merger" has the meaning set forth in the first recital of this Agreement.

     "Merger Consideration" has the meaning set forth in Section 2.1.
                                                         -----------

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Order" means any order, judgment, ruling, injunction, notice, decree, writ, mandate, or similar determination or finding of any Court, Agency, arbitrator or mediator.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency) of the relevant Person and its Subsidiaries in the industry in which the relevant Person and its Subsidiaries does business.

     "Parties" or "Party" have the meaning set forth in the first recital of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means any natural person, corporation, unincorporated organization, partnership, association, joint-stock company, entity, joint venture, trust, government, Court or Agency.

     "Plan of Merger" has the meaning set forth in Section 2.1.
                                                   -----------

     "Pre-Merger Consolidated Tax Returns" is defined in Section 10.1.
                                                         ------------

     "Prohibited Transactions" has the meaning set forth in ERISA Sections 406 and 407 and Code Section 4975.

     "Proxy Statement" means the proxy statement of B2B soliciting the proxies of the B2B stockholders to approve (i) this Agreement, (ii) the Merger, (iii) the issuance of the Merger Consideration, (iv) the Amendment, and (v) such other matters as the Parties may deem appropriate.

     "Receivables" means all the receivables of a Person, including all Contracts in transit, manufacturing warranty receivables, notes receivable, accounts receivable, trade account receivables and insurance proceeds receivable.

     "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other release into the soil, land surface or subsurface strata, water (including ocean, stream, pond, reservoir, drainage, basins, wetlands, ground and drinking), sediments, ambient air (including indoor), noise, plant life, animal life and all other environmental media or natural resource.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "Security Interest" means any mortgage, pledge, lien, charge, encumbrance or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Special Meeting" has the definition set forth in Section 5.7.
                                                       -----------

     "Subsidiary" (whether or not capitalized) means any corporation fifty percent (50%) or more of whose outstanding voting securities, or any other Person fifty percent (50%) or more of whose equity interests, are, directly or indirectly, owned by a Person.

     "Surviving Corporation" has the meaning set forth in Section 2.1.
                                                          -----------

     "Tax" means any federal, state, local or foreign income, gross receipts, License, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, ad valorem, duties capital stock, franchise, profits withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Agency, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" is defined in Section 6.4(a).
                                       --------------

     "Threatened" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that a cause of Action, event or other matter is likely to be asserted, commenced, taken, or otherwise.

     "Threatened Release" means any event that has occurred or other circumstances that exist that could lead a prudent Person to conclude that any Release, whether intentional or unintentional, is likely to occur now or in the future.

     "Transaction Expenses" means any and all direct or indirect expenses or other payables incurred, accrued or payable by a Party in connection with the Merger or the transactions contemplated hereby.

     "Treas. Reg." means the proposed, temporary and final regulations promulgated under the Code.

     "Voting Agreement" has the meaning set forth in Section 2.12.
                                                     ------------

                                  ARTICLE 2.
                                  The Merger

     2.1  Merger; Plan of Merger. Subject to the terms and conditions of the
          ----------------------
Agreement, Diagnostics will be merged with and into B2B in accordance with the Delaware GCL and the Florida BCA. At the Effective Time, the separate corporate existence of Diagnostics will cease and B2B will be the surviving corporation (the "Surviving Corporation"). Subject to the terms and conditions of this Agreement, a Plan of Merger (the "Plan of Merger"), in the form of Exhibit D, is
                                                                   ---------
being executed and delivered concurrently herewith by and among B2B and Diagnostics. The Plan of Merger provides, among other things, for the terms of the Merger, the mode of carrying the same into effect, the manner of converting the issued and outstanding shares of Diagnostics Common Stock into the right to receive Twenty Million (20,000,000) shares of B2B Common Stock, plus any additional shares of B2B Common Stock issuable pursuant to Section 6.3(c)(ii)
                                                           ------------------
(the "Merger Consideration") based on the Exchange Ratio. Subject to the terms and conditions of this Agreement, the Merger shall be consummated as promptly as practicable after the conditions in Articles 7 and 8 are satisfied or waived by
                                    ----------------
the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL and the filing of Articles of Merger with the Secretary of State of the State of Florida in accordance with the Florida BCA (the date of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Florida being hereinafter referred to as the "Effective Date" and the time of such filing being hereinafter referred to as the "Effective Time"). The closing of the transactions contemplated hereunder (the "Closing") shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Museum Tower, Suite 2200, 150 West Flagler Street, Miami, Florida 33130, at 10:00 A.M., local time, on such date as the Parties shall agree in accordance with the provisions hereof.

     2.2  Actions and Deliveries.
          ----------------------

          (a) No more than three (3) and no less than one (1) day prior to the Effective Date, (i) B2B will deliver to IVAX the B2B Effective Balance Sheet, and (ii) IVAX will deliver to B2B the Diagnostics Effective Date Balance Sheet.

          (b) At the Closing, IVAX or Diagnostics will deliver to B2B the following:

               (i) stock certificates held by IVAX representing all of the outstanding shares of Diagnostics Common Stock; and

               (ii) the certificates, Consents, opinions and other items described in Article 7.
                       ---------

          (c)  At the Closing, B2B will deliver to IVAX the following:

               (i)   stock certificates representing the Merger Consideration;
          and

               (ii) the certificates, Consents, opinions and other items described in Article 8.
                       ---------

     2.3  Effect of the Merger. At the Effective Time, all Diagnostics'
          --------------------
property, rights, privileges, powers and franchises will vest in the Surviving Corporation, and all obligations and duties of Diagnostics will become the Surviving Corporation's obligations and duties.

     2.4  Certificate of Incorporation; Bylaws. B2B's Certificate of
          ------------------------------------
Incorporation, as in effect immediately prior to the Effective Time, will be the Surviving Corporation's Certificate of Incorporation; provided, however, the Amendment will be filed with the Secretary of State of the State of Delaware on the Effective Date. B2B's Bylaws, as in effect immediately prior to the Effective Time, will be the Surviving Corporation's Bylaws; provided, however, B2B's Bylaws will be amended to the extent necessary to comply with Section 2.5.

     2.5  Directors and Officers. The individual's listed on Schedule 2.5 will
          ----------------------
be the Surviving Corporation's directors and officers upon consummation of the Merger.

     2.6  Effect on Capital Stock. At the Effective Time, because of the Merger
          -----------------------
and without any action by the Parties:

          (a)  Conversion of Diagnostics Common Stock. Each share of Diagnostics
               --------------------------------------
Common Stock issued and outstanding immediately prior to the Effective Time will be converted into a portion of the Merger Consideration based on the Exchange Ratio. All such shares of Diagnostics Common Stock, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and the holder of a Diagnostics Common Stock certificate that, immediately prior to the Effective Time, represented outstanding shares of Diagnostics Common Stock will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Diagnostics Common Stock certificate (i) a portion of the Merger Consideration based on the Exchange Ratio, and (ii) certain dividends and other distributions under Section 2.6(c).
                                                                --------------

          (b)  Rights Prior to Surrender, Stock Splits, etc. and Stock Transfer
               ----------------------------------------------------------------
Books. Until surrendered as contemplated by Section 2.7, each Diagnostics Common
-----                                       -----------
Stock certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a portion of the Merger Consideration based on the Exchange Ratio and certain dividends and other distributions under Section 2.6(c). If between the date of this Agreement and
                    --------------
the Effective Time the outstanding shares of B2B Common Stock or Diagnostics Common Stock are changed into a different number of shares or a different class, because of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. After the Effective Time, Diagnostics' stock transfer books will be closed and there will be no further transfers of shares of Diagnostics Common Stock prior to the Effective Time. If, at or after the Effective Time, any Diagnostics Common Stock certificates are presented to the Surviving Corporation, they will be canceled and exchanged in accordance with this Agreement.

          (c)  Dividends and Distributions on Merger Consideration. No dividends
               ---------------------------------------------------
or other distributions declared or made having a record date after the Effective Time will be paid to the holder of any unsurrendered Diagnostics Common Stock certificate until the record holder of such Diagnostics Common Stock certificate has surrendered it under Section 2.7. Subject to the effect of Laws (including
                         -----------
escheat and abandoned property Laws), following surrender of any such Diagnostics Common Stock certificate there will be paid to the record holder of the certificates representing the Merger Consideration issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time that, absent the failure to surrender such Diagnostics Common Stock certificate, theretofore would have been required to be paid with respect to such Merger Consideration, and (ii) if the payment date for any dividend or distribution payable with respect to such Merger Consideration has not occurred prior to the surrender of such Diagnostics Common Stock certificate, at the appropriate payment date therefor, the amount of such dividends or other distributions.

          (d)  B2B Common Stock. Each share of B2B Common Stock issued and
               ----------------
outstanding at and as of the Effective Time will remain issued and outstanding.

     2.7  Surrender of Certificates.
          --------------------------

          (a)  Exchange Procedures.  At the Effective Time, (i) the holders of
               -------------------
Diagnostics Common Stock certificates will surrender such certificates to B2B,
(ii) upon surrender of a Diagnostics Common Stock certificate the holder thereof will be entitled to receive the applicable Merger Consideration, and (iii) Diagnostics Common Stock certificates so surrendered will forthwith be canceled.

          (b)  Transfers of Ownership.  If any certificate for B2B Common Stock
               ----------------------
is to be issued in a name other than that in which the Diagnostics Common Stock certificate surrendered in exchange therefor is registered, B2B will not be required to issue such B2B Common Stock until (i) the Diagnostics Common Stock certificate so surrendered has been properly endorsed and is otherwise in proper form for transfer and (ii) the Person requesting such exchange has paid to B2B or any agent it designates any transfer or other Taxes required because of the issuance of a certificate for B2B Common Stock in any name other than that of the registered holder of

Diagnostics Common Stock certificate surrendered, or established to the satisfaction of B2B or any agent it designates that such Tax has been paid or is not payable.

          (c)  No Further Ownership Rights in B2B Common Stock.  All Merger
               -----------------------------------------------
Consideration issued will be deemed to have been issued in full satisfaction of all rights pertaining to Diagnostics Common Stock.

          (d)  Lost, Stolen or Destroyed Certificates. If any Diagnostics Common
               --------------------------------------
Stock certificate has been lost, stolen, or destroyed, B2B will issue the applicable Merger Consideration deliverable in respect thereof upon (i) the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen, or destroyed and (ii) if the Surviving Corporation requires, the posting by such Person of a bond in such reasonable amount as B2B may direct as indemnity against any claim that may be made against it with respect to such Certificate.

     2.8  Stock Options.
          --------------

          (a)  Assumption of Commitments. At the Effective Time, automatically
               -------------------------
and without any action on the part of the holder thereof, B2B will assume, subject to any restriction or limitations imposed by Law, each outstanding Diagnostics Common Stock Commitment listed on Schedule 2.8 outstanding at the
                                              ------------
Effective Time and it will become a Commitment (i) to purchase that number of shares of B2B Common Stock obtained by multiplying the number of shares of Diagnostics Common Stock issuable upon the exercise of such Diagnostics Common Stock Commitment by the Exchange Ratio, (ii) at an exercise price per share equal to the per share exercise price of the Commitment divided by the Exchange Ratio, and (iii) otherwise upon the same terms and conditions as such outstanding Diagnostics Common Stock Commitments to purchase shares of Diagnostics Common Stock, except that if Code Section 421 applies to any Diagnostics Common Stock Commitment because of the qualifications under Code
Section 422 or 423, the exercise price, the number of shares purchasable pursuant to such Diagnostics Common Stock Commitment and the terms and conditions of exercise of such Diagnostics Common Stock Commitment will comply with Code Section 424(a).

          (b)  Reservation of Shares. B2B will take all corporate actions
               ---------------------
necessary to reserve for issuance a sufficient number of shares of B2B Common Stock for delivery upon exercise of Diagnostics Common Stock Commitments assumed under Section 2.8(a).
      --------------

          (c)  Amendments to Plans. At the Effective Time, B2B will, subject to
               -------------------
any restrictions or limitations imposed by Law, assume each Diagnostics plan providing for the issuance or grant of a Diagnostics Common Stock Commitment. Upon assumption of such plans, such amendments may be made thereto as may be required to reflect the consummation of the Merger.

     2.9  No Fractional Shares. No fractional shares of B2B Common Stock will be
          --------------------
issued in the Merger and fractional share interests will not entitle the owner thereof to vote or to any rights of a B2B stockholder, and no compensation will be paid in lieu thereof.

     2.10 Tax Treatment. The Parties intend that the Merger constitute a tax
          -------------
free reorganization under Code Section 368.

     2.11 Accounting Treatment. The Parties intend that the Merger will be
          --------------------
accounted for as a purchase under GAAP and the Commission's rules, regulations, and interpretations.

     2.12 Voting Agreements.  Contemporaneous with the execution and
          -----------------
delivery of this Agreement by the Parties, the B2B Affiliate Stockholders (except ZERO.NET, Inc.) will enter into a voting agreement, substantially in the form of Exhibit E (the "Voting Agreements").
        ---------

     2.13 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of Diagnostics, the officers and directors of B2B and Diagnostics are fully authorized in the name of their respective corporations or otherwise to take, and the Parties will cause them to take, all such lawful and necessary action.

                                  ARTICLE 3.
                     Representations and Warranties of B2B

     In order to induce IVAX and Diagnostics to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby, B2B hereby represents and warrants to IVAX and Diagnostics that the representations and warranties contained in this Article 3 are true, correct and
                                                 ---------
complete as of the date of this Agreement and will be true, correct and complete as of the Effective Time (as though made then and, except as expressly provided in a representation or warranty, as though the Effective Time were substituted for the date of this Agreement).

     3.1  Organization, Standing and Power. B2B is a corporation duly organized,
          --------------------------------
validly existing and in good standing under the Laws of the State of Delaware and has all requisite right, power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby.

     3.2  Authorization of Agreement; Enforceability. The execution, delivery
          ------------------------------------------
and performance of this Agreement and the Plan of Merger by B2B and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by all requisite corporate action on the part of B2B, subject to receipt of the Consent of the stockholders of B2B as contemplated in
Section 5.7. Neither the Merger, this Agreement nor the transactions
-----------
contemplated thereby and hereby requires the Consent of the stockholders of B2B, other than the Consent contemplated in Section 5.7. This Agreement and the Plan
                                       -----------
of Merger constitute an Enforceable obligation of B2B.

     3.3  No Violation or Conflict. The execution, delivery and performance of
          ------------------------
this Agreement and the Plan of Merger by B2B, and the consummation of the transactions contemplated hereby and thereby, and compliance by B2B with the provisions hereof and thereof (a) do not and will not (assuming the matters set forth in the Proxy Statement are approved at the Special Meeting) violate or conflict with any Law or any Order or any term or provision of the Certificate of Incorporation or Bylaws (or other organizational documents) of B2B or any of its Subsidiaries and (b) do not and will not, with or without the passage of time or the giving of notice, result in the Breach of, or constitute a Breach or require any Consent under or result in the creation of any Encumbrance upon any property or assets of B2B or any of its Subsidiaries under any Contract to which B2B or any of its Subsidiaries is a party or by which B2B or any of its Subsidiaries or any of their respective properties may be bound or affected, except (i) for those Contracts as to which Consent shall have been obtained at or prior to the Effective Time or (ii) where the failure to obtain such Consent would not have a Material Adverse Effect on B2B.

      3.4 Certificate of Incorporation; Bylaws and Minute Books. A true and
          -----------------------------------------------------
complete copy of the Certificate of Incorporation (as amended and in effect), Bylaws (as amended and in effect) and minute books of B2B and each of its Subsidiaries have been delivered by B2B to IVAX. The minute books of B2B and each of its Subsidiaries in the form supplied to IVAX are complete and accurate in all material respects and have embodied therein copies of all minutes of all meetings and all actions by written Consent of the Board of Directors of B2B and each of its Subsidiaries, any committee thereof, the incorporators and the stockholders of B2B and each of its Subsidiaries from the dates of their respective incorporations to the date of this Agreement, and such minutes and actions by written Consent accurately reflect all material actions taken by the Board of Directors of B2B or any of its Subsidiaries, any committees thereof, the incorporators and the stockholders during such periods. All actions of B2B or any of its Subsidiaries from the dates of their respective incorporations to the date of this Agreement that required the approval of the directors or stockholders of B2B or such Subsidiaries, as the case may be, have been so approved

      3.5 Consent of Government Authorities. Other than (a) in connection with
          ---------------------------------
or in compliance with the Delaware GCL, the Florida BCA, the Exchange Act, the Securities Act and the state securities Laws of any jurisdiction and (b) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, if required, no Consent of any Agency is required in connection with the execution, delivery or performance by B2B of this Agreement or the Plan of Merger or the consummation by B2B of the transactions contemplated hereby or thereby.

      3.6 Validity of B2B Common Stock. The B2B Common Stock to be issued to
          ----------------------------
IVAX in the Merger will, when issued in accordance with this Agreement and the Plan of Merger at the Effective Time, be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights of any Person.

      3.7 Commission Filings. B2B has filed all forms, reports and documents
          ------------------
required to be filed by it with the Commission including those forms, reports and documents required to be filed by it pursuant to the Securities Act or the Exchange Act (the "B2B SEC Filings"). B2B has furnished to IVAX and Diagnostics a true and complete copy of each B2B SEC Filing. Each of the B2B SEC Filings comply as to form with the applicable requirements of the Commission for such filing in all material respects. None of the B2B SEC Filings, as of the dates they were respectively filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.8 B2B Financial Statements. The financial statements of B2B and its
          ------------------------
Subsidiaries included in the B2B SEC Filings (the "B2B Financial Statements"), as of the dates thereof and for the periods covered thereby, present fairly, in all material respects, the consolidated financial position, results of operations, and cash flows of B2B and its Subsidiaries (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the omission of certain footnote disclosure). Any supporting schedules included in the B2B SEC Filings present fairly, in all material respects, the information required to be stated therein. The B2B Financial Statements and supporting schedules were prepared in all material respects: (a) in accordance with Regulation S-X promulgated by the Commission,
(b) in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") and (c) from the books and records of B2B and its Subsidiaries. To the extent any such B2B Financial Statements and supporting schedules were audited, they were audited by independent public accountants within the meaning of the rules promulgated by the Commission. The B2B Financial Statements comply as to form with the requirements of Regulation S-X promulgated by the Commission in all material respects.

     3.9  Absence of Undisclosed Liabilities. Except as set forth on Schedule
          ----------------------------------                         --------
3.9, neither B2B nor any of its Subsidiaries has, and there is no Basis for
---
assertion against B2B or any of its Subsidiaries of, any material Liability, which is not included, disclosed or noted in the September 30, 2000 B2B Financial Statements, except for the Transaction Expenses of B2B incurred in accordance with the provisions of this Agreement and as set forth on Schedule
                                                                     --------
3.9 and any non-material Liabilities incurred since September 30, 2000 in the
---
Ordinary Course of Business to Persons not Affiliates of B2B or any of its Subsidiaries (none of which result from, arise out of, relates to, is in the nature of, or was caused by a Breach of Contract, Breach of warranty, tort, infringement or violation of Law). Schedule 3.9 and the B2B Effective Date
                                   ------------
Balance Sheet set forth all of the material liabilities (known, asserted, accrued, liquidated or due) of B2B.

     3.10 Receivables. All Receivables of B2B and its Subsidiaries are
          -----------
accurately reflected on the September 20, 2000 B2B Financial Statements, and are valid, bona fide and binding claims arising in the Ordinary Course of the Business, subject to the reserves for bad debt set forth in the September 20, 2000 B2B Financial Statements. No Receivables have been factored.

     3.11 Product Warranty. Each product of B2B and its Subsidiaries has
          ----------------
manufactured, sold, leased, or delivered has been in conformity, in all material respects, with all applicable Law, Contracts, and all express and implied warranties, and, to the Knowledge of B2B, neither B2B has any Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) for replacement or repair thereof or other Damages in connection therewith. No product designed, manufactured, sold, leased, or delivered by B2B or its Subsidiaries is subject to any guaranty, warranty, or other indemnity or similar Liability beyond the applicable terms and conditions of sale or lease by B2B. True and correct copies of the terms and conditions of sale or lease used by B2B and its Subsidiaries (containing applicable guaranty, warranty, and similar Liability indemnity provisions) have been delivered to IVAX.

     3.12 Product Liability. Neither B2B nor its Subsidiaries has received any
          -----------------
written notice of or any written information as to any Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased or delivered by B2B or its Subsidiaries.

     3.13 Subsidiaries. Set forth on Schedule 3.13 is a list of each, direct or
          ------------               -------------
indirect, Subsidiary of B2B, including (a) its name and jurisdiction of organization, (b) the number of authorized shares of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock and (d) the names of each of its directors and officers, managers or general or managing partners. All of the equity interests of each Subsidiary of B2B have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.13, B2B owns no capital stock
                                      -------------
or equity interests in any Person. Each Subsidiary of B2B is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Each Subsidiary of B2B is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification, except where any such failure would not have a Material Adverse Effect.

     3.14 Compliance with Laws. B2B and each of its Subsidiaries has conducted
          --------------------
its business in compliance, in all material respects, with all applicable Laws and Orders including Environmental Laws, Laws relating to disclosure, equal employment, foreign corrupt practices, antitrust, product quality, discrimination, employment and health and safety, and no Action or notice thereof has been filed, or, to the Knowledge of B2B, Threatened, to be filed or commenced, against any of them alleging any failure to so comply. Neither B2B nor any of its Subsidiaries has engaged in any fraudulent, misleading or deceptive action or practice in connection with any print, television, internet or radio advertising, programming or solicitation.

     3.15 Brokers and Finders. Except as contemplated in Section 3.20, neither
          -------------------                            ------------
B2B nor any of its Subsidiaries or Affiliates of B2B has employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking, or similar fees, commissions or expenses to any other Person in connection with the transactions contemplated by this Agreement.

     3.16 Capitalization. Prior to giving effect to the Amendment, the
          --------------
authorized capital stock of B2B consists solely of (a) 25,000,000 shares of B2B Common Stock, of which 8,621,643 shares are issued and outstanding as of the date of this Agreement and (b) 5,000,000 shares of B2B Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. No series of the B2B Preferred Stock has been designated or established by B2B. All of the issued and outstanding shares of B2B Common Stock have been duly authorized and validly issued and are credited as fully paid and non-assessable, with no personal Liability attaching to the ownership thereof. No class of equity securities of B2B exists other than the stock noted above. All voting rights with respect to B2B are vested exclusively in the B2B Common Stock. No securities issued by B2B from the date of its incorporation to the date of this Agreement were issued in violation of the preemptive rights of any Person. All material Licenses and Consents required to be obtained from or effected with any Person in connection with all issuances of securities of B2B since the date of its incorporation have been obtained or effected and all securities of B2B have been issued in accordance with the provisions of all applicable securities and other Laws.

     3.17 Commitments. Neither B2B nor any of its Subsidiaries has any
          -----------
Commitment other than (i) warrants to purchase 400,000 shares of B2B Common Stock held by GBI Capital

Partners or its assigns, (ii) options to purchase 1,000,000 shares of B2B Common Stock held by Affiliates of B2B, (iii) 1,285,882 options issued pursuant to B2B 1999 Performance Equity Plan and outstanding as of the date of this Agreement,
(iv) options to purchase 50,000 shares of B2B Common Stock by each of Jay Raubvogel and David Walke to be issued upon execution and delivery of this Agreement by the Parties and (v) this Agreement. The terms of each Commitment of B2B or its Subsidiaries including exercise price, expiration date and vesting are set forth on Schedule 3.17.
                 -------------

     3.18 Statement to B2B's Stockholders. None of the information in the final
          -------------------------------
Proxy Statement, including any post-effective amendment thereto contains, or will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made as to information relating to IVAX or Diagnostics supplied in writing by IVAX or Diagnostics specifically for inclusion therein. The final Proxy Statement, including any post-effective amendments thereto will comply with and be distributed to B2B stockholders in accordance with, all applicable Laws and the Certificate of Incorporation and Bylaws of B2B in all material respects.

     3.19 Certain Beneficial Owners and Consents. Other than the B2B Affiliate
          --------------------------------------
Stockholders, Gary Granoff and Mark Rice, no Person (together with such Person's Affiliates) is the Beneficial Owner of five percent (5%) or more of the aggregate voting power of any class or series of B2B's issued and outstanding capital stock and, to the Knowledge of B2B, other than the B2B Affiliate Stockholders, no Person (together with such Person's Affiliates) is the Beneficial Owner of greater than one percent (1%) of the aggregate voting power of any class or series of B2B's issued and outstanding capital stock. B2B has furnished IVAX with a true and complete copy of each Schedule 13D or Schedule 13G filed by any Beneficial Owner of any class or series of B2B's capital stock with respect to B2B. To the Knowledge of B2B, those certain Lock-Up Agreements between the Persons set forth on Schedule 3.19, Gaines, Berland Inc. and Nolan
                                 -------------
Securities Corp., pursuant to which, among other things, the Persons set forth on Schedule 3.19 agreed for a period of twelve (12) months following the
   -------------
effective date of B2B's registration statement in connection with the initial public offering of the B2B Common Stock to not sell, assign or transfer the shares of B2B Common Stock which were owned by such Persons prior to the commencement of B2B's initial offering, without the prior written consent of Gaines, Berland Inc. and Nolan Securities Corp., constitute an Enforceable Contract of each party thereto and have not been waived other than with respect to shares of B2B Common Stock purchased in the initial public offering on the same terms as offered to the public or purchased subsequently in the open market.

     3.20 Fairness Opinion. B2B has received a written opinion from Houlihan
          ----------------
Lokey Howard & Zukin Capital, its financial advisor, a true, correct and complete copy of which has been delivered to IVAX, that the terms of the Merger are fair to the public stockholders of B2B from a financial point of view.

     3.21 Real Property; Leases.
          ----------------------

          (a)  Schedule 3.21(a) lists and describes briefly all real property
               ----------------
owned by any of B2B and its Subsidiaries. With respect to each such parcel of owned real property and except as set forth on Schedule 3.21:
                                               -------------

               (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Encumbrance, or other restriction, except for installments of special assessments not yet delinquent and recorded Encumbrances and other restrictions which do not materially impair the current use or occupancy, or impair the value (in excess of the Basket Limitation) or the marketability of title, of the property subject thereto;

               (ii) there are no pending or, to the Knowledge of B2B, Threatened condemnation Actions relating to the property or other matters affecting the current use, occupancy, or value thereof;

               (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not, to the Knowledge of B2B, in violation of applicable setback requirements, zoning Laws (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any Licenses necessary to the use thereof have not been obtained;

               (iv) all facilities have received all material approvals of all Agencies (including Licenses) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable Laws;

               (v) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

               (vi) there are no outstanding Commitments to purchase the parcel of real property, or any portion thereof or interest therein; and

               (vii) to the Knowledge of B2B, there are no parties (other than B2B and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule
                                                                     --------
          3.21(a)(vii) who are in possession of space to which they are
          ------------
          entitled.

          (b)  Schedule 3.21(b) lists and describes briefly all real property
               ----------------
leased or subleased to any of B2B and its Subsidiaries. B2B has delivered to IVAX correct and complete copies of the leases and subleases listed in Schedule
                                                                       --------
3.21(b) (each as amended to date). With
-------
respect to each lease and sublease listed in Schedule 3.21(b) and except as set
                                             ----------------
forth on Schedule 3.21:
         -------------

               (i) the lease or sublease is Enforceable, and in full force and effect;

               (ii) the lease or sublease will continue to be Enforceable, and in full force and effect, on identical terms following the consummation of the transactions contemplated hereby;

               (iii) to the Knowledge of B2B, no party to the lease or sublease is in material Breach, and no event has occurred which, with notice or lapse of time, would constitute a material Breach thereunder;

               (iv) to the Knowledge of B2B, no party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral Contracts, or forbearances in effect as to the lease or sublease;

               (vi) with respect to each sublease, the representations and warranties set forth in Sections 3.21(b)(i) through (v) are true and
                                  -------------------------------
          correct with respect to the underlying lease;

               (vii) none of B2B and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or Encumbered any interest in the leasehold or subleasehold; and

               (viii) all facilities leased or subleased thereunder have received all approvals of all Agencies (including Licenses) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws.

     3.22 Title to Personal Property. Except as set forth on Schedule 3.22, B2B
          --------------------------                         -------------
and its Subsidiaries have good and marketable title, free and clear of any Encumbrances, to each material item of personal property, tangible and intangible, as reflected on the September 30, 2000 B2B Financial Statements and to each material item of personal property, tangible and intangible, acquired since September 30, 2000 (other than non-material property disposed of in the Ordinary Course of Business since September 30, 2000 to Persons who are not Affiliates of B2B or any of its Subsidiaries). Except for leasehold interests and other leased properties identified on Schedule 3.21(b) or 3.22, there are no
                                          ------------------------
assets owned by any third party which are necessary to the operations of the business of B2B and its Subsidiaries as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used.

     3.23 Insurance. B2B maintains liability (including product liability),
          ---------
casualty, property loss, worker's compensation and other insurance coverage with respect to the conduct of its and its Subsidiaries' respective businesses, in such insurance amounts and under terms and conditions, as required by applicable Law and as B2B deems reasonably necessary. B2B has paid all premiums with respect thereto covering all periods up to and including the date of this Agreement (other than retroactive premiums which may be payable with respect to worker's compensation insurance policies or accrued premiums not yet due and payable), and no written notice of cancellation or termination has been received with respect to any such policy and there exists no Basis for any such termination or cancellation. None of such policies are subject to any retroactive premium adjustment feature. To the Knowledge of B2B, neither B2B nor its Subsidiaries nor any other party to an insurance policy of B2B nor its Subsidiaries is in default or Breach, and to the Knowledge of B2B no event has occurred which, with notice as the lapse of time, would constitute such a Breach or default or permit termination, modification or acceleration, under such policy. B2B has provided IVAX and Diagnostics true and correct copies of all of its insurance policies.

     3.24 Employment Contracts. Except as set forth on Schedule 3.24, there are
          --------------------                         -------------
no employment, indemnification, consulting, severance or other similar Contracts between B2B or any of its Subsidiaries and any of their respective officers, directors, consultants or employees (the "B2B Employment Contracts"). Except as set forth on Schedule 3.24, none of the B2B Employment Contracts contain any
             -------------
"change of Control," severance or other provisions pursuant to which any of the benefits of any other party thereto will be increased or the vesting of any such benefits will be accelerated by the consummation of any of the transactions contemplated by this Agreement or pursuant to which the value of any such benefits will be calculated on the Basis of any of the transactions contemplated by this Agreement. All of the B2B Employment Contracts are terminable by B2B without penalty upon not more than thirty (30) days' notice, except as set forth on Schedule 3.24. Schedule 3.24 indicates which B2B Employment Contracts will
   -------------  -------------
terminate on or before the Effective Time and sets forth the total amount of severance payments of any kind or nature payable in connection with the transactions contemplated by this Agreement. To the Knowledge of B2B, no executive, key employee, or group of employees has any plans to terminate employment with any of B2B and its Subsidiaries. None of B2B and its Subsidiaries is a party to or bound by any collective bargaining Contract, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of B2B and its Subsidiaries has committed any unfair labor practice. B2B has no Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of any of B2B and its Subsidiaries.

     3.25 Employee Benefits.
          ------------------

          (a)  Schedule 3.25 lists each Employee Benefit Plan that any of B2B or
               -------------
a Subsidiary of B2B maintains or to which it contributes. Subsections 3.25(b)
                                                          -------------------
through (j) apply to each Employee Benefit Plan that any of B2B or a Subsidiary
-----------
of B2B or any ERISA Affiliate of B2B or a Subsidiary of B2B maintains or to which any of B2B or a Subsidiary of B2B or any ERISA Affiliate of B2B or a Subsidiary of B2B contributes.

          (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms and with the applicable requirements of ERISA, the Code, and other applicable Laws.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan to which such requirements apply.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Effective Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of B2B and its Subsidiaries. No "accumulated funding deficiency" (for which a Tax is due or would be due in the absence of a waiver), as such term is defined in ERISA Section 302(a)(2) or Code
Section 412, has been incurred with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan, whether or not waived. All premiums or other required payments which are due for all periods ending on or before the Effective Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (e) Each Employee Pension Benefit Plan which is intended to qualify under Section 401(a) of the Code does so qualify, and each related trust qualifies under Section 501(a) of the Code, and each such Employee Pension Benefit Plan is the subject of a favorable determination letter from the IRS. Nothing has occurred to impair such determination, subject to the ability of the employer that sponsors such Employee Pension Benefit Plan to amend such plan, within its "remedial amendment period", or as otherwise provided by the IRS, to comply with recent law changes."

          (f) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all "benefit liabilities," as such term is defined in ERISA Section 4001(a)(16), thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

          (g) B2B has delivered, or will upon request deliver, to IVAX and Diagnostics correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust Contracts, insurance Contracts, and other funding Contracts which implement each such Employee Benefit Plan.

          (h) With respect to each Employee Benefit Plan that any of B2B or a Subsidiary of B2B or any ERISA Affiliate of B2B or a Subsidiary of B2B maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (i) no such Employee Benefit Plan which is an Employee Pension Benefit Plan described in Title IV of ERISA (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC;

                (ii) no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan described in Title IV of ERISA (other than any Multiemployer Plan) has been instituted or, to the Knowledge of B2B, Threatened;

                (iii) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan;

                (iv) no Fiduciary has any Liability for Breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Action with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of B2B, Threatened;

                (v) to the Knowledge of B2B, there is no Basis for any such Action described in (iv) above; and

                (vi) none of B2B or its Subsidiaries has incurred, and has any reason to expect that any of B2B and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (i) None of B2B, its Subsidiaries, or any ERISA Affiliate of B2B or a Subsidiary of B2B contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (j) None of B2B or its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than as required under Code
Section 4980B). No Employee Welfare Benefit Plan which B2B or any of its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, is a "multiple employer welfare arrangement," as such term is defined in ERISA
Section 3(40).

     3.26 Guaranties.  None of B2B and its Subsidiaries is a guarantor or
          ----------
otherwise is responsible for any Liability (including indebtedness) of any other Person.

     3.27 Environmental, Health, and Safety Matters.
          -----------------------------------------

          (a) Each of B2B, its Subsidiaries, and their respective predecessors and Affiliates has, in material respects, complied and is in compliance with all Environmental Laws.

          (b)   Without limiting the generality of Section 3.27(a), each of B2B,
                                                   ---------------
its Subsidiaries and their respective Affiliates has obtained, has complied with, and is in compliance with, all material Licenses and other material authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business. A list of all such Licenses and other authorizations is set forth in Schedule 3.27(b).
                                                       ----------------

          (c) Neither B2B, its Subsidiaries, nor any of their respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

          (d) None of the following exists at any property or facility owned or operated by B2B or its Subsidiaries: (i) underground storage tanks, (ii) asbestos containing materials in any form or condition (except as permitted by and in accordance with Law), (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

          (e) None of B2B, its Subsidiaries, or their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental Laws.

          (f) To the Knowledge of B2B, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or Consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

          (g) Neither B2B, its Subsidiaries, nor any of their respective predecessors or Affiliates has, either expressly or by operation of Law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

          (h) No facts, events or conditions relating to the past or present facilities, properties or operations of B2B, its Subsidiaries, or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other Liabilities pursuant to Environmental Laws, including any relating to onsite or offsite releases or Threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     3.28 Litigation.  Except as set forth on Schedule 3.28, there are no
          ----------                          -------------
Actions pending, or, to the best of B2B's Knowledge, directly or indirectly, Threatened, against or affecting B2B or any of its Subsidiaries or any officer, director or employee of B2B or any of its Subsidiaries in their respective capacities as such. Neither B2B nor any of its Subsidiaries is in violation or in default of any Order of any Court or Agency.

     3.29 Absence of Changes.  Except as set forth on Schedule 3.29, since
          ------------------                          -------------
September 30, 2000 B2B has conducted its business only in the Ordinary Course of Business and there has not occurred any Material Adverse Change in the condition (financial or otherwise), results of operations, properties, assets, Liabilities, business operations or prospects of B2B or any of its Subsidiaries, and, since September 30, 2000, neither B2B nor any of its Subsidiaries has (a) incurred any material Liabilities, (b) voluntarily or involuntarily sold, transferred, surrendered, abandoned or disposed of any of its material assets or property rights (tangible or intangible), (c) granted any increase in the compensation payable or to become payable to officers or employees (including any bonus payments or payments pursuant to any pension, profit-sharing plan or other B2B Employee Benefit Plan or commitment), (d) incurred, assumed or taken any property subject to any Liability, (e) materially altered the manner of keeping the books, accounts or records of B2B, or materially changed in any manner the accounting practices therein reflected other than alterations or changes required by GAAP or applicable Law, (f) amended its Certificate of Incorporation or Bylaws in any material respect, (g) canceled, waived or released any material debts, rights or claims, (h) amended or terminated any B2B Contract, or (i) entered into any B2B Employment Contract, except for those referred to on Schedule 3.29. B2B has a Basis to believe that B2B will have
               -------------
cash and cash equivalents of at least $22,000,000 at the Effective Time.

     3.30 Tax Matters.
          ------------

          (a) Each of B2B and its Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of B2B and its Subsidiaries (whether or not shown on any Tax Return) have been paid. All Taxes which may be owed by B2B or any of its Subsidiaries (whether or not shown or any Tax Return) and which may be payable between the date of this Agreement and the Effective Date will be timely paid in full or accrued or reserved for by B2B or its Subsidiaries prior to the Effective Date. None of B2B and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of B2B and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of any of B2B and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of B2B and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No director or officer (or employee responsible for Tax matters) of any of B2B and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of B2B and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which B2B has Knowledge based upon personal contact with any agent of such authority. Schedule 3.30(c) lists all Tax Returns of B2B and
                             ----------------
its Subsidiaries that have been audited, and indicates those Tax Returns that currently are the subject of audit. B2B has delivered to IVAX and Diagnostics correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of B2B and its Subsidiaries since 1997.

          (d) None of B2B and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e)   None of B2B and its Subsidiaries has filed a Consent under Code
Section 341(f) concerning collapsible corporations.

          (f) None of B2B and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

          (g) None of B2B and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (h) Each of B2B and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662.

           (i) None of B2B and its Subsidiaries is, or has been, a party to any Tax allocation or sharing Contract.

          (j) With respect to B2B or its Subsidiaries, B2B has made an election under Treas. Reg. Section 1.502-20(g)(1), if applicable.

          (k) None of B2B and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was B2B) or (ii) has any Liability for the Taxes of any Person (other than any of B2B and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign
Law), as a transferee or successor, by contract, or otherwise.

          (l)   B2B will provide a Schedule 3.30(l) within sixty (60) days of
                                   ----------------
the date of this Agreement setting forth the following information with respect to each of B2B and its Subsidiaries (or, in the case of clause (ii), with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (i) the basis of B2B or its Subsidiary in its assets; (ii) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account) determined in accordance with Treas. Reg. Section 1.1502-32; (iii) the amount of any basis in its subsidiaries attributable to any "extraordinary gain disposition" or "duplicated Loss" as defined in Treas. Reg. Section 1.502-20; (iv) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to B2B or its Subsidiary; and (iv) the amount of any deferred gain or loss allocable to B2B or its Subsidiary arising out of any Deferred Intercompany Transaction and the amount of any undistributed earnings and profits of B2B and its Subsidiaries immediately prior to Closing as defined under Treas. Reg. Section 1.1502.33.

          (m) The unpaid Taxes of B2B and its Subsidiaries (i) did not, as of the September 30, 2000 B2B Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the September 30, 2000 B2B Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of B2B and its Subsidiaries in filing their Tax Returns.

     3.31 B2B Contracts.  Schedule 3.31 sets forth a true, correct and complete
          -------------   -------------
list of the B2B Contracts and indicates the B2B Contacts, if any, to be assumed by the Surviving Corporation. B2B has provided IVAX and Diagnostics with a true, correct and complete list of each written B2B Contract and a full and accurate summary of the terms of any oral B2B Contract. Each B2B Contract is in full force and effect and neither B2B nor any of its Subsidiaries, nor, to the Knowledge of B2B, any other party thereto is in material Breach or default thereunder.

     3.32 Intellectual Property.
          ----------------------

          (a) B2B and its Subsidiaries own or have the right to use pursuant to an Enforceable License or Contract all Intellectual Property necessary or desirable for the operation of the businesses of B2B and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of B2B and its Subsidiaries immediately prior to the Effective Date will be owned or available for use by B2B or the Subsidiary on identical terms and conditions immediately subsequent to the Effective Date. Each of B2B and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses. Schedule 3.32(a) identifies each License, Contract,
                      ----------------
patent, copyright, trademark, service mark and domain name which has been issued to any of B2B and its Subsidiaries, with respect to its Intellectual Property necessary or desirable for the operation of the businesses of B2B and its Subsidiaries as presently conducted and as presently proposed to be conducted. B2B has delivered to IVAX and Diagnostics correct and complete copies of all such patents, copyrights, trademarks, service marks, and domain names, including all registrations, applications, renewals, Licenses, and Contracts (as amended to date) and have made available to IVAX and Diagnostics correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

          (b) To the Knowledge of B2B, none of B2B and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of B2B and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of B2B and its Subsidiaries must License or refrain from using any Intellectual Property rights of any third party). To the Knowledge of B2B, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of B2B and its Subsidiaries.

          (c) To the Knowledge of B2B, none of B2B will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted that would have a Material Adverse Effect on B2B.

          (d) B2B has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of B2B and its Subsidiaries that would have a Material Adverse Effect on B2B.

     3.33 State Takeover Laws; Appraisal Rights. B2B has taken all necessary
          -------------------------------------
actions to exempt the Merger from (a) Section 203 of the Delaware GCL, (b) any applicable anti-takeover or similar provisions in B2B's Certificate of Incorporation or Bylaws, and (c) any anti-takeover or similar provisions set forth in any B2B Contract. Holders of B2B Common Stock will not have appraisal rights under Section 262 of the Delaware GCL.

     3.34 Reorganization.  As of the date of this Agreement, B2B has no
          --------------
Knowledge of any reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     3.35 Termination of Business. As of the Effective Date, B2B has no material
          -----------------------
liabilities (known, asserted, absolute, accrued, liquidated or due) other than as set forth on the B2B Effective Date Balance Sheet. B2B can terminate its existing business, including all B2B Contracts and the B2B website (www.b2bstores.com), at any time without incurring any material liabilities
 -----------------
(known, asserted, absolute, accrued, liquidated or due).

     3.36 Foreign Corrupt Practices Act Compliance.  Neither B2B nor its
          ----------------------------------------
Subsidiaries has, directly or indirectly, in connection with B2B or its Subsidiaries' business, made or agreed to make any payment to any Person connected with or related to any government or Agency, except payments or contributions required or allowed by applicable Law. The internal accounting controls and procedures of B2B and its Subsidiaries are sufficient to cause B2B and its Subsidiaries to comply with the Foreign Corrupt Practices Act

     3.37 Disclosure. No representation or warranty of B2B herein (including the
          ----------
exhibits and schedules hereto), and no statement, report, or certificate furnished or to be furnished by or on behalf of B2B or its agents pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

                                  ARTICLE 4.
            Representations and Warranties of IVAX and Diagnostics

     In order to induce B2B to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby, IVAX and Diagnostics hereby, jointly and severally, represent and warrant to B2B that the representations and warranties contained in this Article 4 are true, correct and
                                                 ---------
complete as of the date of this Agreement and will be true, correct and complete as of the Effective Time (as though made then and, except as expressly provided in a representation or warranty, as though the Effective Time were substituted for the date of this Agreement).

     4.1  Organization, Standing and Power.  Each of Diagnostics and IVAX is
          --------------------------------
a corporation duly organized, validly existing and its status is active under the Laws of the State of Florida and has all requisite right, power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby.

     4.2  Authorization of Agreement; Enforceability.  The execution, delivery
          ------------------------------------------
and performance of this Agreement and the Plan of Merger by each of Diagnostics and IVAX and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by all requisite corporate action on the part of Diagnostics and IVAX. All Consents relating to the Merger, this Agreement and the transactions contemplated thereby and hereby will be obtained prior to the Effective Time and will be in full force and effect at the Effective Time, except where the failure to obtain such Consent would not have a Material Adverse Effect on Diagnostics or any of its Subsidiaries. This Agreement and the Plan of Merger constitute an Enforceable obligation of each of Diagnostics and IVAX.

     4.3  No Violation or Conflict.  The execution, delivery and performance of
          ------------------------
this Agreement and the Plan of Merger by Diagnostics and IVAX, and the consummation of the transactions contemplated hereby and thereby, and compliance by Diagnostics and IVAX with the provisions hereof and thereof (a) do not and will not violate or conflict with any Law or any Order or any term or provision of the Articles of Incorporation or Bylaws (or other organizational documents) of Diagnostics or any of its Subsidiaries and (b) do not and will not, with or without the passage of time or the giving of notice, result in the Breach of, or constitute a Breach or require any Consent under or result in the creation of any Encumbrance upon any property or assets of Diagnostics or any of its Subsidiaries under any Contract to which Diagnostics or any of its Subsidiaries is a party or by which Diagnostics or any of its Subsidiaries or any of their respective properties may be bound or affected, except (i) for those Contracts as to which Consent shall have been obtained at or prior to the Effective Time or (ii) where the failure to obtain such Consent would not have a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

     4.4  Articles of Incorporation, Bylaws and Minute Books.  A true and
          --------------------------------------------------
complete copy of the Articles of Incorporation (as amended and in effect), Bylaws (as amended and in effect) and minute books of Diagnostics and each of its Subsidiaries have been delivered by Diagnostics to B2B, except for Delta's organizational documents which have been made available to B2B. The minute books of Diagnostics and each of its Subsidiaries in the form supplied to (or in the case of Delta, made available) B2B are complete and accurate in all material respects and have embodied therein copies of all minutes of all meetings and all actions by written Consent of the Board of Directors of Diagnostics and each of its Subsidiaries, any committee thereof, the incorporators and the stockholders of Diagnostics and each of its Subsidiaries from the dates of their respective incorporation or organization to the date of this Agreement, and such minutes and actions by written Consent accurately reflect all material actions taken by the Board of Directors of Diagnostics or any of its Subsidiaries, any committees thereof, the incorporators and the stockholders during such periods. All actions of Diagnostics or any of its Subsidiaries from the dates of their respective incorporations or organizations to the date of this Agreement that required the approval of the directors or stockholders of Diagnostics or such Subsidiaries, as the case may be, have been so approved.

     4.5  Consent of Governmental Authorities.  Other than (a) in connection
          -----------------------------------
with or in compliance with the Delaware GCL, the Florida BCA, the Exchange Act, the Securities Act and the state securities Laws of any jurisdiction and (b) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, if required, no Consent of any Agency is required in connection with the execution, delivery or performance by Diagnostics or IVAX of this Agreement or the Plan of Merger or the consummation by Diagnostics or IVAX of the transactions contemplated hereby or thereby.

     4.6  Diagnostics Financial Statements.  Diagnostics has delivered to B2B
          --------------------------------
true and complete copies of (i) the audited balance sheets of Diagnostics as of December 31, 1997, December 31, 1998 and December 31, 1999 and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended and (ii) the unaudited balance sheet of Diagnostics dated as of September 30, 2000 and the related statements of operations, changes in stockholder's equity and cash flows for the nine months then ended (collectively, the "Diagnostics Financial Statements") present fairly, in all material respects, the consolidated financial position, results of operations, and cash flows of Diagnostics and its Subsidiaries (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the omission of certain footnote disclosure). The Diagnostics Financial Statements and supporting schedules were prepared in all material respects: (a) in accordance with Regulation S-X promulgated by the Commission, (b) in conformity with GAAP applied on a consistent basis and (c) from the books and records of Diagnostics and its Subsidiaries. The Diagnostics Financial Statements comply as to form with the requirements of Regulation S-X promulgated by the Commission in all material respects.

     4.7  Absence of Undisclosed Liabilities.  Except as set forth on Schedule
          ----------------------------------                          --------
4.7, neither Diagnostics nor any of its Subsidiaries has, and there is no Basis
---
for assertion against Diagnostics or any of its Subsidiaries of, any material Liability, which is not included, disclosed or noted in the September 30, 2000 Diagnostics Financial Statements, except for the Transaction Expenses of Diagnostics incurred in accordance with the provisions of this Agreement and as set forth in Schedule 4.7 and any non-material Liabilities incurred since
             ------------
September 30, 2000 in the Ordinary Course of Business to Persons not Affiliates of Diagnostics or any of its Subsidiaries (none of which result from, arise out of, relates to, is in the nature of, or was caused by a Breach of Contract, Breach of warranty, tort, infringement or violation of Law). Schedule 4.7 and
                                                              ------------
the Diagnostic Effective Date Balance Sheet set forth all of the material liabilities (known, asserted, absolute, accrued, liquidated or due) of Diagnostics and its Subsidiaries.

     4.8  Receivables.  All Receivables of Diagnostics and its Subsidiaries are
          -----------
accurately reflected on the September 30, 2000 Diagnostics Financial Statements, and are valid, bona fide and binding claims arising in the Ordinary Course of the Business, subject to reserves for bad debt set forth in the September 30, 2000 Diagnostics Financial Statements. No Receivables have been factored.

     4.9  Product Warranty.  Each product of Diagnostics and its Subsidiaries
          ----------------
has manufactured, sold, leased, or delivered has been in conformity, in all material respects, with all applicable Law, Contracts, and all express and implied warranties, and, to the Knowledge of IVAX and Diagnostics, neither Diagnostics or its Subsidiaries has any Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) for replacement or repair thereof or other Damages in connection therewith. No product designed, manufactured, sold, leased, or delivered by Diagnostics or its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable terms and conditions of sale or lease by Diagnostics or its Subsidiaries. True and correct copies of the terms and conditions of sale or lease for Diagnostics and its Subsidiaries (containing applicable guaranty, warranty, and similar Liability indemnity provisions) have been delivered to B2B.

     4.10 Product Liability.  Neither Diagnostics nor its Subsidiaries has
          -----------------
received any written notice of or any written information as to any Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased or delivered by Diagnostics or its Subsidiaries.

     4.11 Subsidiaries. Set forth on Schedule 4.11 is a list of each, direct or
          ------------               -------------
indirect, Subsidiary of Diagnostics, including (a) its name and jurisdiction of organization, (b) the number of authorized shares of each class of its capital stock or equity interest, (c) the number of issued and outstanding shares of each class of its capital stock or equity interest and (d) the names of each of its directors and officers, managers or general or managing partners. All of the capital stock or equity interests of each Subsidiary of Diagnostics have been duly authorized and are validly issued, fully paid and nonassessable, and are owned by Diagnostics. There are no commitments with respect to any capital stock or equity interests of any Subsidiary of Diagnostics. Except as set forth on
Schedule 4.11, Diagnostics owns no capital stock or equity interests in any
-------------
Person. Each Subsidiary of Diagnostics is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Each Subsidiary of Diagnostics is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification, except where any such failure would not have a Material Adverse Effect.

     4.12 Compliance with Laws.  Except as set forth in Schedule 4.12,
          --------------------                          -------------
Diagnostics and each of its Subsidiaries has conducted its business in compliance, in all material respects, with all applicable Laws and Orders including Environmental Laws, Food and Drug Administration and related Laws, Laws relating to disclosure, equal employment, foreign corrupt practices, antitrust, product quality, discrimination, employment and health and safety, and no Action or notice thereof has been filed or commenced or notice of any Action has been filed, or to the Knowledge of IVAX or Diagnostics, Threatened to be filed or commenced, against any of them alleging any failure to so comply.

     4.13 Brokers and Finders.  Except as set forth on Schedule 4.13,
          -------------------                          -------------
neither Diagnostics nor any of its Subsidiaries or Affiliates of Diagnostics has employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking, or similar fees, commissions or expenses to any other Person in connection with the transactions contemplated by this Agreement.

     4.14 Capitalization.  The authorized capital stock of Diagnostics
          --------------
consists solely of 30,000,000 shares of Diagnostics Common Stock, of which 14,600,000 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Diagnostics Common Stock have been duly authorized and validly issued and are credited as fully paid and non-assessable, with no personal Liability attaching to the ownership thereof. No class of equity securities of Diagnostics exists other than the stock noted above. All voting rights with respect to Diagnostics are vested exclusively in the Diagnostics Common Stock. No securities issued by Diagnostics from the date of its incorporation to the date of this Agreement were issued in violation of the preemptive rights of any Person. All material Licenses and Consents required to be obtained from or effected with any Person in connection with all issuances of securities of Diagnostics since the date of its incorporation have been obtained or effected and all securities of Diagnostics have been issued in accordance with the provisions of all applicable securities and other Laws.

     4.15 Beneficial Owners; Commitments.  IVAX is the sole record and
          ------------------------------
Beneficial Owner of all of the issued and outstanding Diagnostics Common Stock, free and clear of any Encumbrances or Commitments. Schedule 4.15 set forth all
                                                    -------------
of the Commitments relating to any capital stock of Diagnostics (listing in the holder of the Commitment, date of grant, the expiration date, the exercise price, a description of any anti-dilution or change of Control provisions and all other material provisions).

     4.16 Real Property; Leases.
          ----------------------

          (a)   Schedule 4.16(a) lists and describes briefly all real property
                ----------------
owned by any of Diagnostics and its Subsidiaries. With respect to each such parcel of owned real property and except as set forth on Schedule 4.16:
                                                         -------------

                (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Encumbrance, or other restriction, except for installments of special assessments not yet delinquent and recorded Encumbrances and other restrictions which do not materially impair the current use or occupancy, or impair the value (in excess of the Basket Limitation) or the marketability of title, of the property subject thereto;

                (ii) there are no pending or, to the Knowledge of IVAX and Diagnostics, Threatened condemnation Actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not, to the Knowledge of IVAX and Diagnostics, in violation of applicable setback requirements, zoning Laws (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any Licenses necessary to the use thereof have not been obtained;

                (iv) all facilities have received all material approvals of all Agencies (including Licenses) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable Laws;

                (v) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                (vi) there are no outstanding Commitments to purchase the parcel of real property, or any portion thereof or interest therein; and

                (vii) to the Knowledge of IVAX and Diagnostics, there are no parties (other than Diagnostics and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule 4.16(a)(vii) who are in possession of space to
                       ---------------------
          which they are entitled/

          (b)   Schedule 4.16(b) lists and describes briefly all real property
                ----------------
leased or subleased to any of Diagnostics and its Subsidiaries. Diagnostics has delivered to B2B correct and complete copies of the leases and subleases listed in Schedule 4.16(b) (each as amended to date). With respect to each lease and
   ----------------
sublease listed in Schedule 4.16(b) and except as set forth on Schedule 4.16:
                   ----------------                            -------------

                (i) the lease or sublease is Enforceable and in full force and effect;

                (ii) the lease or sublease will continue to be Enforceable, and in full force and effect, on identical terms following the consummation of the transactions contemplated hereby;

                (iii) to the Knowledge of IVAX and Diagnostics, no party to the lease or sublease is in material Breach, and no event has occurred which, with notice or lapse of time, would constitute a material Breach thereunder;

                (iv) to the Knowledge of IVAX and Diagnostics, no party to the lease or sublease has repudiated any provision thereof;

                (v) there are no disputes, oral Contracts, or forbearances in effect as to the lease or sublease;

                (vi) none of the Diagnostics and its Subsidiaries is a party to any Sublease;

                (vii) none of Diagnostics and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or Encumbered any interest in the leasehold or subleasehold; and

                (viii) all facilities leased or subleased thereunder have received all material approvals of all Agencies (including Licenses) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws.

     4.17  Title to Personal Property.  Except as set forth on Schedule 4.17,
           --------------------------                          -------------
Diagnostics and its Subsidiaries have good and marketable title, free and clear of any Encumbrances, to each material item of personal property, tangible and intangible, as reflected on the September 30, 2000 Diagnostics Financial Statements and to each material item of personal property, tangible and intangible, acquired since September 30, 2000 (other than non-material property disposed of in the Ordinary Course of Business since September 30, 2000 to Persons who are not Affiliates of Diagnostics or any of its Subsidiaries). Except for leasehold interests and other leased properties identified on
Schedule 4.16(b) or 4.17, there are no assets owned by any third party which are
------------------------
necessary to the operations of the business of Diagnostics and its Subsidiaries as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used.

     4.18  Insurance.  Diagnostics maintains (or IVAX maintains on behalf of
           ---------
Diagnostics, whether through self insurance or otherwise) liability (including product liability), casualty, property loss, worker's compensation and other insurance coverage with respect to the conduct of Diagnostics and its Subsidiaries' respective businesses, in such insurance amounts and under terms and conditions, as required by applicable Law and as IVAX or Diagnostics deems reasonably necessary. Diagnostics (or IVAX on behalf of Diagnostics) has, with respect to insurance policies issued by third parties, paid all premiums with respect thereto covering all periods up to and including the date of this Agreement (other than retroactive premiums which may be payable with respect to worker's compensation insurance policies or accrued premiums not yet due and payable), and no written notice of cancellation or termination has been received by IVAX with respect to any such policy and there exists no Basis for any such termination or cancellation. Except as set forth in Schedule 4.18, none of such
                                                     -------------
policies are subject to any retroactive premium adjustment feature; provided, however, the Surviving Corporation will have no Liability with respect to any such retroactive premiums in excess of the Basket Limitation. To the Knowledge of Diagnostics, neither Diagnostics or its Subsidiaries nor any other party to an insurance policy of Diagnostics or its Subsidiaries is in default or Breach, and to the Knowledge of Diagnostics, no event has occurred which, with notice as the lapse of time, would constitute such a Breach or default or permit termination, modification or acceleration, under such policy. Diagnostics has provided B2B true and correct summaries of the material terms and conditions of all of its insurance policies.

     4.19  Employment Contracts.  Except as set forth on Schedule 4.19, there
           --------------------                          -------------
are no employment, indemnification, consulting, severance or other similar Contracts between Diagnostics or any of its Subsidiaries and any of their respective officers, directors, consultants or employees (the "Diagnostics Employment Contracts"). Except as set forth on Schedule 4.19, none of the
                                               -------------
Diagnostics Employment Contracts contain any "change of Control," severance or other provisions pursuant to which any of the benefits of any other party thereto will be increased or the vesting of any such benefits will be accelerated by the consummation of any of the transactions contemplated by this Agreement or pursuant to which the value of any such benefits will be calculated on the Basis of any of the transactions contemplated by this Agreement. To the Knowledge of IVAX and Diagnostics, no executive, key employee, or group of employees has any plans to terminate employment with any of Diagnostics and its Subsidiaries. Except as set forth on Schedule 4.19, none of Diagnostics and its
                                     -------------
Subsidiaries is a party to or bound by any collective bargaining Contract, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of Diagnostics and its Subsidiaries has committed any unfair labor practice. Diagnostics has no Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of any of Diagnostics and its Subsidiaries.

     4.20  Employee Benefits.
           ------------------

           (a) Schedule 4.20 lists each Employee Benefit Plan that any of
               -------------
Diagnostics or a Subsidiary of Diagnostics maintains or to which it contributes. Subsections 4.20(b) through (j) apply to each Employee Benefit Plan that any of Diagnostics or a Subsidiary of Diagnostics or any ERISA Affiliate of Diagnostics or a Subsidiary of Diagnostics maintains or to which any of Diagnostics or a Subsidiary of Diagnostics or any ERISA Affiliate of Diagnostics or a Subsidiary of Diagnostics contributes.

          (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms and with the applicable requirements of ERISA, the Code, and other applicable Laws.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan to which such requirements apply.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Effective Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Diagnostics and its Subsidiaries. No "accumulated funding deficiency" (for which a Tax is due or would be due in the absence of a waiver), as such terms is defined in ERISA Section 302(a)(2) or Code Section 412, has been incurred with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan, whether or not waived. All premiums or other required payments which are due for all periods ending on or before the Effective Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

          (e) Each Employee Pension Benefit Plan which is intended to qualify under Section 401(a) of the Code does so qualify, and each related trust qualifies under Section 501(a) of the Code, and each such Employee Pension Benefit Plan is the subject of a favorable determination letter from the IRS. Nothing has occurred to impair such determination, subject to the ability of the employer that sponsors such Employee Pension Benefit Plan to amend such plan, within its "remedial amendment period", or as otherwise provided by the IRS, to comply with recent law changes."

          (f) The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all "benefit liabilities," as such terms is defined in ERISA Section 4001(a)(16), thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

          (g) Diagnostics has delivered, or will upon request deliver, to B2B correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust Contracts, insurance Contracts, and other funding Contracts which implement each such Employee Benefit Plan.

          (h) With respect to each Employee Benefit Plan that any of Diagnostics, a Subsidiary of Diagnostics, or any ERISA Affiliate of Diagnostics or a subsidiary of Diagnostics maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (i) no such Employee Benefit Plan which is an Employee Pension Benefit Plan described in Title IV of ERISA (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC;

               (ii) no proceeding by the PBGC to terminate any Employee Pension Benefit Plan described in Title IV of ERISA (other than any Multiemployer Plan) has been instituted or, to the Knowledge of Diagnostics, Threatened;

               (iii) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan;

               (iv) no Fiduciary has any Liability for Breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Action with respect to the administration or the investment of the assets of any such Employee Benefit Plan

          (other than routine claims for benefits) is pending or, to the Knowledge of Diagnostics, Threatened;

                (v) to the Knowledge of IVAX and Diagnostics, there is no Basis for any such Action described in (iv) above; and

                (vi) none of Diagnostics or its Subsidiaries has incurred, and has any reason to expect that any of Diagnostics and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (i) None of Diagnostics, its Subsidiaries, or any ERISA Affiliate of Diagnostics or a Subsidiary of Diagnostics contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (j) None of Diagnostics or its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or (other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents as required under Code
Section 4980B). No Employee Welfare Benefit Plan which Diagnostics or any of its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute is a "multiple employer welfare arrangement," as such term is defined in ERISA
Section 3(40).

     4.21 Guaranties.  None of Diagnostics and its Subsidiaries is a
          ----------
guarantor or otherwise is responsible for any Liability (including indebtedness) of any other Person.

     4.22 Environmental, Health, and Safety Matters.
          ------------------------------------------

          (a) Each of Diagnostics, its Subsidiaries, and their respective predecessors has, in a material respect, complied and is in compliance with all Environmental Laws.

          (b)   Without limiting the generality of Section 4.22(a), each of
                                                   ---------------
Diagnostics, its Subsidiaries has obtained, has complied with, and is in compliance with all material Licenses and other material authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business. A list of all such Licenses and other authorizations is set forth in Schedule 4.22(b).
                               ----------------

          (c)   Except as set forth on Schedule 4.22(c), neither Diagnostics,
                                       ----------------
its Subsidiaries, nor any of their respective predecessors has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

          (d)   Except as set forth on Schedule 4.22(d), none of the following
                                       ----------------
exists at any property or facility owned or operated by Diagnostics or its
Subsidiaries: (i) underground storage tanks, (ii) asbestos containing material in any form or condition (except as permitted by and in accordance with Law),
(iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

          (e) None of Diagnostics, its Subsidiaries, or their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental Laws.

          (f) To the Knowledge of IVAX and Diagnostics, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or Consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

          (g) Neither Diagnostics, its Subsidiaries, nor any of their respective predecessors has, either expressly or by operation of Law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

          (h)   Except as set forth in Schedule 4.22(h), no facts, events or
                                       ----------------
conditions relating to the past or present facilities, properties or operations of Diagnostics, its Subsidiaries, or any of their respective predecessors will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other Liabilities pursuant to Environmental Laws, including any relating to onsite or offsite releases or Threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     4.23 Litigation.  Except as set forth on Schedule 4.23, there are no
          ----------                          -------------
Actions pending, or, to the best of Diagnostic's Knowledge, directly or indirectly, Threatened, against or affecting Diagnostics or any of its Subsidiaries or any officer, director or employee of Diagnostics or any of its Subsidiaries in their respective capacities as such. Neither Diagnostics nor any of its Subsidiaries is in violation or in default of any Order of any Court or Agency.

     4.24 Absence of Changes.  Except as set forth on Schedule 4.24, since
          ------------------                          -------------
September 30, 2000 Diagnostics has conducted its business only in the Ordinary Course of Business and there has not occurred any Material Adverse Change in the condition (financial or otherwise), results of operations, properties, assets, Liabilities, business, operations or prospects of Diagnostics or any of its Subsidiaries, and, since September 30, 2000, neither Diagnostics nor any of its Subsidiaries has (a) incurred any material Liabilities, (b) voluntarily or involuntarily sold, transferred, surrendered, abandoned or disposed of any of its material assets or property rights

(tangible or intangible), (c) granted any increase in the compensation payable or to become payable to officers or employees (including any bonus payments or payments pursuant to any pension, profit-sharing plan or other Diagnostics Employee Benefit Plan or commitment), (d) incurred, assumed or taken any property subject to any Liability, (e) materially altered the manner of keeping the books, accounts or records of Diagnostics, or materially changed in any manner the accounting practices therein reflected other than alterations or changes required by GAAP or applicable Law, (f) amended its Articles of Incorporation or Bylaws in any material respect, (g) canceled, waived or released any material debts, rights or claims, (h) amended or terminated any Diagnostics Contract, or (i) entered into any Diagnostics Employment Contract, except for those referred to on Schedule 4.24. IVAX and Diagnostics have a Basis
                                -------------
to believe that Diagnostics will have cash and cash equivalents of at least $2,000,000 at the Effective Time.

     4.25 Tax Matters.
          ------------

          (a)  Except as set forth in Schedule 4.25(a):  each of Diagnostics and
                                      ----------------
its Subsidiaries has timely filed all Tax Returns that it was required to file; all such Tax Returns were correct and complete in all material respects; all Taxes owed by any of Diagnostics and its Subsidiaries (whether or not shown on any Tax Return) have been paid; all Taxes which may be owed by Diagnostics (whether or not shown on any Tax Return) and which may be payable between the date of this Agreement and the Effective Date will be timely paid in full; none of Diagnostics and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return; no claim has ever been made by an authority in a jurisdiction where any of Diagnostics and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and, there are no Encumbrances on any of the assets of any of Diagnostics and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of Diagnostics and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No director or officer (or employee responsible for Tax matters) of any of Diagnostics and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of Diagnostics and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which Diagnostics has Knowledge based upon personal contact with any agent of such authority. Schedule 4.25(c) lists all Tax Returns that have been audited,
                ----------------
and indicates which of those Tax Returns that currently are the subject of audit. Diagnostics has delivered to B2B correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Diagnostics and its Subsidiaries since 1997.

          (d)  Except as set forth on Schedule 4.25(d), none of Diagnostics and
                                      ----------------
its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of Diagnostics and its Subsidiaries has filed a Consent under Code Section 341(f) concerning collapsible corporations.

          (f) None of Diagnostics and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

          (g) None of Diagnostics and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (h) Each of Diagnostics and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662.

          (i) None of Diagnostics and its Subsidiaries is, or has been, a party to any Tax allocation or sharing Contract.

          (j) With respect to Diagnostics or its Subsidiaries, IVAX has made no election under Treas. Reg. Section 1.1502-20(g)(1).

          (k) None of Diagnostics and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was IVAX or Diagnostics) or (ii) has any Liability for the Taxes of any Person (other than any of Diagnostics and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

          (l)  Schedule 4.25(l) sets forth with respect to Diagnostics and each
               ----------------
of its Subsidiaries a reasonable estimate of the basis of the stockholders of the Subsidiary in its stock as of the date of this Agreement. Additionally, IVAX will provide a revised Schedule 4.25(l) within sixty (60) days of the date
                            ----------------
of this Agreement setting forth the following information with respect to each of Diagnostics and its Subsidiaries (or, in the case of clause (ii), with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (i) the basis of Diagnostics or its Subsidiary in its assets; (ii) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account) determined in accordance with Treas. Reg. Section 1.1502-32; (iii) the amount of any basis in its subsidiaries attributable to any "extraordinary gain disposition" or "duplicated loss" as defined in Treas. Reg. Section 1.1502-20;
(iv) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to Diagnostics or its Subsidiary; and (iv) the amount of any deferred gain or loss allocable to Diagnostics or its Subsidiary arising out of any Deferred Intercompany Transaction and the amount of any undistributed earnings and profits of Diagnostics and its Subsidiaries immediately prior to Closing as defined under Treas. Reg. Section 1.1502.33.

          (m) The unpaid Taxes of Diagnostics and its Subsidiaries (i) did not, as of the September 30, 2000 Diagnostics Financial Statements, exceed the reserve for Tax Liability

(rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the September 30, 2000 Diagnostics Financial Statements (rather than in any notes thereto) and
(ii) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of Diagnostics and its Subsidiaries in filing their Tax Returns.

     4.26  Diagnostics Contracts.  Schedule 4.26 sets forth a true, correct
           ---------------------   -------------
and complete list of the Diagnostics Contracts and indicates the Diagnostics Contracts that will terminate as a result of the Merger. Diagnostics has provided B2B with a true, correct and complete list of each written Diagnostics Contract and a full and accurate summary of the terms of any oral Diagnostics Contract. Each Diagnostics Contract is in full force and effect and neither Diagnostics nor any of its Subsidiaries, nor, to the Knowledge of Diagnostics, any other party thereto is in material Breach or default thereunder.

     4.27  Intellectual Property.
           ---------------------

           (a) Diagnostics and its Subsidiaries own or have the right to use pursuant to an Enforceable License or Contract all Intellectual Property necessary or desirable for the operation of the businesses of Diagnostics and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of Diagnostics and its Subsidiaries immediately prior to the Effective Date will be owned or available for use by Diagnostics or the Subsidiary on identical terms and conditions immediately subsequent to the Effective Date. Each of Diagnostics and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.
Schedule 4.27(a) identifies each License, Contract, patent, copyright, trademark
        --------
and service mark which has been issued to any of Diagnostics and its Subsidiaries, with respect to its Intellectual Property necessary or desirable for the operation of the businesses of Diagnostics and its Subsidiaries as presently conducted and as presently proposed to be conducted. Diagnostics has delivered to B2B correct and complete copies of all such patents, copyrights, trademarks and service marks, including all registrations, applications, renewals, Licenses, and Contracts (as amended to date) and have made available to B2B correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

           (b)  Except as set forth on Schedule 4.27(b), to the Knowledge of
                                       ----------------
IVAX and Diagnostics, none of Diagnostics and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Diagnostics and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Diagnostics and its Subsidiaries must License or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Diagnostics, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Diagnostics and its Subsidiaries.

          (c)  Except as set forth on Schedule 4.27(c), to the Knowledge of IVAX
                                      ----------------
and Diagnostics, none of Diagnostics and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted that would have a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

          (d) None of IVAX and Diagnostics has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Diagnostics and its Subsidiaries that would have a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

     4.28 Reorganization.  As of the date of this Agreement, neither Diagnostics
          --------------
nor IVAX has any Knowledge of any reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     4.29 Investment.  IVAX (a) understands that the Merger Consideration has
          ----------
not been registered under the Securities Act, or under any state securities Laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Merger Consideration solely for IVAX's own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning B2B and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Merger Consideration, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Merger Consideration, and (f) is an Accredited Investor.

     4.30 Foreign Corrupt Practices Act Compliance.  Neither IVAX, Diagnostics
          ----------------------------------------
nor their Subsidiaries has, directly or indirectly, in connection with Diagnostics or its Subsidiaries business, made or agreed to make any payment to any Person connected with or related to any government or Agency, except payments or contributions required or allowed by applicable Law. The internal accounting controls and procedures of IVAX, Diagnostics and their Subsidiaries are sufficient to cause Diagnostics and its Subsidiaries to comply with the Foreign Corrupt Practices Act.

     4.31 Certain Business Relationships.  Schedule 4.31 lists all material
          ------------------------------   -------------
Contracts, business arrangements and business relationships between Diagnostics and its Subsidiaries, on the one hand, and IVAX and its Affiliates, on the other hand. Except as set forth in Schedule 4.31, neither IVAX nor any of its
                              -------------
Affiliates owns any assets or properties of, or leases any assets or properties to, Diagnostics of its Subsidiaries.

     4.32 Effect of Merger.  Except as disclosed on Schedule 4.32, the
          ----------------                          -------------
consummation of the Merger will not result in the impairment or loss of any assets or properties of Diagnostics or it Subsidiaries, including any Contract, License, real property, personal property, or intangible property, the loss or impairment of which could have a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

     4.33 Disclosure.  No representation or warranty of Diagnostics or IVAX
          ----------
herein (including the exhibits and schedules hereto), and no statement, report, or certificate furnished or to be furnished by or on behalf of Diagnostics or its agents pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

                                  ARTICLE 5.
                           Covenants and Agreements

     5.1  Interim Operations of B2B.  During the period from the date of
          -------------------------
this Agreement to the Effective Date, B2B and its Subsidiaries shall conduct its business only in the Ordinary Course of Business, except to the extent otherwise necessary to comply with the provisions hereof and with applicable Laws and regulations. Additionally, during the period from the date of this Agreement to the Effective Date, except as required hereby in connection with the Merger, B2B shall not and shall cause each of its Subsidiaries not, without the prior consent of IVAX, to (i) amend or otherwise change its Certificate of Incorporation or Bylaws, (ii) issue, sell or authorize for issuance or sale (including, but not limited to, by way of stock split or dividend), shares of any class of its securities or except as contemplated in Section 3.17, any
                                                         ------------
Commitments of any character obligating it to issue such securities, other than pursuant to stock options granted to directors, officers or employees of B2B prior to the date of this Agreement; (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock, (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (v) enter into any material Contract (excluding any renewal of B2B's officer and director insurance policy) or material transaction or make any material capital expenditure other than those relating to the transactions contemplated by this Agreement, (vi) create, incur, assume, maintain or permit to exist any indebtedness other than the Transaction Expenses or as otherwise incurred in the Ordinary Course of Business, (vii) pay, discharge or satisfy claims or Liabilities (absolute, accrued, contingent or otherwise) other than the Transaction Expenses or in the Ordinary Course of Business, (viii) cancel any material debts or waive any material claims or rights, (ix) make any loans, advances or capital contributions to, or investments in financial instruments of any Person, (x) assume, guarantee, endorse or otherwise become responsible for the Liabilities or other Commitments existing of any other Person, (xi) grant any increase in the compensation payable or to become payable by B2B or any of its Subsidiaries to any of its employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employees, (xii) enter into any employment Contract or grant any severance or termination pay or make any such payment with or to any officer, director or employee of B2B or any of its Subsidiaries other than the Transaction Expenses,
(xiii) alter in any material way the manner of keeping the books, accounts or records of B2B or any of its Subsidiaries or the accounting practices therein reflected other than alterations or changes required by GAAP or applicable Law,
(xiv) enter into any indemnification, contribution or similar Contract pursuant to which B2B or any of its Subsidiaries may be required to indemnify any other Person or make contributions to any other Person, (xv) terminate or amend any B2B Employee Benefit Plan in any manner other than as required by applicable Law, (xvi) dispose of or permit to lapse any rights to any intangible property or Intellectual Property, (xvii) amend or terminate any existing B2B Contracts in any manner that would result in any material Liability to B2B for or on account of such amendment or termination or (xviii) or change any existing or adopt any new tax accounting principle, method of accounting or tax election except as provided herein or agreed to in writing by IVAX.

     5.2  Interim Operations of Diagnostics.  During the period from the date of
          ---------------------------------
this Agreement to the Effective Date, Diagnostics shall operate its business (and the business of each of its Subsidiaries) only in the Ordinary Course of Business and shall (a) use its Best Efforts to preserve intact its business organization and goodwill in all material respects, (b) use its Best Efforts to keep available the services of its key officers and employees and (c) use its Best Efforts to maintain its relationships with material customers, suppliers and others having material business relationships with it. Additionally, during the period from the date of this Agreement to the Effective Date, except as required hereby in connection with the Merger, Diagnostics shall not, without the prior Consent of B2B, (i) amend or otherwise change its Articles of Incorporation or Bylaws, (ii) issue, sell or authorize for issuance or sale (including, but not limited to, by way of stock split or dividend), shares of any class of its securities or any Commitments of any character obligating it to issue such securities, in each case, other than pursuant to stock options granted to directors, officers or employees of Diagnostics prior to the date of this Agreement, (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock, (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (v) enter into any material Contract or material transaction (or make any material capital expenditure or sale of assets), in each case, other than in the Ordinary Course of Business, (vi) create, incur, assume, maintain or permit to exist any indebtedness other than the Transaction Expenses or as otherwise incurred in the Ordinary Course of Business, (vii) pay, discharge or satisfy claims or Liabilities other than the settlement of intercompany debt between IVAX and Diagnostics or its Subsidiaries, the Transaction Expenses or in the Ordinary Course of Business, (viii) cancel any debts or waive any claims or rights other than the settlement of intercompany debt between IVAX and Diagnostics or its Subsidiaries or in the Ordinary Course of Business, (ix) make any loans, advances or capital contributions to, or investments in financial instruments of any Person, (x) assume, guarantee, endorse or otherwise become responsible for the Liabilities of any other Person,
(xi) grant any increase in the compensation payable or to become payable by Diagnostics or any of its Subsidiaries to any of its employees or any increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employees other than in the Ordinary Course of Business, (xii) terminate or amend any Diagnostics Employee Benefit Plan in any manner other than as required by applicable Law, (xiii) enter into any employment Contract or grant any severance or termination pay with or to any officer, director or employee of Diagnostics or any of its Subsidiaries, (xiv) alter in any way the manner of keeping the books, accounts or records of Diagnostics or any of its Subsidiaries or the accounting practices therein reflected other than alterations or changes required by GAAP or applicable Law,
(xv) dispose of or permit to lapse any rights to any intangible property of Intellectual Property, (xvi) amend, or terminate any existing Diagnostics Contracts other than in Ordinary Course of Business in any manner that would result in any material Liability to B2B for or on account of such amendment or termination, or (xvii) enter into any indemnification, contribution or similar Contract pursuant to which Diagnostics or its Subsidiaries may be required to indemnify any other Person or make contributions to any other Person or (xviii) or change any existing or adopt any new tax accounting principle, method of accounting or tax election except as provided herein or agreed to in writing by B2B.

     5.3  Access.  Diagnostics and B2B shall afford to the other (and if
          ------
requested, B2B shall also afford to IVAX) and their respective agents and representatives full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records and during such period shall promptly furnish copies of all other information concerning such business, properties and personnel of Diagnostics or B2B, as the case may be, as may reasonably be requested. Each recipient shall hold such documents and other material in confidence unless and until such time as such information otherwise becomes publicly available and, in the event of the termination of this Agreement, upon request by the party providing such information, shall deliver to the party providing such information all documents and other material so obtained by it.

     5.4  Consents.  B2B, IVAX and Diagnostics will each use their respective
          --------
Best Efforts to obtain as promptly as practicable all Consents and Orders required in connection with and waivers of any Breaches that may be caused by the consummation of the transactions contemplated by this Agreement, including the expiration of any applicable waiting period under the HSR Act.

     5.5  Notification.  Each of the Parties hereto shall promptly notify the
          ------------
other in writing of any event, condition, circumstance, occurrence, transaction or other item occurring from the date of this Agreement through the Effective Time (a) that would in itself, or with any notice, lapse of time or both, constitute a violation or Breach of this Agreement or (b) which would have been required to have been disclosed on any schedule or exhibit hereto had such event, condition, circumstance, occurrence, transaction or item existed on the date of this Agreement. Any such notification shall not diminish or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor shall it limit or restrict any rights or remedies either Party may have with respect to a Breach or violation of any such representations, warranties or covenants. If at any time after the Proxy Statement is filed with the Commission any event or circumstance relating to B2B, Diagnostics or IVAX should occur or exist which would be required to be described in an amendment of or supplement to the Proxy Statement or which would cause the Proxy Statement to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading, B2B or IVAX, as the case may be, shall promptly inform the other in writing of such event or circumstance.

     5.6  Proxy Statement.  B2B, IVAX and Diagnostics will cooperate with each
          ---------------
other in order to promptly prepare the Proxy Statement and to file the Proxy Statement with the Commission as soon as practicable. IVAX shall furnish all information concerning IVAX or Diagnostics as may be reasonably required in connection with the preparation of the Proxy Statement. B2B shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and all other applicable Laws, and each Party shall ensure that none of the information that it furnishes for inclusion in the Proxy Statement will, at (a) the time the Proxy Statement (or any amendment or supplement thereto) is first mailed to the stockholders of B2B or (b) the time of the special meeting of the stockholders of B2B as contemplated by Section 5.7, contain any untrue statement of a material fact or
                -----------
omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Unless required by applicable Law, no amendment or supplement to the Proxy

Statement shall be filed with the Commission without the approval of IVAX, which approval shall not be unreasonably withheld. B2B shall promptly advise IVAX of any request by the Commission for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the Commission for additional information. B2B shall take all actions required to be taken under any applicable or securities Laws to permit the issuance of the B2B Common Stock pursuant to the Merger.

     5.7  B2B Stockholder Approval.  B2B will call a special meeting of its
          ------------------------
stockholders (the "Special Meeting") in order that the stockholders of B2B may consider and vote upon the matters set forth in the Proxy Statement and solicit proxies in favor of approving such matters. The Proxy Statement will contain the affirmative recommendation by the Board of Directors of B2B of all matters to be considered and voted upon at the Special Meeting; provided, however, no director or officer of B2B will be required to make such affirmative recommendation if it would constitute a violation of any fiduciary duty or other requirement imposed by Law.

     5.8  Acquisition Proposals.  Except for the transactions contemplated by
          ---------------------
this Agreement, unless and until this Agreement shall have been validly terminated in accordance with Article 9, B2B shall not (nor will it permit any
                              ---------
of its officers, directors, agents or Affiliates to), directly or indirectly,
(a) solicit, encourage or initiate any negotiations or discussions with respect to a Competing Transaction (as defined below) or (b) except as required by Law or pursuant to a valid, lawful subpoena, disclose any information not customarily disclosed to any Person concerning the business and properties of B2B, afford to any Person (other than IVAX or Diagnostics and their respective designees) access to the properties, books or records of B2B or otherwise assist or encourage any Person in connection with any of the foregoing.
Notwithstanding anything to the contrary contained in this Section 5.8, the
                                                           -----------
Board of Directors of B2B shall not be prohibited from furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited proposal by such Person for a Competing Transaction if, and only to the extent that, (i) the B2B Board of Directors, after consultation with outside legal counsel (which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for the B2B Board of Directors to comply with its duties to its stockholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, B2B obtains from such Person an executed confidentiality agreement on terms no less favorable to B2B than those contained in the Confidentiality Agreement between B2B and IVAX. A "Competing Transaction" means any of the following involving B2B (other than the Merger contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination, joint venture or other similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 15% or more of the assets of B2B and its Subsidiaries, taken as a whole or (iii) a tender offer or exchange offer for 15% or more of the outstanding voting securities of B2B or its Subsidiaries. B2B agrees to promptly notify IVAX the commencement of any significant discussions or negotiations relating to a proposed Competing Transaction. IVAX agrees not to interfere with or take any action adverse to a Competing Transaction.

     5.9  Public Statements.  The Parties hereto shall consult and cooperate
          -----------------
with each other concerning the terms and substance of all press releases, announcements and public statements with respect to the transactions contemplated by this Agreement prior to the Effective Time, provided that such consultation and cooperation shall not interfere with any obligation of IVAX or B2B to disclose any information as required by applicable Law.

     5.10 SEC Filings.  B2B shall use its Best Efforts to timely file all
          -----------
reports required to be filed by it pursuant to Section 13(a) or 15 of the Exchange Act and all other documents required to be filed by it with the Commission under the Securities Act or the Exchange Act from the date of this Agreement to the Effective Date.

     5.11 Resignation of Directors and Officers.  The members of the Board
          -------------------------------------
of Directors (except Jay Raubvogel and Randall Davis) and the officers and employees of B2B and its Subsidiaries shall deliver their respective resignations from such positions to B2B on or prior to the Effective Date. The remaining members of the Board of Directors of B2B shall promptly fill the vacancies created by such resignations from the Board of Directors of B2B with the five (5) designees of IVAX at and as of the Effective Time.

     5.12 State Takeover Laws; Certificate of Incorporation.  B2B shall not take
          -------------------------------------------------
any action that would cause the transactions contemplated by this Agreement to be subject to any applicable state takeover statute and B2B shall take all necessary steps to except or exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from (a) any applicable state takeover Law, as now or hereafter in effect, including Section 203 of the Delaware GCL, (b) any applicable takeover provisions in B2B Certificate of Incorporation or Bylaws and (c) any takeover provisions set forth in any Contract to which B2B is a party or may be bound.

     5.13 General Release by IVAX.  IVAX will deliver to B2B at and as of the
          -----------------------
Effective Time an unconditional and irrevocable release and discharge of the Surviving Corporation and each of its Subsidiaries, and their respective officers, directors, employees and agents, from any and all rights, claims, demands, judgement, obligations (contractual or otherwise), Liabilities and Damages relating, directly or indirectly, to Diagnostics and/or its Subsidiaries which ever existed, now exist, or may hereafter exist, by reason of tort, Breach of Contract (except this Agreement and the transactions and agreements contemplated hereby), violation of Law or other act or failure to act which shall have occurred at or prior to the Effective Date.

     5.14 General Release by B2B.  Except as set forth on Schedule 5.13, B2B
          ----------------------                          -------------
shall use it Best Efforts to obtain from Enviro-Clean of America, Inc. and each of the officers, directors and employees (including any of these employees who will be or have been terminated and who have entered or will enter into any type of severance agreement with B2B) of B2B an unconditional and irrevocable release and discharge of B2B and each of its Subsidiaries and, as appropriate, their respective officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations (contractual or otherwise), Liabilities and Damages relating, directly or indirectly, to B2B and/or any of its Subsidiaries which ever existed, now exist, or may hereafter exist, by reason of any tort, Breach of Contract (except this Agreement and the transactions and agreements contemplated hereby), violation of Law or other act or failure to act which shall have occurred at or prior to the Effective Date.

     5.15 HSR Act.  Each of the Parties will file (and each of the Parties will
          -------
cause their Affiliates to file, if necessary) any Notification and Report Forms and related materials that may be required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Justice Department under the HSR Act (and will use their respective Best Efforts to obtain (and will cause their respective Affiliates to use their Best Efforts to obtain, if necessary) an early termination of the applicable waiting period, and will make (and will cause their respective Affiliates to make, if necessary) any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith.

     5.16 Transition Services. The Parties agree to negotiate, in good faith,
          -------------------
the transition services that the Surviving Corporation may require from any Party; provided, however, such transition services will be provided (i) at such Party's actual costs plus 15% and (ii) for a period not to exceed three months after the Effective Date, unless the Parties otherwise agree.

     5.17 Further Assurances.  The Parties shall deliver any and all other
          ------------------
instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership.

                                  ARTICLE 6.
                                   Survival

     6.1  Survival of the Representations and Warranties.  The
          ----------------------------------------------
representations and warranties contained in this Agreement shall survive the Effective Time to the extent and for the periods set forth in Section 6.3.
                                                              ------------

     6.2  Investigation.  The representations, warranties, covenants and
          -------------
agreements of this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the Party for whose benefit such representations, warranties, covenants and agreements were made.

     6.3  Liability for Breach of Representations and Warranties, etc.
          ------------------------------------------------------------

          (a) By B2B.  Subject to the limitations set forth in this Section 6.3,
              ------                                                -----------
B2B agrees to pay and reimburse IVAX and Diagnostics for the full amount of any and all Damages arising from, in connection with, or incident to (i) any Breach of any of the representations, warranties, covenants or agreements of B2B contained in this Agreement, and (ii) any and all Actions incidental to any of the foregoing.

          (b) By IVAX.  Subject to the limitations set forth in this Section
              -------                                                -------
6.3, IVAX agrees to pay and reimburse B2B for the full amount of any and all
---
Damages arising from, in connection with, or incident to (i) any Breach of any of the representations, warranties, covenants or agreements of IVAX or Diagnostics contained in this Agreement, and (ii) any and all Actions incidental to any of the foregoing.

          (c) Method of Payment.  All obligations required to be paid under this
              -----------------
Section 6.3 shall be satisfied as follows:  (i) IVAX's obligations, if any,
-----------
hereunder shall be satisfied by payment of an amount equal to the Damages for which IVAX or Diagnostics is obligated hereunder, either, at IVAX's sole discretion, in cash or by surrendering to B2B for redemption shares of the B2B Common Stock having such value as calculated in accordance with this Section 6.3. B2B's obligations under this Section 6.3 shall be
          -----------                               -----------
satisfied by payment of an amount equal to the Damages for which B2B is obligated hereunder, either, at the sole discretion of Jay Raubvogel and Randall Davis, in cash or by issuing to IVAX the number of additional shares of B2B Common Stock that have such value as calculated in accordance with this Section
                                                                        -------
6.3. For purposes of this Section 6.3, each share of B2B Common Stock shall be
---                       -----------
valued at the closing sale price of the B2B Common Stock on the date preceding the date on which such claim is satisfied; and (ii) notwithstanding the foregoing or any limitation set forth in Section 6.3(d), the Parties acknowledge
                                         --------------
and agree that in the event B2B fails to satisfy the minimum cash holdings described in Section 8.9, IVAX will, if IVAX elects to waive such condition and
             -----------
consummate the Merger, be entitled to receive one additional share of B2B Common Stock for each $1.00 dollar that the B2B cash and cash equivalents as of the Effective Date, as reflected on the face of the B2B Effective Date Balance Sheet (as finally determined by the Parties and verified by their respective independent accountants at or prior to the Effective Time), is less than $22,000,000. For example, if the cash and cash equivalents on the face of the B2B Effective Date Balance Sheet (as finally determined by the Parties and verified by their respective accountants at or prior to the Effective Time) is $21,600,000, IVAX would be entitled to receive an additional 400,000 shares of B2B Common Stock upon consummation of the Merger.

          (d) Limitations.  Except as otherwise set forth herein, no Party shall
              -----------
have any obligation under Sections 6.3(a) or 6.3(b): (i) unless notice of a
                          ---------------    ------
claim for a Breach of a representation or warranty made herein (but not for a Breach of any covenant or agreement) in respect of any matter has been given to such Party on or before the date which is one year after the Effective Date; provided, however, that with respect to a Breach of any of the representations and warranties set forth in Sections 3.16, 3.30, 4.14 and 4.25 notice of a claim
                            ----------------------------------
must be given on or before the date which is the later of one year after the Effective Date or the expiration of the applicable statute of limitations; (ii) until the aggregate of all Damages for which such Party is responsible with respect to any Breach of a representation or warranty (but not any covenant or agreement) exceeds $150,000 (the "Basket Limitation") (unless such representation or warranty is qualified by the Basket Limitation); provided, however, that if any Party is responsible for any payment hereunder, then the indemnification obligation of such Party shall be limited to the amount by which the amount of such Damages exceeds the Basket Limitation; and (iii) neither Party shall (in the aggregate) be liable for any amounts in excess of $10,000,000; provided, however, any Breach of Sections 3.16, 3.30, 4.14 and 4.25
                                              ----------------------------------
will not be subject to the Basket Limitation.

          (e) Exclusive Remedy.  The Parties acknowledge and agree that (i) the
              ----------------
provisions of this Section 6.3 shall be the sole and exclusive remedy of the
                   -----------
Parties with respect to any obligation under Section 6.3(a) or 6.3(b), and (ii)
                                             ------------------------
in the event of any termination of this Agreement in accordance with Article 9,
                                                                     ---------
the remedies set forth in this Article 6 shall be null and void.
                               ---------

     6.4  Procedure for Matters Involving Third Parties.
          ---------------------------------------------

          (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article 6, then
                   ---------
the Indemnified Party shall promptly issue a Claim Notice to the Indemnifying Party with respect thereto.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days following the receipt of the Claim Notice that the Indemnifying Party will indemnify the Indemnified Party may from and against all Damages, the Indemnified Party suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not in the good faith judgement of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third party Claim in accordance with Section 6.4(b), (i) the Indemnified Party
                                     --------------
may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgement or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld reasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (d) In the event any of the conditions in Section 6.4(b) is or becomes
                                                    --------------
unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying parties will reimburse the Indemnified Party promptly any periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expense), and
(iii) the Indemnifying Parties will remain responsible for any Damages the Indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 6.
     ---------

     6.5  Notice of Claim.  A Party suffering Damages that gives or could
          ---------------
give rise to a claim for indemnification under this Article 6 shall promptly notify each other Party thereof in writing (a "Claim Notice") in accordance with
Section 11.1.  The Claim Notice shall contain a brief description of the nature
------------
of the Damages suffered and, if practicable, an aggregate dollar value estimate of the Adverse Consequence suffered. No delay in the issuance of a Claim Notice shall relieve any Party from any obligations under this Article 6, unless and
                                                        ---------
solely to the extent such Party is thereby prejudiced.

                                  ARTICLE 7.
                Conditions Precedent to the Obligations of B2B

     All of the obligations of B2B under this Agreement and the Plan of Merger are subject to the satisfaction at or prior to the Effective Time of each and every one of the following conditions precedent (any of which may be waived in writing by B2B in its sole discretion):

     7.1  Representations and Warranties True.  Each of the representations and
          -----------------------------------
warranties of IVAX and Diagnostics contained herein or in any certificate or document delivered by IVAX or Diagnostics pursuant to the provisions hereof shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) as of the Effective Time with the same force and effect as though made at and as of such time.

     7.2  Performance.  IVAX and Diagnostics shall have performed and complied
          -----------
in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them prior to or at the Effective Time (except for agreements, covenants and obligations set forth herein to be performed or complied with prior to or at the Effective Time which are qualified by materiality, which shall have been performed or complied with in all respects).

     7.3  Certificates.  Diagnostics shall have delivered to B2B a certificate
          ------------
executed by its President and its Chief Financial Officer, dated the Effective Date, certifying in such detail as B2B may reasonably request, that (a) the conditions specified in Sections 7.1 and 7.2 (insofar as they are to be met or
                        --------------------
performed by IVAX or Diagnostics) have been fulfilled, (b) the condition set forth in Section 7.9 is satisfied and (c) attached to such certificate is a true
         -----------
and correct copy of the resolutions of the Boards of Directors of Diagnostics and IVAX, as the sole stockholder of Diagnostics, authorizing the execution, delivery and performance of this Agreement and the Plan of Merger by Diagnostics. IVAX shall deliver to B2B a certificate, duly executed, complying with Code Section 1445 and Treas. Reg. Section 1.1445-2. IVAX and Diagnostics shall deliver to Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. an officers certificate containing the customary representations, warranties and covenants required to render its opinion pursuant to Sections 7.8 and 8.8 hereof.
                    --------------------

     7.4  Absence of Litigation.  No Action shall have been commenced or shall
          ---------------------
be pending by or before any Court or Agency, and no judicial or administrative decision shall have been rendered, which (a) enjoins or prohibits the consummation of all or any of the transactions contemplated by this Agreement or the Plan of Merger, or (b) is an Action by any Agency thereof, which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by this Agreement or the Plan of Merger.

     7.5  Consents.  IVAX and Diagnostics shall have obtained all Consents and
          --------
Orders as may be required in connection with the consummation of the transactions contemplated hereby, except where the failure to obtain a Consent would not have a Material Adverse Effect on Diagnostics or any of its Subsidiaries. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

     7.6  Stockholder Approval.  The stockholders of B2B shall have approved all
          --------------------
of the matters to be considered and voted upon at the Special Meeting.

     7.7  Opinion of Counsel.  B2B shall have received from Stearns Weaver
          ------------------
Miller Weissler Alhadeff & Sitterson, P.A., counsel to IVAX and Diagnostics, an opinion letter in form and substance reasonably acceptable to B2B and its counsel.

     7.8  Tax Opinion.  B2B shall have received a legal opinion of Akin, Gump,
          -----------
Strauss, Hauer & Feld, L.L.P., counsel to B2B, dated as of the Effective Date, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code.

     7.9  Minimum Cash Holdings.  At the Effective Time, Diagnostics shall have,
          ---------------------
after giving effect to the payment of all Transaction Expenses of Diagnostic (excluding any changes to stockholders' equity as a result of exchange rate gains or losses attributable to the Lira), a minimum of Two Million Dollars ($2,000,000) in cash or cash equivalents and shall have stockholders' equity of at least Four Million Four Hundred Thousand Dollars ($4,400,000) as of the Effective Date, in each case, as reflected on the face of the Diagnostics Effective Date Balance Sheet.

     7.10 Fairness Opinion.  The fairness opinion described in Section 3.20 must
          ----------------
be reaffirmed and in full force and effect and must not have been amended, modified or altered, without the prior approval of the Board of Directors of B2B in their reasonable judgment.

     7.11 Intercompany Indebtedness.  All intercompany indebtedness between
          -------------------------
IVAX (and any IVAX Affiliates) and Diagnostics and its Subsidiaries will be eliminated at and as of the Effective Time, and IVAX will deliver evidence thereof satisfactory to B2B.

     7.12 Trademark License.  IVAX and B2B will enter into a perpetual
          -----------------
trademark/service mark license for the use of the trademark/service mark "IVAX" for payment of $1.00 and subject to such other reasonable terms and conditions acceptable to IVAX and B2B, including the right of IVAX to terminate such license upon three months prior written notice to the Surviving Corporation at any time after the first anniversary of the Effective Date.

     7.13 General Release.  B2B shall have received the general release
          ---------------
contemplated by Section 5.13.
                ------------

     7.14 No Material Adverse Effect.  There shall not have occurred or be
          --------------------------
existing any event or condition which has had a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

                                  ARTICLE 8.
        Conditions Precedent to the Obligations of IVAX and Diagnostics

     All of the obligations of IVAX and Diagnostics under this Agreement are subject to the satisfaction at or prior to the Effective Time of each and every one of the following conditions precedent (any of which may be waived in writing by IVAX in its sole discretion):

     8.1  Representations and Warranties True.  Each of the representations and
          -----------------------------------
warranties of B2B contained herein or in any certificate or document delivered by B2B pursuant to the provisions hereof shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) on and as of the Effective Time with the same force and effect as though made at and as of such time.

     8.2  Performance.  B2B shall have performed and complied in all material
          -----------
respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them prior to or at the Effective Time (except for agreements, covenants and obligations set forth herein to be performed or complied with prior to or at the Effective Time which are qualified by materiality, which shall have been performed or complied with in all respects).

     8.3  Certificates.  B2B shall have delivered to IVAX certificates executed
          ------------
by the President and the Chief Financial Officer of B2B, dated the Effective Date, certifying in such detail as IVAX may reasonably request, that: (a) the conditions specified in Sections 8.1, 8.2 and 8.11 (insofar as they are to be
                        ------------  ---     ----
met or performed by B2B) have been fulfilled, (b) the condition set forth in
Section 8.9 is satisfied and (c) attached to such certificate is a true and
-----------
correct copy of the resolutions of the Board of Directors and stockholders of B2B authorizing the execution, delivery and performance of this Agreement and the Plan of Merger by B2B. B2B shall deliver to Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. an officers certificate containing the customary representations, warranties and covenants required to render its opinion pursuant to Sections 7.8 and 8.8
                                                     --------------------
hereof.

     8.4  Absence of Litigation.  No Action shall have been commenced or shall
          ---------------------
be pending by or before any Court or Agency, and no judicial or administrative decision shall have been rendered, which (a) enjoins or prohibits the consummation of all or any of the transactions contemplated by this Agreement or the Plan of Merger or (b) is an Action by any Agency thereof, which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by this Agreement or the Plan of Merger.

     8.5  Consents.  Each of B2B shall have obtained all Consents and Orders as
          --------
may be required in connection with the consummation of the transactions contemplated hereby, except where the failure to obtain a Consent would not have a Material Adverse Effect on B2B. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

     8.6  Stockholder Approval.  The stockholders of B2B shall have approved all
          --------------------
of the matters to be considered and voted upon at the Special Meeting.

     8.7  Opinion of Counsel.  IVAX shall have received from Akin, Gump,
          ------------------
Strauss, Hauer & Feld, L.L.P., counsel to B2B, an opinion letter in form and substance reasonably acceptable to IVAX and its counsel.

     8.8  Tax Opinion.  IVAX shall have received a legal opinion of Stearns
          -----------
Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel to IVAX and Diagnostics, dated as of the Effective

Date, to the effect that on the basis of certain facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code.

     8.9  Minimum Cash Holdings.  At the Effective Time, B2B and its
          ---------------------
Subsidiaries shall have, after giving effect to the payment of all B2B Transaction Expenses and after giving effect to all accruals made for the termination of B2B's existing business and for the payment of all obligations associated with the termination of B2B's existing business, a minimum of Twenty-Two Million Dollars ($22,000,000) in cash or cash equivalents and shall have stockholders' equity of at least Twenty-Two Million Dollars ($22,000,000) as of the Effective Date, in each case, as reflected on the face of the B2B Effective Date Balance Sheet.

     8.10 Resignations.  B2B shall have received the resignations of the
          ------------
directors, officers and employees of B2B and its Subsidiaries, except Jay Raubvogel and Randall Davis. Such remaining members of the Board of Directors shall have filled the vacancies created by such resignations from the Board of Directors with the five (5) designees of IVAX.

     8.11 General Releases.  B2B shall have received the general releases
          ----------------
contemplated by Section 5.14.
                ------------

     8.12 B2B Underwriters' Waiver.  IVAX and B2B shall have received a
          ------------------------
written waiver from GBI Capital Partners and any other firm that performed investment banking services for B2B whether in connection with B2B's initial public offering or otherwise waiving all future and ongoing rights such entities may have related to B2B, including, but not limited to, GBI Capital Partners' right to appoint a representative to B2B's Board of Directors.

     8.13 No Material Adverse Effect.  There shall not have occurred or be
          --------------------------
existing any event or condition which has had a Material Adverse Effect on B2B or any of its Subsidiaries.

                                  ARTICLE 9.
                                  Termination

     9.1  Termination.  This Agreement and the Plan of Merger may be
          -----------
terminated and the Merger contemplated herein may be abandoned:

          9.1.1  By the mutual, written Consent of B2B, IVAX and Diagnostics;

          9.1.2 By B2B at any time after June 30, 2001 (the "Termination Date") if, by that date, the conditions set forth in Article 7 have not
                                                          ---------
     been satisfied or waived;

          9.1.3 By IVAX at any time after the Termination Date, if, by the Termination Date, the conditions set forth in Article 8 have not been
                                                   ---------
     satisfied or waived;

          9.1.4 By B2B if there has been any material Breach of any representation or warranty of IVAX or Diagnostics in this Agreement or a material Breach of any of the covenants of IVAX or Diagnostics in this Agreement which cannot be cured by the Termination Date;

          9.1.5 By IVAX if there has been any material Breach of any representation or warranty of B2B in this Agreement or a material Breach of any of the covenants of B2B in this Agreement which cannot be cured by the Termination Date;

          9.1.6 By IVAX if any Person (together with such Person's Affiliates) shall, after the date hereof, become the Beneficial Owner of five percent (5%) or more of the aggregate voting power of all of B2B's issued and outstanding capital stock, and, such Person has not, within two business days after such acquisition, delivered to IVAX, a Voting Agreement, pursuant to which such Person has agreed to vote all shares of B2B capital stock of which such Person (or any of such Person's Affiliates) is the Beneficial Owner in favor of the Merger and the transactions contemplated by this Agreement;

          9.1.7  By IVAX if (i) in accordance with Section 5.7, the Board of
                                                   -----------
     Directors of B2B withdraws, modifies or changes its recommendation of this Agreement and the Merger in a manner adverse to IVAX or Diagnostics or (ii) the Board of Directors of B2B shall have recommended to the stockholders of B2B a Competing Transaction; or

          9.1.8 By B2B if the Board of Directors of B2B shall, after consultation with outside legal counsel (who may be B2B's regularly engaged outside legal counsel) determine that failure to so terminate would be inconsistent with its duties to its stockholders under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the approval of this Agreement and the Merger in a manner adverse to IVAX or Diagnostics; provided further, however, that B2B may not terminate this Agreement pursuant to this Section 9.1.8 until three business days have
                                -------------
     elapsed following delivery to IVAX of written notice of such determination of B2B (which written notice shall inform IVAX of the material terms and conditions of the Competing Transaction).

     9.2  Termination Fee
          ---------------

          (a)  B2B agrees that, if this Agreement is terminated pursuant to
Section 9.1.3 (except as a result of the failure to satisfy the condition set
-----------------------------------------------------------------------------
forth in Section 8.4), 9.1.5, 9.1.6, 9.1.7, or 9.1.8, then B2B shall promptly
----------------------------------------------------
pay to IVAX the cash sum of One Million Dollars ($1,000,000) (the "Termination Fee") as liquidated damages.

          (b)  IVAX agrees that if this Agreement is terminated pursuant to
Section 9.1.2  (except as a result of the failure to satisfy the condition set
------------------------------------------------------------------------------
forth in Section 7.4) or 9.1.4, then IVAX shall promptly pay to B2B the
---------------------    -----
Termination Fee as liquidated damages.

          (c) No Termination Fee will be payable by either IVAX or B2B if this Agreement is terminated pursuant to Sections 9.1.1, 9.1.2 (as a result of the
                                    -----------------------------------------
failure to satisfy the condition set forth in Section 7.4) or 9.1.3 (as a result
--------------------------------------------------------------------------------
of the failure to satisfy the condition set forth in Section 8.4).
-----------------------------------------------------------------

          (d)  Any payment required to be made pursuant to this Section 9.2
                                                                -----------
shall be made not later than two days after delivery of a notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the Party entitled to such payment. In the event the failure of a Party to pay the Termination Fee when due, the amount of the Termination Fee shall be increased to include the costs or expenses actually incurred (including fees and expenses of counsel) in connection with the collection and enforcement of this Section 9.1, together
                                                       -----------
with interest on such unpaid Termination Fee, commencing on the date such Termination Fee became due, at the "prime" rate of interest as reported by The Wall Street Journal, plus three percent (3%).

     9.3  Exclusive Remedy.  The Parties acknowledge and agree that (i) this
          ----------------
Agreement may only be terminated in accordance with this Article 9, (ii) the
                                                         ---------
payment of the Termination Fee, pursuant to and in accordance with Section 9.2,
                                                                   -----------
shall be the sole and exclusive remedy of the Parties with respect to any termination of this Agreement in accordance with Section 9.1, (iii) payment of
                                                 -----------
the Termination Fee, pursuant to Section 9.2, represents the payment of fair and
                                 -----------
reasonable liquidated damages due to the difficulty in determining actual Damages and (iv) the remedies set forth in Article 6 will not be applicable with
                                           ---------
respect to any termination of this Agreement in accordance with Article 9.
                                                                ---------

                                  ARTICLE 10.
                                  Tax Matters

     The following provisions shall govern the allocation of responsibilities as between Parties for certain Tax matters following the Effective Date:

     10.1 Filing of Tax Returns.  Diagnostics and its Subsidiaries shall
          ---------------------
continue to be included for all taxable periods (or portions thereof) ending on or before the Effective Date in the consolidated federal income Tax Return and any required state or local consolidated or combined income or franchise Tax Returns of any Affiliated Group of which Diagnostics and its Subsidiaries are members (each of which is herein referred to as a "IVAX Filing Affiliated Group") which Tax Returns include Diagnostics and its Subsidiaries, (all such Tax Returns including taxable periods or portions thereof of Diagnostics or its Subsidiaries ending on or before the Effective Date are hereinafter referred to, collectively, as "Pre-Merger Consolidated Tax Returns"). IVAX shall cause the IVAX Filing Affiliated Groups to prepare and file (or cause to be prepared and filed) timely and correctly all Pre-Merger Consolidated Tax Returns and shall timely pay all Taxes shown as due and payable on Pre-Merger Consolidated Tax Returns (except that Diagnostics and its Subsidiaries shall contribute to the payment of any Taxes to the extent of any reserves for unpaid Taxes on the Diagnostics Effective Date Balance Sheet).

     10.2 Tax Periods Ending on or Before the Effective Date.  B2B shall
          --------------------------------------------------
prepare or cause to be prepared and file or cause to be filed all Tax Returns for Diagnostics and its Subsidiaries for all periods ending on or prior to the Effective Date which are filed after the Effective Date other than Pre-Merger Consolidated Tax Returns. IVAX shall reimburse B2B for Taxes of Diagnostics and its Subsidiaries with respect to such periods within 15 days after payment by B2B, Diagnostics or its Subsidiaries of such Taxes to the extent the amount of Taxes payable by Diagnostics or its Subsidiaries under Sections 10.1, 10.2 or
                                                       ----------------------
10.3 in the aggregate exceed reserves established for unpaid Taxes on the
----
Diagnostics Effective Date Balance Sheet.

     10.3 Tax Periods Beginning Before and Ending After the Effective Date.
          ----------------------------------------------------------------
B2B shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Diagnostics and its Subsidiaries for Tax periods which begin before the Effective Date and end after the Effective Date. IVAX shall pay to B2B within 15 days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Effective Date to the extent the amount of Taxes payable by Diagnostics or its Subsidiaries under Sections 10.1, 10.2 or 10.3 in the aggregate exceed reserves
                   -------------------    ----
established for unpaid Taxes on the Diagnostics Effective Date Balance Sheet. For purposes of this Section 10.3, in the case of any Taxes that are imposed on
                     ------------
a periodic basis and are payable for a Taxable period that includes (but does not end on) the Effective Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Effective Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Effective Date and the denominator of which is the number of days in the entire Taxable period, and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Effective Date and based on a closing of the books of Diagnostics and its Subsidiaries. Any credits relating to a Taxable period that begins before and ends after the Effective Date shall be taken into account as though the relevant Taxable period ended on the Effective Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Diagnostics and its Subsidiaries.

     10.4 Cooperation on Tax Matters.
          --------------------------

          (a) The Parties shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (i) to retain all books and records with respect to Tax matters pertinent to Diagnostics and its Subsidiaries relating to any taxable period beginning before the Effective Date until the expiration of the statute of limitations (and, to the extent notified by B2B or IVAX, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, B2B or IVAX, as the case may be, shall allow the other Party to take possession of such books and records.

          (b) B2B and IVAX agree, upon request, to use their best efforts to obtain any certificate or other document from any Agency or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (c) B2B and IVAX agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Code
Section 6043 and all Treas. Regs.

     10.5 Certain Taxes.  All transfer, documentary, sales, use, stamp,
          -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any gains or transfer Tax and any similar tax imposed in any Agency) shall be paid by IVAX when due, and IVAX will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by Law, B2B will join in the execution of any such Tax Returns and other documentation.


                                  ARTICLE 11.
                                 Miscellaneous

     11.1 Notices.  Any notices, requests, demands and other communications
          -------
required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given, received or made (a) as of the date sent if delivered personally , (b) as of the date sent if sent by facsimile prior to 5:00 P.M. (with confirmation of receipt of facsimile transmission), and otherwise on the next business day, (c) the first business day after the date sent, if sent by prepaid overnight carrier, or (d) five business days after the date sent, if sent by first class mail, postage prepaid to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     If to IVAX or to Diagnostics
     ----------------------------

     IVAX Corporation
     400 Biscayne Boulevard
     Miami, Florida 33137
     Attention: General Counsel
     Facsimile: (305) 575-6049

     With a copy to (which will not be deemed notice to IVAX or Diagnostics):
     -----------------------------------------------------------------------

     Stearns Weaver Miller Weissler
     Alhadeff & Sitterson, P.A.
     Museum Tower, Suite 2200
     150 West Flagler Street
     Miami, Florida 33130
     Attention: Alison W. Miller, Esq.
     Facsimile: (305) 789-3395

     If to B2B:
     ---------

     B2BStores.com, Inc.
     c/o Richard Kandel
     211 Park Avenue
     Hicksville, NY 11801
     Facsimile: (516) 931-3530

     With a copy to (which will not be deemed notice to B2B):
     -------------------------------------------------------

     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     300 Covenant Street, Suite 1500
     San Antonio, TX 78205
     Attention: Alan Schoenbaum, Esq.
     Facsimile: 210-224-2035

     11.2 Entire Agreement.  This Agreement constitutes the complete and
          ----------------
entire agreement among the parties hereto and supersedes all prior Contracts, negotiations and discussions, among the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the Parties.

     11.3 Benefits; Binding Effect.  This Agreement shall be for the benefit of
          ------------------------
and binding upon the parties hereto, their respective heirs, estates, personal representatives, legal representatives, successors and assigns.

     11.4 Assignment.  The rights and obligations of the parties under this
          ----------
Agreement may not be assigned.

     11.5 Waiver.  No waiver of any of the provisions of this Agreement shall be
          ------
deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

     11.6 No Third Party Beneficiary.  Nothing in this Agreement is intended, or
          --------------------------
shall be construed or implied, to confer upon or give any Person other than the parties hereto and their respective heirs and permitted successors or assigns hereunder, any rights or remedies under or by reason of this Agreement.

     11.7 Severability.  The invalidity of any one or more of the words,
          ------------
phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part hereof, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections, had not been inserted.

     11.8 Expenses.  Except as provided by in Article 9 or Section 11.12, all
          --------                            ---------    -------------
Transaction Expenses incurred in connection with this Agreement and any of the transactions contemplated hereby shall be borne by the Party incurring such expenses. Except for the payment of the Transaction Expenses of Diagnostics that will be paid by IVAX, no Party shall be obligated for any cost or expense incurred by any other Party unless this Agreement expressly so provides. In no event shall B2B's Transaction Expenses exceed $3,000,000. Notwithstanding the foregoing, HSR Act filing fees will be shared equally between IVAX and B2B.

     11.9  Section Headings.  The section and other headings contained in this
           ----------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     11.10 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts and by the several Parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

     11.11 Time of Essence.  Wherever time is specified for the doing or
           ---------------
performance of any act or the payment of any funds time shall be considered of the essence.

     11.12 Litigation; Prevailing Party.  Subject to the provisions of
           ----------------------------
Section 6.4, in the event of any litigation with regard to this Agreement, the
-----------
prevailing Party shall be entitled to receive from the non-prevailing Party and the non-prevailing Party shall pay all reasonable fees and expenses of counsel for the prevailing Party.

     11.13 Injunctive Relief.  Except as provided in Section 6.3(e) and 9.3, it
           -----------------                         ----------------------
is possible that remedies at Law may be inadequate and, therefore, the Parties hereto shall be entitled to equitable relief including injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at Law or in equity.

     11.14 Governing Law.  This Agreement shall be governed by and construed
           -------------
and enforced in accordance with the internal Laws of the State of Delaware, without regard to the conflict of Laws principles thereof.

     11.15 Participation of Parties; Construction.  The Parties have
           --------------------------------------
participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has Breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not Breached will not detract from or mitigate the fact that the Party is in Breach of the first representation, warranty, or covenant.



             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


ATTEST:                             IVAX CORPORATION

                                    By: /s/ PHILLIP FROST
                                       _________________________________
                                    Name: Dr. Phillip Frost, M.D.
                                    Title: Chairman and Chief Executive Officer


ATTEST:                             IVAX DIAGNOSTICS, INC.

                                    By: /s/ GIORGIO D'URSO
                                       _________________________________
                                    Name: Giorgio D'Urso
                                    Title: President and Chief Executive Officer


ATTEST:                             B2BSTORES.COM, INC.

                                    By: /s/ RICHARD KANDEL
                                       _________________________________
                                    Name: Richard Kandel
                                    Title: Chairman of the Board

                                                                         ANNEX B
                                                                         -------

                                VOTING AGREEMENT

          This Voting Agreement (this "Agreement"), dated November 21, 2000, is by and among (i) IVAX Corporation, a Florida corporation ("IVAX"), (ii) IVAX Diagnostics, Inc., a Florida corporation ("Diagnostics" and, together with IVAX, the "IVAX Parties"); (iii) b2bstores.com, Inc., a Delaware corporation ("B2B"), and (iv) the B2B's Supporting Stockholders set forth in Exhibit A (individually,
                                                        ---------
a "Supporting Stockholder" and, collectively, the "Supporting Stockholders")(the IVAX Parties, B2B and Supporting Stockholders are hereinafter referred to individually as a "Party" and collectively as the "Parties").

                                   RECITALS:

     A. The Supporting Stockholders own shares of the B2B's outstanding capital stock.

     B. Simultaneous with the execution of this Agreement, B2B has entered into a Merger Agreement (as defined herein) under which Diagnostics will be merged (the "Merger") with and into the B2B, with B2B continuing as the surviving entity (the "Surviving Corporation") and successor to the business of the Diagnostics.

     C. The Supporting Stockholders will receive substantial benefit as a result of the IVAX Parties entering into the Merger Agreement and the IVAX Parties would not have entered into the Merger Agreement if the Supporting Stockholders had not executed this Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, the IVAX Parties and each Supporting Stockholder agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

     1.1  Definitions

     The following terms have the indicated meanings or are defined in the indicated places.

     "Agreement" is defined in the preamble to this Agreement.

     "B2B" is defined in the preamble to this Agreement.

     "B2B Share" means any share of the Common Stock, par value $0.01 per share, of B2B.

     "Confidential Information" means any information concerning the businesses and affairs of any of the Parties.

     "Expiration Date" means June 30, 2001, or such later date as the Termination Date is extended.

     "Merger Agreement" means the Merger Agreement by and between the B2B and the IVAX Parties, including all exhibits and other documents related thereto, and any amendments permitted thereunder.

     "IVAX" is defined in the preamble to this Agreement.

     "IVAX Parties" is defined in the preamble to this Agreement.

     "Organizational Documents" of an entity means Articles of Incorporation, Certificate of Incorporation, Charter, By-laws or other organizational documentation of such entity.

     "Subject Shares" is defined in Section 3.2(b).
                                    --------------
     "Supporting Stockholder" and "Supporting Stockholders" are defined in the preamble to this Agreement.

     "Diagnostics" is defined in the preamble to this Agreement.

     "Termination Date" means June 30, 2001.

     "Transaction Documents" means this Agreement and any ancillary agreements hereto.

     "Transactions" means all of the transactions contemplated by this Agreement.

     1.2  Other Definitions

     Undefined terms in this Agreement are defined in the Merger Agreement.

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE TRANSACTION

     2.1  Representations and Warranties of the Supporting Stockholders

     The Supporting Stockholders represent and warrant to the B2B and IVAX Parties that the statements contained in this Section 2.1 are correct and
                                              -----------
complete as of the date of this Agreement and will be correct and complete as of the Effective Date (as though made then and, except as expressly provided in a representation or warranty, as though the Effective Date were substituted for the date of this Agreement throughout this Section 2.1).
                                           -----------

          (a) Status of Certain Supporting Stockholders. Each Supporting Stockholder that is an entity is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization.

          (b) Power and Authority; Enforceability. Each Supporting Stockholder that is an entity has the entity power and authority to execute and deliver each Transaction Document to which such Supporting Stockholder is a party, and to perform and consummate the Transactions. Each Supporting Stockholder that is an individual has the requisite competence and authority to execute and deliver each Transaction Document to which he or she is a party, and to perform and to consummate the Transactions. Each Supporting Stockholder has taken all actions necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of such Supporting Stockholder's obligations thereunder, and the consummation of the Transactions. Each Transaction Document has been duly authorized, executed, and delivered by, and is Enforceable against, each Supporting Stockholder party thereto.

          (c) No Violation. The execution and the delivery of the Transaction Documents by each Supporting Stockholder party thereto and the performance and consummation of the Transactions by such Supporting Stockholder will not (i) Breach any Law or Order to which any Supporting Stockholder is subject and, if a Supporting Stockholder is an entity, any provision of its Organizational Documents, (ii) Breach any Contract, Order, or Permit to which Supporting Stockholder is a party or by which Supporting Stockholder is bound or to which any of a Supporting Stockholder's assets is subject, or (iii) require any Consent. No Supporting Stockholder is party to any Contract to which the B2B is a party or by which the B2B is bound or any of its assets is subject has Breached any such Contract.

          (d) Brokers' Fees. No Supporting Stockholder has any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which either IVAX Party or Surviving Corporation could become directly or indirectly Liable.

          (e) Shares; Supporting Stockholder Information. Each Supporting Stockholder holds of record and owns beneficially the number of B2B Shares as set forth next to such Supporting Stockholder's name in Exhibit A. No
                                                                ---------
     Supporting Stockholder is a party to any Contract that could require such Supporting Stockholder to sell, transfer, or otherwise dispose of any capital stock of the B2B.

                                   ARTICLE 3.
                      AGREEMENT TO VOTE IN FAVOR OF MERGER

     3.1  Voting of Shares

          (a) Each Supporting Stockholder will attend the Special Meeting, and any adjournment thereof, at which the matters contemplated by the Proxy Statement are to be presented to a vote of the B2B's Supporting Stockholders, in person or by proxy, and to vote (or cause to be voted) all Subject Shares.

          (b) Each Supporting Stockholder agrees to vote (or cause to be voted) all of the Subject Shares, at the Special Meeting:

               (i) in favor of the Merger and the approval and adoption of the terms contemplated by the Merger Agreement and any actions required in furtherance thereof as set forth in the Proxy Statement;

               (ii) against any action or agreement that is reasonably likely to result in a Breach in any material respect of any covenant, representation or warranty, or any other obligation of the B2B under this Agreement or the Merger Agreement; and

               (iii) against any Competing Transaction.

     3.2  Transfer; Additional Shares

          (a) Each Supporting Stockholder will not sell, transfer, assign, pledge, or otherwise dispose of, or enter into any Contract or understanding with respect to the sale, transfer, assignment, or other disposition of, the Converted Shares or any interest contained therein.

          (b) Without limiting the provisions of the Merger Agreement, upon (i) any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the B2B on, of, or affecting a Supporting Stockholder's B2B Shares or (ii) such Supporting Stockholder becoming the beneficial record owner of any additional B2B Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 3.1, then this
                                                      -----------
     Agreement will apply to the shares of capital stock or other securities of the B2B the Supporting Stockholder holds immediately following the effectiveness of the events described in clause (i) or the Supporting Stockholder becoming the beneficial record owner thereof, as described in clause (ii), as though they were B2B Shares hereunder (collectively, the "Subject Shares"). While this Agreement is in effect, each Supporting Stockholder will promptly notify IVAX of the number of new B2B Shares such Supporting Stockholder acquires after the date hereof.

     3.3  Revocation of other Proxies

     To the extent inconsistent with the foregoing provisions of this Article 3
                                                                      ---------
or the other provisions of this Agreement, each Supporting Stockholder hereby revokes any and all previous proxies with respect to such Supporting Stockholder's Subject Shares.

     3.4  Grant of Proxy

     Each Supporting Stockholder hereby appoints IVAX its proxy to vote all of such Supporting Stockholder's Subject Shares at the Special Meeting (including any adjournments and postponements thereof) and to execute and deliver any written consents to fulfill such Supporting

Stockholder's obligations under this Agreement. This proxy is coupled with an interest and is irrevocable until the earlier of the Effective Date and the Termination Date.

     3.5  No Limit on Fiduciary Duty

     Notwithstanding anything to the contrary set forth herein, this Agreement will not (a) restrict, limit or prohibit any Supporting Stockholder or any individuals who may represent a Supporting Stockholder on the B2B's Board of Directors from exercising (in their capacity as a director or officer) their fiduciary duties to the B2B under applicable Law, or (b) require any individual, in their capacity as an officer of the B2B, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with, instructions or directions of the B2B's Board of Directors undertaken in the exercise of their fiduciary duties, provided that nothing in this Section 3.5 will be deemed to relieve any
                                      -----------
Supporting Stockholder from its obligations under any other provision of this Agreement.

                                   ARTICLE 4.
                             PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Effective Date and the Termination Date:

     4.1  General

     Each Supporting Stockholder will use its Best Efforts to take all actions and to do all things necessary to consummate, make effective, and comply with the terms of this Agreement.

     4.2  Notice of Developments

     The Supporting Stockholders will give prompt written notice to the B2B and IVAX of any development occurring after the date of this Agreement that causes or reasonably could be expected to cause a Breach of any of the representations and warranties in Section 2.1. No Supporting Stockholder's disclosure under this
                  -----------
Section 4.2 will be deemed to amend this Agreement or to prevent or cure any
-----------
misrepresentation or Breach of representation, warranty, or covenant.

     4.3  Confidentiality; Publicity

     Except as may be required by Law, stock exchange, or other regulation or as otherwise expressly contemplated herein, no Supporting Stockholder or their respective Affiliates, employees, agents and representatives will disclose to any third party the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party which it may have acquired from such Party in the course of pursuing the Transactions without prior written consent from that Party; provided, however, any Supporting Stockholder may disclose any such Confidential Information as follows: (a) to such Supporting Stockholder's Affiliates and its or its Affiliates' employees, lenders, counsel, or accountants, the actions for which the applicable Supporting Stockholder will be responsible; (b) to comply with any applicable Law or Order, provided that prior to making any such disclosure the Supporting Stockholder making the disclosure notifies the Party whose Confidential Information will be disclosed of any Action of which it is aware which may result in disclosure and uses its Best Efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Supporting Stockholder or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession of the Supporting Stockholder making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the Supporting Stockholder that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the Supporting Stockholder making such disclosure on a nonconfidential basis from a source other than a Party or their respective Affiliates, which source, to the disclosing Supporting Stockholder's Knowledge, is not prohibited from disclosing such information by a legal, Contractual, or fiduciary obligation to the other Supporting Stockholder. No Supporting Stockholder or any of its Affiliates will issue any press release or other public announcement related to this Agreement or the Transactions without IVAX's and the B2B's prior written approval.

                                   ARTICLE 5.
                             POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the Effective Date:

     5.1  General

     In case at any time after the Merger any further action is necessary to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the requesting Party's sole cost and expense (unless the requesting Party is entitled to indemnification therefor under the Merger Agreement).

     5.2  Litigation Support

     So long as any Party actively is contesting or defending against any Action in connection with (a) the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Effective Date involving the Merger, each other Party will cooperate with such Party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as will be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under the Merger Agreement).

     5.3  Release

     Each Supporting Stockholder, on behalf of such Supporting Stockholder and each of such Supporting Stockholder's heirs, representatives, successors, and assigns, hereby releases and forever discharges the B2B, IVAX Parties and the Surviving Corporation and each of their respective officers, directors, employees, agents, Supporting Stockholders, controlling persons, representatives, Affiliates, successors, assigns, and the Surviving Corporation (individually, a "Releasee" and collectively, "Releasees") from any and all Actions, Orders, Damages, Liabilities and Contracts whatsoever, whether known or unknown, suspected or unsuspected, both at Law and in equity, which such Supporting Stockholder or any of such Supporting Stockholder's respective heirs, representatives, successors or assigns now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Effective Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Effective Date including any rights to indemnification or reimbursement from the Surviving Corporation, whether pursuant to its Organizational Documents, Contract or otherwise and whether or not relating to Actions pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein will operate to release any obligations of the B2B, IVAX Parties or Surviving Corporation arising under this Agreement or under the Merger Agreement.

     Each Supporting Stockholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any cause of Action, or commencing, instituting or causing to be commenced, any Action, of any kind against any Release, based upon any matter purported to be released hereby.

                                   ARTICLE 6.
                                  TERMINATION

     6.1  Termination of Agreement

          This Agreement will automatically terminate upon any termination of the Merger Agreement in accordance with its terms.

     6.2  Effect of Termination

     Except for the obligations under Section 4.3, this Article 6 and Article 7,
                                      -----------       ---------     ---------
if this Agreement is terminated under Section 6.1, then, except as provided in
                                      -----------
this Section 6.2 all further obligations of the Parties under this Agreement
     -----------
will terminate.

                                   ARTICLE 7.
                                 MISCELLANEOUS

     7.1  Entire Agreement.

     This Agreement, together with the Exhibits and any attachments hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitute the entire agreement and understanding of the Parties hereto and supersede all prior agreements and understandings with respect to the subject matter hereof.

     7.2  Successors.

     All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

     7.3  Assignments.

     No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of IVAX Parties and Supporting Stockholders; provided, however, that a IVAX Party may assign any or all of its respective rights and interests hereunder to one or more of its Affiliates and may designate one or more of its Affiliates to perform its obligations hereunder.

     7.4  Notices.


     All notices, requests, demands, and other communications hereunder will be in writing and shall be delivered by hand, overnight courier, facsimile transmission or by United States Mail, postage prepaid, by registered or certified mail (return receipt requested), to the address indicated below and shall be deemed given when received by the intended recipient as set forth below. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

If to IVAX Parties:                 Copy to (which will not constitute notice):
IVAX Corporation                    Stearns Weaver Miller Weissler
400 Biscayne Boulevard              Alhadeff & Sitterson, P.A.
Miami, Florida 33137                Museum Tower, Suite 2200
Attention: General Counsel          150 West Flagler Street
Facsimile: (305) 575-6049           Miami, Florida 33130
                                    Attention: Alison W. Miller, Esq.
                                    Facsimile: (305) 789-3395


If to B2B:                          Copy to (which will not constitute notice):

b2bstores.com, Inc.                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Attn: Richard Kandel                Attn:  Alan Schoenbaum, Esq.
211 Park Avenue                     300 Convent Street, Suite 1500
Hicksville, New York 11801          San Antonio, Texas
Fax:  (516) 931-3530                Tel.:  (210) 281-7000
                                    Fax:  (210) 224-2035

If to Supporting Stockholders:

To the addresses specified in Exhibit A.
                              ---------

     7.5  Specific Performance.

     Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Sections 7.8, in
                                                         ------------
addition to any other remedy to which they may be entitled, at Law or in equity.

     7.6  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     7.7  Headings.

     The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     7.8  Governing Law.

     This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of Law principles.

     7.9  Amendments and Waivers.

     No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by IVAX Parties and Supporting Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     7.10 Severability.

     Any provision of this Agreement that is invalid, unenforceable or illegal in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, unenforceability, or illegality without affecting the remaining provisions hereof and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     7.11 Expenses.

     Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions. Supporting Stockholders agree that the B2B has not borne nor will bear any costs and expenses (including any legal fees and expenses of any Supporting Stockholder Party) in connection with this Agreement or any of the Transactions.

     7.12 Construction.

     The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means "including without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     7.13 Incorporation of Exhibits and Annexes.

     The Exhibits and Annexes identified in this Agreement are incorporated herein by reference and made a part hereof.



            The remainder of this page is intentionally left blank.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

                             IVAX CORPORATION



                             By:   /s/ Neil Flanzraich
                                -----------------------------------------------
                                  Neil Flanzraich, President and Vice-Chairman



                             IVAX DIAGNOSTICS, INC.


                             By:   /s/ Giorgio D'Urso
                                -----------------------------------------------
                                Giorgio D'Urso, President and CEO



                             B2BSTORES.COM, INC.


                             By:   /s/ Richard Kandel
                                -----------------------------------------------
                                 Richard Kandel, Chairman



                             SUPPORTING SHAREHOLDERS:


                             ENVIRO-CLEAN OF AMERICA, INC.



                             By:   /s/ Richard Kandel
                                -----------------------------------------------
                                 Richard Kandel, Chairman

                             RICHARD KANDEL



                             By:   /s/ Richard Kandel
                                -----------------------------------------------
                                 Richard Kandel, individually


                             KANDEL AND SON PROFIT SHARING PLAN

                             By:   /s/ Richard Kandel
                                -----------------------------------------------
                                Richard Kandel, Trustee


                             MINT CORPORATION OF NEW YORK

                             By:   /s/ Richard Kandel
                                -----------------------------------------------
                                 Richard Kandel, President



                             RANDALL K. DAVIS


                             By:   /s/ Randall K. Davis
                                -----------------------------------------------
                                 Randall K. Davis, individually


                             STEVEN ETRA

                             By:   /s/ Steven Etra
                                -----------------------------------------------
                                 Steven Etra, individually


                             SRK ASSOCIATES L.L.C.

                             By:   /s/ Steven Etra
                                -----------------------------------------------
                                 Steven Etra, President

                             dotCOM Fund, L.L.C.



                             By:   /s/ Mark A. Rice
                                -----------------------------------------------
                                 Mark A. Rice, Managing Member

                                   EXHIBIT A
                                   ---------

              The Supporting Stockholders of b2bstores.com, Inc.
--------------------------------------------------------------------------------
          Supporting Stockholder           # of Shares of b2bstores.com, Inc.
                                                         Owned
--------------------------------------------------------------------------------
Enviro-Clean of America, Inc.           930,000
1023 Morales Street
San Antonio, Texas 78207
--------------------------------------------------------------------------------
Richard Kandel                          1,066,666
211 Park Avenue
Hicksville, New York 11801
--------------------------------------------------------------------------------
Kandel and Son Profit Sharing Plan      100,000
% Richard Kandel
211 Park Avenue
Hicksville, New York 11801
--------------------------------------------------------------------------------
Mint Corporation                        66,667
% Richard Kandel
211 Park Avenue
Hicksville, New York 11801
--------------------------------------------------------------------------------
Randall K. Davis                        333,333
1023 Morales Street
San Antonio, Texas 78207
--------------------------------------------------------------------------------
Steven Etra                             162,667
5830 57th Street
Maspeth, New York 11378
--------------------------------------------------------------------------------
SRK Associates, L.L.C.                  10,667
% Steven Etra
5830 57th Street
Maspeth, New York 11378
--------------------------------------------------------------------------------
DotCOM Fund L.L.C.                      273,400
% Mark A. Rice
666 Dundee Road, Suite 1901,
Northbrook, Illinois 60022
--------------------------------------------------------------------------------
TOTALS                                  2,943,400
--------------------------------------------------------------------------------

                        HOULIHAN, LOKEY, HOWARD & ZUKIN

                                                                         ANNEX C

November 20, 2000

Board of Directors
B2bstores.com, Inc.
1023 Morales Street
San Antonio, TX 78207

Dear Directors:

We understand that b2bstores.com, Inc. ("b2b") has entered into a merger agreement with IVAX Diagnostics, Inc. and its subsidiaries Diamedix Corporation, Immunovision, Inc. and Delta S.r.l. (collectively referred to as "Diagnostics"). Pursuant to a Merger Agreement (the "Merger Agreement"), Diagnostics will be merged with and into the B2b by converting the issued and outstanding shares of Diagnostics Common Stock into 20 million shares of b2b Common Stock. The issued and outstanding shares of b2b will continue to remain outstanding. The merger and other related transactions are collectively referred to as the "Merger". At the time of the Merger, Diagnostics will merge into b2b, and b2b shall be the surviving corporation ("Surviving Corporation"). b2b will issue 20 million shares of common stock for all outstanding shares of IVAX Diagnostics, Inc. b2b will not have a control position in the new company, but will have approximately 32 percent of the combined equity on a fully diluted basis. IVAX Corporation will own the balance of the equity. The consideration assumes Diagnostics will have no interest-bearing debt, either to third-parties or affiliated entities, and have approximately $2 million of cash or cash equivalents at closing. The Board of Directors will consist of seven persons, five appointed by IVAX Corporation and two by b2b. The Chairman of the Board of b2b will be Dr. Phillip Frost. The Surviving Corporation will be a majority-owned subsidiary of IVAX Corporation, a publicly traded AMEX company. The Agreement of Merger provides the b2b Board of Directors with fiduciary discretion, which allows the b2b Board of Directors to proceed with a higher and better offer, but in that event, b2b must pay a termination fee of $1 million.

Such transaction and all related transactions are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address b2b's underlying business decision to effect the Transaction. We have been retained to: examine strategic alternatives for b2b, solicit and evaluate indications of interest from interested parties, assist in the negotiations of any transaction involving b2b, advise the Board of Directors with regard to structure of a transaction, and provide a fairness opinion in connection with the Transaction.


In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed the audited financial statements of IVAX Diagnostics for the fiscal years ended December 31, 1999 and 1998 and the interim unaudited preliminary statements for the nine months period ended September 30, 2000, which Diagnostic's management has identified as being the most current financial statements available;

Board of Directors
B2bstores.com, Inc.
1023 Morales Street
San Antonio, TX 78207


     2. met and interviewed certain members of management of Diagnostics to discuss the operations, financial condition, future prospects and projected operations and performance of the Diagnostics businesses, and met with representatives of Diagnostic's independent accounting firm, investment bankers and counsel to discuss certain matters;

     3.   visited manufacturing facilities of Diagnostics to review operations;

     4. reviewed forecasts and projections prepared by the Diagnostic's management with respect to Diagnostics for the years ended December 31, 2000 through 2004;

     5. reviewed due diligence reports on Diagnostics prepared by Robert Michel, editor-in-chief of The Dark Report, intelligence service for laboratory CEOs, COOs and CFOs. Mr. Michel analyzed the product offerings and strategic plan of Diagnostics, provided a written assessment and visited two sites;

     6. reviewed certain other publicly available financial data for certain companies that we deem comparable to Diagnostics, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

     7. reviewed the prospectus dated February 16, 2000 and the form 10-Q dated September 30, 2000 for b2b, which management has identified as being the most current financial statements available;

     8. reviewed the historical market prices and trading volume for b2b's publicly-traded securities;

     9. reviewed the draft of the Merger Agreement dated November 17, 2000, the draft of the Voting Agreement dated November 20, 2000; and

     10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of b2b and Diagnostics, and that there has been no material change in the assets, financial condition, business or prospects of b2b and Diagnostics since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to b2b and Diagnostics and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of b2b or Diagnostics. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the public stockholders of b2b from a financial point of view.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL

                                                                         ANNEX D
                                                                         -------

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                              B2BSTORES.COM, INC.



     Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned President of B2BSTORES.COM, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1.   The name of the Corporation is B2BSTORES.COM, INC.

     2. Article First of the Certificate of Incorporation of the Corporation is amended and restated in its entirety as follows:

               "FIRST:  The name of the Corporation is IVAX Diagnostics, Inc."
                -----

     3. Article Fourth of the Certificate of Incorporation of the Corporation is amended and restated in its entirety as follows:

               "FOURTH: The total number of shares of stock which the
                ------
          Corporation is authorized to issue is 55,000,000 shares, which are to be divided into two classes consisting of (i) 50,000,000 shares of common stock, par value $.01 per share, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, issuable in series as may be provided from time to time by resolution of the Board of Directors."

     4. This Certificate of Amendment has been duly adopted, pursuant to and in accordance with Section 242 of the General Corporation Law of the State of Delaware, by written consent of all the directors of the Corporation in accordance with Section 141 of the General Corporation Law of the State of Delaware and by approval of the stockholders of the corporation at a special meeting of the stockholders.

     SIGNED this ____ day of _____________ , 2001.


                                     IVAX DIAGNOSTICS, INC.
                                     (formerly b2bstores.com)

                                     By:  ______________________________________
                                     Title:  ___________________________________

                                                                         ANNEX E
                                                                         -------

PROSPECTUS

                               4,000,000 SHARES

                              B2BSTORES.COM INC.

                                 COMMON STOCK

                           ________________________

                                    [LOGO]
                                 b2bstores.com

     This is the initial public offering of shares of our common stock. In considering this offering, you should know that:

          . no public market existed for our shares prior to this offering;

          . our shares are quoted on the Nasdaq SmallCap Market under the symbol
            "BTBC;"

          . our shares are listed on the Boston Stock Exchange under the symbol
            "BTB;"

          . this offering is made on a firm-commitment basis; and

          . we have granted the underwriters a 45-day option to purchase up to 600,000 additional shares of our common stock solely to cover over-allotments, if any.

                                                         PER SHARE      TOTAL
                                                         ---------   -----------

Public offering price..................................    $8.00     $32,000,000
Underwriting discount and commissions..................    $0.56     $ 2,240,000
Proceeds to b2bstores.com Inc..........................    $7.44     $29,760,000


                            ________________________

     SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ________________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ________________________

     Gaines, Berland Inc., on behalf of the underwriters, expects to deliver the shares on or about February 18, 2000.

GAINES, BERLAND INC.                                      NOLAN SECURITIES CORP.

                            ________________________

               The date of this prospectus is February 15, 2000


[THIS PAGE IS THE INSIDE COVER OF THE PROSPECTUS AND CONTAINS ARTWORK DEPICTING
             EXAMPLES OF WEB PAGES AVAILABLE AT WWW.B2BSTORES.COM]


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary.......................................................   E-3
Risk Factors.............................................................   E-6
Use of proceeds..........................................................   E-7
Dilution.................................................................   E-9
Capitalization...........................................................  E-10
Plan of Operations.......................................................  E-11
Business.................................................................  E-20
Management...............................................................  E-31
Principal Stockholders...................................................  E-37
Certain Transactions.....................................................  E-40
Description of Securities................................................  E-42
Underwriting.............................................................  E-44
Where You Can Find More Information......................................  E-47
Legal Matters............................................................  E-47
Experts..................................................................  E-47
Index to Financial Statements............................................  E-47

                 _____________________________________________

     UNTIL MARCH 12, 2000, ALL DEALERS SELLING SHARES OF THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

TO NEW JERSEY RESIDENTS:

     The Common Stock of b2bstores.com, Inc., may only be offered and sold, during the initial distribution of the securities and for ninety days after the initial distribution of the securities, to persons who come within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     (1) Any bank as defined in section 3(a)(2) of the Securities Act of 1933 (the "Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business

Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ss.230.506(b)(2)(ii); and

     (8)  Any entity in which all of the equity owners are accredited investors.


                              PROSPECTUS SUMMARY

GENERAL

     b2bstores.com(TM) is an Internet web site specifically designed to assist business customers in the operation and development of their businesses. b2bstores.com provides user-friendly online access to business products and supplies. We are currently expanding our web site to provide access to business services, auctions and business-related information and content. Our objective is to become a leading, one-stop Internet destination for business customers--a place where they conduct their business-to-business transactions, build relationships with customers, suppliers and colleagues, and conduct their business-related research.

CORPORATE BACKGROUND

     b2bstores.com Inc. was formed under the laws of the State of Delaware in June 1999. Our principal offices are located at 249 East Ocean Boulevard, Suite 620, Long Beach, California 90802. Our phone number is 562-491-7180. Our web site is available at http://www.b2bstores.com. Information contained in our web site is not part of this prospectus.

TO CALIFORNIA RESIDENTS ONLY:

     The Common Stock of b2bstores.com may only be offered and sold to

(i) persons with a net worth, individually or jointly with his or her spouse, of at least $250,000 (exclusive of home, home furnishings and automobiles) and an annual income of at least $65,000 or (ii) persons with a net worth, individually or jointly with his or her spouse, of at least $500,000 (exclusive of home, home furnishings and automobiles).

     The Common Stock offered hereby has been registered by a limited qualification. The exemption afforded by Section 25104(h) of the California Securities Law shall be withheld by the Commissioner of Corporations.


                                 THE OFFERING

Common stock offered.........................  4,000,000 shares

Common stock outstanding prior to the
   offering..................................  4,021,643 shares

Common stock to be outstanding after the
   offering..................................  8,021,643 shares

Use of proceeds..............................  We intend to use the net proceeds of this offering

                                               . for sales and marketing
activities, including brand promotion;

                                               . to fund the development of our
web site and customer support
                                                 operations;

                                               . to repay loans made to us by
Enviro-Clean of America, Inc.;

                                               . to pay cash bonuses to some of
our officers; and

                                               . for working capital and general
corporate purposes.

Nasdaq SmallCap Market symbol................  BTBC

Boston Stock Exchange symbol.................  BTB


     If the underwriters fully exercise their over-allotment option to purchase additional shares, the total number of shares to be offered in this offering will be 4,600,000 and the total number of shares outstanding after this offering will be 8,621,643.

     Enviro-Clean is a principal stockholder of b2bstores.com Inc. Richard Kandel, our founder and chairman of the board, is also the chairman of the board, chief executive officer and principal stockholder of Enviro-Clean.


                         SUMMARY FINANCIAL INFORMATION

     This summary financial information should be read in conjunction with the section of this prospectus entitled "Plan of Operations" and our audited financial statements and related notes included elsewhere in this prospectus. The financial information as of December 31, 1999 and for the period from our inception on June 28, 1999 to December 31, 1999 has been derived from our audited financial statements. The historical results presented in this prospectus are not necessarily indicative of our future financial position or results of operations.

     We began our commercial operations in September 1999:

                                                                                                JUNE 28, 1999
                                                                                                (INCEPTION) TO
                                                                                               DECEMBER 31, 1999
                                                                                               -----------------
STATEMENT OF OPERATIONS DATA
Sales........................................................................................     $     2,191
Cost of sales................................................................................           3,495
                                                                                                  -----------
   Gross loss................................................................................          (1,304)
                                                                                                  -----------
Operating expenses:
   General and administrative................................................................         709,810
   Sales and marketing.......................................................................          23,060
   Start-up costs............................................................................          55,036
   Stock-based compensation relating to general and administrative activities................         216,430
   Stock-based compensation relating to start-up activities..................................       1,901,500
                                                                                                  -----------
      Total operating expenses...............................................................       2,905,836
                                                                                                  -----------
Loss from operations.........................................................................      (2,907,140)
Interest expense.............................................................................          23,097
                                                                                                  -----------
Net loss.....................................................................................     $(2,930,237)
                                                                                                  ===========
Basic and diluted loss per share.............................................................     $      (.75)
                                                                                                  ===========
Weighted average common shares outstanding...................................................       3,910,780
                                                                                                  ===========


BALANCE SHEET DATA

                                                        DECEMBER 31, 1999
                                                    -------------------------
                                                     ACTUAL       AS ADJUSTED
                                                    ---------     -----------

Working capital (deficit).........................  $(880,344)    $27,053,656
Total assets......................................    815,581      27,901,648
Total liabilities.................................    991,888         143,955
Stockholders' equity (deficit)....................   (176,307)     27,757,693

     The information presented in this table under the "As Adjusted" column gives effect to:

         . an offering price of $8.00 per share;

         . the sale of 4,000,000 shares of our common stock in this offering;

         . our receipt of net proceeds of $28,064,000 in this offering; and

         . our immediate application of a portion of the net proceeds to repay loans made to us by Enviro-Clean and to pay cash bonuses due to some of our officers upon completion of this offering.

     Subsequent to December 31, 1999, we have continued to fund our operations with proceeds from loans from Enviro-Clean. As of February 15, 2000, we had borrowed an aggregate of $1,400,000 from Enviro-Clean. The repayment of the principal and related interest under these loans as of the consummation date of this offering will be made from the net proceeds of the offering. Our working capital and total assets will be reduced by this same amount.


                                 RISK FACTORS

     You should carefully consider the risks described below before making a decision to invest in b2bstores.com. Our business, financial condition and results of operations could be adversely affected by these risks. You should be able to bear a complete loss of your investment.

                   RISKS RELATING TO OUR FINANCIAL CONDITION

BECAUSE WE HAVE A VERY SHORT OPERATING HISTORY, WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS OR ACHIEVE PROFITABILITY.

     We may not be able to grow our business as planned or ever become a profitable business. We began our commercial operations in September 1999. Because of this very limited operating history, there are no meaningful financial results which you can use to evaluate the merits of making an investment in us. Accordingly, investment decisions must be made based on our business prospects. Our business prospects are subject to all the risks, expenses and uncertainties encountered by any new company. We also face the risks inherent in operating in the rapidly evolving markets for Internet products and services. If we are unable to successfully address these risks or grow our business as planned, the value of our common stock will be diminished.

BECAUSE OUR OPERATING EXPENSES AND CAPITAL EXPENDITURES WILL OUTPACE OUR REVENUES, WE WILL INCUR SIGNIFICANT LOSSES IN THE NEAR TERM.

     We expect to incur significant operating expenses and make relatively high capital expenditures as we develop our Internet business. These operating expenses and capital expenditures will initially outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses. We have generated only nominal revenues to date and have incurred an aggregate net loss of $2,930,237 during the period from our inception to December 31, 1999.

THE REPORT OF OUR INDEPENDENT ACCOUNTANTS CONTAINS A GOING CONCERN QUALIFICATION WHICH STATES THAT WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS IF WE DO NOT RECEIVE THE PROCEEDS OF THIS OFFERING.

     Our independent certified public accountants' report for the period from our inception on June 28, 1999 through December 31, 1999 contains an explanatory paragraph. This paragraph states that our limited working capital position prior to our receipt of the net proceeds of this offering raises substantial doubt about our ability to continue as a going concern. Accordingly, if we do not consummate this offering, we may not be able to continue our operations.


                       RISKS RELATING TO OUR OPERATIONS

BECAUSE ONE OF OUR OPERATING AGREEMENTS REQUIRES US TO SHARE A SIGNIFICANT PORTION OF THE REVENUES WE GENERATE WITH A THIRD-PARTY, IT WILL BE MORE DIFFICULT FOR US TO BECOME A PROFITABLE BUSINESS.

       We will not retain all revenues generated through our web site, which will make it more difficult for us to become a profitable business. We have an agreement with Netgateway, Inc. through February 2001, under which it provides us with e-commerce processing and other technology services integral to our business. During the term of this agreement, we are obligated to share equally with Netgateway all advertising and "click-through" revenues generated through our web site. We also pay Netgateway a small percentage of all revenues generated through sales of products through our web site.

BECAUSE OUR EXECUTIVE OFFICERS LACK SIGNIFICANT MANAGEMENT EXPERIENCE, WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.

     The growth of our business may place a significant strain on our management team and we may not be able to effectively manage our growth. None of our executive officers has significant experience in managing a company or overseeing a company's rapid growth.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. THESE STATEMENTS MAY PROVE TO BE INACCURATE.

     Some of the statements in this prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

     . "may,"                                      . "plans,"
     . "will,"                                     . "expects,"
     . "should,"                                   . "believes,"
     . "estimates,"                                . "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements.


                                USE OF PROCEEDS

     We will receive net proceeds from this offering of approximately $28,064,000. If the underwriters exercise their over-allotment option in full, the net proceeds will be approximately $32,384,000. In either case, the net proceeds will reflect underwriting discounts and commissions and other expenses payable by us. We estimate that these discounts, commissions and expenses will be an aggregate of approximately $3,936,000 or $4,416,000, if the over-allotment option is fully exercised.

     We intend to use the net proceeds as set forth below. The information regarding our use of the proceeds assumes no exercise of the over-allotment option.

                        APPLICATION OF PROCEEDS                             AMOUNT      PERCENT
                        -----------------------                           -----------   -------
Sales and marketing.....................................................  $18,000,000      64.1%
Development of our web site and customer support operations.............    2,500,000       8.9
Repayment of debt to principal stockholder..............................    1,500,000       5.3
Payment of bonuses to officers..........................................      130,000       0.5
Working capital and general corporate purposes..........................    5,934,000      21.2
                                                                          -----------   -------
   Total................................................................  $28,064,000     100.0%
                                                                          ===========   =======

     We intend to use approximately $18,000,000 of the net proceeds for sales and marketing activities and operations. An important part of these activities will be the development of the "b2bstores.com" brand and promotion of our web site and product and service offerings. These activities include:

               . the advertising of our web site in trade journals and
                 magazines,

               . direct mailings to businesses,

               . online marketing initiatives,

               . the appointment of one or more advertising agencies,

               . the hiring of sales and marketing personnel, and

               . the making of up-front payments that may be required by
                 fulfillment agents prior to their actual delivery of products to our customers.

     We intend to use approximately $2,500,000 of the proceeds for the continued technological development of our web site, including:

               . the in-house development of software and related technologies,

               . the hiring of design and technology personnel,

               . the purchase or leasing of hardware and third-party
                 technologies that we believe will enhance our web site's ease of use and sense of community,

               . the expansion of our customer support operations, including our
                 24-hour customer service telephone operations and live, online customer service chat area, and

               . the commercial launch and expansion of our auction capabilities and offerings, business referral services and business content offerings.

     We will use approximately $1,500,000 of the net proceeds to repay loans made to us by Enviro-Clean, one of our principal stockholders. These loans were made in the aggregate principal amount of approximately $1,400,000 in June, July, November and December 1999 and January and February 2000. They bear interest at the annual rate of 8%. All principal and interest is payable by us on the the date this offering is consummated.

     We will use approximately $130,000 of the net proceeds to pay cash bonuses to some of our officers. These payments are required under their employment agreements.

     We intend to use the remaining net proceeds for working capital and general corporate purposes. These purposes may include:

               . the payment of salaries of additional management and
                 back-office personnel,

               . expenditures of capital for the expansion of our financial and accounting infrastructure; and

               . consideration paid for acquisitions, investments or strategic alliances domestically or abroad which have not yet been identified.

     Our management will have broad discretion in allocating the proceeds to be applied for working capital and general corporate purposes. If the underwriters exercise their over-allotment option in full, we intend to use the net proceeds from the sale of the shares sold under of the over-allotment option for working capital and general corporate purposes.

     Pending application of the net proceeds as described above, we intend to invest the net proceeds in:

               . short-term, interest-bearing investment grade securities,

               . money market accounts,

               . certificates of deposit, or

               . direct or guaranteed obligations of the United States
                 government.


                                   DILUTION

     A company's net tangible book value is equal to its total tangible assets, minus its total liabilities. A company's net tangible book value per share is calculated by dividing its net tangible book value, by the total number of shares of common stock outstanding. As of December 31, 1999, we had a net tangible deficit of $(496,674), or approximately $(.12) per share of common stock .

     As of December 31, 1999, after adjusting for the issuance of 4,000,000 shares of our common stock in this offering at $8.00 per share, our as adjusted net tangible book value would have been approximately $27,757,693, or approximately $3.46 per share of common stock. Upon completion of this offering, there will be an immediate increase in our net tangible book value of approximately $3.58 per share of common stock to existing stockholders and an immediate dilution of approximately $4.54 per share, or approximately 57%, to new investors.

     The following table illustrates this dilution:

Initial public offering price per share.........................................  $    8.00
         Net tangible book value per share as of December 31, 1999..............       (.12)
         Increase per share attributable to sale of shares in this offering.....       3.58
                                                                                  ---------
As adjusted net tangible book value per share of common stock after this
   offering.....................................................................       3.46
                                                                                  ---------
Dilution per share of common stock to investors in this offering................  $    4.54
                                                                                  =========

     Assuming the exercise in full of the underwriters' over allotment option, our adjusted net tangible book value at December 31, 1999 would have been approximately $3.72 per share. This represents an immediate increase in net tangible book value of $3.84 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.28 per share to new investors.

     The next table summarizes, as of December 31, 1999:

         . the number and percentage of shares of common stock purchased from b2bstores.com,

         . the amount and percentage of the cash consideration paid for those shares, and

         . the average price per share paid by existing stockholders and by new investors in this offering.

     The information in the table gives effect to an initial public offering price of $8.00 per share. It does not give effect to underwriting discounts and offering expenses that we will pay in connection with the offering or the exercise of the underwriters' over-allotment option.

                                                                TOTAL CASH
                                 SHARES PURCHASED              CONSIDERATION          AVERAGE
                              -----------------------     -----------------------      PRICE
                                NUMBER        PERCENT       AMOUNT        PERCENT     PER SHARE
                              -----------     -------     -----------     -------     ---------
Existing stockholders.....      4,021,643       50.1%     $   636,000        1.9%      $  0.16
New investors.............      4,000,000       49.9%      32,000,000       98.1%         8.00
                              -----------      -----      -----------      -----
   Total..................      8,021,643      100.0%     $32,636,000      100.0%
                              ===========      =====      ===========      =====


                                CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1999 on an actual and as adjusted basis. The "As Adjusted" column shows our capitalization adjusted to reflect:

         . the issuance of 4,000,000 shares in this offering at a public offering price of $8.00 per share,

         . the repayment of all of our short-term debt.

         . the payment of cash bonuses to some of our executive officers that will be due upon completion of this offering.

     Subsequent to December 31, 1999, we have continued to fund our operations with proceeds from loans from Enviro-Clean. As of February 15, 2000, we had borrowed an aggregate of approximately$1,400,000 from Enviro-Clean. The repayment of the principal and related interest under these loans as of the consummation date of this offering will be made from the net proceeds of the offering.

                                                                                         DECEMBER 31, 1999
                                                                                     ---------------------------
                                                                                       ACTUAL       AS ADJUSTED
                                                                                     -----------  --------------
Short-term debt.................................................................     $   824,836    $         --
                                                                                     ===========    ============
Stockholders' equity:
   Preferred stock, par value $0.01 per share, 5,000,000 shares authorized; no
      shares issued, actual and as adjusted.....................................     $        --    $         --
   Common stock, par value $0.01 per share, 25,000,000 shares authorized;
      4,021,643 issued and outstanding, actual; and 8,021,643 shares issued and
      outstanding, as adjusted..................................................          40,216          80,216
   Additional paid-in capital...................................................       2,713,714      30,737,714
   Deficit accumulated during development stage.................................      (2,930,237)     (3,060,237)
                                                                                     -----------    ------------
      Total stockholders' equity (deficit)......................................        (176,307)     27,757,693
                                                                                     -----------    ------------
      Total capitalization......................................................     $  (176,307)     27,757,693
                                                                                     ===========    ============


                               PLAN OF OPERATIONS

OVERVIEW

     We commercially introduced our web site, b2bstores.com, in September 1999. Since its introduction, our web site has provided our customers with the ability to purchase online business products and supplies in a growing number of categories.

     In addition to regularly adding new categories of available products, we are currently in the process of expanding our web site to provide our customers with access to:

     .    online auctions;

     .    business referral services; and

     .    business information and content.

We expect to be providing commercial access to each of these areas through our web site by the end of the first quarter of 2000. We may, however, encounter problems or unexpected costs in connection with the introduction of any of these areas as described below.

      EXPANSION OF OUR PRODUCT CATEGORIES

     We regularly seek to expand our product categories by establishing relationships with additional fulfillment agents. These fulfillment agents are vendors that actually supply the products purchased by our customers through our web site. The terms of any agreement governing a relationship with a new fulfillment agent must be negotiated and will vary on a case-by-case basis. If we cannot negotiate agreements on commercially reasonable terms, we will not be able to expand our product offerings. Further, in each instance where we are able to establish a relationship with a new fulfillment agent, we must integrate that agent's electronic inventory and ordering system with the e-commerce system used by our web site. To successfully integrate our respective systems, we must work closely with the personnel of technology suppliers to the fulfillment agent. This integration can be time consuming. Although we are not required to make any advance payments under our existing fulfillment arrangements, these type of payments could be required under future arrangements.

      IMPLEMENTATION OF AUCTION FUNCTIONS

     We are currently integrating the necessary technology to provide online auctions at our web site. The technology we are using for the auction functions is being developed internally. Although basic auction functions are currently available at our website, we are expanding these functions. We deem our auction area to be in the development phase. Further, we have not marketed our auctions. Accordingly, there are only a few products currently up for auction at our web site. Once commercially launched, our auction functions will provide our customers with utility only to the extent other customers place items up for auction. Accordingly, we will have to spend material amounts of time and capital to market and promote our web site's auction functions. Our expanded auction functions are scheduled for commercial launch during the first quarter of 2000. The anticipated costs associated with the implementation of our expanded auction functions is approximately $120,000. We will use a portion of the proceeds of this offering to fund these costs. We will face intense competition from established web sites that provide auction access to users.

      INTRODUCTION OF BUSINESS SERVICE REFERRALS

     We are currently negotiating with providers of financial services, accounting services, legal services and other services to serve as service providers to customers at our web site. We are spending significant time in connection with our efforts to assemble a group of service providers willing to utilize our web site for the promotion of their services. For each provider, we must negotiate the terms of our referral relationship, including the amount of commission to be paid to us for each customer we refer. Some industries may have stringent guidelines relating to the payment of commissions for referral services. We must ensure in each instance that we are in compliance with these guidelines. It is our current intention to not engage in any business referals that would require us to become licensed or regulated by any agency.

     In each case, we must design and integrate into our web site a link to the web site of the service provider. This will require us to expend significant time and capital. The anticipated costs for implementing our business service referral functions include one-time expenses of approximately $60,000 during the first quarter of 2000. These costs will relate to the development and integration of approximately ten complex service-provider projects and 20 simple links to service providers. These costs will be funded by a portion of the proceeds of this offering.

      PROVISION OF BUSINESS INFORMATION AND CONTENT

     We have already begun to provide business information and other content to our customers, including:

          .   computer product reviews,

          .   news,

          .   stock market information, and

          .   downloadable driving directions.

This information is supplied by third-party content providers. We are required to pay a fee for the content we make available through our web site. We intend to expand our roster of content providers and the information available through our web site. The arrangement we have with each content provider varies on a case-by-case basis.

     The anticipated cost for our business content and information functions will be approximately $12,000 per month on an ongoing basis for licensing of content and a one-time cost of $15,000 for the development and integration of our functions. We anticipate that these costs will be partially covered by corporate sponsorships at our web site. The remaining costs will be funded by a portion of the proceeds of this offering.

SOURCES OF REVENUE

     We believe that we will derive our revenues from the following sources:

          .  product sales;

          .  service referral fees and commissions;

          .  advertising;

          .  "click through" fees; and

          .  vendor management fees.

     We will recognize revenues according to:

          .  the type of product or service being sold,

          . the structure of the contract negotiated with the individual vendor, and

          . the substantive nature of the risks of ownership we incur in connection with the sale and shipment of the product.

     For product sales involving substantive risk of ownership, we will generally recognize revenue at the gross transaction value. For service and referral sales where risk of loss is minimal, we will generally recognize revenue on a net fee or commission basis. For auction sales where we incur risk of loss in the transactions, we will recognize gross revenues. For auction sales where we act as auctioneer and have little risk of loss, we will recognize revenue on a net basis or transaction fee basis.

     Currently policy setting groups of the Emerging Issues Task Force and the Financial Accounting Standards Board are reviewing the guidelines under which revenue is recognized on a gross basis versus a net basis. As we currently recognize certain of our revenue on a gross basis, there is a risk that future guidelines may require us to change, retroactively, our revenue recognition policy. This could cause us to report markedly lower revenues than currently anticipated. Although such a change would cause us to report markedly lower revenues and costs of products, it would not change our reporting with respect to other expenses, net revenue or earnings before and after tax.

      PRODUCT SALES

     We sell products from our expanding catalog of products -- from cleaning products to office supplies to computers. We also intend to provide our business customers with the ability to purchase flowers, collectibles, vacation packages and other ancillary products. We expect a substantial majority of our revenue to come from the online sale of products.

     Enviro-Clean is our fulfillment agent for janitorial and sanitary maintenance products offered through our web site. All Enviro-Clean products purchased through our web site are distributed directly to our customers by Enviro-Clean through this fulfilment relationship. Enviro-Clean charges us a price for each product equal to its cost for the product. Enviro-Clean also is entitled to receive a payment from us equal to 2% to 5% percentage of all revenues generated by us through the sale of products supplied by Enviro-Clean.

     In connection with our auctions, we list products for sale by vendors. In these auctions, we will either take physical possession of the product or the vendor will retain possession of the product. We also will act as an auctioneer, conducting auctions on behalf of web site users who place items up for auction. When acting as an auctioneer, we will receive a commission on the sale of the product at the conclusion of the auction. When acting as an auctioneer, we will not take title to or possession of the product and the person or entity placing the product up for auction will bear the risk of credit card charge backs and fraud.


      SERVICE REFERRAL FEES

     We will provide our business customers with access to a broad range of business services. Subject to regulation in applicable industries, we will generate revenues from our service referral activities through the collection of commissions and referral fees from the service providers to which we direct our business customers.

      ADVERTISING REVENUE

     Revenue from advertising on the Internet is driven by the size and quality of a web site's audience. We believe that our target audience -- business customers -- will give us the ability to structure attractive transactions with advertisers. Advertising revenue, if any, will be earned from:

          .  the sale of advertising banners,

          .  the placement of pop-up windows and

          . the sale of other sponsorship or promotional rights placed on our web site. We believe that advertising on our web site will be an important source of our revenue in the future.

     In order to effectively sell advertising on our web site, we believe we will need to consistently achieve more than 1,000,000 hits per month. As of December 31, 1999, our monthly run rate for hits is approximately 40,000.

     The rates that we intend to charge our advertisers for the placement of the advertisements at our web site will range from $0.005 to $0.02 per hit, based upon the amount of advertising purchased and the relative placement of advertising within our web site. During the term of our agreement with Netgateway, we are obligated to share equally with Netgateway all advertising revenue generated through our web site.

      "CLICK-THROUGH" REVENUE

     We will participate in affiliate programs with online retail partners by placing "click-through" tags in our web site. When a business customer points his or her mouse to one of these click-through tags and clicks the mouse, he or she will be brought to the e-commerce web site of one of our retail partners. Our click-through tags will allow us to generate revenues through the collection of sales commissions from our click-through retail partners. Commissions from our click-through initiatives will vary. During the term of our agreement with Netgateway, we are obligated to share equally with Netgateway all revenues generated through our "click-through" arrangements. Our agreement with Netgateway is through February 2001.

      VENDOR MANAGEMENT FEES

     Enviro-Clean operates its own product web site at www.b2bgoods.com. This web site offers janitorial and sanitary maintenance products, along with products in a limited number of other categories. All of those products are also available at our web site. Enviro-Clean's web site also offers hyperlink access to our web site. Under our agreement with Enviro-Clean, Enviro-Clean has agreed that, until it owns less than 10% of our outstanding common stock, it will refrain from selling its own products through any web sites other than its own or ours. It will also refrain from offering any other types of products at its own web site.

     We provide Enviro-Clean with access to web site transaction processing and e-commerce services for its b2bgoods.com web site through our e-commerce backbone. For these services we receive from Enviro-Clean a fee equal to the greater of (a) 10% of Enviro-Clean's revenues generated through e-commerce activities conducted through www.b2bgoods.com and (b) 50% of Enviro-Clean's gross profits generated through e-commerce activities conducted at www.b2bgoods.com.

EXPENSES

     Our expenses are composed of:

          .  salaries;

          .  sales and marketing costs;

          .  costs of products;

          .  web site and technology development costs;

          .  customer satisfaction operations; and

          .  general and administrative costs.

      SALARIES

     We believe that there are four key components to our success. They are:

          . effective marketing of our web site to vendors, advertisers and business customers;

          . efficient management of fulfillment agents, which are the entities that will supply and distribute products purchased at our web site;

          . availability of useful and attractive web site features and leading-edge technology; and

          .  effective execution of our operations.

     In order to excel in all of these areas, we must hire talented personnel. Competition for qualified, experienced personnel in the high-tech market is intense. In order to compete effectively in this labor market, we must provide generous compensation plans. Accordingly, we will incur significant expense in hiring and retaining the personnel we need to grow our business.

      SALES AND MARKETING COSTS

     We will use a significant portion of the proceeds of this offering for our sales and marketing activities. These activities will be extremely important to:

          .  the development of our brand name,

          .  the creation of traffic to our web site, and

          .  the promotion of our business, products and services.

     We will incur significant expenses in connection with:

          .  advertising,

          .  promotional and public relations activities,

          .  merchandising,

          .  market research and consultancy, and

          .  customer database management.

      COSTS OF PRODUCTS

     Product orders are actually fulfilled by one of our fulfillment agents, which charges us a negotiated price for the product. Generally, upon shipment of a product from one of our fulfillment agent's premises, we assume title to the product. Accordingly, risk of loss is assumed by us until the product is received by our customer. The amounts we are charged by our fulfillment agents for the products we purchase from them are expensed by us as part of our cost of sales.

      WEB SITE AND TECHNOLOGY DEVELOPMENT COSTS

     Competition for user traffic among business-related web sites is intense. Web sites can differentiate themselves from others by providing users with an online experience that is easy, efficient and useful. By providing an online experience that is also informative and entertaining and visually pleasing, web sites can increase the percentage of first time users that return to the web site again. The quality of the online experience is directly related to the underlying technologies utilized by the web site. This technology includes:

          .  web site content,

          .  design,

          .  operational software,

          .  transaction processing systems, and

          .  telecommunications infrastructure.

We will be required to consistently update our hardware and software systems in order to deliver leading-edge technical solutions on our web site and provide users with an online experience superior to that provided by competitors. Accordingly, we will incur significant ongoing expense with respect to our technology.

     Currently, we rely heavily on Netgateway for our technical infrastructure and to host and deliver our web site. For these services we paid Netgateway an up-front fee, with additional nominal operating fees payable to Netgateway based on the number of hits on our web site. We also are required to pay Netgateway a small percentage of all revenues generated from sales processed through our e-commerce backbone. The percentage we must pay varies according to sales volume. We must pay this percentage for sales of products by us and sales by other web sites to which we provide vendor management or processing services. Our agreement with Netgateway is through February 2001.

     We believe that by initially outsourcing a large portion of our technology infrastructure, we will be able to reduce the up-front costs associated with constructing and expanding a complex e-commerce and business information community, pay for a large portion of the services provided by third-party technology providers only as we generate revenues from our web site, and harness the proven experience of these technology providers. Over time, as our web site and operations mature, we intend to internally develop or otherwise internalize a significant portion of the technology used to operate our business.

      CUSTOMER SATISFACTION OPERATIONS

     In order to effectively compete with traditional retailers, as well as overcome any hesitancy potential customers may have in purchasing products over the Internet, we have implemented a customer satisfaction program. We believe that most e-commerce companies do not provide users with real customer service. We intend to differentiate our web site from other business web sites by providing live, attentive customer service. Our customer satisfaction system manages customer service issues 24 hours a day, seven days a week both in person and online. We will incur substantial ongoing costs in connection with the operation of this system, including fees payable to companies to which we outsource parts of our customer satisfaction program.

     As part of our customer satisfaction program, we plan to offer customers the guarantee that they will get the products they ordered, in a timely fashion, and in working order. If our customers are dissatisfied with a product, they will have 30 days to return it, and we will refund their money. Accordingly, we may be required to make significant reserves for returns and to defer recognition of revenues for periods of time.

      GENERAL AND ADMINISTRATIVE COSTS

     We will incur significant expense in connection with the salary, benefits and staff costs for general management and administrative employees, costs relating to our facilities and professional services.

RESULTS OF OPERATIONS

     We have a very limited operating history and our activities to date have been limited to launching our service, establishing relationships with e-commerce partners and refining our product presentation. As a result, our historical financial information is not necessarily indicative of our future financial performance.

     We have generated nominal revenue to date. Since our inception on June 28, 1999 through December 31, 1999 we have incurred operating expenses of $2,905,836 which were comprised of the following:

     . $709,810 of general and administrative expenses, primarily comprised of payroll and related expenses.

     . $23,060 for sales and marketing, virtually all of which was installation costs associated with of our phone system to support customer service.

     . Start up costs of $55,036, which includes development costs associated with the Netgateway agreement, legal fees, and identity design expenses.

     . $216,430 of non-cash stock based compensation charges relating to general and administrative activities.

     . $1,901,500 of non-cash stock based compensation charges relating to start-up activities.


     Since our inception through December 31, 1999, we have incurred an aggregate net loss of $2,930,237.

     We have cash commitments of approximately $932,000 during 2000 and $973,000 during 2001. These commitments arise under:

     .  our agreements with our key employees; and

     .  operating leases.

     Our near-term losses will be increased as a result of charges to earnings that we must recognize. Specifically, we have an obligation to grant options to some of our officers on the effective date of this prospectus. We will incur non-cash compensation charges as a result of these option grants. These charges will be recognized as the options vest. The amount of the charges will be equal to the number of shares purchasable under the options multiplied by (a) the aggregate market value on the effective date of the shares of common stock purchasable under the options, less (b) the aggregate exercise price of the options. Based on a market price of $8.00 per share, these charges will be:

          .  $1,061,666 in 2000;

          .  $340,000 in 2001; and

          .  $198,334 in 2002.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, our working capital requirements have been satisfied through:

          . capital contributions by our current stockholders, including Richard Kandel, our chairman of the board, and Enviro-Clean of America Corp., a principal stockholder of b2bstores.com and

          .  loans made to us by Enviro-Clean.

     In June 1999, we sold 3,666,667 shares of our common stock to Mr. Kandel, Enviro-Clean and others for $27,500 in the form of $11,000 cash and the transfer to us of the web address, www.b2bstores.com.

     In June, July, November and December 1999 and January and February 2000, Enviro-Clean made loans to us in the aggregate principal amount of approximately 1,400,000. These loans bear interest at the rate of 8% per annum and are repayable on the date this offering is consummated. All of the proceeds of these loans have been, or will be, used to fund operating losses and development and operating costs.

     In August 1999, we raised proceeds of $625,000 through the sale of 333,333 shares of our common stock to Mr. Kandel, and other persons, some of whom are affiliated with Enviro-Clean. The purchase price was $1.88 per share.

     In September 1999, we issued:

          . an aggregate of 16,643 shares of our common stock to various persons in consideration of accounting services rendered by them to us during our start-up phase.

          . 2,500 shares of our common stock to each of John Higgins and Philip Ellett in consideration of their becoming directors of b2bstores.com.


     Our working capital deficit at December 31, 1999 was $880,344. Our independent certified public accountants' report for the period from our inception on June 28, 1999 through December 31, 1999 states that our limited working capital position prior to our receipt of the net proceeds of this offering raises substantial doubt about our ability to continue as a going concern. Accordingly, the continuation of our operations is dependent upon our receipt of the net proceeds of this offering.

     We anticipate that the net proceeds of this offering will satisfy our capital requirements for at least the 18-month period following the consummation of this offering. Thereafter, we must either generate cash from our operations sufficient to fund our continued growth, or access sufficient capital from external sources. These sources could include the public or private markets for our equity or debt securities. However, external sources of capital may not be available when or in the amounts needed.

     Any issuance of equity securities would dilute the interest of our stockholders. If we incur debt, our cash flow may be insufficient to pay the principal and interest on that debt. Further, the instruments governing any debt we incur will typically contain extensive covenants restricting our activities. These restrictions could have important consequences for our business, including:

          . limiting our ability to access the additional capital we will need to sustain and grow our business;

          . limiting our flexibility in planning for, or reacting to, changes in our business; and

          . placing us at a competitive disadvantage to less leveraged competitors, which could have more capital to invest in their operations.

SEASONALITY

     Although we have a limited operating history, we expect to experience seasonal variations in our e-commerce and advertising revenue, especially during the summer period, when user traffic levels are expected to decline. Our e-commerce revenue may be affected by stronger consumer goods sales during the fourth calendar quarter of the year. In addition, our advertising revenue may experience the same seasonal and cyclical patterns as those in traditional media, where advertising increases ahead of the year-end holiday buying season.

YEAR 2000 COMPLIANCE

     Many existing computer programs use only two digits to identify a year. These programs were designed and developed without addressing the impact of the upcoming change in the century. If not corrected, many computer software applications could fail or create erroneous results by, at or beyond the year 2000. We utilize software, computer technology and other services internally developed and provided by third-party vendors that may fail due to the year 2000 problem. We also depend on telecommunications providers to maintain network reliability.

     Our year 2000 compliance program covers proprietary and internal systems as well as third party systems.


      PROPRIETARY AND INTERNAL SYSTEMS

     Our program involves the following phases:

     Systems Review. We have completed a comprehensive review of all internal financial, informational and operational systems. To date, we have not found or experienced any year 2000 problems.

     Testing. We created a test environment and performed testing. These tests indicate that our internal systems will continue to function properly during 2000 and beyond.

     Contingency Planning. We believe that we would be able to produce a minimum acceptable level of service in the event of internal or external critical systems failure.

      THIRD PARTY SYSTEMS

     Third parties provide and support much of our service. A large part of our year 2000 program involves confirming that these third party systems are year 2000 compliant. In particular, we depend on telecommunications providers to maintain network reliability and Netgateway to manage the computer servers for our web site. Netgateway has informed us that it has completed the evaluation of its own internal year 2000 compliance and that it believes it is year 2000 compliant.

      YEAR 2000 COMPLIANCE COSTS

     We have not incurred any costs to date in connection with revising our systems to ensure that they are year 2000 compliant. We do not expect to incur any significant costs in connection with our ongoing efforts to ensure that our systems and the systems of our third-party technology suppliers are year 2000 compliant.

      YEAR 2000 RISKS

     An extended year 2000-related disruption could cause our business customers to seek alternative web sites or cause an unmanageable burden on our technical and customer support services. This could materially and adversely affect our business, financial condition and results of operations.

     In addition, there can be no assurance that governmental bodies, utility companies, Internet access companies and others outside of our control will be year 2000 compliant. The failure by any of these entities to be year 2000 compliant could result in prolonged Internet, telecommunications or electrical failure. This could prevent us from delivering our services to our customers and decrease the use of the Internet or prevent users from accessing web sites. This could materially and adversely affect our business, financial condition and results of operations.

     It is likely that the computer equipment used by some of our business customers may not be year 2000 compliant. As a result, some of our business customers may not be able to access our service for some time during the beginning of 2000 which may result in a decrease in the number of our active registered accounts and in our revenue generally.


                                   BUSINESS

GENERAL

     b2bstores.com is an Internet web site specifically designed to assist business customers in the operation and development of their businesses. Our objective is to become a leading, one-stop Internet destination that enables business customers to conduct e-commerce, communications and other online interaction with their customers, suppliers and colleagues.

     The concept for b2bstores.com was created by Richard Kandel. Mr. Kandel offered the "b2bstores.com" concept to Enviro-Clean. However, the board of directors of Enviro-Clean determined that Enviro-Clean would not focus its business operations on the concept. In turn, Mr. Kandel was given permission by Enviro-Clean to form b2bstores.com. b2bstores.com was formed in June 1999.

     After the formation of b2bstores.com, 2,000,000 shares of common stock were issued to Enviro-Clean in consideration of:

          .  a nominal contribution to the capital of b2bstores.com;

          . the transfer of the web address, www.b2bstores.com, which had previously been applied for by Mr. Kandel in the name of Enviro-Clean; and

          . the waiver of any other rights Enviro-Clean might have in the "b2bstores.com" concept.

     Concurrently, an aggregate of 1,666,667 additional shares of common stock were issued to Mr. Kandel and other persons for nominal capital contributions to b2bstores.com. Some of these persons are affiliated with Enviro-Clean.

     At the time of the issuance of the shares to Enviro-Clean and the other persons described above, b2bstores.com had only nominal assets and needed to assemble a management team and hire an employee staff. The number of shares issued to Enviro-Clean and these other persons were determined through arm's-length negotiations. These transactions between b2bstores.com and Enviro-Clean were unanimously approved by their respective board of directors.

OUR OPPORTUNITY

   THE GROWTH OF THE INTERNET

     The Internet is a mass communications medium, enabling millions of people worldwide to share information and interact with one another. This ability to interact serves to create community among individuals with similar interests and objectives. In August 1999, Jupiter Communications projected that the number of Internet users in the United States will grow from 100 million in 1999 to 150 million in 2003.

     The interactive nature of the Internet allows online merchants to communicate effectively with one another, and with customers, and allows advertisers to target customer bases having specific demographic characteristics and interests. As a result, the Internet is emerging as an attractive, and in many cases, preferred medium for the transaction of business, including e-commerce activities. In November 1998, Forrester Research projected business-to-business e-commerce to grow from $100 billion in 1999 to $1.3 trillion in 2003.


   THE ADVENT OF BUSINESS WEB SITES

     We believe that businesses have historically had to go to a number of separate, traditional sources to obtain the products, supplies, services and information necessary for their operations. Similarly, they have used a variety of traditional channels, such as trade magazine, trade shows, buyer's guides, direct mail initiatives and trade journals for the advertising and marketing of their products and services.

     Businesses are now increasingly utilizing the Internet as a valuable tool to access customers and suppliers, to communicate with partners and to operate more efficiently. Currently, the vast majority of business web sites focus on the offering of one of the following three types of solutions:

          . Product sites. These web sites focus primarily on the online sale of products.

          . Service referral sites. These web sites focus primarily on the referral of business customers to services provided by other companies.

          . Business content sites. These web sites primarily offer business customers access to a wide array of articles, information and news services that are aimed at the business customer. These web sites seek to generate revenues through the sale of business information and by attracting high-volume traffic and then leveraging this traffic into advertising revenue.

     We believe that b2bstores.com will provide business customers with the combined abilities to purchase a broad range of quality products, access a wide variety of business-related services and research comprehensive business information, all at a single, user-friendly web site.

OUR OBJECTIVE AND STRATEGY

     We are creating an easy-to-use Internet web site that provides our business customers with access to quality products and supplies, a premier network of business services and a broad menu of business content. The key elements of our strategy include:

     CREATING AWARENESS OF THE B2BSTORES.COM BRAND. It is imperative that we create awareness of the b2bstores.com brand in order to attract business customers to our web site, garner advertisers for our web pages and place b2bstores.com in a favorable position when creating our relationships with vendors and other fulfillment partners. We intend to conduct extensive marketing activities, including the placement of advertisements online and in trade journals and other print publications, in order to create and enhance awareness of the b2bstores.com brand. Our marketing efforts strive to present b2bstores.com as an enjoyable, easy-to-use Internet web site that helps businesses work more efficiently and cost effectively. We intend to use a significant portion of the proceeds of this offering for extensive marketing activities to build awareness of our brand and drive traffic to our web site.

     EXPANDING OUR PRODUCT OFFERINGS. We regularly seek to expand our product offering categories and the breadth of products available in these categories through the creation of relationships with vendors and distributors. We also will be commercially introducing auction capabilities in the first quarter of 2000. Auctions will allow us to increase the types of products available at b2bstores.com and provide our business customers with the opportunity to transact business directly with one another. We believe that one of b2bstores.com's competitive strengths will be our highly diverse product mix, allowing us to offer low margin commodity products as well as higher-margin specialty goods.

     CREATING AND EXPANDING OUR BUSINESS REFERRAL SERVICES. In the first quarter of 2000, we will begin to offer our business customers access to many business services on a referral basis. It is currently anticipated that these service will include 401(k) consulting; accounting; insurance; advertising; leasing services; legal services; and telecommunications services. Our customers will be able to research service providers and interact with them and, in many cases, engage their services without leaving our web site.

     CREATING MARKETING AND DISTRIBUTION ALLIANCES. In order to increase the number of business customers that visit our web site, and to enhance our product and service offerings and e-commerce infrastructure, we are actively pursuing relationships with:

          .  providers of business, business related and ancillary products;

          .  suppliers of industry specific raw materials and raw goods;

          .  providers of business and professional services;

          .  proprietary online services;

          .  operators of leading Internet portals; and

          .  producers of Internet content.

     ENHANCING WEB SITE UTILITY THROUGH THE CREATION OF COMMUNITY AND THE PROVISION OF BUSINESS CONTENT. Our web site strives to create community among our business customers and their customers, suppliers and colleagues. Our web site's community and business information functions are designed to provide easy interaction between the business customer and the web site, and the business customer and other business customers. Our web site also will provide our business customers with access to highly specific information.

     CREATING AND EXPLOITING ADVERTISING REVENUE OPPORTUNITIES. We believe that a concentrated user base of business customers will possess characteristics highly desirable to business-to-business advertisers, and will differentiate our web site from most other e-commerce web sites.

     ACQUIRING COMPLEMENTARY CONTENT AND TECHNOLOGY. We will regularly seek to acquire business content and e-commerce technologies that are complementary to our business focus and community objective. We may acquire content and/or technologies through the purchase of assets or the acquisition of companies possessing these assets. We may pay for any asset purchase or acquisition in cash, through the issuance of our securities or a combination of cash and securities.

THE B2BSTORES.COM WEB SITE

     Our web site moves business-to-business transactions and other business operations away from traditional modes to the Internet. Our web site is designed as a community mall--a place where business customers can visit a "virtual storefront" or product category of their choice, seek out services from professionals, research issues important to their business and meet and communicate with customers, suppliers, colleagues and competitors. We strive to make our web site user friendly and to create an experience that is highly useful, efficient, enjoyable and informative for the business customer.

   PRODUCT CATEGORIES

     Our business customers have access to a growing number of product categories online. The products in these categories are sold by us. All product fulfillment will be done through our vendors and other third parties. We believe that there are numerous sources of products for each of our product categories.

     The various product catalogs available at our web site are designed to be visually attractive, informative and easy to use. Our online product catalogs provide our vendors with the ability to monitor and evaluate e-commerce activity, and provide our web site advertisers with the ability to track the number of visitors and leads generated from a particular catalog, product category or banner advertisement.

     We currently offer business and business-related products in the following categories:

     .  office supplies                      .  safety and industrial supplies
     .  janitorial supplies                  .  desktop computer systems
     .  computer supplies                    .  computer peripherals, including

     .  notebook computer systems               monitors and disk drives
     .  software                             .  office furniture

     During 2000, we intend to expand our product offerings to include the following additional categories:

     .  books                                .  music
     .  printing supplies                    .  pre-paid calling cards
     .  promotional products                 .  executive travel accessories
     .  time management products             .  fitness products
     .  videos                               .  stationery
     .  travel                               .  magazine subscriptions

     Enviro-Clean is our fulfillment agent for janitorial and sanitary maintenance products offered through our web site. All Enviro-Clean products purchased through our web site are distributed directly to our customers by Enviro-Clean through this fulfilment relationship.

   SERVICE REFERRALS

     The operation of a business requires not only the purchase of supplies and business products, but also the use of professional services. In the first quarter of 2000, we will begin to offer our business customers online access to business and professional services on a referral basis. The service categories will include, among others, the following:

     .  401(k) consulting and products       .  event planning services
     .  accounting services                  .  human resources consulting
     .  advertising agencies                 .  insurance brokerage services
     .  leasing services                     .  Internet service providers
     .  legal services                       .  executive recruiters
     .  commercial real estate brokerages    .  telecommunications services


     . computer networking services          .  marketing agencies and services
     . e-commerce merchant hosting           .  computer repair services
       services through which businesses     .  payroll services
       can have their e-commerce initiatives
       handled by third-party providers

   BUSINESS CONTENT AND COMMUNITY

     We believe that the creation of an active online community at our web site and the provision of valuable business information will create loyalty among our business customers and promote repeat visitation and web site use. We are designing our web site to provide business customers with access to:

          . information and reviews relating to products and services offered through our web site;

          .  industry specific news and publications;

          . chat rooms and bulletin boards, where industry specific and general topics relevant to the community interest are discussed;

          . an events calendar, which publishes the dates, time and other relevant information relating to events that are important to web site users;

          . a personal calendar, which is a customizable interactive calendar that allows the business customer to schedule and keep track of important dates, times and other information and receive e-mail reminders;

          . classified advertisements, where job listings and other business relevant advertising may be placed and reviewed;

          .  educational resource centers;

          .  up to the minute national and regional news;

          .  stock quotes;

          .  yellow and white page directory services;

          .  franchise and other business opportunities; and

          .  trade association newsletters and information.

SALES AND MARKETING

   SALES AND DISTRIBUTION

     When an order is placed at our web site, the order is electronically processed by our systems and then forwarded to the inventory management system of one of our fulfillment agents. Our fulfillment agent then packages and delivers the order to the business customer. We bill the business customer directly and collect the purchase price. We pay our fulfillment agents directly for their services and supplies.

     Business services accessible through our web site will be provided to our business customers by third-party professionals and other businesses. Subject to regulation in applicable industries, we will generate revenues from our service referral activities through the collection of commissions and referral fees from the service providers to which we direct our business customers.

     As is the case with most web sites, we also will place "click-through" tags in our web site. When a business customer points his or her mouse to one of these click-through tags and clicks the mouse, he or she will be brought to the e-commerce web site of one of our retail partners. These click-through tags will allow b2bstores.com to generate revenues through the collection of sales commissions from our click-through retail partners.

   MARKETING

     We will use a variety of marketing programs to increase awareness of the "b2bstores.com" brand and to drive traffic to our web site. Our marketing strategy contains a mix of print advertising, outbound e-mail, telemarketing, new media banner campaigns, trade shows and direct mail. We also will participate in industry specific events, industry association activities and partnerships with interactive services companies.

     Users of our web site are referred to as "members." Our members are able to purchase products through our web site at "member prices." Member prices are simply our every day lowest price on the products we sell. These prices are available to any user of our web site. The use of the terms "members" and "member prices" are therefore strictly marketing tools which are designed to promote a sense of community at our web site.

     An important part of our strategy to drive traffic to our web site is to market our web site through online advertising and hyperlinks maintained by other Internet companies. If we cannot secure or maintain marketing agreements with other Internet companies, our business will be harmed. We may not be able to enter into marketing agreements with these companies on favorable terms or at all. Web sites that also seek to sell products and services to businesses may be unwilling to advertise our web site. In addition, other e-commerce companies that advertise on popular web sites may have exclusive advertising relationships with these web sites or may otherwise object to our attempts to enter into marketing agreements with these web sites.

     We must be able to develop new products and services that address the increasingly sophisticated and varied needs of our customers and prospective customers. If we are unable to expand our systems and introduce new products and services in a timely manner, our financial results will be harmed. Numerous factors could prevent us from responding effectively to changes in our markets, including:

          . our lack of control over a substantial portion of the technology we use in our business, which could limit our ability to effectively adapt new technologies into our business;

          . our limited operating history and our limited number of personnel, which could compromise our ability to recognize changes in consumer preferences and translate them into the development of new products and services; and

          . the nonacceptance by the market of any new products and services we introduce.


TECHNOLOGY

     We have entered, and continue to seek to enter, into relationships with technology providers in connection with the development, operation and maintenance of our web site. We rely on Netgateway for the design, development, maintenance and hosting of our web site. As part of this relationship, we also have use of Netgateway's state-of-the-art data center and its experienced staff of software and e-commerce technology developers.

     In conjunction with our original agreement with Netgateway, we recently entered into a development agreement with Netgateway. Under this ancillary agreement, our internal technology personnel are able to customize the Netgateway technology we currently use for applications relating to our web site and related business. All customization and improvements created in connection with this agreement will be owned by Netgateway. Upon the termination of our agreements with Netgateway, we will retain a perpetual license to utilize the modifications we develop in the operation of our web site and business. Our agreements with Netgateway are through February 2001.

     We are assembling a staff of in-house designers and programers to continually add functionality to our site. Our technology staff updates our site's look and feel, and ensures that all content stays current and useful. We believe that an internal technology staff will enable us to address specific customer requirements for functionality, as well as handle custom integration issues which may arise from large vendor partners or business customers.

     In structuring our technology backbone, we ensure that the resulting platform has the following characteristics:

     SCALABILITY. We require our backbone to be scalable for the rapid deployment of functions, features and content as required to meet the demand of our business customers while maintaining desired performance standards. In the rapidly changing Internet environment, the ability to update an application to stay current with new technologies is important. Our site system and related technologies allow for the addition, modification, or replacement of web site based applications in a cost-efficient and expeditious manner.

     RELIABILITY AND SECURITY. We use leading-edge software to protect our web servers. The majority of our hardware and software is maintained by Netgateway, which provides us with professional data center hosting facilities and redundant high-speed Internet connectivity. Netgateway monitors and supports our systems 24 hours a day, seven days a week. We also are currently developing our own content and web site management tools to facilitate the maintenance and updating of our web site.

     We must ensure that our business customers do not experience significant or frequent disruptions in their access to our web site. Web site failures could result in loss of existing customers and opportunities to garner additional customers. Our business also is highly dependent on our systems to process, on a daily basis, transactions across numerous and diverse markets. We rely heavily on our data processing systems, as well as our telecommunications systems. If any of these systems do not operate properly or are unavailable due to problems with our physical infrastructure, we could suffer disruptions to our business. These disruptions could expose us to liabilities to clients, regulatory interventions or damage to our reputation and the development of our brand name.

     The need to securely transmit confidential information over the Internet has been a significant barrier to e-commerce and communications. We are potentially vulnerable to attempts by unauthorized computer users to penetrate our network security. If successful, those individuals could cause serious interruptions in our services. We may be required to expend significant capital and resources to protect against the threat of security breaches or to alleviate resulting problems. Despite efforts we make to maintain network security, we may not be successful.

     If third parties are able to successfully penetrate our network security and misappropriate our business customer's personal or credit card information, we could be subject to liability. This could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. We also could be subject to claims for violation of data protection rights. Any of these claims could result in litigation. Publicized acts of misappropriation of our customers' information would also likely harm our reputation.

PROPRIETARY RIGHTS

     We regard the protection of our intellectual property, including our URL "www.b2bstores.com" and our "b2bstores.com" trademark, as critical to our success. A URL is a website's address, which when entered by a user into a web browser, takes the user to the desired web site. We also rely on the proprietary technology of third parties, including Netgateway. Unauthorized use of the intellectual property used in our business by third parties may damage our brand and our reputation. We rely on intellectual property laws and confidentiality and license agreements with our employees, customers, partners and others to protect our intellectual property rights.

     If we are unable to protect our "b2bstores.com" domain name our business could be harmed. We may be unable to prevent third parties from acquiring Internet domain names that are similar to ours. We anticipate that many web sites will use the term "b2b" as part of their URL or brand name. Creating brand awareness for a brand containing the term "b2b" may prove difficult if the markets confuse, or are unable to differentiate among, the numerous web sites branded with the term "b2b."

VENDOR MANAGEMENT SERVICES

     We intend to utilize our capabilities in the management of vendor relationships to provide commerce management services to other web sites. We will allow other business-related web sites to access our product offerings and offer these products to their own users. Product orders placed through these web sites will be processed through our systems, and fulfilled by our fulfillment agents. We will charge our e-commerce web site partners negotiated commissions based on sales of our product offerings generated through their web sites.

     Enviro-Clean operates its own product web site at www.b2bgoods.com. This web site offers janitorial, sanitary maintenance and products in a limited number of other categories. We provide Enviro-Clean with access to web site transaction processing and e-commerce services for its b2bgoods.com web site through our e-commerce backbone. See section of this prospectus entitled "Certain Transactions" for a description of this relationship.

GOVERNMENT REGULATION

     We are subject to various laws and regulations relating to our business. Few laws or regulations are currently directly applicable to access to the Internet. However, because of the Internet's popularity and increasing use, new laws and regulations may be adopted. These laws and regulations may cover issues that include:

     .  user privacy;

     .  pricing;

     .  tax;

     .  content;

     .  copyrights;

     .  distribution; and

     .  characteristics and quality of products and services.

     In addition, the growth of the Internet and e-commerce, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. These laws may impose additional burdens on our business. The enactment of any additional laws or regulations may impede the growth of the Internet, which could decrease our potential revenues from electronic commerce or otherwise adversely affect our business, financial condition and operating results.

     Our ability to generate revenues from the sale of advertising on our web site depends on demonstrating to advertisers that our web site traffic is comprised of users that are attractive to these advertisers. Advertisers focus their efforts on reaching particular demographic groups, which are groups of users having common characteristics, including similar buying habits and similar income levels, or which reside in the same geographic locations. If we are not able to legally share information regarding our customers with potential advertisers, our ability to generate advertising revenues will suffer. The public is becoming increasingly concerned about issues relating to privacy on the Internet. This increased sensitivity could result in the adoption of stringent legislation that prevents or limits our ability to use personal and other data about our customers.

     Laws and regulations directly applicable to e-commerce or Internet communications are becoming more prevalent. The most recent session of Congress enacted Internet laws regarding online copyright infringement. Although not yet enacted, Congress also is considering laws regarding Internet taxation. These are all recent enactments, and there is uncertainty regarding their marketplace impact. In addition, various jurisdictions already have enacted laws that are not specifically directed to e-commerce but that could affect our business. The applicability of many of these laws to the Internet is uncertain and could expose us to substantial liability.

     Any new legislation or regulation regarding the Internet, or the application of existing laws and regulations to the Internet, could materially adversely affect us. If we were alleged to violate federal, state or foreign, civil or criminal law, even if we could successfully defend the claims, it could materially adversely affect us.

     We believe that our use of third-party material on our web site is permitted under current provisions of copyright law. However, because legal rights relating to Internet content and commerce are not clearly settled, our ability to rely upon exemptions or defenses under copyright law is uncertain.

     Several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission in the same manner as other telecommunications services. Additionally, local telephone carriers have petitioned the Federal Communications Commission to regulate Internet providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these providers. If either of these petitions is granted, the costs of communicating on the Internet could increase substantially. This, in turn, could slow the growth of use of the Internet. Any legislation or regulation of this type could materially adversely affect our business, financial condition and operating results.

COMPETITION

     Our web site competes with numerous other web sites that offer any combination of e-commerce capabilities, business content and online community access. Our competitors vary in size and in the scope and breadth of the services they offer. In addition to competition from several e-commerce trade communities, we primarily encounter competition from:

          . business related e-commerce web sites, including PurchasePro.com, VerticalNet and OnVia.com,

          . enterprise software purchasing systems providers, including Ariba, Commerce One and TRADE'ex,

          .  large Internet companies, including Yahoo.com, E-Bay and AOL, and

          . traditional business product vendors, including Office Depot and Staples, who are establishing their own Internet presence.

     Virtually all of our current and potential competitors have longer operating histories, larger customer bases and greater brand recognition in the business products and Internet markets. They also have significantly greater financial, marketing, technical and other resources. These superior resources could allow competitors to:

          . devote significantly greater resources to marketing and promotional campaigns than we can,

          .  adopt pricing policies that are more aggressive than ours,

          . attract greater numbers of users than we can by offering services for free,

          . devote substantially more resources to the development of their products and services than we can.

   E-COMMERCE

     The markets for business products and services offered through traditional channels and Internet channels are intensely competitive. We expect competition in these markets to increase.

     There are few barriers to the business e-commerce market. The rapid growth of the Internet in general, and online e-commerce activity specifically, has attracted the attention of numerous companies, including business product manufacturers and suppliers who have historically operated through traditional channels. Competitors could enter into exclusive distribution arrangements with our vendors and deny us access to their products. Increased competition also could result in pricing pressures, increased marketing expenditures and loss of market share, and could have a material adverse effect on b2bstores.com.

   COMMUNITY SERVICES

     The market for community services is highly competitive, and we expect competition to continue to increase significantly. There are no substantial barriers to entry in these markets. We compete with many providers of community services, including companies that attempt, as we do, to target business consumers. We believe that to successfully compete, our communities must be structured around themes that are important to our users. Further, our community functions must be easily accessible at our web site through simple mouse clicks. Ultimately, our communities must provide users with utility. This utility can only be provided if meaningful dialog and user interaction develops within the communities.

   CONTENT AND INFORMATION

     A large number of web sites and online services offer information features and content, including news, stock quotes, industry specific content, yellow pages, e-mail listings, job listing and other content and features that are competitive with the content we plan to offer.

   ADVERTISING OPPORTUNITIES

     We compete with all types of online companies for advertisers. We also compete with traditional media, including television, radio and print, for a share of advertisers' total advertising budgets. We believe the number of companies selling web-based advertising and the available inventory of advertising space have increased substantially during recent periods.

     We believe that the principal competitive factors in our markets are:

          .  brand recognition;

          .  ease of use;

          .  comprehensiveness;

          .  breadth and quality of products, services and content offered;

          .  access to customers; and

          . with respect to advertisers and sponsors, the number of users, duration and frequency of visits and user demographics.

     Many of our competitors in all of our target markets have significantly greater financial, technical, marketing and distribution resources. In addition, providers of Internet tools and services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies.


EMPLOYEES

     As of December 31, 1999, we had 22 full-time employees and one part-time employee. We also use six to eight independent contractors on a project-to-project basis. We consider our relationships with our employees to be good. None of our employees are covered by collective bargaining agreements.

PROPERTIES

     Our corporate headquarters are located in approximately 4,000 square feet of space at 249 East Ocean Boulevard, Long Beach, California. We lease these premises at a monthly rental of $6,381. Currently all servers utilized in the operation of our site are managed by Netgateway and housed at an Exodus Communications data center in Irvine, California. Our server location is monitored 24 hours a day, seven days per week, and connected to multiple, redundant Internet access points and power sources.

LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers and directors are as follows:

NAME                                             AGE   POSITION
----                                             ---   --------
Richard Kandel.................................  47    Chairman of the board and director
Woo Jin Kim....................................  32    Chief executive officer, president and director
Jeffrey Crandell...............................  33    Chief technology officer
Mark Voorhis...................................  52    Chief financial officer and chief operating officer
Shannon Jessup.................................  29    Executive vice president of business development
Brian Wharton..................................  32    Executive vice president of development
John Higgins...................................  54    Director
Philip Ellett..................................  45    Director

     Richard Kandel founded b2bstores.com in June 1999 and has been our chairman of the board since inception. He also was our president from inception until August 1999. From 1974 through 1998, Mr. Kandel was the owner and president of Kandel and Son, Inc., a sanitary supply distributor in the New York metropolitan region. In January 1999, Mr. Kandel sold Kandel and Son to Enviro-Clean, a distributor of janitorial and sanitary maintenance supplies and a principal stockholder of b2bstores.com. Mr. Kandel served as president of Enviro-Clean from January 1999 through September 1999. In September 1999, Mr. Kandel became the chairman of the board and chief executive officer of Enviro-Clean. He received his Bachelor of Science degree from Michigan State University.

     Woo Jin Kim has served as our chief executive officer, president and a director since August 1999. From December 1998 until joining b2bstores.com in August 1999, Mr. Kim was the senior vice president of channel development at Netgateway, Inc., a provider of e-commerce, web design and web hosting services. From June 1998 to December 1998, Mr. Kim was the director of channel sales for Admor Memory Corporation, a supplier of third-party memory products. From November 1996 to May 1998, Mr. Kim served as the director of distribution sales for TechWorks, Inc., a manufacturer of third-party computer memory products. From November 1994 to November 1996, Mr. Kim was a senior product manager for Merisel, Inc., a distributor of computer products. From December 1992 to November 1994, Mr. Kim served as the director of marketing for MIC Systems and Software Corp, a provider of dealership automation systems to the automotive, motorcycle and marine industries.

     Jeffrey Crandell has served as our chief technology officer since August 1999. From June 1998 until joining b2bstores.com in August 1999, he was senior vice president of e-commerce for Netgateway. From June 1996 to June 1998, he served as the chief operating officer of Digital Genesis, Inc., a provider of e-commerce services. From October 1994 to June 1996, Mr. Crandell was the manager of application systems at Mattel Toys, a toy and games manufacturer. From June 1992 to October 1994, he was a systems engineer for Fabrik Communications, an Internet e-mail service provider. From January 1990 to June 1992, he was a systems operator for Dresser Industries Inc., a supplier of equipment and services for the energy industry. Mr. Crandell received his Bachelor of Science degree in computer science from the University of Maryland.

     Mark Voorhis has served as our chief financial officer and chief operating officer since September 1999. In March 1999, Mr. Voorhis founded PC HouseCalls, Inc., an Internet-based computer service company, where he served as chairman and chief financial officer until joining b2bstores.com in September 1999. From November 1997 until February 1999, he served as chief financial officer and chief operating officer for Admor. From October 1994 until November 1997, Mr. Voorhis was an independent consultant. From November 1983 until September 1994, Mr. Voorhis worked with Montano Securities Corporation in several different capacities, including as chief operating officer and chief financial officer. Mr. Voorhis has a Bachelor of Arts degree in business administration from California State University.

     Shannon Jessup has served as our executive vice president of business development since August 1999. From January 1999 until joining b2bstores.com in August 1999, Ms. Jessup was the vice president of channel marketing for Netgateway. From August 1994 to January 1999, Ms. Jessup held several executive positions at Merisel, including director of product marketing from June 1998 to January 1999 and director of North American strategic operations from January 1998 to June 1998. Prior to joining Merisel, from February 1992 to August 1994, Ms. Jessup was the manager of sales and marketing for ADAM systems, a value added reseller and software solutions provider in the health care industry. Ms. Jessup received her Bachelor of Arts degree in economics from the University of California.

     Brian Wharton has served as our executive vice president of technology development since August 1999. Mr. Wharton is also currently a member of

Microsoft's Internet advisory board. From June 1998 until joining b2bstores.com in August 1999, Mr. Wharton was the senior vice president of development at Netgateway. From June 1996 to June 1998, Mr. Wharton was the chief technology officer at Digital Genesis, a provider of e-commerce services, which was acquired by Netgateway in June 1998. From May 1992 to June 1996, Mr. Wharton was the lead developer at Mattel Toys. From May 1990 to May 1992, Mr. Wharton was the manager of research and development at Tarp Information Systems Inc., a software development company. Mr. Wharton received his Bachelor of Science degree in geography from the University of Maryland.

     John Higgins has served as a director of b2bstores.com since September 1999. Since May 1998, Mr. Higgins has been an executive vice president and a partner at Reliant Innovations, a corporate reseller of computer products. From March 1997 to April 1998, Mr. Higgins served as the executive vice president of sales and marketing for TechWorks. From February 1996 to February 1997, Mr. Higgins was the senior vice president of Sales for Bell Microproducts Inc., an industrial distributor of storage products to high-end value added and corporate resellers. From June 1993 to January 1996, he was senior vice president of sales and marketing at NCD Inc., a computer distributor, which was acquired by Ameriquest Corp. during his tenure.

     Philip Ellett has served as a director of b2bstores.com since September 1999. Mr. Ellett is currently an executive vice president and president of the Americas division for Ingram Micro Inc., a wholesale distributor of computer equipment, for which Mr. Ellett has worked since January 1996. From September 1989 to December 1995, Mr. Ellett held several positions with Gates/Arrow, including as president of Gates/Arrow and chief executive officer. Mr. Ellett received his HNC in electrical engineering from the Upper Thames College of Technology in England.

     Because we are a small company, we are currently dependent on the efforts of a limited number of management personnel. We believe that, given the development stage of our business and the large amount of responsibility being placed on each member of our management team, the loss of the services of any member of this team at the present time would harm our business. Each member of our management team supervises the operation and growth of one or more integral parts of our business.

BOARD OF DIRECTORS AND COMMITTEES

     Our board of directors is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of office of the first class of directors, currently consisting of Mr. Kandel, will expire in 2002, the term of office of the second class of directors, currently consisting of Mr. Kim, will expire in 2001, and the term of office of the third class of directors, currently consisting of Messrs. Higgins and Ellett, will expire in 2000. In each case, each director will hold office until the next annual meeting of stockholders at which his class of directors is to be elected, or until his successor is duly qualified and appointed.

     The board maintains an audit committee, currently composed of Messrs. Higgins, Ellett and Kandel. The board also maintains a compensation committee composed of Messrs. Higgins, Ellett and Kandel.

     The responsibilities of the audit committee include, in addition to other duties that the board may specify:

         . recommending to the board the appointment of independent certified public accountants;

         . reviewing the timing, scope and results of the independent certified public accountants' audit examination and the related fees;

         . reviewing periodic comments and recommendations by our independent certified public accountants and our responses to those comments;

         . reviewing the scope and adequacy of internal accounting controls and internal auditing activities; and

         . making recommendations to the board with respect to significant changes in accounting policies and procedures.

     The responsibilities of the compensation committee include, in addition to other duties that the board may specify:

         . reviewing and recommending to the board the salaries, compensation and benefits of our executive officers and key employees;

         . reviewing any related party transactions on an ongoing basis for potential conflicts of interest; and

         . administering our stock option plans, if not administered by the full board.

COMPENSATION OF DIRECTORS

     Non-employee directors will be reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the board of directors and any committee on which they may serve. Each non-employee director also will receive $500 for each board or committee meeting he attends. Each director also will be eligible to receive grants of options at the discretion of the compensation committee. In September 1999, we issued 2,500 shares of our common stock to each of Messrs. Higgins and Ellett in consideration of their becoming directors of b2bstores.com.

EXECUTIVE COMPENSATION

     We have entered into employment agreements with each of our officers. Each of our officers are full-time employees of b2bstores.com, except Richard Kandel, our chairman of the board. Under his employment agreement with us, Mr. Kandel is required to devote only 50% of his business time to b2bstores.com.

     The basic terms of each employment agreement are as follows:

                                    TERM OF
NAME OF OFFICER                    AGREEMENT        ANNUAL SALARY        BONUS       OPTIONS
---------------                    ---------     -------------------    --------    ---------

Richard Kandel                      11/1/99      1st Year:  $150,000          --           --
Chairman of the board                 to         2nd Year:  200,000
                                   10/31/02      3rd Year:   250,000

Woo Jin Kim                         08/1/99           $175,000          $ 75,000      300,000
Chief executive officer               to                                               shares
                                   07/31/02

Jeffrey Crandell                   08/15/99           $130,000          $ 70,000      175,000
Chief technology officer              to                                               shares
                                   08/14/02

Mark Voorhis                       09/15/99           $140,000          $ 70,000      175,000
Chief financial officer               to                                               shares
                                   09/14/02

Shannon Jessup                     08/15/99           $130,000          $ 70,000      175,000
Executive vice president              to                                               shares
                                   08/14/02

Brian Wharton                      08/15/99           $130,000          $ 70,000      175,000
Executive vice president              to                                               shares
                                   08/14/02

     The bonuses payable to Mr. Kim are due in installments upon the attainment by b2bstores.com of performance objectives as follows:

         . $25,000 upon the hiring of qualified persons to fill key management positions. This has been accomplished.

         . $25,000 upon the introduction of 25 or more product categories at our web site.

         .  $25,000 upon consummation of this offering.


     The bonuses payable to the other officers set forth above include a payment of $20,000 to each officer upon consummation of this offering. For each officer, the remaining bonus amounts represent up to $12,500 payable after each quarter in 2000 that performance objectives are achieved by b2bstores.com. The objectives are as follows:

                             GOALS FOR CASH BONUSES

                                         Q1-2000     Q2-2000      Q3-2000      Q4-2000
                                         --------   ----------   ----------   ----------
Revenue................................  $626,000   $1,867,500   $4,252,000   $7,280,000
Margin.................................     6.00%        6.00%        7.00%        7.00%
Avg. hits per month....................   333,333      750,000    1,300,000    2,083,333

     Each of Mr. Crandell, Mr. Voorhis, Ms. Jessup and Mr. Wharton will be granted options upon the effective date of this prospectus with an exercise price equal to 80% of the offering price in this offering. These options will vest as follows:

         . Mr. Kim's options vest with respect to 150,000 shares upon completion of this offering. Options to purchase an additional 50,000 shares will vest in each of August 2000, 2001 and 2002.

         . Each of Mr. Crandell's and Mr. Wharton's options vest with respect to 87,500 shares, 43,750 shares and 43,750 shares in August 2000, 2001 and 2002, respectively.

         . Mr. Voorhis' options vest with respect to 87,500 shares, 43,750 shares and 43,750 shares in September 2000, 2001 and 2002, respectively.

         . Ms. Jessup's options with respect to 50,000 shares vest upon consummation of this offering. Options to purchase an additional 62,500 shares, 31,250 shares and 31,250 shares will vest in August 2000, 2001 and 2002, respectively.

     In addition, each of Mr. Crandell, Mr. Voorhis, Ms. Jessup and Mr. Wharton will also be entitled to receive options to purchase up to 12,500 additional shares at fair market value on the date the option is granted after each quarter in 2000 upon the attainment by b2bstores.com of performance objectives. These objectives are as follows:

                             GOALS FOR STOCK BONUSES

                                          Q1-2000     Q2-2000      Q3-2000      Q4-2000
                                         --------   ----------   ----------   ----------
Revenue................................  $688,600   $2,054,250   $4,677,200   $8,008,000
Margin.................................     6.60%        6.60%        7.70%        7.70%
Avg. hits per month....................   366,666      825,000    1,430,000    2,291,666

     Our employment agreement with each of these officers contains provisions prohibiting competition with us during their employment with us and for prescribed periods of time after termination of employment. However, some state courts may not enforce one or more of these provisions as a matter of public policy. In these circumstances, we may not be able to prevent an officer from competing with us, which could have an adverse impact on our business.


POTENTIAL CONFLICTS OF INTEREST

     Mr. Kandel's position as a director, officer and stockholder of each of b2bstores.com and Enviro-Clean may create or appear to create potential conflicts of interest when he is faced with decisions that could have different implications for b2bstores.com and Enviro-Clean. These decisions may relate to:

         .  potential acquisitions of businesses,

         .  intercompany agreements,

         . the establishment of e-commerce marketing arrangements and other areas of competition,

         .  the issuance or disposition of securities, and

         .  the election of directors.

     We have an intercompany agreement with Enviro-Clean relating to, among other things, its provision to us of fulfillment services for some of our products, and our provision to it of various e-commerce services. This agreement, as well as other aspects of our relationship with Enviro-Clean are described under the section of this prospectus entitled "Certain Transactions." We believe that the terms of this agreement are no less favorable to us than could have been obtained from an unaffiliated third party.

     Our by-laws provide that we will not enter into new material agreements with Enviro-Clean or any other affiliate unless those agreements are approved by a majority of our directors who are not affiliated with that affiliate. This provision of our by-laws can only be amended by a majority of our directors who are not affiliated with Enviro-Clean.

     It is our policy that future transactions with affiliates, if any, will be on terms no less favorable to us than we could have obtained from third-party businesses.

1999 PERFORMANCE EQUITY PLAN

     In September 1999, the board of directors adopted, and the stockholders approved our 1999 Performance Equity Plan. The plan authorizes the granting of awards of up to 2,000,000 shares of common stock to our key employees, officers, directors and consultants. Awards consist of nonqualified options and options intended to qualify as "incentive" stock options under Section 422 of the Internal Revenue Code of 1986, restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the plan. As of the date of this prospectus, no options are outstanding under the plan. We are obligated to grant options to purchase up to an aggregate of 200,000 shares of common stock under our plan to some of our officers in 2000 if we achieve defined operating objectives. All of these grants would be at the fair market value of our common stock at the date of grant. No person may be awarded options to purchase more than 200,000 shares of common stock under the plan in any year.

     The plan is administered by the board of directors which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting of the options, subject to the provisions of the plan.

     In connection with incentive stock options, the exercise price of each option may not generally be less than 100% of the fair market value of the common stock on the date of grant. With respect to a grantee holding more than 10% of our outstanding stock the exercise price of each option may not be less than 110% of that fair market value. The aggregate fair market value of shares for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Nonqualified stock options granted under the plan may be granted at a price determined by the board of directors, not to be less than the fair market value of the common stock on the date of grant.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our by-laws include provisions permitted under Delaware law by which our officers and directors are to be indemnified against various liabilities. These provisions of the by-laws have no effect on any director's liability under federal securities laws or the availability of equitable remedies, including injunction or recission, for breach of fiduciary duty. We believe that these provisions will facilitate our ability to continue to attract and retain qualified individuals to serve as our directors and officers.

     With respect to indemnification for liabilities arising under the Securities Act of 1933 we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act and is unenforceable.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the number of shares of our outstanding common stock beneficially owned by:

     .  each of our directors;

     . each person who is known by us to beneficially own 5% or more of our common stock; and

     .  all of our directors and executive officers as a group.

                                                                                 PERCENTAGE OF OUTSTANDING SHARES
                                                             AMOUNT AND NATURE                OWNED
                                                             OF BENEFICIAL       --------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           OWNERSHIP         BEFORE OFFERING   AFTER OFFERING
--------------------------------------------------------     -----------------   ---------------   --------------
Richard Kandel..........................................         3,233,333               80.4%           40.3%
Woo Jin Kim.............................................           150,000                4.0%            1.8%
Enviro-Clean of America, Inc.
   211 Park Avenue

   Hicksville, New York 11802...........................         2,000,000               49.7%           24.9%
Randall Davis
   c/o Enviro-Clean of America, Inc.
   211 Park Avenue
   Hicksville, New York 11802...........................         2,333,333               58.0%           29.0%
Steven Etra
   c/o Enviro-Clean of America, Inc.
   211 Park Avenue
   Hicksville, New York 11802...........................         2,169,334               53.9%           27.0%
John Higgins............................................             2,500                 --              --
Philip Ellett...........................................             2,500                 --              --
All executive officers and directors as a group.........         3,438,333               81.4%           41.8%

     The address for each specified person, if not included under each person's name, is c/o b2bstores.com Inc., at 249 East Ocean Boulevard, Suite 620, Long Beach, California 90802.

     A person is deemed to beneficially own voting securities that can be acquired by that person within 60 days from the date of this prospectus upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that the options held by that person, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

     Richard Kandel, Randall Davis and Steven Etra are principals of
Enviro-Clean.

     The information for Mr. Kandel

          .  1,066,666 shares owned directly by Mr. Kandel,

          . 100,000 shares owned by a profit sharing plan controlled by Mr. Kandel on behalf of Kandel & Sons, another company owned by him,

          . 66,667 shares owned by Mint Corp. of N.Y., an entity controlled by Mr. Kandel, and

          .  2,000,000 shares owned by Enviro-Clean.

       Because our chairman of the board, Richard Kandel, will continue to control b2bstores.com after the offering, your ability as a stockholder to influence the management of b2bstores.com will be extremely limited. Mr. Kandel beneficially owns approximately 80.4% of our outstanding common stock prior to this offering, and will own approximately 40.3% upon completion of this offering. He will be in a position to significantly influence any matter put to a vote of our stockholders, including with respect to the election of our directors.

     Given his positions with both b2bstores.com and Enviro-Clean, Mr. Kandel's interests, at times, could conflict with the interest of b2bstores.com and our stockholders. Enviro-Clean maintains an online presence at www.b2bgoods.com and through this web site sells products related to its janitorial and sanitary maintenance operations. All of these products are also available through our web site. In this regard, Enviro-Clean could be deemed a competitor of ours.

     The information for Mr. Kim represents shares issuable upon exercise of options that will vest upon consummation of this offering. It does not include 150,000 shares issuable upon exercise of options that will vest in three equal annual installments commencing in August 2000.

     The information for Mr. Davis represents (a) 333,333 shares owned directly by Mr. Davis and (b) 2,000,000 shares owned by Enviro-Clean, a company of which Mr. Davis is president and a principal stockholder.

     The information for Mr. Etra represents:

          .  158,667 shares owned directly by Mr. Etra;

          . 10,667 shares owned by SRK Associates, a company of which Mr. Etra is an owner; and

          . 2,000,000 shares owned by Enviro-Clean, of which Mr. Etra is a stockholder and director.

     Our executive officer and director group is comprised of the following eight persons:

          .  Richard Kandel

          .  Woo Jin Kim

          .  Mark Voorhis

          .  Jeffrey Crandell

          .  Shannon Jessup

          .  Brian Wharton

          .  John Higgins

          .  Philip Ellett

     The information for the group includes:

          . all the shares beneficially owned by Messrs. Kandel, Kim, Higgins and Ellett; and

          . includes 50,000 shares issuable to Ms. Jessup upon exercise of the options that will vest upon consummation of this offering.

     The information for the group does not include:

          . the shares specifically excluded from each person's ownership as described above;

          . 125,000 shares issuable to Ms. Jessup upon exercise of options that will vest in annual installments commencing in August 2000;

          . 175,000 shares issuable to Mr. Wharton upon exercise of options that will vest in annual installments commencing in August 2000;

          . 175,000 shares issuable to Mr. Crandell upon exercise of options that will vest in annual installments commencing in August 2000; and

          . 175,000 shares issuable to Mr. Voorhis upon exercise of options that will vest in annual installments commencing in September 2000.

                             CERTAIN TRANSACTIONS

     Enviro-Clean is a supplier of janitorial and maintenance products and services. It is a principal stockholder of b2bstores.com. There are aspects of our relationship with Enviro-Clean of which you should be aware, including the following:

          . Richard Kandel, our chairman of the board is also the chairman of the board, chief executive officer and principal stockholder of Enviro-Clean;

          . Enviro-Clean sells through the Internet many of the same janitorial and maintenance products that we sell, and may be deemed a competitor of ours in this regard;

          . Given Mr. Kandel's roles with both b2bstores.com and Enviro-Clean and the potentially competitive position of each business, he may not always be able to align his interest with the interests of both businesses. The manner in which any conflict of interest in any situation is resolved may not be the manner that would be most beneficial to the interests of the stockholders of b2bstores.com;

          . Under an agreement we have with Enviro-Clean, it is prohibited from selling other types of products through its own web site until it owns less than 10% of our outstanding common stock;

          . Under an agreement we have with Enviro-Clean, it is prohibited from selling its products through any web site other than its own and ours until it owns less than 10% of our outstanding common stock;

          . Randall Davis, a principal stockholder of our b2bstores.com, is also president and a principal stockholder of Enviro-Clean. Steven Etra, a stockholder of b2bstores.com, also is a director and stockholder of Enviro-Clean.

          .  Mr. Kandel is the founder and promoter of b2bstores.com.

     The relationship between Enviro-Clean and b2bstores.com and their affiliates is more fully described below. All transactions between b2bstores.com and Enviro-Clean have been on terms no less favorable to b2bstores.com than could have been obtained from third parties. Each transaction has been unanimously approved by the respective board of directors of b2bstores.com and Enviro-Clean.

EARLY FINANCING OF B2BSTORES.COM.

     Since our inception in June 1999, our working capital requirements had been satisfied through:

          . capital contributions made by our current stockholders, including Mr. Kandel, Mr. Davis, Mr. Etra and Enviro-Clean, and

          .  loans made to us by Enviro-Clean.

     In June 1999, we issued an aggregate of 3,666,667 shares of our common stock for $27,500 in the form of $11,000 in cash and the transfer to us of the web address, www.b2bstores.com. These shares were issued as follows:

          .  1,000,000 shares to Mr. Kandel;

          .  2,000,000 shares to Enviro-Clean;

          .  66,667 shares to Mint Corp. of NY, a company owned by Mr. Kandel;

          . 66,667 shares to Steven Etra, a director and stockholder of Enviro-Clean;

          .  333,333 to Randall Davis, a director and officer of Enviro-Clean;
             and

          . an aggregate of 200,000 shares to other persons not affiliated with Enviro-Clean of b2bstores.com.

     In June, July, November and December 1999 and January and February 2000, Enviro-Clean made loans to us in the aggregate principal amount of approximately $1,400,000. These loans bear interest at the rate of 8% per annum and are repayable on the date this offering is consummated. A portion of the proceeds of this offering will be used to repay these loans, together with interest.

     At the time of the issuance of the shares to Enviro-Clean and the other persons described above, b2bstores.com had only nominal assets and needed to assemble a management team and hire an employee staff. The number of shares issued to Enviro-Clean and these other persons were determined through arm's-length negotiations. These transactions between b2bstores.com and Enviro-Clean were unanimously approved by their respective board of directors.

     In August 1999, we consummated a financing in which we raised proceeds of $625,000 through the sale of 333,333 shares of our common stock as follows:

          .  66,666 shares to Mr. Kandel;

          . 100,000 shares to K&S PSP, a profit sharing plan of which Mr. Kandel is a trustee;

          .  92,000 shares to Steven Etra;

          .  26,667 shares to Richard Etra, Steven Etra's cousin;

          . 37,333 shares to Kenneth Etra, Steven Etra's cousin and brother of Richard Etra;

          . 10,667 shares to SRK Associates, a company owned by Steven, Richard and Kenneth Etra.

     In September 1999, we issued an aggregate of 16,643 shares of our common stock to various persons in consideration of services rendered by them to b2bstores.com. These persons also render services to or are employed by Enviro-Clean. We also issued 2,500 shares of our common stock to each of John Higgins and Philip Ellett in consideration of their becoming directors of b2bstores.com.

ENVIRO-CLEAN HAS GUARANTEED SOME OF OUR OBLIGATIONS

     Enviro-Clean has furnished some of our vendors with guarantees with respect to our obligations to them as part of our early stage development. Although we anticipate that our receipt of the net proceeds of this offering will eliminate our need to supply similar guarantees to vendors in the future, if additional guarantees should be necessary, Enviro-Clean has no obligation, and may not have the financial ability, to provide them.

     During its formation, b2bstores.com used the offices of Enviro-Clean as a mailing and contact address. No commercial operations were ever conducted from the offices of Enviro-Clean and no rent, fees or other consideration was paid to Enviro-Clean in this regard. Shortly after its formation, b2bstores.com obtained the office space described in the "Business" section under the subsection entitled "Properties." Because we are a development stage enterprise without an operating history, the owner of the premises required a guarantor for the lease. Enviro-Clean signed the lease as the guarantor. Enviro-Clean received no compensation or other consideration for acting as our guarantor.

     We will seek to have Enviro-Clean released from these guarantees upon completion of the offering.


                           DESCRIPTION OF SECURITIES

GENERAL

     Our authorized capital stock consists of 25,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. Upon consummation of this offering, there will be outstanding 8,021,643 shares of common stock and no shares of preferred stock.

COMMON STOCK

     The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares can elect all of our directors. The holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event we are liquidated or dissolved, the holders of our common stock are entitled to receive all assets available for distribution to the stockholders. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares to be issued in this offering will be, validly issued, fully paid and nonassessable.

     Prior to this offering, there had been no public market for our shares. Our common stock has been approved for quotation on the Nasdaq SmallCap Market. Even though our common stock is quoted on the Nasdaq SmallCap Market, an active trading market for our shares may not develop. If an active trading market is not developed or maintained, the liquidity and trading price of our common stock could be adversely affected. The per-share price in this offering was determined by negotiations between us and the underwriters. It may bear no relationship to the price at which the shares will trade upon completion of this offering. It also is not indicative of the future market performance of our common stock.

PREFERRED STOCK

     We are authorized to issue preferred stock, which may be issued from time to time in one or more series upon authorization by the board of directors. The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights, voting rights, redemption rights and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, in some circumstances, make it more difficult for a third party to gain control of b2bstores.com, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

SHARES AVAILABLE FOR FUTURE SALE

     Substantially all of the 4,021,643 shares of our common stock outstanding prior to this offering will become saleable under Rule 144 of the Securities Act in June 2000, with the balance becoming saleable in August and September 2000. Although the holders of these shares of common stock have signed agreements with the underwriters under which they are restricted from selling these shares of common stock during the 12-months period following consummation of this offering, sales or the expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.

     In general, under Rule 144 as currently in effect, a person who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then average weekly trading volume and 1% of the total number of outstanding shares of the same class. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

     The exercise of options and other securities to purchase our common stock may also adversely affect the market price for our common stock and will dilute the percentage ownership of our other stockholders. The dilutive effect upon the exercise of these securities might also adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise them when we would be able to obtain additional equity capital on terms more favorable than these securities.

     At the date of consummation of this offering, there will be outstanding options to purchase 1,000,000 shares of our common stock. We also have obligations under existing employment agreements which may cause us to grant additional options to purchase up to 200,000 shares of our common stock under our 1999 Performance Equity Plan during 2000. We also may grant options to purchase up to an additional 1,800,000 shares of common stock under our plan and other options and warrants to purchase common stock outside of the plan. We will also issue warrants to the representatives to purchase up to 400,000 shares of our common stock in connection with this offering.

TRANSFER AGENT

     American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, acts as transfer agent for our common stock.

DIVIDENDS

     We expect to retain all earnings generated by our operation for the development and growth of our business, and do not anticipate paying any cash dividends to our stockholders in the foreseeable future. The payment of future dividends on the common stock and the rate of those dividends, if any, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS

     Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management that a stockholder might consider favorable. These provisions include, among others:

          .  the division of the board of directors into three separate classes;

          . the right of the board to elect a director to fill a space created by the expansion of the board;

          .  the ability of the board to alter our bylaws; and

          . the ability of the board to issue series of preferred stock without stockholder approval.

     Further, because we are incorporated in Delaware, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions prohibit some stockholders, including those owning 15% or more of the outstanding voting stock, from consummating a merger or combination with a corporation unless:

          . 66 2/3% of the shares of voting stock not owned by the significant stockholder approve the merger or combination; or

          . our board of directors approves the merger or combination or the transaction which resulted in the significant stockholder owning 15% or more of our outstanding voting stock.


                                 UNDERWRITING

     Subject to the terms and conditions contained in the underwriting agreement, b2bstores.com Inc. has agreed to sell to each of the underwriters named below, and each of the underwriters, for which Gaines, Berland Inc. and Nolan Securities Corp. are acting as representatives, has severally, and not jointly, agreed to purchase on a firm commitment basis the number of shares offered in this offering set forth opposite their respective names below:

                                                                       NUMBER
NAME                                                                  OF SHARES
--------------------------------------------------------------------  ---------

Gaines, Berland Inc.................................................  3,465,000
KSH Investment Group, Inc...........................................    125,000
First Security Van Kasper...........................................    100,000
GKN Securities Corp.................................................    100,000
Kirlin Securities Inc...............................................    100,000
Ladenberg, Thalmann & Co., Inc......................................    100,000
Nolan Securities Corp...............................................     10,000
                                                                      ---------
      Total.........................................................  4,000,000
                                                                      ---------
                                                                      ---------

     A copy of the underwriting agreement has been filed as an exhibit to this registration statement.

     The representatives have advised us that the underwriters propose to offer the shares to the public at the initial public offering price on the cover page of this prospectus. They may allow some dealers who are members of the NASD, and some foreign dealers, concessions not in excess of $0.34 per share and the dealers who receive concessions may reallow a sum not in excess of $0.06 per share to other dealers who are members of the NASD and to some foreign dealers. Upon completion of this offering, the offering price, the concession to selected dealers, and the reallowance to other dealers may be changed by the representatives. The representatives have informed us that they do not expect discretionary sales by the underwriters to exceed five percent of the shares offered by this prospectus.

     We have agreed to pay to the representatives an expense allowance on a non-accountable basis, equal to 3.0% of the gross proceeds derived from the sale of shares offered in this offering. We paid an advance on this allowance in the amount of $50,000.

     We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase at the public offering price per share, less the underwriting discount and commissions and the non-accountable expense allowance, up to an aggregate of 600,000 shares of common stock. The underwriters may exercise that option if the underwriters sell more shares than the total number set forth in the table above. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above. The underwriters may exercise this right of purchase only for the purpose of covering over-allotments, if any, made in connection with the sale of shares.

     The following table provides information regarding the amount of the discount to be paid to the underwriters by:

                                                                                TOTAL WITHOUT     TOTAL WITH
                                                                                 EXERCISE OF      EXERCISE OF
                                                                   DISCOUNT    OVER-ALLOTMENT   OVER-ALLOTMENT
                                                                   PER SHARE       OPTION           OPTION
                                                                   ---------   --------------   --------------
b2bstores.com....................................................    $0.56       $2,240,000       $2,576,000

     We have also agreed to sell to the representatives for nominal consideration, the representatives' warrants to purchase up to 400,000 shares of common stock. The representatives' warrants are exercisable for a period of four years commencing one year after the date of this prospectus at an exercise price per share equal to $13.20.

     The representatives' warrants may not be sold, transferred, assigned, pledged, or hypothecated for a period of 12 months from the date of this prospectus, except to officers or partners of the members of the selling group. b2bstores.com has granted to the representatives one demand registration right at b2bstores.com's expense for a period of five years from the effective date of this offering and piggyback registration rights for a period of five years from the effective date of this offering with respect to registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the representatives' warrants.

     The representatives' warrants contain anti-dilution provisions providing for adjustments of the exercise price and number of shares issuable on exercise of the representatives' warrants, upon the occurrence of some events, including stock dividends, stock splits, and recapitalizations. The holders of the representatives' warrants have no voting, dividend, or other rights as a stockholder with respect to shares of common stock underlying the representatives' warrants, unless the representatives' warrants shall have been exercised.

     In connection with this offering, we have granted the representatives the right to designate one person for election to our board of directors for the three-year period commencing on the closing date of this offering. In the event the representatives elect not to exercise this right, then they may appoint an observer to attend all meetings of our board of directors. This designee has the right to notice of all meetings of the board of directors and to receive reimbursement for all out-of-pocket expenses incurred to attend these meetings. In addition, the designee will be entitled to indemnification to the same extent as our directors.

     Each of our officers, directors and stockholders has entered into lock-up agreements under which they have agreed not to offer, assign, issue, sell, hypothecate, or otherwise dispose of any shares of common stock or securities of b2bstores.com convertible into, or exercisable or exchangeable for, shares of common stock, without the prior written consent of the representatives for a period of at least twelve months after the date of this prospectus. Each securityholder may transfer securities of b2bstores.com, or a beneficial interest in those securities, in a private transaction under an exemption from registration provided that the transferee agrees in writing to be bound by the terms of the lock-up agreement. The representatives may, at any time and without notice, waive the terms of the lock-up agreements.

     Before this offering, there has been no public market for the common stock of b2bstores.com. The public offering price, negotiated between b2bstores.com and the representatives, is based upon b2bstores.com's financial and operating history and condition, its prospects, the prospects for the industry we are in and prevailing market conditions.

     Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

     . Stabilizing transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

     . Over-allotments and syndicate coverage transactions. The underwriters may create a short position in the shares by selling more shares than are set forth on the cover page of this prospectus. If a short position is created in connection with the offering, the representatives may engage in syndicate covering transactions by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

     . Penalty bids. If the representatives purchase shares in the open market in a stabilizing transaction or syndicate coverage transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

     Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

     Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the Nasdaq SmallCap Market, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

     We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

                       WHERE YOU CAN FIND MORE INFORMATION

     We will file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the SEC. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information included in the registration statement. For further information about us and our common stock, you may refer to the registration statement and its exhibits and schedules. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's web site as described above.

     This prospectus may contain summaries of contracts or other documents. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

                                  LEGAL MATTERS

     Legal matters in connection with this offering are being passed upon by the law firm of Graubard Mollen & Miller, New York, New York. Orrick, Herrington & Sutcliffe LLP is acting as counsel for the underwriters in connection with the offering.

                                     EXPERTS

     The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon this report, given upon the authority of BDO Seidman, LLP, as experts in auditing and accounting. This report contains an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern.


                               B2BSTORES.COM INC.

INDEX
-----

Report of Independent Certified Public Accountants........................  E-48

Financial Statements:
   Balance Sheet..........................................................  E-49
   Statement of Loss......................................................  E-49

   Statement of Stockholders' Deficit.....................................  E-50
   Statement of Cash Flows................................................  E-50
   Summary of Business and Significant Accounting Policies................  E-51
   Notes to Financial Statements..........................................  E-54



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders
b2bstores.com Inc.
Long Beach, California

We have audited the accompanying balance sheet of b2bstores.com Inc., a company in the development stage, as of December 31, 1999, and the related statements of loss, stockholders' deficit and cash flows for the period from June 28, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of b2bstores.com Inc. at December 31, 1999, and the results of its operations and its cash flows for the period from June 28, 1999 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

As discussed in Note 1, the accompanying financial statements have been prepared assuming b2bstores.com Inc. will continue as a going concern. The Company is in the development stage and has had nominal revenues from operations and will require substantial additional funds for development and marketing of its products. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company is pursuing sources of additional financing (see Note 7) and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

/S/ BDO SEIDMAN, LLP

New York, New York
January 7, 2000, except for

Notes 3 and 5 which are as of February 14, 2000

                               B2BSTORES.COM INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1999


                                                  ASSETS

Current:
   Cash.........................................................................................    $    72,629
   Prepaid expenses and other current assets....................................................         38,915
                                                                                                    -----------
Total current assets............................................................................        111,544
Security deposit................................................................................         20,796
Deferred offering costs (Note 6)................................................................        320,367
Property and equipment, net (Note 2)............................................................        362,874
                                                                                                    -----------
                                                                                                    $   815,581
                                                                                                    ===========

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable.............................................................................    $    72,129
   Accrued expenses.............................................................................         93,936
   Deferred revenue.............................................................................            987
   Due to principal stockholder (Note 3)........................................................        824,836
                                                                                                    -----------
Total current liabilities.......................................................................        991,888
                                                                                                    -----------
Commitments (Note 4)
Stockholders' deficit (Notes 5 and 7):
   Preferred stock, $.01 par value--shares authorized 5,000,000; none issued....................             --
   Common stock, $.01 par value--shares authorized 25,000,000; issued 4,021,643.................         40,216
   Additional paid-in capital...................................................................      2,713,714
   Deficit accumulated during the development stage.............................................     (2,930,237)
                                                                                                    -----------
Total stockholders' deficit.....................................................................       (176,307)
                                                                                                    -----------
                                                                                                    $   815,581
                                                                                                    ===========


 See accompanying summary of business and significant accounting policies and notes to financial statements.


                              B2BSTORES.COM INC.
                              STATEMENT OF LOSS
          PERIOD FROM JUNE 28, 1999 (INCEPTION) TO DECEMBER 31, 1999

Sales............................................................................................  $     2,191
Cost of sales....................................................................................        3,495
                                                                                                   -----------
      Gross loss.................................................................................       (1,304)
                                                                                                   -----------
Operating expenses:
   General and administrative....................................................................      709,810
   Sales and marketing...........................................................................       23,060
   Start-up costs................................................................................       55,036
   Stock-based compensation relating to general and administrative activities (Note 5)...........      216,430
   Stock-based compensation relating to start-up activities (Note 5).............................    1,901,500
                                                                                                   -----------
      Total operating expenses...................................................................    2,905,836
                                                                                                   -----------
      Loss from operations.......................................................................   (2,907,140)
Interest expense.................................................................................       23,097
                                                                                                   -----------
Net loss.........................................................................................  $(2,930,237)
                                                                                                   ===========
Loss per share (basic and diluted)...............................................................  $      (.75)
                                                                                                   ===========
Weighted average common shares outstanding.......................................................    3,910,780
                                                                                                   ===========

 See accompanying summary of business and significant accounting policies and notes to financial statements.


                               B2BSTORES.COM INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
           PERIOD FROM JUNE 28, 1999 (INCEPTION) TO DECEMBER 31, 1999

                                                                             DEFICIT
                                                                           ACCUMULATED
                                           COMMON STOCK       ADDITIONAL   DURING THE       TOTAL
                                        -------------------    PAID-IN     DEVELOPMENT   STOCKHOLDERS'
                                         SHARES     AMOUNT     CAPITAL        STAGE        DEFICIT
                                        ---------   -------   ----------   -----------   -------------
Issuance of common stock to
   founding and other stockholders:
   June 29, 1999...................     3,666,667   $36,667   $       --   $        --    $    36,667
Issuance of common stock to
   investors:
   August 23, 1999.................       333,333     3,333    2,497,500            --      2,500,833
Issuance of common stock to
   directors and consultants:
   September 15, 1999..............        21,643       216      216,214            --        216,430
Net loss...........................            --        --           --    (2,930,237)    (2,930,237)
                                        ---------   -------   ----------   -----------    -----------
Balance, December 31, 1999.........     4,021,643   $40,216   $2,713,714   $(2,930,237)   $  (176,307)
                                        =========   =======   ==========   ===========    ===========


 See accompanying summary of business and significant accounting policies and notes to financial statements.


                               B2BSTORES.COM INC.
                            STATEMENT OF CASH FLOWS
           PERIOD FROM JUNE 28, 1999 (INCEPTION) TO DECEMBER 31, 1999

Cash flows from operating activities:
   Net loss......................................................................................  $(2,930,237)
                                                                                                   -----------
   Adjustments to reconcile net loss to net cash used in operating activities: Expense recognized in connection with issuance of common stock relating to start-up and general and
     administrative activities...................................................................    2,117,930
   Depreciation and amortization.................................................................       28,533
   Changes in assets and liabilities:
      Increase in prepaid expenses and other current assets......................................      (38,915)
      Increase in security deposit...............................................................      (20,796)
      Increase in accrued expenses...............................................................       93,936
      Increase in accounts payable...............................................................       72,129
      Increase in deferred revenue...............................................................          987
                                                                                                   -----------
         Total adjustments.......................................................................    2,253,804
                                                                                                   -----------
         Net cash used in operating activities...................................................     (676,433)
                                                                                                   -----------
Cash flows from investing activities:
   Capital expenditures..........................................................................     (391,407)
                                                                                                   -----------
Cash flows from financing activities:
   Deferred offering costs.......................................................................     (320,367)
   Loans from principal stockholder..............................................................      824,836
   Proceeds from issuance of common stock........................................................      636,000
                                                                                                   -----------

         Net cash provided by financing activities...............................................    1,140,469
                                                                                                   -----------
Net increase in cash.............................................................................       72,629
Cash, beginning of period........................................................................           --
                                                                                                   -----------
Cash, end of period..............................................................................  $    72,629
                                                                                                   ===========


 See accompanying summary of business and significant accounting policies and notes to financial statements.


                               B2BSTORES.COM INC.

            SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

   Business

     b2bstores.com Inc. ("b2bstores" or the "Company"), a development stage enterprise, was incorporated on June 28, 1999 under the laws of the State of Delaware. b2bstores is a branded Internet web site specifically designed to assist business customers in the operation and development of their businesses. The Company currently provides user-friendly online access to business products and supplies, and will be expanded to provide access to business services, auctions and business-related information and content.

   Basis of Presentation

     The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

   Property and Equipment

     Property and equipment are stated at cost. Depreciation will be computed using the straight-line method over the estimated useful lives of the assets, which range from two to five years. Amortization of leasehold improvements is provided for over the lesser of the term of the related lease or the estimated useful life of the improvement. The cost of additions and betterments is capitalized, and repairs and maintenance are charged to operations in the period incurred. Depreciation and amortization expense has been included in general and administrative expenses.

   Fair Value of Financial Instruments

     The carrying amounts of financial instruments, including cash, other receivables, accounts payable, accrued expenses and due to principal stockholder, approximated fair value as of December 31, 1999 because of the relatively short maturity of the instruments.

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Revenue Recognition

     To date, the Company has generated nominal revenues. b2bstores anticipates that its revenue will primarily be comprised of sales of merchandise either purchased by b2bstores or placed on consignment with b2bstores, commissions, advertising and other revenue.


                               B2BSTORES.COM INC.
      SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The Company will recognize revenues according to:

     . the type of product or service being sold,

     . the structure of the contract negotiated with the individual vendor, and

     . the substantive nature of the risks of ownership we incur in connection with the sale and shipment of the product.

     For product sales involving substantive risk of ownership, the Company will generally recognize revenue at the gross transaction value. For service and referral sales where risk of loss is minimal, the Company will generally recognize revenue on a net fee or commission basis. For auction sales where the Company incurs risk of loss in the transactions, it will recognize gross revenues. For auction sales where the Company acts as auctioneer and has little risk of loss, it will recognize revenue on a net basis or transaction fee basis.

     Currently, policy setting groups of the Emerging Issues Task Force and the Financial Accounting Standards Board are reviewing the guidelines under which revenue is recognized on a gross basis versus a net basis. As the Company currently recognizes certain of its revenue on a gross basis, there is a risk that future guidelines may require the Company to change, retroactively, its revenue recognition policy. This could cause the Company to report markedly lower revenues than currently anticipated. Although such a change would cause the Company to report markedly lower revenues and costs of products, it would not change the Company's reporting with respect to other expenses, net revenue or earnings before and after tax.

     The Company will allow customers to return merchandise in certain circumstances; accordingly, the Company will not recognize revenue from the sale of those products covered by the return policy until the return policy period has expired or the customer's right of return has expired. The Company will recognize the sales amount as deferred revenue upon verification of the credit card transaction authorization and shipment of the merchandise until such time that the Company is able to estimate returns.

   Advertising Revenue

     The Company will also earn revenue from the sale of advertising on its web site. These revenues will be recognized as the advertisement is displayed.

   Comprehensive Income

     The Company is required to report comprehensive income under SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments


                               B2BSTORES.COM INC.
      SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) by owners and distributions to owners. There were no items of comprehensive income during the period presented.

   Income Taxes

     The Company uses the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Company has net operating losses ("NOL") of approximately $740,000 which expire in 2019. The deferred tax asset resulting from this NOL has been offset with a valuation allowance.

   Loss Per Share

     Basic loss per share is based only on the average number of common shares outstanding for the period. Diluted loss per share is similar to basic loss per share except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares, such as options and warrants, had been issued. Dilutive potential common shares are excluded from the computation if their effect is antidilutive.

     All references in the financial statements with regard to the average number of shares of common stock and related per share amounts have been calculated giving retroactive effect to the stock split.

   Stock-Based Compensation

     The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value based method, compensation cost is the excess, if any, of the fair market value of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company will make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied, as required by SFAS No. 123, "Accounting for Stock-Based Compensation."


                               B2BSTORES.COM INC.
      SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

   Capitalized Software Costs

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs.

     The Company has capitalized certain incurred software development costs in connection with its online services. The costs associated with research and development of such technology were expensed as incurred. Software development costs incurred subsequent to establishing technological feasibility have been capitalized. Technological feasibility is established upon the completion of a detailed program design (in the absence of any high risk issues or uncertainties). Capitalized software costs are being amortized over a period of two years. Maintenance costs incurred in connection with the software are being expensed as incurred.


                               B2BSTORES.COM INC.

                          NOTES TO FINANCIAL STATEMENTS

1. GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has had no revenues from operations since inception. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing (see Note 7) and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. PROPERTY AND EQUIPMENT, NET

     Property and equipment, net consists of the following:

DECEMBER 31, 1999
-----------------------------------------------------------------------

Capitalized software development costs:
   Purchased software.......................................   $120,011
   Internally developed software............................    117,860
Computer equipment..........................................    118,545
Furniture and equipment.....................................     32,691
Leasehold improvements......................................      2,300
                                                               --------
                                                                391,407
Less: Accumulated depreciation and amortization.............     28,533
                                                               --------
Property and equipment, net.................................   $362,874
                                                               ========

     Depreciation and amortization expense was $28,533 for the period from June 28, 1999 (inception) to December 31, 1999.

3. DUE TO PRINCIPAL STOCKHOLDER

     At December 31, 1999, the Company had a promissory note payable to one stockholder which provides for borrowings of up to $1,000,000 with interest payable at 8% per annum on the earlier of (i) February 1, 2000 and (ii) the date the Company consummates an initial public offering ("IPO") of its equity securities yielding gross proceeds of at least $2,000,000. On January 20, 2000, this note was amended to provide for borrowings of up to $1,500,000 with interest payable at the rate of 8% per annum due upon the earlier of (i) March 1, 2000 and (ii) the date an initial public offering of the Corporation is consummated. Subsequent to December 31, 1999, the Company increased its borrowings to approximately $1,400,000.

                               B2BSTORES.COM INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. COMMITMENTS

   Employment Agreements

     In August and September 1999, the Company entered into employment agreements with certain key employees providing for future minimum annual compensation as follows:

YEAR ENDING DECEMBER 31,
------------------------
2000............................................................  $  855,000
2001............................................................     922,000
2002............................................................     698,000
                                                                  ----------

                                                                  $2,475,000
                                                                  ==========

     Certain of these employees are entitled to receive aggregate bonuses of up to $355,000 upon the attainment by the Company of certain objectives, including the hiring of certain key employees and the consummation of the IPO of the Company's common stock. Of this amount, $25,000 has been earned during the period from June 28, 1999 (inception) to December 31, 1999 and $105,000 will be earned upon consummation of the IPO. These amounts will be paid out of the proceeds of the IPO.

     These employees will also be granted on the effective date of the registration statement for the Company's IPO (the "Effective Date") stock options to purchase 1,000,000 shares of the Company's common stock at an exercise price equal to 80% of the market price established on the Effective Date. The options will have a contractual life of approximately 10 years. Of these options, 200,000 will vest at the time of grant. The remaining options will vest over a period of three years. In connection with the issuance of these options, the Company will record compensation expense based on the excess of the fair market value on the Effective Date and the exercise price of such options.

     The agreements also provide for certain key employees, for each calendar quarter during calendar year 2000, to be granted options under the 1999 Performance Equity Plan (the "Plan") (see Note 7) (if they are still employed) to purchase 50,000 shares of common stock at a per share price equal to the last sales price of the Company's common stock on the last trading day prior to the date of grant, assuming the successful completion of the IPO, or fair value.

   Lease Commitments

     The Company leases office space for its corporate headquarters in Long Beach, California under an operating lease through August 2001.

     The minimum lease payments required under the noncancellable operating lease for the years subsequent to December 31, 1999 are:

YEAR ENDING DECEMBER 31,
------------------------
2000...........................................................    $ 77,000
2001...........................................................      51,000
                                                                   --------
                                                                   $128,000
                                                                   ========

                               B2BSTORES.COM INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   4. COMMITMENTS--(CONTINUED)

     Total rent expense for the period from June 28, 1999 (inception) to December 31, 1999 was approximately $9,600.

   Service Agreement

     During July 1999, the Company entered into an e-commerce system service agreement with Netgateway pursuant to which Netgateway designs, develops, maintains and houses the Company's web site. For these services the Company has paid an up-front fee with additional nominal operating fees payable to Netgateway based on the number of hits on the web site. Netgateway will also be entitled to a small percentage of all revenues generated from sales (varying according to sales volume) processed through the Company's e-commerce infrastructure, whether as a result of sales of products by the Company or sales by other web sites to which the Company provides vendor management or processing services. The Company is also obligated to share equally with Netgateway all advertising and "click-through" revenues generated through the Company's web site. This service agreement extends through February 2001 and is subject to automatic renewals for successive one-year terms unless terminated by either party with six months notice prior to the lapse of the initial term or any renewal term thereafter.

5. STOCKHOLDERS' DEFICIT

   Capital Stock

     On June 28, 1999, the Company's Board of Directors authorized capital stock consisting of 25,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share.

   Issuance of Common Stock

     On June 29, 1999, the founding stockholders of the Company purchased 3,666,667 shares of common stock with an original par value of $27,500 for $11,000 in cash. The difference between the cash paid and the par value of the stock of $16,500, which represented the value of the web address b2bstores.com contributed by the principal stockholder, was recorded as a non-cash compensation charge to operations. In connection with the stock split of the Company's common stock referred to below, the Company recorded an additional non-cash compensation charge to operations of approximately $9,000.

     On August 23, 1999, the Company sold 333,333 shares of its common stock for $625,000 to certain investors including its Chairman of the Board and certain affiliates. In connection with the August 23, 1999 issuance, the Company recorded a non-cash compensation charge to operations of $1,875,000, representing the difference between the selling price of the stock and its estimated fair value. In connection with the stock split of the Company's common stock referred to below, the Company recorded an additional non-cash compensation charge to operations of approximately $1,000.


                               B2BSTORES.COM INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. STOCKHOLDERS' DEFICIT--(CONTINUED)

     On September 15, 1999, the Company issued an aggregate of 16,643 shares of common stock to consultants in connection with services rendered to the Company and 5,000 shares to directors. In connection with the issuance of such shares, the Company recorded a non-cash compensation charge to operations of $216,430, representing the fair value of the common stock issued.

   Stock Splits

     The Company's Board of Directors authorized a 4 for 3 split of its common stock in the form of a stock dividend, effective September 28, 1999. All shares and per-share amounts in the accompanying financial statements have been restated to give effect to the 4 for 3 stock split. The Company's Board of Directors also authorized a 0.93 for 1 reverse split of its common stock on January 20, 2000. The Board of Directors retracted the 0.93 for 1 reverse split on February 14, 2000 and this split was never given effect.

6. DEFERRED OFFERING COSTS

     The Company has incurred costs of $320,367, in connection with the IPO (see
Note 7). Upon consummation of the IPO, the deferred offering costs will be charged to equity. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

7. INITIAL PUBLIC OFFERING

     On September 27, 1999, the Board of Directors authorized the management of the Company to file a registration statement for the IPO of the Company's common stock. On February 14, 2000, the Board of Directors authorized an increase in the number of shares to be sold in the IPO. The Company plans to raise gross proceeds of $32,000,000. There can be no assurance that the financing will occur. The Company plans to issue 400,000 common stock purchase warrants to representatives of the underwriters in connection with the IPO.

8. 1999 PERFORMANCE EQUITY PLAN

     On September 30, 1999, the Board of Directors and stockholders approved the Plan. The Plan authorizes the granting of awards up to 2,000,000 shares of common stock to key employees, officers, directors and consultants. Awards consist of stock options (both nonqualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), registered stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the Plan. No options have been granted under the Plan.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

GAINES, BERLAND INC.                                      NOLAN SECURITIES CORP.

                                                                         ANNEX F

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 10-QSB

(X)   QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934:
                 For the Quarterly Period ended March 31, 2000
( )   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE EXCHANGE ACT
    For the transition period from __________________ to __________________

                        Commission File number 1-14798

                              b2bstores.com Inc.
            (Exact name of registrant as specified in its charter)

          Delaware                                             11-3500746
-------------------------------                          ----------------------
(State or other jurisdiction of                          I.R.S. Employer ID No.
incorporation or organization)

                           249 East Ocean Boulevard
                                   Suite 620
                         Long Beach, California 90802
                         ----------------------------
                   (Address of principal executive offices)
                                (562) 491-7180
                          (Issuer's telephone number)

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                            YES     X           NO ______
                                  ----

As of May 11, 2000, 8,621,643 shares of the Issuer's Common Stock were outstanding.

          Transitional Small Business Disclosure Format (check one):
                            YES ____             NO   X
                                                     ---

                         PART I FINANCIAL INFORMATION

Item 1.  Financial Statements

------------------------------------------------------------------------------
Financial Statements (Unaudited and Condensed):

   Balance Sheets                                                            2
   Statements of Loss                                                        3
   Statements of Stockholders' Equity (Deficit)                              4
   Statements of Cash Flows                                                  5
   Notes to Financial Statements                                            6-10
                              b2bstores.com Inc.
                                Balance Sheets

                                                                    March 31,       December 31,
                                                                      2000              1999
                        ASSETS                                     (unaudited)
Current:
      Cash and cash equivalents                                    $11,404,078       $    72,629
      Marketable securities                                         13,426,681                --
      Finance proceeds receivable                                    4,320,000                --
      Prepaid expenses and other current assets                        198,144            38,915
                                                                   -----------------------------
Total current assets                                                29,348,903           111,544
Deposits                                                                51,813            20,796
Deferred offering costs                                                     --           320,367
Property and equipment, net                                          2,010,911           362,874
                                                                   -----------------------------
                                                                   $31,411,627       $   815,581
                                                                   =============================

                LIABILITIES AND STOCKHOLDERS'  EQUITY (DEFICIT)

Current Liabilities
       Accounts payable                                            $   706,478       $    72,129
       Accrued expenses and other current liabilities                    3,913            93,936
       Deferred revenue                                                     --               987
       Due to principal stockholder                                         --           824,836
                                                                   -----------------------------
Total current liabilities                                              710,391           991,888
                                                                   -----------------------------

Commitments
Stockholders' equity
      Preferred stock, $.01 par value - shares authorized
      5,000,000; none issued                                                --                --
      Common stock, $.01 par value - shares authorized
      25,000,000; issued 8,621,643 and 4,021,643                        86,216            40,216
      Additional paid-in capital                                    35,261,266         2,713,714
      Deficit accumulated during the development stage              (4,646,246)       (2,930,237)
                                                                   -----------------------------
Total stockholders' equity (deficit)                                30,701,236          (176,307)
                                                                   -----------------------------
                                                                   $31,411,627       $   815,581
                                                                   =============================

See accompanying notes to financial statements.

                              b2bstores.com Inc.
                              Statements of Loss

                                                      Cumulative, period from
                                                    June 28, 1999 (Inception)   Three months Ended           Period from
                                                        to March 31, 2000          March 31, 2000     June 28, 1999 (inception)
                                                           (unaudited)              (unaudited)         to December 31, 1999
                                                    -------------------------   ------------------   -------------------------
Sales                                                       $     6,383          $     4,192                 $     2,191
Cost of Sales                                                   176,122              115,614                      60,508
                                                            ------------------------------------------------------------

Gross Loss                                                     (169,739)            (111,422)                    (58,317)
                                                            ------------------------------------------------------------
Operating Expenses
     General and administrative                                 948,178              622,423                     325,755
     Sales and marketing                                        579,145              380,175                     198,970
     Technology                                                 299,500              196,604                     102,896
     Fulfillment Management                                     140,400               92,164                      48,236
     Start-up Costs                                              55,036                   --                      55,036
Stock-based compensation relating to general
 and administrative activities                                  216,430                   --                     216,430
Stock-based compensation relating to start-up
 activities                                                   2,359,962              458,462                   1,901,500
                                                            ------------------------------------------------------------
          Total operating expenses                            4,598,651            1,749,828                   2,848,823
                                                            ------------------------------------------------------------
          Loss from operations                               (4,768,390)          (1,861,250)                 (2,907,140)
Interest income (expense)                                       122,144              145,241                     (23,097)
                                                            ------------------------------------------------------------
Net loss                                                    $(4,646,246)         $(1,716,009)                $(2,930,237)
                                                            ============================================================
Loss per share (basic and diluted)                                               $     (0.28)                $     (0.75)
                                                                                 =======================================
Weighted average common shares outstanding                                         6,063,401                   3,910,780
                                                                                 =======================================

See accompanying notes to financial statements.

                              b2bstores.com Inc.
                 Statements of Stockholders' Equity (Deficit)
                                  (unaudited)

Period from June 28, 1999 (inception) to March 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Deficit
                                                                                                      accumulated
                                                                  Common Stock          Additional    during the         Total
                                                                -------------------       paid-in     development    stockholders'
                                                                shares       Amount      capital         stage      equity (deficit)
------------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock to
 founding & other stockholders:           June 29, 1999       3,666,667   $   36,667    $        --   $        --       $    36,667

Issuance of common stock to investors:    August 23, 1999       333,333        3,333      2,497,500            --         2,500,833

Issuance of common stock to directors
 & consultants: September 15, 1999                               21,643          216        216,214            --           216,430

Net loss for the period                                              --           --             --    (2,930,237)       (2,930,237)
------------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1999                                     4,021,643       40,216      2,713,714    (2,930,237)         (176,307)

Issuance of common stock in connection with
 initial public offering, net February 15, 2000               4,000,000       40,000     27,775,090            --        27,815,090

Issuance of common stock in connection with
 overallotment, net, March 29, 2000                             600,000        6,000      4,314,000            --         4,320,000

Stock based compensation from vesting of
 options to officers                                                 --           --        458,462            --           458,462

Net loss for three months                                            --           --             --    (1,716,009)       (1,716,009)
------------------------------------------------------------------------------------------------------------------------------------
Balance March 31, 2000 (unaudited)                            8,621,643   $   86,216    $35,261,266   $(4,646,246)      $30,701,236
====================================================================================================================================

See accompanying notes to financial statements.

                              b2bstores.com Inc.
                           STATEMENTS OF CASH FLOWS

                                                                            Cumulative, period
                                                                             from June 28, 1999   Three months        Period from
                                                                              (inception) to          ended          June 28, 1999
                                                                              March 31, 2000     March 31, 2000      (Inception) to
                                                                                (unaudited)        (unaudited)     December 31, 1999
                                                                            --------------------------------------------------------
Cash flows from operating activities:
     Net loss                                                                $  (4,646,246)    $   (1,716,009)        $  (2,930,237)
                                                                            --------------------------------------------------------
Adjustments to reconcile net loss to  net cash used in
 operating Activities:
     Expense recognized in connection with issuance of common stock
     relating to start-up and general and administrative activities              2,576,392            458,462             2,117,930
     Depreciation and amortization                                                  74,427             45,894                28,533
     Changes in assets and liabilities:
      Increase in prepaid expenses and other current assets                       (198,145)          (159,230)              (38,915)
      Increase/(Decrease) in other assets                                          (51,812)           (31,016)              (20,796)
      Decrease in deferred revenue                                                     987                 --                   987
      Increase/(Decrease) in accrued expenses                                        2,926            (91,010)               93,936
      Increase in accounts payable                                                 706,478            634,349                72,129
                                                                            --------------------------------------------------------
           Total adjustments                                                     3,111,253            857,449             2,253,804
                                                                            --------------------------------------------------------
           Net cash, used in operating activities                               (1,534,993)          (858,560)             (676,433)
                                                                            --------------------------------------------------------

Cash flows from investing activities:
     Marketable securities                                                     (13,426,681)       (13,426,681)                   --
     Capital expenditures                                                       (2,085,338)        (1,693,931)             (391,407)
                                                                            --------------------------------------------------------
           Net cash, used in investing activities                              (15,512,019)       (15,120,612)             (391,407)

Cash flows from financing activities:
     Deferred offering costs                                                      (320,367)                 -              (320,367)
     Loans from principal stockholder                                            1,399,836            575,000               824,836
     Repayment of loans from principal stockholder                              (1,399,836)        (1,399,836)                    -
     Proceeds from issuance of common stock                                     28,771,457         28,135,457               636,000
                                                                            --------------------------------------------------------
           Net cash provided by financing activities                            28,451,090         27,310,621             1,140,469
                                                                            --------------------------------------------------------

Net Increase in cash                                                            11,404,078         11,331,449                72,629
Cash and equivalents, beginning of period                                               --             72,629                    --
                                                                            --------------------------------------------------------
Cash and equivalents, end of period                                          $  11,404,078     $   11,404,078         $      72,629
                                                                            ========================================================

Non-cash items:
Deferred offering costs                                                      $     320,367     $      320,367         $          --
Finance proceeds receivable                                                     (4,320,000)        (4,320,000)                   --

Supplemental cash flow information:
Interest paid on loans from principal stockholder                            $      22,838     $       22,838         $          --

See accompanying notes to financial statements

                         NOTES TO FINANCIAL STATEMENTS
                                  (unaudited)

Business

  b2bstores.com Inc. ("b2bstores" or the "Company"), a development stage enterprise, was incorporated on June 28, 1999 under the laws of the State of Delaware. The Company operates an Internet web site that is specifically designed to assist business customers in the operation and development of their businesses. The site provides our business customers with access to quality products and supplies, a premier network of business services and a broad menu of business content.

  The Company's web site moves business-to-business transactions and other business operations away from traditional modes to the Internet. This web site is designed as a community mall, a place where business customers can visit a "virtual storefront" or product category of their choice, seek out services from professionals, research issues important to their business and meet and communicate with customers, suppliers, colleagues and competitors. The Company is developing its web site to make it user friendly and to create an experience that is highly useful, efficient, enjoyable and informative for the business customer.

Basis of Presentation

  The financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company's management believe that the disclosures are adequate to make the information presented not misleading.

  These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained herein. You should read these financial statements together with the audited financial statements and notes thereto for the period from June 28, 1999 (Inception) to December 31, 1999 included in the Company's Registration Statement on Form SB-2MEF (No. 333-30376) which was declared effective by the Securities and Exchange Commission on February 14, 2000. The Company follows the same accounting policies in preparation of its interim reports.

  Results of operations for the interim periods may not be indicative of annual results.

Reclassifications

  Certain prior period amounts have been reclassified to conform with the current period's presentation.

Cash and Cash Equivalents

  The Company invests certain of its excess cash in debt instruments of the US Government, municipalities and their agencies, money market accounts, and of high quality corporate issuers and 94% of the balances are held at one broker. All highly liquid instruments with an original maturity of three months or less are considered cash equivalents.

Marketable Securities

  The  Company   considers  all  highly  liquid   investments  with  original
maturities of 90 days or less to be cash equivalents; those with an original maturity greater than 90 days are considered marketable securities. At March 31, 2000, short-term investments consist of investments in high quality corporate issuers and have been classified as held to maturity. Unrealized gains and losses for the period ending March 31, 2000 were not significant. All short-term investments and 94% of cash equivalents are held at one broker. Accordingly, the Company is subject to credit risk if the broker is unable to repay the balance in the account or deliver the Company's securities. The Company manages this credit risk by only investing in high-quality money market instruments, municipal securities, and corporate issuers.

Revenue Recognition

  To date, the Company has generated nominal revenues. b2bstores anticipates that its revenue will primarily be comprised of sales of merchandise either purchased by b2bstores or placed on consignment with b2bstores, commissions, advertising and other revenue.

  The Company will recognize revenues according to:

    .  the type of product or service being sold,

    .  the structure of the contract negotiated with the individual vendor, and

    . the substantive nature of the risks of ownership we incur inconnection with the sale and shipment of the product.

  For product sales involving substantive risk of ownership, the Company will generally recognize revenue at the gross transaction value. For service and referral sales where risk of loss is minimal, the Company will generally recognize revenue on a net fee or commission basis. For auction sales where the Company incurs risk of loss in the transactions, it will recognize gross revenues. For auction sales where the Company acts as auctioneer and has little risk of loss, it will recognize revenue on a net basis or transaction fee basis.

Currently, policy setting groups of the Emerging Issues Task Force and the Financial Accounting Standards Board are reviewing the guidelines under which revenue is recognized on a gross basis versus a net basis. As the Company currently recognizes certain of its revenue on a gross basis, there is a risk that future guidelines may require the Company to change, retroactively, its revenue recognition policy. This could cause the Company to report markedly lower revenues than currently anticipated. Although such a change would cause the Company to report markedly lower revenues and costs of products, it would not change the Company's reporting with respect to other expenses, net revenue or earnings before and after tax.

  The Company will allow customers to return merchandise in certain circumstances; accordingly, the Company will not recognize revenue from the sale of those products covered by the return policy until the return policy period has expired or the customer's right of return has expired. The Company will recognize the sales amount as deferred revenue upon verification of the credit card transaction authorization and shipment of the merchandise until such time that the Company is able to estimate returns.

Advertising Revenue

  The Company will also earn revenue from the sale of advertising on its web site. These revenues will be recognized as the advertisement is displayed. Property and Equipment

  Property and equipment, net consists of the following:


Capitalized software development costs:             March 31, 2000
                                                    --------------
Purchased software................................      $1,120,011
Internally developed software.....................         521,137
Computer equipment................................         406,603
Furniture and equipment...........................          34,587
Leasehold improvements............................           3,000
                                                        ----------
                                                         2,085,338
Less:  Accumulated depreciation and amortization..          74,427
                                                        ----------
Property and equipment, net.......................      $2,010,911
                                                        ----------

Depreciation expense for the three months ended March 31, 2000 was $45,894.

Capitalized software development costs:                       December 31, 1999
                                                             ------------------
Purchased software.........................................          $120,011
Internally developed software..............................           117,860
Computer equipment.........................................           118,545
Furniture and equipment....................................            32,691
Leasehold improvements.....................................             2,300
                                                                  ------------
                                                                      391,407
Less:  Accumulated depreciation and amortization...........            28,533
                                                                  ------------
Property and equipment, net................................          $362,874
                                                                  ------------

Depreciation and amortization expense was $28,533 for the period from June 28, 1999 (inception) to December 31, 1999.

Capitalized Software Development Costs

  In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs.

  The Company has capitalized certain incurred software development costs in the amount of approximately $1.6 million in connection with its online services. The majority of these costs were in connection with purchasing the perpetual, non-revocable license to the software technology used for the e-commerce platform from Netgateway upon which the Company has built its e-commerce portal. As part of this transaction, the Company no longer has any future obligations to Netgateway. The costs associated with research and development of such technology were expensed as incurred. Software development costs incurred subsequent to establishing technological feasibility have been capitalized. Technological feasibility is established upon the completion of a detailed program design (in the absence of any high risk issues or uncertainties). Capitalized software costs are being amortized over a period of two years. Maintenance costs incurred in connection with the software are being expensed as incurred.

Stockholders' Equity

  On February 15, 2000, the Company completed its initial public offering ("IPO") of 4,000,000 shares of its common stock at $8.00 per share. Net proceeds to the Company aggregated approximately $27.8 million (net of underwriters' commission and offering expenses of $4.2 million). Additionally, on March 29,

2000, the over-allotment option on the common stock offering was exercised in full, resulting in an additional issuance of 600,000 shares of common stock with net proceeds of approximately $4.3 million to the Company (net of underwriters' commission and offering expenses of $500 thousand) which was received on April 3, 2000. This amount is reflected on the balance sheet as finance proceeds receivable.

  The Company used approximately $1.41 million of the net proceeds of the IPO to repay in full the principal and interest due on a loan made by Enviro-Clean of America Inc., a principal stockholder of the Company.

  The Company issued warrants to purchase up to 400,000 shares of common stock to the underwriter representatives in connection with the IPO.

  The Company granted 1,000,000 options to officers of the Company in connection with their initial employment by the Company.

1999 Performance Equity Plan

  The Company has a Performance Equity Plan that authorizes the granting of up to 2,000,000 shares of common stock to key employees, officers, directors and consultants. Awards consist of stock options (both nonqualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), registered stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the plan. As of March 31, 2000, 832,500 options were granted under the plan to employees and directors.

Loss Per Share

  Basic loss per share is based only on the weighted average number of common shares outstanding for the period. Diluted loss per share is similar to basic loss per share except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares, such as options and warrants, had been issued. Dilutive potential common shares are excluded from the computation if their effect is antidilutive.

  Basic and diluted loss per share are the same due to the options being antidilutive in accordance with SFAS 128.

Stock-Based Compensation

  The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value based method, compensation cost is the excess, if any, of the fair market value of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock.

  During the three months ended March 31, 2000, the Company charged to operations $458,462 relating to officers' options granted in connection with the IPO, and vested in the first quarter of the year.

Income Taxes

  The company has not generated any taxable income to date and therefore has not paid any federal or state income taxes since inception. The Company has provided a full valuation allowance on the deferred tax asset created from these taxable losses due to the uncertainty of future income streams and limitation provisions created by the completion of the IPO.

Item 2. Management's Discussions and Analysis of Financial Condition and Results of Operations

                          Forward Looking Statements

  This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies.

  These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained under Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations.

  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. These factors include, but are not limited to, the following: changes in general economic and business conditions; changes in current pricing levels; changes in political, social and economic conditions and local regulations; changes in technology and the development of new technology; foreign currency fluctuations; reductions in sales to any significant customers; changes in sales mix; industry capacity; competition; disruptions of established supply channels; manufacturing capacity constraints; and the availability, terms and deployment of capital. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

  We do not undertake to update our forward-looking statements to reflect future events or circumstances.

Overview

  b2bstores.com Inc. is a development stage company. We were formed in June 1999 and assembled a core set of operating assets during the remainder of 1999. These assets include a management team, a technology infrastrucuture, financing and our basic web site, www.b2bstores.com, which first became available in September 1999. In February 2000, we completed our Initial Public Offering ("IPO").

  During the first quarter of 2000, we have continued to assemble additional core assets, including the acquisition of a perpetual, nonrevocable license to the software technology used for our core business. This technology will also allow us to provide vendor management and other e-commerce services to other businesses that seek to utilize the Internet for their inventory management requirements and business products purchasing and selling. We have also expanded the number of our employees from 23 to 45. This growth results from its expansion of its development team in preparation of its launching site and its expansion of its sales and marketing team hired to add new product vendors, service vendors and content to the site. Our technology group has also increased as it develops the electronic connectivity between the b2bstores.com Inc. portal and our numerous vendors. All of this activity has resulted in increased operating expenses as discussed below.

  In addition to the continuing assembly of additional core assets, we engaged in the following activities, which are currently ongoing during the first quarter of 2000:

  Expansion of our business product categories. We regularly seek to expand our product categories by establishing relationships with additional fulfillment agents. These fulfillment agents are vendors that actually supply the products purchased by our customers through our web site. The terms of any agreement governing a relationship with a new fulfillment agent must be negotiated and will vary on a case-by-case basis.

  Implementation of auction functions. We are currently integrating the necessary technology to provide online auctions at our web site. The technology we are using for the auction functions is being developed internally.

  Introduction and expansion of business referrals. We negotiate with providers of financial services, accounting services, legal services and other services to serve as service providers to customers at our web site. We are spending significant time in connection with our efforts to assemble a group of service providers willing to utilize our web site for the promotion of their services.

  Provision of business information and content. We provide business information and other content to our customers, including:

   .   computer product reviews,

   .   news,

   .   stock market information, and

   .   downloadable driving directions.

  This information is supplied by third-party content providers. We are required to pay a fee for the content we make available through our web site. We intend to expand our roster of content providers and the information available through our web site. The arrangement we have with each content provider varies on a case-by-case basis.

Sources of Revenue

  We believe that we will derive our revenues from the following sources:
   .   product sales;

   .   service referral fees and commissions;

   .   advertising;

   .   "click through" fees; and

   .   vendor management fees.

  We will recognize revenues according to:

   .   the type of product or service being sold,

   .   the structure of the contract negotiated with the individual vendor, and

   . the substantive nature of the risks of ownership we incur in connection with the sale and shipment of the product.

  For product sales involving substantive risk of ownership, we will generally recognize revenue at the gross transaction value. For service and referral sales where risk of loss is minimal, we will generally recognize revenue on a net fee or commission basis. For auction sales where we incur risk of loss in the transactions, we will recognize gross revenues. For auction sales where we act as auctioneer and have little risk of loss, we will recognize revenue on a net basis or transaction fee basis.

Seasonality

  Although we have a limited operating history, we expect to experience seasonal variations in our e-commerce and advertising revenue, especially during the summer period, when user traffic levels are expected to decline. Our e-commerce revenue may be affected by stronger consumer goods sales during the fourth calendar quarter of the year. In addition, our advertising revenue may experience the same seasonal and cyclical patterns as those in traditional media, where advertising increases ahead of the year-end holiday buying season.

Results of Operations

                       Three Months ended March 31, 2000

  We incurred a net loss of approximately $1.7 million for the three month period ended March 31, 2000 and a $2.9 million loss for the period from June 28, 1999 (inception) to December 31, 1999. At March 31, 2000 we had an accumulated deficit of $4.7 million. The net losses and accumulated deficit resulted from our lack of substantial revenues, while incurring development and operational costs and stock based compensation expense. Because of our expansion plans, we expect to incur significant operating losses for the foreseeable future. Although we are expecting revenue growth in current periods, such growth may not be substantial and, therefore, these current periods should not be considered indicative of future performance. We may never achieve significant revenues or profitability or if we achieve significant revenues, it may not be sustained.

  Revenues. Revenues were nominal for the three months ending March 31, 2000. We continue to operate as a development stage company. The Company was established on June 29, 1999 and, therefore, comparative amounts to the period ended December 31, 1999 have not been presented.

  Cost of Sales. Cost of sales includes the costs of the products or service sold, which was approximately $2,400 for the three-month period and overhead costs for the three-month period of approximately $113,000, necessary to support and keep the site functioning properly for all 24 hour periods.

  General and administrative expenses. General and administrative expenses consist primarily of salaries and related costs for our officers, management, administrative, finance, legal, and human resources department, as well as support services and professional service fees. The general and administrative expenses of approximately $622,000 are mainly comprised of salaries, bonuses and related costs of $233,000, facility management costs of $94,000, professional services of $97,000, directors' and officers' insurance costs of $40,000 and travel and entertainment costs of $92,000.

  Sales and marketing expenses. Sales and marketing expenses consist primarily of salaries for sales and marketing personnel, advertising, trade shows, and travel and entertainment costs, including costs of attending trade shows. The sales and marketing expense of approximately $380,000 for the three months ended March 31, 2000 was mainly comprised of salaries and related costs of $253,000,travel and entertainment expenses of $5,000, and advertising and marketing costs of $73,000. We expect these expenses to continue to grow significantly, as we pursue an aggressive growth strategy.

  Technology expenses. Technology expenses consist primarily of the management of the hardware and software systems necessary to operate an internet sales portal. Portal issues include the electronic communications between the company's web-based systems and the numerous product and service vendors represented on the site. The technology expense of approximately $197,000 for the three months ended March 31, 2000 were mainly comprised of salaries and related costs of $136,000, and subscription fees of $40,000. We expect these expenses to continue to grow as business expands.

  Fulfillment management expenses. Fulfillment management expenses consist of all customer service issues relating to the "customer experience" in shopping at the b2b portal and the management of all vendor fulfillment issues (delivery of the products to the customers). The fulfillment management expense of approximately $92,000 for the three months ended March 31, 2000 was mainly comprised of salaries and related costs of $54,000, service fees of $23,000 and training costs of $13,000. We expect these expenses will continue to grow as we expand our business.

  Stock-based compensation expense. Stock-based compensation expense of $458,462 consists of expense relating to officers options vested in connection with the IPO. There are additional options that were granted in connection with the IPO that will vest over the next two years and create compensation charges of approximately $822,000.

  Interest Income earned on our cash management account for the three months ended was $145,000.

  As a result of all of the above, the net loss to common shareholders for the three months ended March 31, 2000 was $1.7 million. On a basic and diluted per share basis, the net loss to common shareholders for the three months ended March 31, 2000 was $ (.28) per share.

Liquidity and Capital Resources

  For the three months ended March 31, 2000, cash provided by financing activities of $27 million was primarily due to our initial public offering of 4,000,000 shares of its common stock at $8.00 per share. Thereafter, on March 29, 2000, we completed the sale of an additional 600,000 shares pursuant to the over-allotment option granted to the underwriters in the IPO. Net proceeds to us from the IPO (and the over-allotment option) aggregated approximately $32.1 million (net of underwriters' commission and offering expenses of approximately $4.7 million) of which $4.3 million relating to the over-allotment was received on April 3, 2000.

  In connection with the IPO, bonuses in the aggregate amount of $105,000 were paid.

  We used approximately $1.41 million of the net proceeds of the IPO to repay in full the principal and interest due on a loan made by Enviro-Clean of America Inc., a principal stockholder of the Company.

  As of March 31, 2000, our primary source of liquidity consisted of cash and cash equivalents derived from the IPO. At March 31, 2000, the Company had cash and cash equivalents of $24,830,759. Giving effect to the over-allotment, we had Finance Proceeds receivable of $4.3 million, which was received on April 3, 2000.

  For the three months ended March 31, 2000, cash used in operating activities was $858,000. Cash used in operating activities consisted mostly of net operating losses and increases in accounts payable and accrued expenses. We expect these expenses to grow as we transition from a development stage company.

  Net cash used in investing activities was $1.7 million for the three months ended March 31, 2000. Our investing activities were for capital expenditures which mainly comprised of purchasing the perpetual non-revocable license to the software technology used for the e-commerce platform from Netgateway which the Company has built its e-commerce portal on. As a part of this transaction, the Company no longer has any future obligations to Netgateway.

Risks relating to our financial condition

  In addition to the other information included in this report, the following factors should be considered in evaluating our business and future prospects:
Because we have a very short operating history, there is no track record to indicate that we will successfully manage our business or achieve profitability.

  We may not be able to grow our business as planned or ever become a profitable business. We began our commercial operations in September 1999 and have a limited operating history upon which you may evaluate us. Our business prospects are subject to all the risks, expenses and uncertainties encountered by any new company. We also face the risks inherent in operating in the rapidly evolving markets for Internet products and services.

  Because our operating expenses and capital expenditures will outpace our revenues, we will incur significant losses in the near term.

  We expect to incur significant operating expenses and make relatively high capital expenditures as we develop our Internet business. These operating expenses and capital expenditures will initially outpace revenues and result in significant losses in the near term. We have generated only nominal revenues for three months ended March 31, 2000 and have incurred a net loss of $1.7 million, and since inception have incurred a net loss of $4.6 million.

Because our executive officers lack significant management experience, we may not be able to effectively manage our growth.

  The growth of our business may place a significant strain on our management team and we may not be able to effectively manage our growth. None of our executive officers has significant experience in managing a company or overseeing a company's rapid growth.

                           PART II OTHER INFORMATION

Item 2(c). Unregistered Securities

  During the first quarter of 2000, our board approved or ratified option grants to the following seven directors and thirty employees. These options allow for the purchase up to an aggregate of 832,500 stock options under our 1999 Performance Equity Plan:


                                   No. of Shares
         Director                Subject to Options  Exercise Price
         ----------------------------------------------------------

         Ellett, Philip                50,000            $11.50
         Godfrey, Ralph                50,000            $11.50
         Higgins, John                 50,000            $11.50
         Hileman, Garrick              50,000            $11.50
         Raubvogel, Jay                50,000            $11.50
         Strauss, William              50,000            $11.50
         Walke, David                  50,000            $11.50

                                 No. of Shares
         Employee                Subject to Options  Exercise Price
         ----------------------------------------------------------
         Anderson, Marsten G.          10,000            $ 8.00
         Chu, Michelle                 10,000            $11.50
         Conley, Michael               25,000            $11.50
         Crookston, Duncan             10,000            $11.50
         DeFranco, Robert              25,000            $11.50
         Ferguson, Ron                 20,000            $ 8.00
         Gardiner, Mark                 5,000            $ 8.00
         Goodsell, Laura               50,000            $ 8.00
         Hoge, Thomas                  25,000            $ 8.00
         Jarrard, Lee                  10,000            $ 8.00
         Leimer, Shawna                25,000            $ 8.00
         Mannarino, Amy                10,000            $11.50
         Maybry, Terri                 18,000            $11.50

                                      No. of Shares
         Employee                   Subject to Options  Exercise Price
         -------------------------------------------------------------

         McClaugherty, Catherine        5,000               $ 8.00
         Metzler, Timothy A.           40,000               $ 8.00
         Morris, Robert                 5,000               $ 8.00
         Mosio, Eva                    10,000               $11.50
         Mourer, Darrin M.              5,000               $ 8.00
         Muramoto, David                3,000               $11.50
         Olea, David                   16,500               $ 8.00
         Price, Anne                   10,000               $ 8.00
         Privett, Brianna M.           10,000               $ 8.00
         Schneider, Darrin D.          25,000               $ 8.00
         Summers, Chris                 5,000               $ 8.00
         Sussex, Eileen                25,000               $11.50
         Valera, Vanessa               15,000               $11.50
         Van Doren, La Mar             20,000               $11.50
         Weber, Libby L.               25,000               $ 8.00
         Wharton, Kate                 10,000               $ 8.00
         Williams, Eartha Kitt         10,000               $ 8.00

Item 2(d).  Use of Proceeds

  On February 14, 2000, the Company's Registration Statement on Form SB-2MEF covering the Offering of 4,000,000 shares of the Company's Common Stock, Commission file number 333-30376 was declared effective.

  The net proceeds of the offering to the Company (after deducting expenses) were $27,815,090. On March 29, 2000, the over-allotment option was also exercised and declared effective, resulting in the proceeds (after deducting expenses) of $4,320,000, which were received upon settlement on April 3, 2000. From the effective date of the Registration Statement to March 31, 2000, the net proceeds have been used for the following purposes:

   Repayment of indebtedness....................................................... $ 1,422,676
   Development costs...............................................................   1,000,000
   Purchases of machinery and equipment............................................     100,000
   Working capital.................................................................     461,655
   Other purposes (for which $100,00 has been used), including:
         investments, including commercial
         paper, short-term municipal securities, and
         money markets funds.......................................................  24,830,759
                                                                                    -----------
                                                                                    $27,815,090

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 12, 2000                             b2bstores.com Inc.
                                                (Registrant)

                                               By: /s/ Woo Jin Kim
                                               -------------------------
                                               Woo Jin Kim
                                               Chief Executive Officer

                                               By: /s/ Mark Voorhis
                                               -------------------------
                                               Mark Voorhis
                                               Chief Financial Officer

                                                                         ANNEX G


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 10-QSB

(X)  QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934:
                 For the Quarterly Period ended June 30, 2000
( )  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE EXCHANGE ACT
      For the transition period from ________________ to ________________

                        Commission File number 1-14798

                              b2bstores.com Inc.
            (Exact name of registrant as specified in its charter)

         Delaware                                     11-3500746
   ------------------                              ------------------
(State or other jurisdiction of                    I.R.S. Employer ID No.
incorporation or organization)

                           249 East Ocean Boulevard
                                   Suite 620
                         Long Beach, California 90802
                     ------------------------------------
                   (Address of principal executive offices)

                                (562) 491-7180
                          (Issuer's telephone number)

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              YES   X         NO ___
                                   ---

   As of August 11, 2000, 8,621,643 shares of the Issuer's Common Stock were outstanding.

          Transitional Small Business Disclosure Format (check one):
                              YES ___         NO X
                                                ---

       PART I  FINANCIAL INFORMATION

Item 1.  Financial Information

Condensed Financial Statements:                                                          Page

         Balance Sheet as of June 30, 2000 (unaudited)                                      3

         Unaudited Statements of Loss for the three and
         six months ended June 30, 2000, the period from June 28, 1999 (inception)
         through June 30, 1999 and the period from inception (June 28, 1999)
         through June 30, 2000                                                              4

         Statements of Stockholders' Equity (Deficit) audited for the period from inception (June 28, 1999) through December 31, 1999 and unaudited
         from the period January 1, 2000 through June 30, 2000 (unaudited)                  5

         Unaudited Statements of Cash Flows for the period from inception (June 28,
         1999) through June 30, 2000, the six months ending June 30, 2000, and the
         period from inception (June 28, 1999) through June 30, 1999 (unaudited)            6

         Notes to unaudited condensed financial statements                               7-11

Item 2.  Management's Discussion and Analysis of Financial Condition
and Results of Operations                                                               12-19

PART II OTHER INFORMATION

Item 1:  Legal Proceedings                                                                  19
Item 2:  Changes in Securities                                                              19
Item 3:  Defaults upon senior securities                                                    20
Item 4:  Submissions of matters to a vote of security holders                               20
Item 5:  Other information                                                                  20
Item 6:  Exhibits and reports on form 8-K                                                   21
Signatures                                                                                  22

                              b2bstores.com Inc.
                                 Balance Sheet
                           (condensed and unaudited)

                                                                            June 30, 2000
                                                                            -------------
ASSETS
Current:
 Cash and cash equivalents                                                 $    23,426,032
 Marketable Securities                                                           3,250,000

 Prepaid Expenses and other current assets                                         294,480
                                                                           ---------------
Total Current Assets                                                            26,970,512
Deposits                                                                            51,813
Property and equipment, net                                                      2,358,388
                                                                           ---------------
                                                                           $    29,380,713
                                                                           ===============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Accounts Payable                                                          $       313,003
 Accrued bonuses                                                                   108,000
 Other current liabilities                                                           9,328
 Deferred revenue                                                                    1,736
                                                                           ---------------
Total Current Liabilities                                                          432,067
                                                                           ---------------

Stockholders' equity
 Preferred stock, $.01 par value - shares authorized 5,000,000; none                     -
 Common stock, $.01 par value - shares authorized 25,000,000; issued
     8,621,643                                                                      86,216
 Additional Paid-in Capital                                                     35,474,370
 Deficit accumulated during the development stage                               (6,611,940)
                                                                           ---------------
Total stockholders' equity                                                      28,948,646
                                                                           ---------------
                                                                           $    29,380,713
                                                                           ===============

See accompanying notes to unaudited condensed financial statements.

                              b2bstores.com Inc.
                              Statements of Loss
                           (condensed and unaudited)

                                                    Cumulative, period from      Three months ended           Six months ended
                                                         June 28, 1999        June 30, and period from    June 30,and period from
                                                          (Inception)          inception(June 28, 1999)  inception (June 28, 1999)
                                                                                through June 30, 1999      through June 30, 1999
                                                        to June 30, 2000          2000         1999             2000         1999
                                                                              ------------   ----------      -----------   --------
Sales                                                     $     74,207         $    67,824            -      $    72,016          -
Cost of Sales                                                  570,432             378,559            -          509,924          -
                                                           -----------         -----------   ----------      -----------   --------
     Gross Loss                                               (496,225)           (310,735)           -         (437,908)         -
Operating Expenses
     General and administrative                              1,656,089             707,911            -        1,330,334          -
     Sales and marketing                                     1,311,984             748,590            -        1,113,014          -
     Technology                                                460,028             160,527            -          357,132          -
     Fulfillment Management                                    319,976             179,577            -          271,740          -
     Start-up Costs                                             55,036                   -            -                -          -
Stock-based compensation relating to general and               216,430                   -            -                -          -
     administrative activities
Stock-based compensation relating to start-up
     activities                                            $ 2,636,886             276,924            -          735,386          -
          Total operating expenses                           6,656,429           2,073,529            -        3,807,606          -
          Loss from operations                              (7,152,654)         (2,384,264)           -       (4,245,514)         -
Interest Income (expense)                                  $   540,714             418,570            -          563,811          -
Net loss                                                   $(6,611,940)        $(1,965,694)           -      $(3,681,703)         -
Loss per share (basic and diluted)                                                  $(0.23)           -           $(0.50)         -
Weighted average common shares outstanding                                       8,621,643            -        7,342,522          -

See accompanying notes to financial statements.

                  Statement of Stockholders' Equity (Deficit)

Period from June 28, 1999 (inception) to June 30, 2000

Period from June 28, 1999 (inception) to December 31, 1999 (audited)
                                                                                                      Deficit
                                                                                                      Accumulated
                                                                                       Additional     during the          Total
                                                                  Common Stock           paid-in      Development      stockholders'
                                                                Shares       Amount      capital         Stage      equity (deficit)
Issuance of common stock to
Founding and other stockholders:               June 29, 1999    3,666,667    $ 36,667  $         -    $         -       $    36,667

Issuance of common stock to investors:         August 23, 1999    333,333       3,333    2,497,500              -         2,500,833

Issuance of common stock to directors
  and consultants: September 15, 1999                              21,643         216      216,214              -           216,430

Net loss for the period                                                 -           -            -     (2,930,237)       (2,930,237)

Balance December 31, 1999                                       4,021,643    $ 40,216  $ 2,713,714    $(2,930,237)      $  (176,307)
Period from January 1 to June 30, 2000 (unaudited)
Issuance of common stock in connection with
  initial public offering, net February 15, 2000                4,000,000      40,000   27,775,090              -        27,815,090

Issuance of common stock in connection with
  overallotment, net,  March 29, 2000                             600,000       6,000    4,314,000              -         4,320,000

Stock based compensation from vesting of
  options to officers                                                   -           -      735,386              -           735,386

Additional expenses in connection with initial
  public offering                                                       -           -      (63,820)             -           (63,820)

Net loss for the period                                                 -           -            -     (3,681,703)       (3,681,703)

Balance June 30, 2000 (unaudited)                               8,621,643    $ 86,216  $35,474,370    $(6,611,940)      $28,948,646

See accompanying notes to financial statements.

                              b2bstores.com Inc.
                            STATEMENT OF CASH FLOWS
                           (Condensed and Unaudited)

                                                                      Cumulative, period
                                                                       from June 28,1999     Six months    Period from June 28, 1999
                                                                        (inception) to         ended          (inception) through
                                                                         June 30, 2000     June 30, 2000         June 30, 1999
                                                                      --------------------------------------------------------------
Cash flows from operating activities:
  Net loss                                                                   $(6,611,940)    $(3,681,703)                -
                                                                      --------------------------------------------------------------
Adjustments to reconcile net Loss to  net cash used in
 operating activities:
  Expense recognized in connection with issuance of common stock for
   relating to start-up and general and administrative activities              2,853,316         735,386                 -
  Depreciation and amortization                                                  347,424         318,891                 -
  Changes in assets and liabilities:
   Increase in prepaid expenses and other current assets                        (294,480)       (255,565)                -
   Increase in deposits                                                          (51,813)        (31,017)                -
   Increase in deferred revenue                                                    1,736             749                 -

   Increase in accrued bonuses                                                   108,000               -                 -
   Increase in accrued expenses                                                    9,328          23,392                 -
   Increase in accounts payable                                                  313,003         240,874                 -
                                                                      --------------------------------------------------------------
    Total adjustments                                                          3,286,514       1,032,710                 -
                                                                      --------------------------------------------------------------
    Net cash, used in operating activities                                    (3,325,426)     (2,648,993)                -
                                                                      --------------------------------------------------------------
Cash flows from investing activities:
   Marketable Securities                                                      (3,250,000)     (3,250,000)                -
   Capital expenditures                                                       (2,705,812)     (2,314,405)                -
                                                                      --------------------------------------------------------------
    Net cash used in investing activities                                     (5,955,812)     (5,564,405)                -

Cash flows from financing activities:
   Loans from principal stockholder                                            1,399,836         575,000                 -
   Repayment of loans from principal stockholder                              (1,399,836)     (1,399,836)                -
   Proceeds from issuance of common stock                                     33,027,637      32,391,637            36,667
                                                                      --------------------------------------------------------------
    Net cash provided by financing activities                                 32,707,270      31,566,801            36,667
                                                                      --------------------------------------------------------------

Net Increase in Cash                                                          23,426,032      23,353,403            36,667
Cash and cash equivalents, beginning of period                                         -          72,629                 -
Cash and cash equivalents, end of period                                     $23,426,032     $23,426,032           $36,667
                                                                      ==============================================================
Non-cash items:
Deferred offering costs                                                      $         -     $   320,367                 -

Supplemental cash flow information:
Interest paid on loans from principal stockholder                            $    22,838     $    22,838                 -

See accompanying notes to financial statements

                         NOTES TO FINANCIAL STATEMENTS
                                  (unaudited)

Business

  b2bstores.com Inc. ("b2bstores" or the "Company"), a development stage enterprise, was incorporated on June 28, 1999 under the laws of the State of Delaware. The Company is a comprehensive business-to-business Internet destination for organizations of all sizes, delivers quality business-related products and services combined with information resources through an, integrated, user-friendly web site. In addition, b2bstores.com offers its Integrated Merchandising Solution (IMS), which provides complete e-commerce solutions for businesses. IMS creates a marketplace featuring the products, services, and content selected by a business under a fully branded, co-branded, or private label offering.

  The Company's web site moves business-to-business transactions and other business operations away from traditional modes to the Internet. This web site is designed as a community mall, a place where business customers can visit a "virtual storefront" or product category of their choice, seek out services from professionals, research issues important to their business and meet and communicate with customers, suppliers, colleagues and competitors. The Company is developing its web site to make it user friendly and to create an experience that is highly useful, efficient, enjoyable and informative for the business customer.

Basis of Presentation

  The financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company's management believe that the disclosures are adequate to make the information presented not misleading.

  These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained herein. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the period from June 28, 1999 (Inception) to December 31, 1999 included in the Company's Registration Statement on Form SB-2MEF (No. 333-30376) which was declared effective by the Securities and Exchange Commission on February 14, 2000. The Company follows the same accounting policies in the preparation of its interim reports.

  Results of operations for the interim periods may not be indicative of annual results.

Reclassifications

  Certain prior period amounts have been reclassified to conform with the current period's presentation.

Cash and Cash Equivalents

  The Company invests certain of its excess cash in debt instruments of the US Government, municipalities and their agencies, money market accounts, and of high quality corporate issuers and 99% of the balances are held at one broker. All highly liquid instruments with an original maturity of three months or less are considered cash equivalents.

Marketable Securities

  The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents; those with an original maturity greater than 90 days are considered marketable securities. At June 30, 2000, short-term investments consist of investments in high-quality corporate issuers and have been classified as held to maturity. Unrealized gains and losses for the period ending June 30, 2000 were not significant. All short-term investments and 99% of cash equivalents are held at one broker. Accordingly, the Company is subject to credit risk if the broker is unable to repay the balance in the account or deliver the Company's securities. The Company manages this credit risk by only investing in high-quality money market instruments, municipal securities, and corporate issuers. These funds are insured by Travelers Insurance Group.

Revenue Recognition

  To date, the Company has generated nominal revenues from product sales. b2bstores anticipates that its revenue will primarily be comprised of sales of merchandise either purchased by b2bstores or placed on consignment with b2bstores, commissions, advertising and other revenue.

  The Company will recognize revenues according to:

  .   the type of product or service being sold,

  . the structure of the contract negotiated with the individual vendor, and

  . the substantive nature of the risks of ownership we incur in connection with the sale and shipment of the product.

  For product sales involving substantive risk of ownership, the Company will generally recognize revenue at the gross transaction value. For service and referral sales where risk of loss is minimal, the Company will generally recognize revenue on a net fee or commission basis. For auction sales where the Company incurs risk of loss in the transactions, it will recognize gross revenues. For auction sales where the Company acts as auctioneer and has little risk of loss, it will recognize revenue on a net basis or transaction fee basis.

  Currently, policy setting groups of the Emerging Issues Task Force and the Financial Accounting Standards Board are reviewing the guidelines under which revenue is recognized on a gross basis versus a net basis. As the Company currently recognizes certain of its revenue on a gross basis, there is a risk that future guidelines may require the Company to change, retroactively, its revenue recognition policy. This could cause the Company to report markedly lower revenues than currently anticipated. Although such a change would cause the Company to report markedly lower revenues and costs of products, it would not change the Company's reporting with respect to other expenses, net revenue or earnings before and after tax.

  The Company will allow customers to return merchandise in certain circumstances; accordingly, the Company will not recognize revenue from the sale of those products covered by the return policy until the return policy period has expired or the customer's right of return has expired. The Company will recognize the sales amount as deferred revenue upon verification of the credit card transaction authorization and shipment of the merchandise until such time that the Company is able to estimate returns.

Advertising Revenue

  The Company will also earn revenue from the sale of advertising on its web site. These revenues will be recognized as the advertisement is displayed. Property and Equipment

  Property and equipment, net consists of the following:



                                                 June 30, 2000
                                                 -------------

Capitalized software development costs:
  Purchased software                                $1,120,011
  Internally developed software                        743,238
Computer equipment                                     795,943
Furniture and equipment                                 43,220
Leasehold improvements                                   3,400
                                                    ----------
                                                     2,705,812
Less:  Accumulated depreciation and amortization       347,424
                                                    ----------
Property and equipment                              $2,358,388
                                                    ----------

Depreciation expense for the three and six months ended June 30, 2000 was $272,997 and $318,891 respectively.

Capitalized Software Development Costs

  In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs.

  The Company has capitalized certain software development costs in the amount of approximately $ 1.9 million in connection with its online services. The majority of these costs were in connection with purchasing the perpetual, non-revocable license to the software technology used for the e-commerce platform from Netgateway upon which the Company has built its e-commerce portal. As part of this transaction, the Company no longer has any future obligations to Netgateway. The costs associated with research and development of such technology were expensed as incurred. Software development costs incurred subsequent to establishing technological feasibility have been capitalized. Technological feasibility is established upon the completion of a detailed program design (in the absence of any high risk issues or uncertainties). Capitalized software costs are being amortized over a period of two years. Maintenance costs incurred in connection with the software are being expensed as incurred.

Stockholders' Equity

  On February 15, 2000, the Company completed its initial public offering ("IPO") of 4,000,000 shares of its common stock at $8.00 per share. Net proceeds to the Company aggregated approximately $27.8 million (net of underwriters' commission and offering expenses of $4.2 million). Additionally, on March 29, 2000, the over-allotment option on the common stock offering was exercised in full, resulting in an additional issuance of 600,000 shares of common stock with net proceeds of approximately $4.3 million to the Company (net of underwriters' commission and offering expenses of $500,000.

  The Company used approximately $1.4 million of the net proceeds of the IPO to repay in full the principal and interest due on a loan made by Enviro-Clean of America Inc., a principal stockholder of the Company.

  The Company issued warrants to purchase up to 400,000 shares of common stock to the underwriter representatives in connection with the IPO.

  The Company granted 1,000,000 options to officers of the Company in connection with their initial employment by the Company.

  Subsequent to June 30, 2000, there were 71,790 performance options granted to employees relating to the second quarter bonuses.

1999 Performance Equity Plan

  The Company has a Performance Equity Plan that authorizes the granting of up to 2,000,000 shares of common stock to key employees, officers, directors and consultants. Awards consist of stock options (both nonqualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), registered stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the plan. As of June 30, 2000, 1,209,500 options were granted under the plan to employees and directors.

Loss Per Share

  Basic loss per share is based only on the weighted average number of common shares outstanding for the period. Diluted loss per share is similar to basic loss per share except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares, such as options and warrants, had been issued. Dilutive potential common shares are excluded from the computation if their effect is antidilutive.

  Basic and diluted loss per share are the same due to the options being antidilutive in accordance with SFAS 128.

Stock-Based Compensation

  The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value based method, compensation cost is the excess, if any, of the fair market value of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock.

  During the six months ended June 30, 2000, the Company charged to operations approximately $735,000 relating to officers' options granted in connection with the IPO, and vested in the first two quarters of the year.

Income Taxes

  The company has not generated any taxable income to date and therefore has not paid any federal or state income taxes since inception. The Company has provided a full valuation allowance on the deferred tax asset created from these taxable losses due to the uncertainty of future income streams and limitation provisions created by the completion of the IPO.

Item 2. Management's Discussions and Analysis of Financial Condition and Results of Operations


                          Forward Looking Statements

  This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies.

  These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained under Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations.

  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. These factors include, but are not limited to, the following: changes in general economic and business conditions; changes in current pricing levels; changes in political, social and economic conditions and local regulations; changes in technology and the development of new technology; foreign currency fluctuations; reductions in sales to any significant customers; changes in sales mix; industry capacity; competition; disruptions of established supply channels; manufacturing capacity constraints; and the availability, terms and deployment of capital. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

Due to changes in the market place, the Company has re-evaluated its sales and
marketing strategy.   The original strategy of creating a branded site through
the use of advertising mediums to create market awareness of b2bstores.com name has been altered in response to changing market conditions. The new strategy which still focuses on driving the purchases through increasing traffic to the site, will do so through strategic partnership with our existing customers. We will not be spending the amount of money for marketing and advertising as it was originally anticipated in our registration statement due to the change in the above strategy.

In June, upon authorization of the Board of Directors, the Company hired the investment banking firm of Houlihan Lokey Howard & Zukin to review strategic alternatives available to the company and its shareholders. Among the alternatives that Houlihan Lokey will research will be acquisitions, mergers and other alliances that will help the company execute its growth strategy.

  We do not undertake to update our forward-looking statements to reflect future events or circumstances.

Overview

  b2bstores.com Inc. is a development stage company which was formed in June 1999 and assembled a core set of operating assets during the remainder of 1999. These assets include a management team, a technology infrastrucuture, financing and our basic web site, www.b2bstores.com, which first became available in September 1999. In February 2000, we completed our Initial Public Offering ("IPO").

  Since the introduction of our site, our web site has provided our customers with the ability to purchase online business products and supplies in a growing number of categories. We will continue doing business on our site, along with expanding our vendor management services of our business model. We have more than enough cash to fund operations for next twelve months. Currently we are not expecting any major capital expenditures. We will need to add more employees as support as our transaction grows on our web site and as our vendor management services grows.

  In a letter to the Board of Directors dated July 10, 2000, Woo Jin Kim, Chief Executive Officer of the Company, submitted notice of his intent to terminate his employment. The Board accepted this resignation of employment and notice of the Board's decision was delivered to Mr. Kim. Chief Financial Officer Mark Voorhis has replaced Mr. Kim on an interim basis. Subsequent to his resignation of employment, Mr. Kim's resignation from the Board of Directors was deemed effective. In addition, on July 12, 2000, Garrick Hileman submitted a letter of resignation from the Board of Directors, which was accepted by the Board.

  During the first two quarters of 2000, we have continued to assemble additional core assets, including the acquisition of a perpetual, nonrecoverable license to the software technology used for our core business. This technology will also allow us to provide vendor management and other e-commerce services to other businesses that seek to utilize the Internet for their inventory management requirements and business products purchasing and selling. We have also expanded the number of our employees from 23 to 43. This growth results from our expansion of our development team in preparation of launching our site and expansion of our sales and marketing team hired to add new product vendors, service vendors and content to the site. Our technology group has also increased as it develops the electronic connectivity between the b2bstores.com Inc. portal and our numerous vendors. All of this activity has resulted in increased operating expenses as discussed below.

  In addition to the continuing assembly of additional core assets, we have engaged in the following activities, which are currently ongoing during the second quarter of 2000:

  Vendor Management Model    We have  expanded the Vendor Management services
  -----------------------
portion of our business model. Vendor Management is a concept where b2b stores.com repackages a portion or all of it products, services and content catalog under a fully branded, co-branded or "private labeled" offering for our partners and clients. Offering our products, services and content in this manner allows b2bstores.com to leverage ourselves into an indirect channel sales model, creating the ability to address a much larger audience of potential buyers. We are able to do this by offering this additional e-commerce functionality to our partner's websites, giving them the ability to add value to their constituents. This allows b2bstores.com to access new markets and potential buyer populations through these Vendor Management partnerships.

  Expansion of our business product categories. We regularly seek to expand our
  --------------------------------------------
product categories by establishing relationships with additional fulfillment agents. These fulfillment agents are vendors that actually supply the products purchased by our customers through our web site. The terms of any agreement governing a relationship with a new fulfillment agent must be negotiated and will vary on a case-by-case basis.

  Introduction and expansion of business referrals.  We negotiate with providers
  ------------------------------------------------
of financial services, accounting services, legal services and other services to serve as service providers to customers at our web site. We are spending time in connection with our efforts to assemble a group of service providers willing to utilize our web site for the promotion of their services.

  Provision of business information and content.  We provide business
  ---------------------------------------------
information and other content to our customers, including:

  .    computer product reviews,

  .    news,

  .    stock market information, and

  .    downloadable driving directions.

  This information is supplied by third-party content providers. We are required to pay a fee for the content we make available through our web site. We intend to expand our roster of content providers and the information available through our web site. The arrangement we have with each content provider varies on a case-by-case basis.

Sources of Revenue

  We believe that we will derive our revenues from the following sources:

  .    product sales;

  .    service referral fees and commissions;

  .    advertising;

  .    "click through" fees; and

  . vendor management fees. We offer Integrated Merchandising Solution (IMS), which provides complete e-commerce solutions for businesses. IMS creates a market place featuring the products, services, and content selected by a business under a fully branded, co-branded, or private label offering. As of June 30, 2000 we have signed 17 IMS contracts through this IMS partner program.

  We will recognize revenues according to:

  .  the type of product or service being sold,

  .  the structure of the contract negotiated with the individual vendor, and

  . the substantive nature of the risks of ownership we incur in connection with the sale and shipment of the product.

  For product sales involving substantive risk of ownership, we will generally recognize revenue at the gross transaction value. For service and referral sales where risk of loss is minimal, we will generally recognize revenue on a net fee or commission basis. For auction sales where we incur risk of loss in the transactions, we will recognize gross revenues. For auction sales where we act as auctioneer and have little risk of loss, we will recognize revenue on a net basis or transaction fee basis. To date, our current revenues are derived from product sales.

Seasonality

  Although we have a limited operating history, we expect to experience seasonal variations in our e-commerce and advertising revenue, especially during the summer period, when user traffic levels are expected to decline. Our e- commerce revenue may be affected by stronger consumer goods sales during the fourth calendar quarter of the year. In addition, our advertising revenue may experience the same seasonal and cyclical patterns as those in traditional media, where advertising increases ahead of the year-end holiday buying season.

Results of Operations

   We incurred a net loss of approximately $2.0 million for the three month and $3.7 million for the six month period ended June 30, 2000. At June 30, 2000 we had an accumulated deficit of $6.6 million. The net losses and accumulated deficit resulted from our lack of substantial revenues, while incurring development and operational costs and stock based compensation expense. Because of our expansion plans, we expect to incur significant operating losses for the foreseeable future. Although we are expecting revenue growth in current periods, such growth may not be substantial and, therefore, these current periods should not be considered indicative of future performance. We may never achieve significant revenues or profitability or if we achieve significant revenues, it may not be sustained.

     Revenues. Revenues were nominal for the three months and six months ending June 30, 2000, totaling approximately $68,000 and $72,000, respectively. We continue to operate as a development stage company, which means that, although we have commenced our planned principal operations, we have not obtained significant revenues as of yet.

     Cost of Sales. Cost of sales includes the costs of the products or service sold, which was approximately $79,000 for the three-month period and $82,000 for the six-month period ending June 30, 2000 and overhead costs of approximately $300,000 for the three-month period and $428,000 for the six-month period ending June 30, 2000, which are necessary to support and keep the site functioning properly for all 24 hour periods.

     General and administrative expenses. General and administrative expenses consist primarily of salaries and related costs for our officers, management, administrative, finance, legal, and human resources department, as well as support services and professional service fees. The general and administrative expenses for three months ending June 30, 2000 are approximately $708,000. They are mainly comprised of salaries, bonuses and related costs of $215,000, facility management costs of $144,000, professional services of $152,000, directors' and officers' insurance costs of $50,000, travel and entertainment costs of $60,000, and employee relations' expense of $42,000. The general and administrative expenses for period ending six months ending June 30, 2000 are approximately $1,330,000. They are mainly comprised of salaries, bonuses and related costs of $448,000, facility management costs of $240,000, professional services of $250,000, directors' and officers' insurance costs of $90,000, travel and entertainment costs of $174,000, and employee relations' expense of $43,000.

     Sales and marketing expenses. Sales and marketing expenses consist primarily of salaries for sales and marketing personnel, advertising, trade shows, and travel and entertainment costs, including costs of attending trade shows. The sales and marketing expense of approximately $749,000 for the three months ended June 30, 2000 was mainly comprised of salaries and related costs of $319,970, and advertising and marketing costs of $371,000. The sales and marketing expense of approximately $1,113,000 for the six months ended June 30, 2000 was mainly comprised of salaries and related costs of $494,000, advertising and marketing costs of $462,000 and employee relations' costs of $121,000. Due to changes in the market place, the Company has re-evaluated its sales and marketing strategy. The original strategy of creating a branded site through the use of advertising mediums to create market awareness of b2bstores.com name has been altered in response to changing market conditions. The new strategy which still focuses on driving the purchases through increasing traffic to the site, will do so through strategic partnership with our existing customers.

We will not be spending the amount of money for marketing and advertising as it was originally anticipated in our registration statement due to the change in the above strategy.

     Technology expenses. Technology expenses consist primarily of the management of the hardware and software systems necessary to operate an internet sales portal. Portal issues include the electronic communications between the company's web-based systems and the numerous product and service vendors represented on the site. The technology expense of approximately $161,000 for the three months ended June 30, 2000 were mainly comprised of salaries and related costs of $83,000, and depreciation expense of $53,000. The technology expense of approximately $357,000 for the six months ended June 30, 2000 were mainly comprised of salaries and related costs of $206,000, depreciation expense of $64,000, and subscription fees of $48,000. We expect these expenses to continue to grow as business expands.

     Fulfillment management expenses. Fulfillment management expenses consist of all customer service issues relating to the "customer experience" in shopping at the b2b portal and the management of all vendor fulfillment issues (delivery of the products to the customers). The fulfillment management expense of approximately $180,000 for the three months ended June 30, 2000 was mainly comprised of salaries and related costs of $160,000, and service fees of $9,000. The fulfillment management expense of approximately $272,000 mainly comprised of salaries and related costs of $203,000, professional fees of $32,000, employee relations' cost of $24,000 and service fees of $9,000. We expect these expenses will continue to grow as we expand our business.

     Stock-based compensation expense. Stock-based compensation expense of approximately $277,000 and $735,000 for three months and six months ended June 30, 2000 respectively consists of expense relating to officers options vested in connection with the IPO. There are additional options that were granted in connection with the IPO that will vest over the next two years and create compensation charges of approximately $865,000.

     Interest Income earned on our cash management account for the three months and six months ended June 30, 2000 was $419,000 and $564,000 respectively.

     As a result of all of the above, the net loss to shareholders for the three months and six months ended June 30, 2000 was $2.0 and $3.7 million respectively. On a basic and diluted per share basis, the net loss to common shareholders for the three months and six months ended June 30, 2000 was $ (.23) and $ (.50) per share respectively.

Liquidity and Capital Resources

     For the six months ended June 30, 2000, cash provided by financing activities of $31.6 million was primarily due to our initial public offering of 4,000,000 shares of its common stock at $8.00 per share and sale of an additional 600,000 shares pursuant to the over-allotment option granted to the underwriters in the IPO. Net proceeds to us from the IPO (and the over-allotment option) aggregated approximately $32.1 million (net of underwriters' commission and offering expenses of approximately $4.7 million). This amount should satisfy our cash requirements for the next 12 months.

     In connection with the IPO, bonuses in the aggregate amount of $105,000 were paid.

     We used approximately $1.4 million of the net proceeds of the IPO to repay in full the principal and interest due on a loan made by Enviro-Clean of America Inc., a principal stockholder of the Company.

     As of June 30, 2000, our primary source of liquidity consisted of cash and cash equivalents derived from the IPO. At June 30, 2000, the Company had cash and cash equivalents of approximately $23,000,000.

     For the six months ended June 30, 2000, cash used in operating activities was $2,649,000. Cash used in operating activities consisted mostly of net operating losses and increases in accounts payable and accrued expenses offset by prepaid expenses and other current assets. We expect these expenses to grow as we transition from a development stage company.

     Net cash used in investing activities was $5.6 million for the six months ended June, 30, 2000. Our investing activities were for investing in marketable securities and for capital expenditures which mainly comprised of purchasing the perpetual non-revocable license to the software technology used for the e-commerce platform from Netgateway on which the Company has built its e-commerce portal. As a part of this transaction, the Company no longer has any future obligations to Netgateway.

Risks relating to our financial condition

     In addition to the other information included in this report, the following factors should be considered in evaluating our business and future prospects:

     Because we have a very short operating history, there is no track record to indicate that we will successfully manage our business or achieve profitability. We may not be able to grow our business as planned or even become a profitable business. We began our commercial operations in September 1999 and have a limited operating history upon which you may evaluate us. Our business prospects are subject to all the risks, expenses and uncertainties encountered by any new company. We also face the risks inherent in operating in the rapidly evolving markets for Internet products and services.

     Because our operating expenses and capital expenditures will outpace our revenues, we will incur significant losses in the near term. We expect to incur significant operating expenses and make relatively high capital expenditures as we develop our Internet business. These operating expenses and capital expenditures will initially outpace revenues and result in significant losses in the near term. We have generated only nominal revenues for six months ended June 30, 2000 and have incurred a net loss of $3.7 million, and, since inception, have incurred a net loss of $6.6 million. Because our executive officers lack significant management experience, we may not be able to effectively manage our growth.

     The growth of our business may place a significant strain on our management team and we may not be able to effectively manage our growth. None of our executive officers has significant experience in managing a company or overseeing a company's rapid growth. Our new business focus on Vendor Management Agreements may not prove to be profitable.

We have more than enough cash to fund operations for the next twelve months. Currently we are not expecting any major capital expenditures. We will need to add more employees as support as our transaction grows on our web site and as our vendor management services grows.


                           PART II OTHER INFORMATION

     Item 1  Legal Proceedings

     The Company is not currently a party to any pending legal proceeding, nor is any of the Company's property subject to any pending legal proceeding.

     Item 2  Changes in Securities

     (d). Use of Proceeds

     On February 14, 2000, the Company's Registration Statement on Form SB-2MEF covering the Offering of 4,000,000 shares of the Company's Common Stock, Commission file number 333-30376 was declared effective. The net proceeds of the offering to the Company (after deducting expenses) were $27,815,090. On March 29, 2000, the over-allotment option was also exercised and declared effective, resulting in the proceeds (after deducting expenses) of $4,320,000, which were received upon settlement on April 3, 2000. During the first two quarters, the net proceeds have been used for the following purposes:

Repayment of indebtedness and related
interest...............................................    $ 1,422,676

Development
costs..................................................      1,863,249
Purchases of machinery and equipment...................        839,163
Working capital........................................      1,333,970
Other purposes  including:
investments, including commercial paper, short-term
municipal securities, and money markets funds..........     26,676,032
                                                           -----------
                                                           $32,135,090

Item 3.  Defaults Upon Senior Securities

     There have been no material defaults with respect to any indebtedness of the Company to be disclosed pursuant to this item.

Item 4.  Submissions of Matters to a vote of Security Holders

     There have been no matters submitted to a vote of security holders during the quarter ended June 30, 2000.

Item 5.   Other Information

     .    Resignation of the Chief Executive Officer

     In a letter to the Board of Directors dated July 10, 2000, Woo Jin Kim, Chief Executive Officer of the Company, submitted notice of his intent to terminate his employment. The Board accepted this resignation of employment and notice of the Board's decision was delivered to Mr. Kim. Chief Financial Officer Mark Voorhis has replaced Mr. Kim on an interim basis. Subsequent to his resignation of employment, Mr. Kim's resignation from the Board of Directors was deemed effective. In addition, on July 12, 2000, Garrick Hileman submitted a letter of resignation from the Board of Directors, which was accepted by the Board.

     .    Hiring of Investment Banking Firm

     In June, upon authorization of the Board of Directors, the Company hired the investment banking firm of Houlihan Lokey Howard & Zukin to review strategic alternatives available to the company and its shareholders. Among the alternatives that Houlihan Lokey will research will be acquisitions, mergers and other alliances that will help the company execute its growth strategy.

Item 6.  Exhibits and Reports on Form 8-K

               (a)  Exhibits:

EXHIBIT
NUMBER                             DESCRIPTION
------         -----------------------------------------------------------------
3.1            Certificate of Incorporation (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2
               (Reg. No. 333-30376) dated October 6, 1999).

3.1(a) Amendment to Certificate of Incorporation (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg. No. 333-30376) dated October 6, 1999).

3.2 By-Laws (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2
               (Reg. No. 333-30376) dated October 6, 1999).

3.2(a) Amended Bylaws (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2/A
               (Reg. No. 333-30376) dated December 2, 1999).

4.1 Specimen Common Stock Certificate (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg. No. 333-30376) dated October 6, 1999).

4.2 Form of Representatives' Warrant Agreement, including form of Representatives' Warrant (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg. No. 333-30376) dated October 6, 1999).

4.2(a) Amended Form of Representatives' Warrant Agreement (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg. No. 333-30376) dated January 1,
               2000).

27.1           Financial Data Schedule at June 30, 2000.


               (b)  Reports on 8-K:

     The Company had no reports during the quarter on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 11, 2000                  b2bstores.com Inc.
                                        (Registrant)


                                         /s/ Richard Kandel
                                        ---------------------
                                        Richard Kandel
                                        Chairman of the Board

                                          /s/ Mark Voorhis
                                         ----------------------
                                         Mark Voorhis
                                         Chief Financial Officer

                                                                         ANNEX H


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 10-QSB

[X]  QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934:
               For the Quarterly Period ended September 30, 2000
[_]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE EXCHANGE ACT
    For the transition period from __________________ to __________________

                        Commission File number 1-14798

                              b2bstores.com Inc.
            (Exact name of registrant as specified in its charter)

             Delaware                                     11-3500746
  -------------------------------                    ----------------------
  (State or other jurisdiction of                    I.R.S. Employer ID No.
  incorporation or organization)

                           249 East Ocean Boulevard
                                   Suite 620
                         Long Beach, California 90802
                         ----------------------------

                   (Address of principal executive offices)

                                (562) 491-7180
                          (Issuer's telephone number)

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                YES    X     NO
                                    --------    -------


     As of November 13, 2000, 8,621,643 shares of the Issuer's Common Stock were outstanding.

    Transitional Small Business Disclosure Format (check one):
                                YES        NO   X
                                    -----     -----

                         PART I FINANCIAL INFORMATION

Item 1.  Financial Information


Condensed Financial Statements:                                                       Page
     Balance Sheet as of September 30, 2000 (unaudited)                                  3

     Unaudited Statements of Loss for the three and nine months ended
     September 30, 2000, the period from June 28, 1999 (inception) through
     September 30, 1999 and the period from inception (June 28, 1999)
     through September 30, 2000                                                          4

     Statements of Stockholders' Equity (Deficit) audited for the period from inception (June 28, 1999) through December 31, 1999 and unaudited
     from the period January 1, 2000 through September 30, 2000 (unaudited)              5

     Unaudited Statements of Cash Flows for the period from inception (June
     28, 1999) through September 30, 2000, the nine months ending September
     30, 2000, and the period from inception (June 28, 1999) through
     September 30, 1999                                                                  6

     Notes to unaudited condensed financial statements                                7-11


Item 2. Management's Discussion and Analysis of Financial Condition
And Results of Operations                                                            11-15

PART II OTHER INFORMATION

Item 1:  Legal Proceedings                                                              15
Item 2:  Changes in Securities                                                          15
Item 3:  Defaults upon senior securities                                                16
Item 4:  Submissions of matters to a vote of security holders                           16
Item 5:  Other information                                                              16
Item 6:  Exhibits and reports on form 8-K                                               16
Signatures                                                                              17

                              b2bstores.com Inc.
                                 Balance Sheet
                           (condensed and unaudited)

                                                                        September 30, 2000
                                                                        -------------------

                                       ASSETS

Current:
   Cash and cash equivalents                                                  $ 16,539,682
   Marketable Securities                                                         8,718,896
   Prepaid Expenses and other current assets                                        94,143
                                                                              ------------
Total Current Assets                                                            25,352,721
Deposits                                                                            45,596
Property and equipment, net                                                        211,610
                                                                              ------------
                                                                              $ 25,609,927
                                                                              ============
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts Payable                                                           $    373,630
   Accrued Expenses and Other Current Liabilities                                   17,867
   Deferred revenue                                                                     57
                                                                              ------------
Total Current Liabilities                                                          391,554


Stockholders' equity
   Preferred stock, $.01 par value - shares authorized 5,000,000; none
   Common stock, $.01 par value - shares authorized 25,000,000; issued
   8,621,643 and 4,021,643                                                          86,216
   Additional Paid-in Capital                                                   35,744,462
   Deficit accumulated during the development stage                            (10,612,305)
                                                                              ------------
Total stockholders' equity                                                      25,218,373
                                                                              ------------
                                                                              $ 25,609,927
                                                                              ============


      See accompanying notes to unaudited condensed financial statements.

                              Statements of Loss
                           (condensed and unaudited)

                                                                            Three months ended              Nine months ended
                                                                            September 30, 2000              September 30, 2000
                                                                              and period from                and period from
                                            Cumulative, period from      Inception (June 28, 1999)      inception (June 28, 1999)
                                           June 28, 1999 (Inception)    through September 30, 1999      through September 30, 1999
                                             to September 30, 2000         2000           1999           2000              1999
                                           -------------------------    -----------    -----------    -----------       -----------
Sales                                            $    122,479           $    48,272    $     1,658    $   120,288       $     1,658
Cost of Sales                                       1,180,973               610,541         17,591      1,120,465            17,591
                                                 ------------           -----------    -----------    -----------       -----------
 Gross Loss                                        (1,058,494)             (562,269)       (15,932)    (1,000,177)          (15,932)
Operating Expenses
 General and administrative                         2,505,738               849,649         99,225      2,179,983            99,225
 Sales and marketing                                1,714,712               402,728         60,606      1,515,742            60,606
 Technology                                           781,250               321,222         31,342        678,354            31,342
 Fulfillment Management                               383,500                63,524         14,693        335,264            14,693
 Start-up Costs                                        55,036                     0         55,036                           55,036
 Loss on Sale of Computer Assets                       50,580                50,580                        50,580
 Impairment of Assets                               1,902,508             1,902,508                     1,902,508
Stock-based compensation relating to
 general and administrative activities                216,430                     0        216,430                          216,430
Stock-based compensation relating to
 start-up activities                             $  2,906,978               270,092    $ 1,901,500      1,005,478       $ 1,901,500
                                                 ------------           -----------    -----------    -----------       -----------
  Total operating expenses                         10,516,731             3,860,302      2,378,832      7,667,908         2,378,832
                                                 ------------           -----------    -----------    -----------       -----------
  Loss from operations                            (11,575,225)           (4,422,571)    (2,394,764)    (8,668,085)       (2,394,764)
Interest Income (expense)                        $    962,920               422,206    $         0        986,017       $         0
                                                 ------------           -----------    -----------    -----------       -----------
Net loss                                         $(10,612,305)          $(4,000,365)   $(2,394,764)   $(7,682,068)      $(2,394,764)
                                                 ============           ===========    ===========    ===========       ===========
Loss per share (basic and diluted)                                      $     (0.46)   $     (0.62)   $     (0.99)      $     (0.62)
                                                        ============    ===========    ===========    ===========       ===========
Weighted average common shares outstanding                                8,621,643      3,878,311      7,772,008         3,878,311
                                                                        ===========    ===========    ===========       ===========

See accompanying notes to unaudited condensed financial statements.

                              b2bstores.com Inc.
                  Statement of Stockholders' Equity (Deficit)

Period from June 28, 1999 (inception) to September 30, 2000


Period from June 28, 1999 (inception) to December 31, 1999 (audited)                                      Deficit
                                                                                                        Accumulated
                                                                       Common Stock      Additional     during the        Total
                                                                       ------------        paid-in      Development   stockholders'
                                                                    Shares    Amount       capital         Stage     equity (deficit
                                                                    ------    --------   ----------     -----------  ---------------
Issuance of common stock to
Founding and other stockholders:                 June 29, 1999     3,666,667  $ 36,667   $         -    $          -    $    36,667

Issuance of common stock to investors:           August 23, 1999     333,333     3,333     2,497,500               -      2,500,833

Issuance of common stock to directors
  and consultants: September 15, 1999                                 21,643       216       216,214               -        216,430

Net loss for the period                                                    -         -             -      (2,930,237)    (2,930,237)
                                                                   ----------------------------------------------------------------
Balance December 31, 1999                                          4,021,643  $ 40,216   $ 2,713,714    $ (2,930,237)   $  (176,307)
Period from January 1 to September 30, 2000 (unaudited)
Issuance of common stock in connection with
 initial public offering, net February 15, 2000                    4,000,000    40,000    27,775,090               -     27,815,090

Issuance of common stock in connection with
 over allotment, net, March 29, 2000                                 600,000     6,000     4,250,180               -      4,256,180

Stock based compensation from vesting of options to officers               -         -     1,005,478               -      1,005,478

Net loss for the period                                                    -         -             -      (7,682,068)    (7,682,068)
                                                                   ----------------------------------------------------------------
Balance September 30, 2000 (unaudited)                             8,621,643  $ 86,216 $  35,744,462    $(10,612,305)   $25,218,373
                                                                   ================================================================

      See accompanying notes to unaudited condensed financial statements.

                            STATEMENT OF CASH FLOWS
                           (Condensed and Unaudited)

                                                                  Cumulative, period
                                                                  from June 28, 1999     Nine months       Period from June 28, 1999
                                                                    (inception) to          ended             (inception) through
                                                                 September 30, 2000    September 30, 2000     September 30, 1999
                                                                 -------------------------------------------------------------------
Cash flows from operating activities:
     Net loss                                                    $     (10,612,305)    $      (7,682,068)                (2,394,764)
                                                                 -------------------------------------------------------------------
Adjustments to reconcile net Loss to net cash used in
     Expense recognized in connection with issuance of
     common stock                                                        3,123,408             1,005,478                          -
     Depreciation and amortization                                         551,266               522,733                          -
     Loss on Sale of Computer Assets                                        50,580                50,580
     Impairment of Assets                                                1,902,508             1,902,508
     Changes in assets and liabilities:
       Increase in prepaid expenses and other current assets               (94,143)              (55,228)                    (6,882)
       Increase in deposits                                                (45,596)              (24,800)                   (45,596)
       Increase in deferred revenue                                             57                  (930)                         -
       Increase in accrued expenses                                         17,868               (76,068)                     3,928
       Increase in accounts payable                                        373,630               301,501                     43,549
                                                                 -------------------------------------------------------------------
           Total adjustments                                             5,879,577             3,625,773                     (5,001)
                                                                 -------------------------------------------------------------------
           Net cash, used in operating activities                       (4,732,728)           (4,056,295)                (2,399,765)
                                                                 -------------------------------------------------------------------

Cash flows from investing activities:

      Marketable Securities                                             (8,718,896)           (8,718,896)                         -
      Capital expenditures                                              (2,737,395)           (2,345,988)                   (97,458)
      Proceeds from Sale of Computer Assets                                 21,432                21,432
                                                                 -------------------------------------------------------------------
           Net cash used in investing activities                       (11,434,859)          (11,043,452)                   (97,458)

Cash flows from financing activities:

      Deferred Offering Costs                                                                                              (104,809)
      Loans from principal stockholder                                   1,399,836               575,000                    179,836


      Repayment of loans from principal stockholder                     (1,399,836)           (1,399,836)                         -
      Proceeds from issuance of common stock                            33,027,637            32,391,637                  2,753,930
                                                                 -------------------------------------------------------------------
           Net cash provided by financing activities                    32,707,270            31,566,801                  2,828,957
                                                                 -------------------------------------------------------------------

Net Increase in Cash                                                    16,539,682            16,467,053                    331,734
Cash and cash equivalents, beginning of period                                   -                72,629                          -
Cash and cash equivalents, end of period                         $      16,539,682     $      16,539,682      $             331,734
                                                                 ===================================================================
Non-cash items:
Deferred offering costs                                          $               -     $         320,367                          -

Supplemental cash flow information:
Interest paid on loans from principal stockholder                $          22,838     $          22,838                          -

  See accompanying notes to unaudited condensed financial statements
                              b2bstores.com Inc.
                         NOTES TO FINANCIAL STATEMENTS
                                  (unaudited)

Business

  b2bstores.com Inc. ("b2bstores" or the "Company"), a development stage enterprise, was incorporated on June 28, 1999 under the laws of the State of Delaware. The Company was developed as a comprehensive business-to-business Internet destination for organizations of all sizes, to deliver quality business-related products and services combined with information resources through an, integrated, user-friendly web site. The Company developed its web site to move business-to-business transactions and other business operations away from traditional modes to the Internet. The web site was designed as a community mall, a place where business customers could visit a "virtual storefront" or product category of their choice, seek out services from professionals, research issues important to their business and meet and communicate with customers, suppliers, colleagues and competitors.

  In June 2000, as a result of several months of turmoil in the financial markets surrounding the Dot Com industry, the Company hired the investment banking firm of Houlihan Lokey Howard & Zukin to help it review and identify its strategic business alternatives. In July, the company's CEO, Mr. Woojin Kim, resigned, and in August the company announced a reorganization of its existing business. The effect of the reorganization was the resignation or lay-off of 50 people, termination of operational contracts and the sale of most of the company's operating assets. The Company eliminated its Sales & Marketing and Development departments completely, and retained only a skeleton staff in operations and administration. While the web site is still up and functional the company is not pursuing any expansion of this business at this time. The company, since the reorganization, is operating in a positive cash flow position while the Investment Bankers continue to review the opportunities available to the Company.

  In the event that the Company executes a definitive agreement to merge or sell the Company, the Board has authorized the issuance of options to purchase 50,000 shares to each of Jay Raubvogel and David Walke, both directors of the Company, at an exercise price of the closing price of the Company's stock on the date of execution and a lump sum payment of $100,000 to Randall K. Davis, another of the Company's directors. In addition, upon the effective date of a merger, the Board has agreed to authorize the settlement of the employment agreement of Richard Kandel, Chairman of the Board of the Company, for a lump sum payment of $400,000 or a lump sum payment of the remaining amount of total compensation left on the employment agreement at the effective date of the merger, whichever is less, in exchange for Mr. Kandel's execution of a general release of the Company's obligations under the employment agreement.

Basis of Presentation

  The financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company's management believe that the disclosures are adequate to make the information presented not misleading.

  These statements reflect all adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained herein. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the period from June 28, 1999 (Inception) to December 31, 1999 included in the Company's Registration Statement on Form SB-2MEF (No. 333-30376), which was declared effective by the Securities and Exchange Commission on February 14, 2000. The Company follows the same accounting policies in the preparation of its interim reports.

  Results of operations for the interim periods may not be indicative of annual results.

Reclassifications

  Certain prior period amounts have been reclassified to conform to the current period's presentation.

Cash and Cash Equivalents

  The Company invests certain of its excess cash in debt instruments of the US Government, municipalities and their agencies, money market accounts, and of high quality corporate issuers and 99% of the balances are held at one broker. All highly liquid instruments with an original maturity of three months or less are considered cash equivalents.

Marketable Securities

  The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents; those with an original maturity greater than 90 days are considered marketable securities. At September 30, 2000, short-term investments consist of investments in high-quality corporate issuers and have been classified as held to maturity. Unrealized gains and losses for the period ending September 30, 2000 were not significant. All short-term investments and 99% of cash equivalents are held at one broker. Accordingly, the Company is subject to credit risk if the broker is unable to repay the balance in the account or deliver the Company's securities. The Company manages this credit risk by only investing in high-quality money market instruments, municipal securities, and corporate issuers. These funds, all held at one broker, are insured by Travelers Insurance Group.

Revenue Recognition

  To date, the Company has generated nominal revenues from product sales.

  The Company has recognized its revenues according to:

  . The structure of the contract negotiated with the individual vendor, and

  . The substantive nature of the risks of ownership we incur in connection with the sale and shipment of the product.

  For product sales involving substantive risk of ownership, the Company will generally recognize revenue at the gross transaction value.

  Currently, policy-setting groups of the Emerging Issues Task Force and the Financial Accounting Standards Board are reviewing the guidelines under which revenue is recognized on a gross basis versus a net basis. As the Company currently recognizes certain of its revenue on a gross basis, there is a risk that future guidelines may require the Company to change, retroactively, its revenue recognition policy. This could cause the Company to report markedly lower revenues than currently anticipated. Although such a change would cause the Company to report markedly lower revenues and costs of products, it would not change the Company's reporting with respect to other expenses, net revenue or earnings before and after tax.

  The Company will allow customers to return merchandise in certain circumstances; accordingly, the Company will not recognize revenue from the sale of those products covered by the return policy until the return policy period has expired or the customer's right of return has expired. The Company will recognize the sales amount as deferred revenue upon verification of the credit card transaction authorization and shipment of the merchandise, until such time that the Company is able to estimate returns.

  The company does not anticipate recording any material sales, of product from it web site in the future, as a result of its reorganization.

Property and Equipment

  Property and equipment, net consists of the following:

                                                  September 30, 2000
                                                  ------------------
Capitalized software development costs                      $628,066
Computer equipment                                           108,930
Furniture and equipment                                         8764
Leasehold improvements                                          3400
                                                            --------
                                                             749,160
Less:  Accumulated depreciation and amortization             537,550
                                                            --------
Property and equipment                                      $211,610
                                                            --------
Depreciation expense for the three and nine months ended September 30, 2000 was $203,842 and $522,733 respectively.

As part of the Company's announced reorganization, many of the company's assets, which were no longer necessary to operations, were sold. The sales of these assets are reflected in a loss of $50,579, as shown in loss on sale of assets for the quarter. An asset impairment charge of approximately $1.9 million was recorded to write-down, to net realizable value, the remainder of the Company's fixed assets as a result of the reorganization and the Company's determination that the book value of those assets would not be recoverable under any currently identifiable business direction.

Capitalized Software Development Costs

  In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs.

  The Company had capitalized certain of these software development costs in the amount of approximately $ 2.0 million in connection with its online services. The majority of these costs were in connection with purchasing the perpetual, non-revocable license to the software technology used for the e- commerce platform from Netgateway upon which the Company has built its e- commerce portal. As part of this transaction, the Company no longer has any future obligations to Netgateway. The costs associated with research and development of such technology was expensed as incurred. Software development costs incurred subsequent to establishing technological feasibility have been capitalized. Technological feasibility is established upon the completion of a detailed program design (in the absence of any high risk issues or uncertainties). Capitalized software costs are being amortized over a period of two years. Maintenance costs incurred in connection with the software are being expensed as incurred.

  During the quarter ended September 30, 2000 the Company announced a strategic reorganization to bring its operations inline with probable new business opportunities; this reorganization included the elimination of its software development department. Subsequent to the quarter end the company negotiated an exclusive license for use of this software. As a result of these events, the Company has determined that the book value of these assets would not be recoverable under any currently identifiable business direction and has therefore taken an asset impairment charge, writing the assets down to what it feels can reasonably be recaptured over the assets 2 year remaining life.

Stockholders' Equity

  On February 15, 2000, the Company completed its initial public offering ("IPO") of 4,000,000 shares of its common stock at $8.00 per share. Net proceeds to the Company aggregated approximately $27.8 million (net of underwriters' commission and offering expenses of $4.2 million). Additionally, on March 29, 2000, the over-allotment option on the common stock offering was exercised in full, resulting in an additional issuance of 600,000 shares of common stock with net proceeds of approximately $4.3 million to the Company (net of underwriters' commission and offering expenses of $500,000).

  The Company used approximately $1.4 million of the net proceeds of the IPO to repay in full the principal and interest due on a loan made by Enviro-Clean of America Inc., a principal stockholder of the Company.

  The Company issued warrants to purchase up to 400,000 shares of common stock to the underwriter representatives in connection with the IPO.

  The Company granted 1,000,000 options to officers of the Company in connection with their initial employment by the Company.

  During the third quarter there were 76,382 performance options granted to employees relating to the second quarter bonuses.

1999 Performance Equity Plan

  The Company has a Performance Equity Plan that authorizes the granting of up to 2,000,000 shares of common stock to key employees, officers, directors and consultants. Awards consist of stock options (both nonqualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), registered stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the plan. As of September 30, 2000, 1,285,882 options were granted under the plan to employees and directors.

Loss Per Share

  Basic loss per share is based only on the weighted average number of common shares outstanding for the period. Diluted loss per share is similar to basic loss per share except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares, such as options and warrants, had been issued. Dilutive potential common shares are excluded from the computation if their effect is antidilutive.

  Basic and diluted losses per share are the same because the options are antidilutive in accordance with SFAS 128.

Stock-Based Compensation

    The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value based method, compensation cost is the excess, if any, of the fair market value of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock.

    During the nine months ended September 30, 2000, the Company charged to operations approximately $885,478 relating to officers' options granted in connection with the IPO, and vested through the first three quarters of the year, and approximately $120,000 relating to officers' options granted in connection with the IPO and vesting over the next 12 months for officers who left the company's employment during the September quarter, but have 12 months to exercise their options.

Income Taxes

    The company has not generated any taxable income to date and therefore has not paid any federal or state income taxes since inception. The Company has provided a full valuation allowance on the deferred tax asset created from these taxable losses due to the uncertainty of future income streams and limitation provisions created by the completion of the IPO.

Item 2.   Management's Discussions and Analysis of Financial Condition and
           Results of Operations

                          Forward Looking Statements

    This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies.

    These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained under Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations.

    These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. These factors include, but are not limited to, the following: changes in general economic and business conditions; changes in current pricing levels; changes in political, social and economic conditions and local regulations; changes in technology and the development of new technology; foreign currency fluctuations; reductions in sales to any significant customers; changes in sales mix; industry capacity; competition; disruptions of established supply channels; manufacturing capacity constraints; and the availability, terms and deployment of capital. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

In June 2000, as a result of several months of turmoil in the financial markets surrounding the Dot Com industry, the Company hired the investment banking firm of Houlihan Lokey Howard &

Zukin to help it review and identify its strategic business alternatives. In July the Company's CEO, Mr. Woojin Kim resigned, and in August the Company announced a reorganization of its existing business. The original strategy of creating a Business-2-Business branded site through the use of advertising mediums to create market awareness of the b2bstores.com name was determined to not be feasible in light of the changed market conditions. The effect of the reorganization was the resignation or lay-off of approximately 50 people, termination of operational contracts and the sale of most of the Company's operating assets. The Company eliminated its Sales & Marketing and Development departments completely, and retained only a skeleton staff in operations and administration. While the web site is still up and functional the Company is not pursuing any expansion of this business at this time. The Company, since the reorganization, is operating in a positive cash flow position while the Investment bankers continue to review the opportunities available to the Company.

  We do not undertake to update our forward-looking statements to reflect future events or circumstances.

Overview

  b2bstores.com Inc. is a development stage company which was formed in June 1999 and assembled a core set of operating assets during the remainder of 1999. These assets include a management team, a technology infrastructure, financing and our basic web site, www.b2bstores.com, which first became available in September 1999. In February 2000, we completed our Initial Public Offering ("IPO").

  Since the introduction of our site, our web site has provided our customers with the ability to purchase online business products and supplies in a growing number of categories. Through our reorganization we have retained the ability to business on our site, however as a significant part of our reorganization we have reduced our headcount to a maintenance crew; virtually eliminating our marketing, fulfillment and technology departments. We have more than enough cash to fund operations for the next twelve months. Currently we are not expecting any major capital expenditures.

  In a letter to the Board of Directors dated July 10, 2000, Woo Jin Kim, Chief Executive Officer of the Company, submitted notice of his intent to terminate his employment. The Board accepted this resignation of employment and notice of the Board's decision was delivered to Mr. Kim. Chief Financial Officer Mark Voorhis has replaced Mr. Kim on an interim basis. Subsequent to his resignation of employment, Mr. Kim's resignation from the Board of Directors was deemed effective. In addition, on July 12, 2000, Garrick Hileman submitted a letter of resignation from the Board of Directors, which was accepted by the Board.

  During the third quarter of 2000, we have reorganized the companies operations to conserve its resources. As part of the reorganization the company accepted resignations or terminated approximately 50 employees, retaining a staff of six
(6). We have also terminated all major operational contracts, licenses and/or agreements, sold off all excess equipment, licensed our technology and adjusted the carry value of our prepaids and fixed assets to reflect their current market value. The company does not anticipate any material business being transacted through our web site while operating in this mode.

  Presently, the Company has focused its main attention to its reorganization and strategic business alternatives while maintaining minimal business activities and is actively considering proposals presented to the Board of Directors.

Sources of Revenue

     We believe that any revenues we derive will come from product sales for the foreseeable future.

     We will recognize revenues according to:

     . The structure of the contract negotiated with the individual vendor, and

     . The substantive nature of the risks of ownership we incur in connection with the sale and shipment of the product.

     For product sales involving substantive risk of ownership, we will generally recognize revenue at the gross transaction value.

To date, our current revenues are derived from product sales.

Seasonality

     Given our current operating structure, we do not see seasonal fluctuations as having a material impact on our revenues.

Results of Operations

     We incurred a net loss of approximately $4.0 million for the three month and $7.7 million for the nine-month period ended September 30, 2000. At September 30, 2000 we had an accumulated deficit of $10.6 million. The net losses and accumulated deficit resulted from our lack of substantial revenues, while incurring development and operational costs and stock based compensation expense in the first six months and losses on the sale of assets and market value asset adjustments in the last 3 months as part of our reorganization. Because of our reorganization during the current quarter this past performance should not be considered indicative of future performance. We may never achieve significant revenues or profitability or if we achieve significant revenues, it may not be in our current line of business.

     Revenues. Revenues were nominal for the three months and nine months ending September 30, 2000, totaling approximately $48,000 and $120,000, respectively. Due to the company's reorganization, we do not see continued sales growth in this business line. We continue to operate as a development stage company.

     Costs and Expenses. Any specific comparisons of the company's overhead costs for the three month and year to date periods would be misleading as the company initiated a reorganization mid way through the 3/rd/ quarter ended September 30, 2000. This reorganization had significant impact on the company's operating overhead costs. The major costs and components of overhead included in our 3rd quarter operating loss were: costs of the products or services sold, which were approximately $72,000, approximately $586,000 in payroll, $204,000 in depreciation and amortization, $70,000 in insurance, $125,000 in Marketing & Promotions, and $132,000 in professional fees for approximately $1,189,000 in operational costs, and additional costs of approximately $185,000 in severance, $184,000 in contract termination fees, and approximately $400,000 for costs related to the strategic review of the business opportunities for an additional amount of approximately $769,000 in other costs.

In addition to the above costs and expenses the company incurred approximately $270,000 and $1,005,478 for the three months and nine months ended September 30, 2000 respectively in stock based compensation. This consists of expense relating to officers options vested in connection with the IPO, and $120,000 for options to vest within the next 12 months for those officers who left the company during the last quarter. There are additional options that were granted in connection with the IPO that will vest over the next two years and create compensation charges of approximately $190,000.

     Other expenses. During the quarter ended September 30, 2000 and in conjunction with its reorganization the company sold off a portion of its computer assets for a loss of approximately $50,000, and took an asset impairment charge against the remainder of its assets. This reorganization included the elimination of its software development department. Subsequent to the quarter end the company concluded negotiations on an exclusive license for use of their software platform. As a result of these events the company has re-evaluated the value of its capitalized software and taken an asset impairment charge, writing its value down to what we feel can reasonable be recaptured over the assets 2 year remaining life. This resulting asset impairment charge was approximately $1,900,000. The company does not anticipate having to take any further asset impairment charges as a result of the reorganization.

     As a result of all of the above, the net loss to shareholders for the three months and nine months ended September 30, 2000 was $4.00 and $7.68 million respectively. On a basic and diluted per share basis, the net loss to common shareholders for the three months and nine months ended September 30, 2000 was $(.46) and $ (.99) per share respectively.

Liquidity and Capital Resources

     For the nine months ended September 30, 2000, cash provided by financing activities of $31.6 million was primarily due to our initial public offering of 4,000,000 shares of its common stock at $8.00 per share and sale of an additional 600,000 shares pursuant to the over-allotment option granted to the underwriters in the IPO. Net proceeds to us from the IPO (and the over-allotment option) aggregated approximately $32.1 million (net of underwriters' commission and offering expenses of approximately $4.7 million). This amount should satisfy our cash requirements for the next 12 months.

     In connection with the IPO, bonuses in the aggregate amount of $105,000 were paid.

     We used approximately $1.4 million of the net proceeds of the IPO to repay in full the principal and interest due on a loan made by Enviro-Clean of America Inc., a principal stockholder of the Company.

     As of September 30, 2000, our primary source of liquidity consisted of cash and cash equivalents derived from the IPO. At September 30, 2000, the Company had cash and cash equivalents of approximately $16,500,000.

     For the nine months ended September 30, 2000, cash used in operating activities was $4,056,295. Cash used in operating activities consisted mostly of net operating losses and increases in accounts payable and accrued expenses offset by prepaid expenses and other current assets. We expect this amount to significantly reduce in the future as a result of our reorganization.

     Net cash used in investing activities was $11,043,452 million for the nine months ended September 30, 2000. Our investing activities were for investing in marketable securities and for capital expenditures, which included the purchase of the perpetual non-revocable license to the software technology used for the e-commerce platform from Netgateway on which the Company has built its e-commerce portal. As a part of this transaction, the Company no longer has any future obligations to Netgateway.

Risks relating to our financial condition

     In addition to the other information included in this report, the following factors should be considered in evaluating our business and future prospects:

     Because we have a very short operating history, there is no track record to indicate that we will successfully manage our business or achieve profitability. Our business prospects are subject to all the risks, expenses and uncertainties encountered by any new company.

     As a result of our reorganization our operating expenses should not exceed our revenue and interest income for the near term. We have generated only nominal revenues for the nine months ended September 30, 2000 and have incurred a net loss of $7.68 million, and, since inception, have incurred a net loss of $10.6 million. However, since our reorganization, our monthly operating expenses do not exceed our monthly interest income, therefore allowing us significant time to evaluate our business opportunities.

We have more than enough cash to fund operations for the next twelve months.

                           PART II OTHER INFORMATION

     Item 1  Legal Proceedings

     On August 25, 2000, Woojin Kim, the former CEO of the Company, filed suit against the Company in the Superior Court of the State of California, County of Los Angeles, for unspecified damages alleging violation of public policy, breach of contract and breach of the implied covenant of good faith and fair dealing in regard to the Company's acceptance of Mr. Kim's resignation of employment. The suit was subsequently dismissed, without prejudice, due to a forum selection clause in Mr. Kim's employment contract.

     Item 2  Changes in Securities

     (d). Use of Proceeds

     On February 14, 2000, the Company's Registration Statement on Form SB-2MEF covering the Offering of 4,000,000 shares of the Company's Common Stock, Commission file number 333-30376 was declared effective. The net proceeds of the offering to the Company (after deducting expenses) were $27,815,090. On March 29, 2000, the over-allotment option was also exercised and declared effective, resulting in the proceeds (after deducting expenses) of $4,320,000, which were received upon settlement on April 3, 2000. During the first two quarters, the net proceeds have been used for the following purposes in the approximate amounts listed:

Repayment of indebtedness and related interest..................... $ 1,423,000
Development costs..................................................   1,610,000
Purchases of machinery and equipment...............................     695,000

Working capital....................................................   3,009,000
Other purposes including:
investments, including commercial paper,
short-term municipal securities,
and money markets funds............................................  25,398,090
                                                                     ----------
                                                                    $32,135,090

Item 3    Defaults Upon Senior Securities

     There have been no material defaults with respect to any indebtedness of the Company to be disclosed pursuant to this item.

Item 4    Submissions of Matters to a vote of Security Holders

     There have been no matters submitted to a vote of security holders during the quarter ended September 30, 2000.

Item 5.   Other Information

     . Resignation of the Chief Executive Officer

     In a letter to the Board of Directors dated July 10, 2000, Woo Jin Kim, Chief Executive Officer of the Company, submitted notice of his intent to terminate his employment. The Board accepted this resignation of employment and notice of the Board's decision was delivered to Mr. Kim. Chief Financial Officer Mark Voorhis has replaced Mr. Kim on an interim basis. Subsequent to his resignation of employment, Mr. Kim's resignation from the Board of Directors was deemed effective. In addition, on July 12, 2000, Garrick Hileman submitted a letter of resignation from the Board of Directors, which was accepted by the Board.

     . Hiring of Investment Banking Firm

     In June, upon authorization of the Board of Directors, the Company hired the investment banking firm of Houlihan Lokey Howard & Zukin to review strategic alternatives available to the company and its shareholders. Among the alternatives that Houlihan Lokey will research will be acquisitions, mergers and other alliances that will help the company execute its growth strategy. The investment bankers have continued their review of strategic alternatives through the third quarter of 2000.

Item 6.   Exhibits and Reports on Form 8-K

            (a)  Exhibits:

EXHIBIT
NUMBER                               DESCRIPTION
------      --------------------------------------------------------------------
3.1         Certificate of Incorporation (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg.
            No. 333-30376) dated October 6, 1999).

3.1(a) Amendment to Certificate of Incorporation (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg. No. 333-30376) dated October 6, 1999).

3.2 By-Laws (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg. No. 333-30376) dated October 6, 1999).

3.2(a) Amended Bylaws (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2/A (Reg. No. 333-30376) dated December 2, 1999).

4.1 Specimen Common Stock Certificate (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg. No. 333-30376) dated October 6, 1999).

4.2 Form of Representatives' Warrant Agreement, including form of Representatives' Warrant (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg. No. 333-30376) dated October 6, 1999).

4.2(a) Amended Form of Representatives' Warrant Agreement (incorporated by reference to the exhibits of the Company's Registration Statement on Form SB-2 (Reg. No. 333-30376) dated January 1, 2000).

27.1        Financial Data Schedule at June 30, 2000.*

            *filed herewith

            (b)  Reports on 8-K:

     The Company had no reports during the quarter on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 14, 2000               b2bstores.com Inc.
                                      (Registrant)


                                      /s/ Richard Kandel
                                      ------------------------
                                      Richard Kandel
                                      Chairman of the Board


                                      /s/ Mark Voorhis
                                      ------------------------
                                      Mark Voorhis
                                      Chief Financial Officer

                                                                         ANNEX I
                                                                         -------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------



To The Board of Directors and
 Stockholder of IVAX Diagnostics, Inc.:

We have audited the accompanying consolidated balance sheets of IVAX Diagnostics, Inc. (a Florida corporation and wholly owned subsidiary of IVAX Corporation) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IVAX Diagnostic, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP



Miami, Florida,
 November 17, 2000, except with respect to the matter discussed in the second paragraph of Note 3, as to which the date is January 10, 2001.

                             IVAX DIAGNOSTICS, INC.
                             ----------------------


                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------




                                                                         September 30,         December 31,         December 31,
                                                                             2000                 1999                 1998
                                                                         -------------         ------------         ------------
                                                                          (Unaudited)
                             ASSETS
                             ------

CURRENT ASSETS:
 Cash and cash equivalents                                                 $ 1,712,377          $ 4,217,956          $ 2,153,942
 Accounts receivable, net of allowance for doubtful accounts of $2,381,394 (unaudited), $2,361,532 and $2,314,713,
  respectively                                                               4,354,770            4,231,682            5,775,418
 Inventories                                                                 2,290,772            2,427,576            2,004,457
 Income tax receivable                                                               -                    -              672,757
 Deferred income taxes                                                         666,990              666,990              625,000
 Other current assets                                                          110,434              104,773              131,517
                                                                           -----------          -----------          -----------
       Total current assets                                                  9,135,343           11,648,977           11,363,091
                                                                           -----------          -----------          -----------

PROPERTY, PLANT AND EQUIPMENT:
 Land                                                                          352,957              352,957              352,957
 Buildings and improvements                                                  2,238,961            2,185,850            2,173,570
 Machinery and equipment                                                     1,548,208            1,546,985            1,488,421
 Furniture and fixtures                                                      1,169,312            1,195,267            1,202,139
                                                                           -----------          -----------          -----------
                                                                             5,309,438            5,281,059            5,217,087
 Less - Accumulated depreciation                                            (3,730,654)          (3,541,379)          (3,193,356)
                                                                           -----------          -----------          -----------
                                                                             1,578,784            1,739,680            2,023,731
                                                                           -----------          -----------          -----------
OTHER ASSETS:
 Goodwill, net                                                               7,199,798            7,330,307            7,507,406
 Equipment on lease, net                                                       624,461              670,411              737,093
 Deferred income taxes                                                          67,425               67,425              263,615
 Other                                                                         175,527              204,958              225,288
                                                                           -----------          -----------          -----------
                                                                             8,067,211            8,273,101            8,733,402
                                                                           -----------          -----------          -----------

       Total assets                                                        $18,781,338          $21,661,758          $22,120,224
                                                                           ===========          ===========          ===========

                                  (Continued)

                             IVAX DIAGNOSTICS, INC.
                             ----------------------


                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------


                                  (Continued)


                                                                         September 30,    December 31,    December 31,
                                                                             2000            1999            1998
                                                                         -------------    ------------    ------------
                                                                          (Unaudited)

                 LIABILITIES AND STOCKHOLDER'S EQUITY
                 ------------------------------------

CURRENT LIABILITIES:
 Accounts payable                                                       $   693,900     $   720,100     $   588,089
 Accrued expenses                                                         2,307,549       2,234,599       2,598,719
 Income taxes payable                                                       871,817          94,078               -
                                                                        -----------     -----------     -----------
       Total current liabilities                                          3,873,266       3,048,777       3,186,808

DUE TO PARENT                                                             6,405,313       8,664,725       4,942,949

OTHER LONG-TERM LIABILITIES                                                 244,370         286,066         538,564
                                                                        -----------     -----------     -----------
       Total liabilities                                                 10,522,949      11,999,568       8,668,321
                                                                        -----------     -----------     -----------

COMMITMENTS AND CONTINGENCIES (Notes 3 and 8)

STOCKHOLDER'S EQUITY:
 Common stock, par value $0.01 per share,
  authorized 30,000,000 shares, issued and
  outstanding 14,600,000 shares                                             146,000         146,000         146,000
 Additional paid-in capital                                              11,312,251      11,312,251      11,312,251
 Retained earnings (accumulated deficit)                                   (646,279)       (232,325)      2,233,879
 Accumulated other comprehensive loss                                    (2,553,583)     (1,563,736)       (240,227)
                                                                        -----------     -----------     -----------
       Total stockholder's equity                                         8,258,389       9,662,190      13,451,903
                                                                        -----------     -----------     -----------

       Total liabilities and stockholder's equity                       $18,781,338     $21,661,758     $22,120,224
                                                                        ===========     ===========     ===========

          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                             IVAX DIAGNOSTICS, INC.
                             ----------------------


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------


                                                       For the Nine Months Ended
                                                             September 30,                 For the Years Ended December 31,
                                                      ---------------------------    --------------------------------------------
                                                          2000           1999            1999            1998            1997
                                                      -----------    ------------    ------------    ------------    ------------
                                                      (Unaudited)    (Unaudited)

NET REVENUE                                            $9,839,346     $ 8,341,246     $11,104,870     $ 9,565,307     $ 9,289,177

COST OF SALES                                           4,288,382       3,871,045       5,162,796       4,653,234       4,804,884
                                                       ----------     -----------     -----------     -----------     -----------
       Gross profit                                     5,550,964       4,470,201       5,942,074       4,912,073       4,484,293
                                                       ----------     -----------     -----------     -----------     -----------

OPERATING EXPENSES:
 Selling                                                1,945,813       2,283,441       2,971,442       2,670,230       2,966,591
 General and administrative (Note 8)                    1,500,444       2,296,084       2,938,217       3,831,551       5,008,254
 Research and development                                 968,055         885,094       1,216,040       1,653,752       1,498,539
 Goodwill amortization                                    191,758         193,446         257,770         258,603         258,973
                                                       ----------     -----------     -----------     -----------     -----------
       Total operating expenses                         4,606,070       5,658,065       7,383,469       8,414,136       9,732,357
                                                       ----------     -----------     -----------     -----------     -----------

       Income (loss) from operations                      944,894      (1,187,864)     (1,441,395)     (3,502,063)     (5,248,064)
                                                       ----------     -----------     -----------     -----------     -----------

OTHER INCOME (EXPENSE):
 Interest income                                          112,494         260,072         320,210         267,195          52,979
 Interest expense                                               -               -               -          (6,243)         (2,004)
 Interest expense - Parent                               (432,382)       (348,099)       (506,741)       (429,658)        (85,041)
 Other income (expense), net                                1,094          35,511          22,938         (93,247)         31,118
                                                       ----------     -----------     -----------     -----------     -----------
       Total other expense                               (318,794)        (52,516)       (163,593)       (261,953)         (2,948)
                                                       ----------     -----------     -----------     -----------     -----------

       Income (loss) before provision
         (benefit) for income taxes                       626,100      (1,240,380)     (1,604,988)     (3,764,016)     (5,251,012)

PROVISION (BENEFIT) FOR INCOME TAXES                    1,040,054         626,007         861,216        (181,834)       (389,256)
                                                       ----------     -----------     -----------     -----------     -----------

       Net loss                                        $ (413,954)    $(1,866,387)    $(2,466,204)    $(3,582,182)    $(4,861,756)
                                                       ==========     ===========     ===========     ===========     ===========

       Basic and diluted net loss per share                 $(.03)          $(.13)          $(.17)          $(.25)          $(.33)
                                                       ==========     ===========     ===========     ===========     ===========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                             IVAX DIAGNOSTICS, INC
                             ---------------------

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                -----------------------------------------------

          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND
          ------------------------------------------------------------

                    THE THREE YEARS ENDED DECEMBER 31, 1999
                    ---------------------------------------


                                                                                              Accumulated
                                                                               Retained          Other
                                                               Additional      Earnings      Comprehensive        Total
                                                   Common       Paid-in      (Accumulated        Income       Stockholder's
                                                    Stock       Capital        Deficit)          (Loss)           Equity
                                                   --------    -----------    -----------    -------------    -------------
BALANCE, January 1, 1997                           $146,000    $10,812,251    $10,677,817      $   354,257      $21,990,325

 Net loss                                                 -              -     (4,861,756)               -       (4,861,756)
 Translation adjustment                                   -              -              -       (1,139,010)      (1,139,010)
                                                  ---------    -----------    -----------      -----------      -----------

BALANCE, December 31, 1997                          146,000     10,812,251      5,816,061         (784,753)      15,989,559

 Net loss                                                 -              -     (3,582,182)               -       (3,582,182)
 Translation adjustment                                   -              -              -          544,526          544,526
 Capital contribution from Parent                         -        500,000              -                -          500,000
                                                  ---------    -----------    -----------      -----------      -----------

BALANCE, December 31, 1998                          146,000     11,312,251      2,233,879         (240,227)      13,451,903

 Net loss                                                 -              -     (2,466,204)               -       (2,466,204)
 Translation adjustment                                   -              -              -       (1,323,509)      (1,323,509)
                                                  ---------    -----------    -----------      -----------      -----------

BALANCE, December 31, 1999                          146,000     11,312,251       (232,325)      (1,563,736)       9,662,190

 Net loss (unaudited)                                     -              -       (413,954)               -         (413,954)
 Translation adjustment (unaudited)                       -              -              -         (989,847)        (989,847)
                                                  ---------    -----------    -----------      -----------      -----------

BALANCE, September 30, 2000 (unaudited)            $146,000    $11,312,251    $  (646,279)     $(2,553,583)     $ 8,258,389
                                                  =========    ===========    ===========      ===========      ===========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                             IVAX DIAGNOSTICS, INC.
                             ----------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                        For the Nine Months Ended
                                                              September 30,                  For the Years Ended December 31,
                                                        ------------------------       -------------------------------------------
                                                            2000           1999            1999            1998           1997
                                                        -----------    -----------    -------------    -----------     -----------
                                                        (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $ (413,954)    $(1,866,387)    $(2,466,204)    $(3,582,182)    $(4,861,756)
  Adjustments to reconcile net loss to
   net cash provided by (used in) operating activities-
     Depreciation and amortization                         755,828         810,366       1,079,038       1,098,359         922,330
     Provision for losses on accounts receivable            34,195          50,701          68,385          64,520          35,162
     Loss on asset sale                                          -               -               -          33,660               -
     Deferred income tax provision (benefit)                     -               -         134,997          33,192        (472,035)
     Changes in operating assets and liabilities:
      Accounts receivable                                 (634,252)        650,494         783,920        (267,158)      1,620,533
      Inventories                                           (3,865)       (362,479)       (557,040)        263,802         434,790
      Income tax receivable                                      -         617,066         611,647        (640,083)              -
      Other current assets                                 (16,870)        (13,529)         10,381          (2,128)        117,243
      Other assets                                          22,132          12,715           9,728           9,424          (8,489)
      Accounts payable and accrued expenses              1,098,197          87,014          76,493         456,759      (1,213,892)
      Other long-term liabilities                             (406)       (194,526)       (181,913)         65,456          79,810
                                                       -----------     -----------     -----------     -----------     -----------
         Net cash provided by (used in)
          operating activities                             841,005        (208,565)       (430,568)     (2,466,379)     (3,346,304)
                                                       -----------     -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures, net                                (110,872)        (80,627)       (118,539)       (217,988)        (93,575)
 Cash proceeds from sale of property and equipment               -               -               -           8,044               -
 Acquisition of equipment on lease                        (298,880)       (302,037)       (445,181)       (458,354)       (423,979)
                                                       -----------     -----------     -----------     -----------     -----------
         Net cash provided by (used in)
          investing activities                            (409,752)       (382,664)       (563,720)       (668,298)       (517,554)
                                                       -----------     -----------     -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital contribution from Parent                                -               -               -         500,000               -
 Change in due to Parent                                (1,797,134)      3,707,599       4,596,714       2,637,147       5,007,073
                                                       -----------     -----------     -----------     -----------     -----------
         Net cash provided by (used in)
          financing activities                          (1,797,134)      3,707,599       4,596,714       3,137,147       5,007,073
                                                       -----------     -----------     -----------     -----------     -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                 (1,139,698)       (905,103)     (1,538,412)        597,468      (1,290,796)
 AND CASH EQUIVALENTS                                  -----------     -----------     -----------     -----------     -----------

                                  (Continued)

                             IVAX DIAGNOSTICS, INC.
                             ----------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                  (Continued)



                                                        For the Nine Months Ended
                                                              September 30,                  For the Years Ended December 31,
                                                        --------------------------    -------------------------------------------
                                                            2000           1999            1999            1998           1997
                                                        -----------    -----------    -------------    -----------     -----------
                                                        (Unaudited)    (Unaudited)

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                    (2,505,579)     2,211,267      2,064,014          599,938       (147,581)

CASH AND CASH EQUIVALENTS, beginning of period            4,217,956      2,153,942      2,153,942        1,554,004      1,701,585
                                                        -----------     ----------     ----------       ----------     ----------

CASH AND CASH EQUIVALENTS, end of period                $ 1,712,377     $4,365,209     $4,217,956       $2,153,942     $1,554,004
                                                        ===========     ==========     ==========       ==========     ==========

SUPPLEMENTAL DISCLOSURES:
 Interest paid                                          $  -            $   -          $  -             $    6,243     $    2,004
                                                        ===========     ==========     ==========       ==========     ==========
 Taxes paid                                             $   207,805     $   12,000     $  204,430       $   59,746     $  176,128
                                                        ===========     ==========     ==========       ==========     ==========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                             IVAX DIAGNOSTICS, INC.
                             ----------------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



1.  ORGANIZATION AND OPERATIONS
    ---------------------------

IVAX Diagnostics, Inc. ("Diagnostic" or the "Company") is a Delaware corporation and a wholly owned subsidiary of IVAX Corporation ("IVAX" or the "Parent"). The Company is engaged in developing, manufacturing and marketing diagnostic test kits, reagents and instruments for use in hospital and reference laboratories and doctors' offices. For the years ended December 31, 1999, 1998 and 1997 the Company generated net losses and required net cash advances from IVAX to fund its operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

   Interim Financial Statements
   ----------------------------

In management's opinion, the accompanying unaudited interim consolidated financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the consolidated financial position of the Company as of September 30, 2000, and the results of its operations and cash flows for the nine months ended September 30, 2000 and 1999. The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the results of operations or cash flows which may be reported for the remainder of 2000.

   Principles of Consolidation
   ---------------------------

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

On September 28, 1998, IVAX, the then owner of 100% of the common stock of Immunovision, Inc. and Diamedix Corporation contributed its ownership of these companies to the Company. As the transfer was between companies under common control, it has been accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, the financial statements of the Company have been retroactively restated to include the results of Immunovision, Inc. and Diamedix Corporation for all periods presented.

   Use of Estimates
   ----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company's actual results in subsequent periods may differ from the estimates and assumptions used in the preparation of the accompanying consolidated financial statements. Significant estimates include accounts receivable allowances, inventory reserves, litigation accruals, customer returns, discounts and allowances, warranty accruals and deferred tax allowances.

   Recently Issued Accounting Standards
   ------------------------------------

In December 1999, Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 101 regarding revenue recognition was issued. SAB No. 101 clarifies issues relating to revenue recognition in financial statements including income statement presentation and disclosure. SAB No. 101 is effective for fiscal quarters beginning after September 15, 2000. The Company does not believe the adoption of SAB No. 101 will have a material effect on its financial position or results of operations.

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS Nos. 137 and 138, in the first quarter of 2001. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Management believes that the adoption of SFAS No. 133, as amended, did not have a material impact on the Company's consolidated financial statements.

In May 2000, the Emerging Issues Task Force ("EITF") reached consensus on Issue No. 00-14, "Accounting for Coupons, Rebates and Discounts," which prescribes the accounting for and classification of sales rebates and discounts. At its July 19-20 meeting, the EITF delayed the transition date to correspond with implementation of SAB No. 101. Implementation of EITF No. 00-14 is not expected to have a significant impact on the Company's financial position or results of operations.

   Cash and Cash Equivalents
   -------------------------

The Company considers all investments with a maturity of three months or less as of the date of purchase to be cash equivalents.

   Inventories
   -----------

Inventories are stated at the lower of cost (first-in, first-out) or market. Components of inventory cost include materials, labor and manufacturing overhead. In evaluating whether inventory is stated at the lower of cost or market, management considers such factors as the amount of inventory on hand, estimated time required to sell such inventory, remaining shelf life and current market conditions. Reserves are provided as appropriate to reduce excess or obsolete inventories to the lower cost or market. Inventories consist of the following:

                                                        September 30,                     December 31,
                                                        ------------            ---------------------------------
                                                            2000                   1999                   1998
                                                        ------------            ----------             ----------
                                                        (Unaudited)

Raw materials                                           $1,024,237              $1,028,508             $  771,000
Work-in-process                                            494,627                 418,758                378,909
Finished goods                                             771,908                 980,310                854,548
                                                        ----------              ----------             ----------
  Total                                                 $2,290,772              $2,427,576             $2,004,457
                                                        ==========              ==========             ==========

   Property, Plant and Equipment
   -----------------------------

Property, plant and equipment are carried at cost, less accumulated depreciation. Deprecation is computed on the straight-line basis over the estimated useful lives of the assets as follows:

                                                                        Years
                                                                     -----------
Buildings and improvements                                               5-20
Machinery and equipment                                                  3-10
Furniture and fixtures                                                   3-10

Costs of major additions and improvements are capitalized and expenditures for maintenance and repairs which do not extend the life of the assets are expensed. Upon sale or disposition of property, plant and equipment, the cost and related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is credited or charged to operations.

Depreciation expense related to property, plant and equipment was $264,565 (unaudited) and $305,230 (unaudited) for the nine months ended September 30, 2000 and 1999, respectively, and $393,800, $402,253 and $403,243 for the years ended December 31, 1999, 1998 and 1997, respectively.

   Goodwill
   --------

Cost in excess of net assets of acquired companies (goodwill) is amortized using the straight-line method over 40 years. Goodwill is reported net of accumulated amortization and consists of the following:

                                                               September 30,                       December 31,
                                                               -------------            -----------------------------------
                                                                   2000                     1999                   1998
                                                               -------------            ------------            -----------
                                                                (Unaudited)

Goodwill                                                        $ 9,146,094             $ 9,083,157             $ 9,002,486
Less - Accumulated amortization                                  (1,946,296)             (1,752,850)             (1,495,080)
                                                                -----------             -----------             -----------
                                                                $ 7,199,798             $ 7,330,307             $ 7,507,406
                                                                ===========             ===========             ===========

Amortization expense related to goodwill was $191,758 (unaudited) and $193,446 (unaudited) for the nine months ended September 30, 2000 and 1999, respectively, and $257,770, $258,603 and $258,973 for the years ended December 31, 1999, 1998 and 1997, respectively.

   Equipment on Lease, net
   -----------------------

The cost of the Company's owned instruments, which are placed under reagent rental programs at customer facilities for testing and usage of the Company's products (see Note 2 - Revenue Recognition) less accumulated amortization consists of the following:

                                                               September 30,                       December 31,
                                                               -------------            -----------------------------------
                                                                   2000                     1999                   1998
                                                               -------------            ------------            -----------
                                                                (Unaudited)

Equipment on lease at cost                                      $ 2,060,610             $ 1,970,735             $ 3,001,915
Less - Accumulated amortization                                  (1,436,149)             (1,300,323)             (2,264,822)
                                                                -----------             -----------             -----------
                                                                $   624,461             $   670,412             $   737,093
                                                                ===========             ===========             ===========

Equipment on lease are depreciated over three years. Depreciation expense related to equipment on lease was $299,505 (unaudited) and $311,690 (unaudited) for the nine months ended September 30, 2000 and 1999, respectively, and $427,468, $437,659 and $260,114 for the years ended December 31, 1999, 1998 and
1997, respectively.

   Review for Impairment
   ---------------------

Following any acquisition, the Company continually evaluates whether later events and circumstances have occurred that indicate that the remaining balance of long-lived assets may not be recoverable. When factors indicate that long-lived assets may be impaired, the Company uses various methods to estimate the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset. Any impairment amount is charged to operations.

   Foreign Currencies
   ------------------

The Company's operations include operations that are located in Italy. Assets and liabilities as stated in the local reporting currency are translated at the rate of exchange prevailing at the balance sheet date. The gains or losses that result from this process are shown in the accumulated other comprehensive income
(loss) caption in the stockholders' equity section of the accompanying consolidated balance sheets. Amounts in the statements of operations are translated at the average rates for the period.

The Company is exposed to the risk of currency fluctuation, as a significant portion of its operations occur in Italy. The Company does not use financial derivatives to hedge either exchange rates or interest rate fluctuations.

   Financial Instruments
   ---------------------

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term maturity of the instruments and reserves for potential losses, as applicable. The Company does not speculate in the foreign exchange market.

   Revenue Recognition
   -------------------

The Company owns instruments, which it places under reagent rental programs common to the industry for periods of time at customer facilities for testing and usage of the Company's products ("equipment on lease"). The instrument system, utilized by customers to expedite the performance of certain tests, are paid for over an agreed upon contract period by the purchase of test kits.

Revenue and the related cost of sales on sales of test kits and instrumentation are recognized at the time of shipment. Net revenues are comprised of gross revenues less provisions for expected customer returns, allowances and discounts. These provisions and discounts totaled $11,124 (unaudited) and $2,871 (unaudited) for the nine months ended September 30, 2000 and 1999 respectively, and $34,968, $7,611 and $9,684 in the years ended December 31, 1999, 1998 and 1997, respectively.

Provision for estimated warranty claims are established by the Company concurrently with the recognition of revenue. Provisions are established in accordance with generally accepted accounting principles based upon consideration of a variety of factors, including actual experience for products during the past several years by product type, the market for the product, estimated customer inventory levels by product and projected economic conditions. Actual customer returns, allowances and discounts and warranty claims incurred are, however, dependent upon future events. The Company continually monitors the factors that influence customer returns, allowances and discounts and warranty claims and makes adjustments to these provisions when management believes that actual amounts may differ from established reserves.

   Research and Development Costs
   ------------------------------

Company sponsored research and development costs related to future products are expensed currently.

   Stock-Based Compensation Plans
   ------------------------------

The employees of the Company are eligible to participate in the stock option plans of IVAX. As permissible under statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation," the Company accounts for all stock-based compensation arrangements using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and discloses pro forma net earnings and earnings per share amounts as if the fair value method had been adopted.

   Comprehensive Loss
   ------------------

Comprehensive loss, consisting of the sum of net loss and translation adjustment, was $1,403,801 (unaudited) and $2,660,307 (unaudited) for the nine months ended September 30, 2000 and 1999, respectively, and $3,789,713, $3,037,656 and $6,000,766 for the years ended December 31, 1999, 1998 and 1997, respectively.

   Earnings per Share
   ------------------

Loss per share is computed by dividing net loss by the weighted average number of common and common equivalent shares outstanding during the period. The dilutive effect of all outstanding stock options is considered common stock equivalents and is calculated using the treasury stock method. Basic and diluted net loss per share are the same for all periods presented.

3. CONCENTRATION OF CREDIT RISK
   ----------------------------

The Company performs periodic credit evaluations of its customers' financial conditions and provides allowances for doubtful accounts as required. One customer accounted for 40% (unaudited), 9.8% and 15.3% of the Company's net accounts receivable as of September 30, 2000, December 31, 1999 and 1998, respectively. The same customer accounted for 46.2% (unaudited) and 26.5% (unaudited) for the nine months ended September 30, 2000 and 1999, respectively, and 28.1%, 14.3% and 0% of the Company's net revenues for the years ended December 31, 1999, 1998 and 1997, respectively. The customer and the Company entered into a contract in April 1999, pursuant to which the customer agreed to purchase minimum levels of the Company's products during the three-year period beginning May 1, 1999.

Twice during 2000, the Company's largest customer suspended its purchases of the Company's products for several months while representatives of the Company and the customer resolved certain product issues. On January 10, 2001, shipments to the Company's largest customer recommenced. There can be no assurance that the customer will make additional purchases at the anticipated levels or within the anticipated time frame. The failure of the customer to do so would have a material adverse effect on the Company's business, prospects, operating results and financial condition.

4.  INCOME TAXES
    ------------

The Company reports its income taxes as part of a consolidated group with the Parent. For financial statement purposes, the Company accounts for income taxes on a stand-alone basis as though the Company had filed its own income tax returns.

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets or liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period. If available evidence suggest that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance would be included in the provision for deferred income taxes in the period of change. At December 31, 1999 and 1998, the Company has provided full valuation reserves against its net domestic deferred tax assets.

The provision (benefit) for income taxes consists of the following:

                                 For the Nine Months Ended
                                       September 30,             For the Years Ended December 31,
                                ---------------------------   ------------------------------------
                                     2000          1999         1999         1998          1997
                                ------------    -----------   ---------   ----------    ----------
                                (Unaudited)     (Unaudited)

Current:
 Foreign                          $1,040,054      $626,007     $726,219    $(215,026)    $  82,779

Deferred:
 Foreign                                   -             -      134,997       33,192      (472,035)
                                  ----------      --------     --------    ---------     ---------

    Total                         $1,040,054      $626,007     $861,216    $(181,834)    $(389,256)
                                  ==========      ========     ========    =========     =========

A detail of the significant components of the foreign net deferred income tax balances follows:

                                                                  As of
                                                               December 31,
                                                       ----------------------------
                                                         1999               1998
                                                       --------            --------

Accounts receivable allowances                         $626,265            $595,250
Reserves and accruals                                    40,726              29,750
Book/tax depreciation differences on
 property, plant and equipment                           65,790             123,434
Net operating loss carryforward                               -             137,688
Other                                                     1,634               2,493
                                                       --------            --------
                                                       $734,415            $888,615
                                                       ========            ========

As discussed above, the Company has established a full valuation allowance of approximately $3.4 million and $2.6 million on its net domestic deferred tax assets, which are primarily comprised of net operating loss carryforwards of approximately $2.6 million and $2.4 million at December 31, 1999 and 1998, respectively. These domestic net operating loss carryforwards are available for use by the Parent. On a separate return basis, no recognition of that utilization is reflected in the accompanying consolidated financial statements. These domestic net operating loss carryforwards begin to expire in 2012.

The Company's income tax provisions for the nine months ended September 30, 2000 and 1999 and the years ended December 31, 1999, 1998, 1997 were different from the amount computed on the loss before provision for income taxes at the statutory rate of 35% primarily due to the nonrecognition of the benefits of domestic losses of $1,631,240 (unaudited), $2,248,133 (unaudited), $1,406,765,
$2,794,739 and $3,770,994, respectively.

United States income taxes have not been provided on undistributed earnings of foreign subsidiaries, as such earnings are being retained indefinitely by such subsidiaries for reinvestment. The distribution of these earnings would first reduce the domestic valuation allowance before resulting in additional United States income taxes.

5.  EMPLOYEE BENEFIT PLAN
    ---------------------

The Company's employees within the United States are eligible to participate in IVAX' 401(k) retirement plan, which permits pre-tax employee payroll contributions (subject to certain limitations) and discretionary employer matching contributions. Total matching contributions for the years ended December 31, 1999, 1998 and 1997 were $59,569, $45,520 and $48,125, respectively.

6.      ACCRUED EXPENSES
        ----------------

Accrued expenses consist of the following:

                                                                                                  December 31,
                                                               September 30,            ----------------------------------
                                                                   2000                    1999                   1998
                                                               -------------            -----------            -----------
                                                                (Unaudited)

Accrued payroll costs                                            $  584,332              $  344,453             $  364,165
Other accrued taxes                                               1,139,351               1,508,940              1,439,276
Professional fees                                                   230,108                 112,227                262,869
Other                                                               353,758                 268,979                532,409
                                                                 ----------              ----------             ----------
                                                                 $2,307,549              $2,234,599             $2,598,719
                                                                 ==========              ==========             ==========

7.  STOCKHOLDER'S EQUITY
    --------------------

   Employee Stock Purchase Program
   -------------------------------

On June 17, 1999, IVAX' 1999 Employee Stock Purchase Plan ("ESPP") was approved at the Annual Meeting of IVAX' Stockholders. IVAX' Board of Directors also approved the purchase of common stock in the open market, as needed, for the ESPP. The ESPP became effective January 1, 2000 for employees based in the United States and Puerto Rico and allows them to purchase IVAX common stock at 85% of the fair market value on the enrollment date or exercise date, whichever is lower. The maximum amount of stock an employee may purchase in a year is $25,000 and subsequent resale is restricted as stated in the ESPP. IVAX believes this qualifies as a noncompensatory plan under guidelines of APB 25, and as such no compensation is recorded.

   Common Stock
   ------------

Prior to June 29, 1999, the Company had 100 shares of common stock outstanding with a par value of $1.00 per share.

On November 13, 1998, the Company amended its articles of incorporation to increase the number of authorized shares of common stock to 30,000,000, par value $1.00 per share.

In June of 1998, IVAX made a $500,000 capital contribution to the Company.

On June 29, 1999, the Board of Directors of the Company approved a 146,000 for one stock split.

On November 17, 2000, the Company amended its articles of incorporation to change the par value of its common shares to $0.01 per share.

The increase in authorized shares, the stock split and the change in par value described above have been retroactively reflected throughout the accompanying consolidated financial statements.

   Stock Option Plan
   -----------------

Employees of the Company are eligible to participate in the IVAX 1997 Employee Stock Option Plan, as amended (the "1997 Plan"), which permits the issuance of options to employees and consultants to purchase shares of IVAX common stock. The 1997 Plan provides that the exercise price of the issued options shall be no less than the fair market value of the common stock on the date of grant and that the option terms shall not exceed ten years.

The following summarizes outstanding stock options under the IVAX 1997 Plan for employees of the Company:

                                                                                   Number of           Weighted Average
                                                                                    Shares              Exercise Price
                                                                                   ---------           ----------------
Outstanding at January 1, 1997                                                      316,123                  $15.16
 Granted                                                                             90,000                    8.58
 Terminated                                                                         (33,265)                  16.27
 Exercised                                                                                -                       -
                                                                                   --------

Outstanding at December 31, 1997                                                    372,858                   13.48
 Granted                                                                            249,270                    5.55
 Terminated                                                                        (365,109)                  13.47
 Exercised                                                                                -                       -
                                                                                   --------

Outstanding at December 31, 1998                                                    257,019                    6.53
 Granted                                                                                  -                       -
 Terminated                                                                          (6,649)                  15.35
 Exercised                                                                          (40,702)                   5.55
                                                                                   --------

Outstanding at December 31, 1999                                                    209,668                    6.44
 Granted (unaudited)                                                                 30,000                   18.29
 Terminated (unaudited)                                                                   -                       -
 Exercised (unaudited)                                                             (107,907)                   5.60
                                                                                   --------

Outstanding at September 30, 2000 (unaudited)                                       131,761                    9.82
                                                                                   ========

Options excercisable at September 30, 2000 (unaudited)                               79,261                    7.83
                                                                                   ========

Options exercisable at December 31, 1999                                            155,038                    6.44
                                                                                   ========

The Company's pro forma net loss and pro forma weighted average fair value of options granted, with related assumptions, assuming the Company had adopted the fair value method of accounting for all stock-based compensation arrangements consistent with the provisions of SFAS No. 123, using the Black-Scholes option pricing model, are indicated below for the nine months ended September 30, 2000 and 1999 and the years ended December 31, 1999, 1998, 1997.

                                 September 30,                          December 31,
                          ---------------------------    --------------------------------------------
                              2000          1999            1999            1998              1997
                          -----------    -----------     ----------      ----------       -----------
                          (Unaudited)    (Unaudited)

Net loss as reported      $  (413,954)    $(1,866,387)    $(2,466,204)    $(3,582,182)    $(4,861,756)

Pro forma net loss           (422,402)     (1,904,476)     (2,520,449)     (3,626,549)     (5,019,631)

Pro forma weighted
 average fair value
 of options granted       $      1.60    $          -     $         -     $      1.53     $      4.80

Expected life (years)             4.1             4.1             4.1             4.6             4.8

Risk-free interest rate    5.92%-6.20%     4.85%-6.05%     4.57%-6.08%     4.37%-5.65%     5.51%-6.75%

Expected volatility                27%             27%             27%             27%             28%

Dividend yield                      0%              0%              0%              0%              0%

Effective June 29, 1999, the Board of Directors of the Company approved the Company's 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan permits the issuance of options to employees, non-employee directors and consultants of the Company to purchase up to 1,460,000 shares of the 30,000,000 authorized shares of the Company. In June and August of 1999 (as determined below), non-qualified options of 835,700 shares of common stock were granted with an exercise price of $1 per share, a vesting schedule of 50% at the end of year 2 and 25% at the end of years 3 and 4 and expiration dates ranging from June to August of 2006. No options have been exercised to date.

Under the 1999 Plan, prior to the consummation of an initial public offering ("IPO"), fair value shall be determined based on the book value per share of the Company and its subsidiaries as reflected on the most recently prepared financial statements of the Company, assuming that all options outstanding under the 1999 Plan have been exercised (whether or not such options are exercisable at the time the determination of value is made). Any capital contribution made by the Parent will be excluded from the book value calculation.

Upon completion of an IPO, fair value shall be determined by reference to available market quotations. The options are not exercisable until the date on which an IPO is consummated. If, prior to the consummation of an initial public offering, there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving corporation (other than a merger of the Company in which the holders of the Company's outstanding voting securities immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger and other than a merger or consolidation which itself would result in an initial public offering), or (b) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company to an entity which is not a wholly-owned subsidiary of the Company (each of the foregoing a "Corporate Transaction"), then the vesting and exercisability of each option outstanding under the 1999 Plan will be automatically accelerated so that each such option will, immediately prior to the specified effective date of such Corporate Transaction, become fully exercisable with respect to the total number of shares subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of such Corporate Transaction, all outstanding options under the 1999 Plan will, to the extent not previously exercised, terminate and cease to be outstanding.

If, following the Company's consummation of an IPO the shareholders of the Company approve any Corporate Transaction then, to the extent such options are not either assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, the vesting and exercisability of each option outstanding under the 1999 Plan will be automatically accelerated so that each such option will, immediately prior to the specified effective date of such Corporate Transaction, become fully exercisable with respect to the total number of shares subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of such Corporate Transaction, all outstanding options under the 1999 Plan will, to the extent not previously exercised, assumed by the successor corporation or its parent or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, terminate and cease to be outstanding.

If the Company has not consummated an IPO on or before the fourth anniversary of the date on which the 1999 Plan is adopted by the Board of Directors (i.e., June 29, 2003) then at any time after the fourth anniversary, the employee may elect to return any of such employee's vested options to the Company in exchange for a cash payment from the Company equal to the excess of the share value as of the date such employee exercises such right over the per share exercise price of such option (multiplied by the number of share options to be exercised).

For the year ended December 31, 1999, no compensation expense had been recorded related to the Company's 1999 Plan because there has not been an increase in the book value per share above the $1 exercise price. See Note 10.

8.  SEGMENT INFORMATION
    -------------------

Diagnostics' management reviews financial information, allocates resources and manages its business by geographic region. The Domestic region contains Diagnostic's subsidiaries in the United States. The Italian region contains subsidiaries located in Italy. The information provided is based on internal reports and was developed and utilized by management for the sole purpose of tracking trends and changes in the results of the regions. The information, including the allocations of expense and overhead, were calculated based on a management approach and may not reflect the actual economic costs, contributions or results of operations of the regions as stand alone businesses. If a different basis of presentation or allocation were utilized, the relative contributions of the regions might differ but the relative trends would, in management's view, likely not be materially impacted. The table below sets forth net revenue, income from operations and assets by region.

                                                Domestic              Italian             Eliminations             Total
                                              ------------          -----------          ------------           ----------

September 30, 2000 (unaudited):
 External net sales                           $ 3,117,535           $ 6,721,811           $        -            $ 9,839,346
 Intercompany sales                               473,762               260,865              (734,627)                    -
                                              -----------           -----------           -----------           -----------
 Net revenue                                    3,591,297             6,982,676              (734,627)            9,839,346
 Income (loss) from operations                 (1,591,799)            2,512,199                24,494               944,894
 Assets                                         3,820,521            15,014,123               (53,306)           18,781,338

September 30, 1999 (unaudited):
 External net sales                             2,834,192             5,507,054                     -             8,341,246
 Intercompany sales                               474,776               257,377              (732,153)                    -
                                              -----------           -----------           -----------           -----------
 Net revenue                                    3,308,968             5,764,431              (732,153)            8,341,246
 Income (loss) from operations                 (2,445,099)            1,303,816               (46,581)           (1,187,864)
 Assets                                         4,191,223            18,051,782               (68,977)           22,174,028

December 31, 1999:
 External net sales                             3,818,858             7,286,012                     -            11,104,870
 Intercompany sales                               630,968               429,899            (1,060,867)                    -
                                              -----------           -----------           -----------           -----------
 Net revenue                                    4,449,826             7,715,911            (1,060,867)           11,104,870
 Income (loss) from operations                 (3,193,725)            1,807,734               (55,404)           (1,441,395)
 Assets                                         4,205,192            17,534,366               (77,800)           21,661,758

December 31, 1998:
 External net sales                             3,851,487             5,713,820                     -             9,565,307
 Intercompany sales                               446,958               134,479              (581,437)                    -
                                              -----------           -----------           -----------           -----------
 Net revenue                                    4,298,445             5,848,299              (581,437)            9,565,307
 Income (loss) from operations                 (3,504,772)               (8,761)               11,470            (3,502,063)
 Assets                                         4,310,890            17,831,730               (22,396)           22,120,224

December 31, 1997:
 External net sales                             4,748,459             4,540,718                     -             9,289,177
 Intercompany sales                               486,495               121,068              (607,563)                    -
                                              -----------           -----------           -----------           -----------
 Net revenue                                    5,234,954             4,661,786              (607,563)            9,289,177
 Loss from operations                          (4,510,056)             (726,568)              (11,438)           (5,248,064)
 Assets                                         5,367,202            15,909,259               (12,385)           21,264,076

9.   COMMITMENTS AND CONTIGENCIES
     ----------------------------

   Leases
   ------

The Company leases office, plant and warehouse facilities under noncancellable operating leases. Rent expense for the nine months ended September 30, 2000 and 1999 and the years ended December 31, 1999, 1998, 1997 totaled approximately $140,000 (unaudited), $145,000 (unaudited), $202,000, $201,000 and $196,000, respectively. The future minimum lease payments under noncancellable capital leases and their related assets recorded at December 31, 1999 and 1998 were not material. The future minimum lease payments under noncancellable operating leases with initial or remaining terms of one year or more at December 31, 1999, were as follows:

                                                                    Operating
                                                                      Leases
                                                                    ---------
2000                                                                 $178,000
2001                                                                  166,000
2002                                                                   57,000
                                                                     --------
  Total minimum lease payments                                       $401,000
                                                                     ========

   Litigation, Claims and Assessments
   ----------------------------------

In June of 1995, a company filed a complaint against the Company alleging breach of contract. The matter was settled in October 1997 for $500,000, which is included in general and administrative expenses in the accompanying 1997 consolidated statement of operations for the year ended December 31, 1997.

In August of 1996, a company filed a declatory judgment action seeking to invalidate certain patents licensed from the Company. A settlement was reached in favor of the Company in 2000 for $500,000. This amount was received and recorded by the Company in 2000 as a reduction of general and administrative expenses in the accompanying unaudited consolidated statement of operations for the nine months ended September 30, 2000.

The Company is involved in various other legal claims, regulatory matters, trademark matters and other notices and demand proceedings arising in the ordinary course of business. While it is not feasible to predict or determine the outcome of these proceedings, in the opinion of management, based on a review with legal counsel, any losses resulting from such legal proceedings will not have a material adverse impact on the financial position, results of operations or cash flows of the Company.

10.  RELATED-PARTY TRANSACTIONS
     --------------------------

Included in the accompanying consolidated balance sheets as due to Parent are amounts due to IVAX as follows:

                                                                               December 31,
                                            September 30,            -------------------------------
                                                2000                    1999                 1998
                                            -------------            ----------           ----------
                                             (Unaudited)

Advances from IVAX, unsecured
 and interest bearing                         $3,675,086             $6,424,812           $3,925,203
Advances from IVAX, unsecured
 and noninterest bearing                       2,730,227              2,239,913            1,017,746
                                              ----------             ----------           ----------
                                              $6,405,313             $8,664,725           $4,942,949
                                              ==========             ==========           ==========

IVAX charges interest on the interest bearing advances at prime plus 1%, which ranged from 8.75% to 9.5% from 1997 to 1999.

At December 31, 1999 and 1998, accounts receivable in the amount of $660,324 and $541,171, respectively, were sold at book value to an affiliate of the Company and were repurchased for the same price on January 1, 2000 and 1999, respectively.

IVAX administrates and funds health care claims on behalf of the Company and charges the Company a fee reflective at the cost of service. Additionally, IVAX provides certain legal, treasury, tax, insurance, payroll and human resource service to the Company for which no fee is charged to the Company.

11.  SUBSEQUENT EVENT (Unaudited)
     ----------------------------

On November 21, 2000, the Company and b2bstores.com, Inc. entered into a merger agreement, pursuant to which b2bstores.com, Inc. will issue 20,000,000 shares of its common stock in exchange for all of the Company's common stock. The consummation of the merger is subject to, among other things, approval by the shareholders of b2bstores.com, Inc. There can be no assurances that the merger will be consummated.

The principal asset of b2bstores.com, Inc. is $25.2 million in cash and marketable securities as of September 30, 2000. If the merger is consummated, management believes it will be accounted for as a reverse merger and reflected as a capital transaction equivalent to the issuance of common stock by the Company for b2bstores.com, Inc.'s net monetary assets, accompanied by a recapitalization of the Company.

Pursuant to the terms of the 1999 Plan (Note 6), if the merger is consummated, the difference between the $1 exercise price and the fair value of the 835,700 options outstanding will be recorded as compensation expense by the Company.

                              B2BSTORES.COM, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 5, 2001

     The undersigned hereby appoints Randall Davis and Richard Kandel, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the special meeting and at any adjournment thereof, all shares of b2bstores.com, Inc. held of record by the undersigned on the record date, upon all subjects that may properly come before the special meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this proxy ballot. IF NO DIRECTIONS ARE GIVEN AND THE SIGNED PROXY BALLOT IS RETURNED, THE PROXIES WILL VOTE FOR EACH OF THE PROPOSALS AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

MARK THE BOX AT THE RIGHT IF YOU PLAN TO ATTEND THE MEETING.  [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT:

1. Approval of the Merger Agreement, dated November 21, 2000, by and among IVAX Corporation, IVAX Diagnostics, Inc., and b2bstores.com, Inc., and the merger of IVAX Diagnostics with and into b2bstores.com as contemplated by such Merger Agreement.

                 FOR: [ ]      AGAINST: [ ]      ABSTAIN: [ ]


2. Approval of the amendment to the b2bstores.com, Inc. Certificate of Incorporation to increase the authorized number of shares of common stock from 25 million shares to 50 million shares and change the name of the corporation from b2bstores.com Inc. to IVAX Diagnostics, Inc.

                 FOR: [ ]      AGAINST: [ ]      ABSTAIN: [ ]


The undersigned acknowledges receipt of the formal notice of such meeting and the accompanying proxy statement.

Please sign exactly as name appears on the certificate. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee, guardian, officer or partner, please give full title as such.

                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY BALLOT PROMPTLY USING THE
                                          ENCLOSED ENVELOPE.


                                          _____________________________________

                                          _____________________________________
                                          SIGNATURE(S)
                                          DATE: _______________________________